FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-10

Dated September 22, 2025	BMO 2025-5C13
Structural and Collateral Term Sheet
BMO 2025-C13 Mortgage Trust
$814,193,333 (Approximate Mortgage Pool Balance)

$723,980,000 (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2025-C13

Bank of Montreal

German American Capital Corporation

KeyBank National Association

Goldman Sachs Mortgage Company

Citi Real Estate Funding Inc.

JPMorgan Chase Bank, National Association

Zions Bancorporation, N.A.

BSPRT CMBS Finance, LLC

LMF Commercial, LLC

Starwood Mortgage Capital LLC

Greystone Select Company II LLC

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	KeyBanc Capital Markets	Goldman Sachs & Co. LLC	Citigroup	J.P. Morgan	Deutsche Bank Securities

Co-Lead Managers and Joint Bookrunners

Academy Securities	Bancroft Capital, LLC	Drexel Hamilton	Mischler Financial
Co-Managers
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated September 22, 2025	BMO 2025-5C13

This material is for your information, and none of BMO Capital Markets Corp., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC and Mischler Financial Group, Inc. (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-C13 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Dated September 22, 2025	BMO 2025-5C13

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BMO 2025-C13
Indicative Capital Structure
Offered Certificates
Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$4,159,000		30.000%	%	(6)	3.04	11/25-10/30
Class A-4	AAAsf/AAA(sf)/Aaa(sf)	(7)		30.000%	%	(6)	(7)	(7)
Class A-5	AAAsf/AAA(sf)/Aaa(sf)	(7)		30.000%	%	(6)	(7)	(7)
Class A-SB	AAAsf/AAA(sf)/Aaa(sf)	$8,116,000		30.000%	%	(6)	7.34	10/30-3/35
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$569,935,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-B(10)	A-sf/AAA(sf)/NR	$154,045,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	AAAsf/AAA(sf)/Aa3(sf)	$84,472,000		19.625%	%	(6)	9.98	10/35-10/35
Class B	AA-sf/AA(sf)/NR	$40,710,000		14.625%	%	(6)	9.98	10/35-10/35
Class C(10)	A-sf/A(sf)/NR	$28,863,000		11.080%	%	(6)	9.98	10/35-10/35
Non-Offered Certificates(11)
Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class X-D(10)	BBB+sf/AAA(sf)/NR	$8,142,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class D (10)	BBB+sf/A-(sf)/NR	$8,142,000		10.080%	%	(6)	9.98	10/35-10/35
Class E-RR(10)	BBBsf/BBB+(sf)/NR	$11,847,000		8.625%	%	(6)	9.98	10/35-10/35
Class F-RR(10)	BBB-sf/BBB(sf)/NR	$8,142,000		7.625%	%	(6)	9.98	10/35-10/35
Class G-RR(10)	BB-sf/BBB-(sf)/NR	$13,230,000		6.000%	%	(6)	9.98	10/35-10/35
Class J-RR(10)	B-sf/BB-(sf)/NR	$12,213,000		4.500%	%	(6)	9.98	10/35-10/35
Class K-RR(10)	NR/B-(sf)/NR	$11,195,000		3.125%	%	(6)	9.98	10/35-10/35
Class L-RR(10)	NR/NR/NR	$25,444,332		0.000%	%	(6)	9.98	10/35-10/35
Class R(12)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), as indicated. Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this structural and collateral term sheet (this “Term Sheet”) are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.
(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the respective classes of principal balance certificates (as defined in footnote (6) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X certificates would be equal to zero at all times, such class of Class X certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of principal balance certificates may not be part of, and there may be a corresponding reduction in, such notional amount of the related class of Class X certificates.
(3)	"Approximate Initial Credit Support" means, with respect to any class of principal balance certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of principal balance certificates, if any, junior to the subject class of principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-4, Class A-5 and Class A-SB certificates are represented in the aggregate.
(4)	Approximate per annum rate as of the closing date.
(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.
(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, J-RR, Class K-RR and Class L-RR certificates (collectively, the “principal balance certificates”, and collectively with the Class X certificates and the Class R certificates, the “certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.
(7)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $557,660,000 subject to a variance of plus or minus 5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BMO 2025-C13
Indicative Capital Structure

Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-4	$0 – $250,000,000	N/A – 9.69	N/A – 3/35-9/35
Class A-5	$307,660,000 – $557,660,000	9.92 – 9.81	9/35-10/35 – 3/35-10/35
(8)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):
Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-4, Class A-5 and Class A-SB
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D

(9)	For any distribution date, the pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in the Preliminary Prospectus.
(10)	In satisfaction of Bank of Montreal’s risk retention obligations as retaining sponsor for this securitization transaction, all of the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates (collectively, the “HRR Certificates”), with an aggregate fair value expected to represent at least 5.0% of the fair value, as of the closing date of this transaction, of all of the “ABS interests” (i.e., all of the certificates (other than the Class R certificates)) issued by the issuing entity, will collectively constitute an “eligible horizontal residual interest” that is to be purchased and retained by RREF V - D AIV RR H, LLC, a Delaware limited liability company, or its affiliate, in accordance with the credit risk retention rules applicable to this securitization transaction. In addition, the certificate balances of the Class C, Class D and Class E-RR certificates may be reallocated between those classes based on the determination of the aggregate fair value, as of the closing date for this transaction, of all of the certificates (other than the Class R certificates), in order to satisfy the foregoing. Any such reallocation would have a corresponding effect on the notional amounts of the Class X-B and Class X-D certificates. However, the “Approximate Initial Credit Support” for the Class D certificates will have a minimum value of 9.875%. “Retaining sponsor,” “ABS interests” and “eligible horizontal residual interest” have the meanings given to such terms in Regulation RR. See “Credit Risk Retention” in the Preliminary Prospectus.
(11)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered hereby.
(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BMO 2025-C13
Summary of Transaction Terms
Publicly Offered Certificates:	$723,980,000 monthly pay, multi-class, commercial mortgage REMIC pass-through certificates.
Co-Lead Managers and Joint Bookrunners:	BMO Capital Markets Corp., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC.
Co-Managers:	Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC and Mischler Financial Group, Inc.
Mortgage Loan Sellers:	Bank of Montreal (“BMO”) (18.7%); German American Capital Corporation (“GACC”) (22.0%); KeyBank National Association (“KeyBank”) (12.4%); Goldman Sachs Mortgage Company (“GSMC”) (9.7%); Citi Real Estate Funding Inc. (“CREFI”) (9.4%); JPMorgan Chase Bank, National Association (“JPMCB”) (7.4%); Zions Bancorporation, N.A. (“ZBNA”) (6.1%); BSPRT CMBS Finance, LLC (“BSPRT”) (5.1%); LMF Commercial, LLC (“LMF”) (3.3%); Starwood Mortgage Capital LLC (“SMC”) (3.0%); Greystone Commercial Mortgage Capital LLC (“GCMC”) (2.8%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Directing Holder/Controlling Class Representative:	RREF V - D AIV RR H, LLC
Trustee:	Wilmington Savings Fund Society, FSB
Certificate Administrator:	Citibank, N.A.
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).
U.S. Credit Risk Retention:	For a discussion on the manner in which BMO, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about October 22, 2025.
Cut-off Date:	With respect to each mortgage loan, the related due date in October 2025, or in the case of any mortgage loan that has its first due date after October 2025, the date that would have been its due date in October 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in November 2025.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in November 2025.
Assumed Final Distribution Date:	The Distribution Date in October 2035 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in October 2058.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class D, Class E-RR, Class F-RR, Class G-RR, J-RR, Class K-RR, Class L-RR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S (other than the Class R Certificates).
SMMEA Status:	The Publicly Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co and CRED iQ.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BMO 2025-C13
Summary of Transaction Terms

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BMO 2025-C13
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
GACC	4	4	$93,500,000	11.5%	$179,500,000	22.0%
BMO	6	9	$152,600,000	18.7%	$152,600,000	18.7%
KeyBank	15	17	$101,008,333	12.4%	$101,008,333	12.4%
GSMC	1	1	$28,000,000	3.4%	$79,000,000	9.7%
CREFI	2	7	$31,250,000	3.8%	$76,750,000	9.4%
JPMCB	2	26	$23,500,000	2.9%	$60,500,000	7.4%
ZBNA	4	4	$49,635,000	6.1%	$49,635,000	6.1%
BSPRT	1	2	$41,500,000	5.1%	$41,500,000	5.1%
LMF	2	2	$26,850,000	3.3%	$26,850,000	3.3%
SMC	3	3	$24,250,000	3.0%	$24,250,000	3.0%
GCMC	4	4	$22,600,000	2.8%	$22,600,000	2.8%
JPMCB, GACC, GSMC	1	8	$77,500,000	9.5%	-	-
GACC, GSMC	1	1	$77,000,000	9.5%	-	-
JPMCB, CREFI	1	1	$65,000,000	8.0%	-	-
Total:	47	89	$814,193,333	100.0%	$814,193,333	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$814,193,333
Number of Mortgage Loans:	47
Number of Mortgaged Properties:	89
Average Cut-off Date Balance per Mortgage Loan:	$17,323,262
Weighted Average Current Mortgage Rate:	6.29869%
10 Largest Mortgage Loans as % of IPB:	57.2%
Weighted Average Remaining Term to Maturity:	119 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	1.85x
Weighted Average UW NOI Debt Yield(1):	12.4%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3):	56.9%
Weighted Average Maturity Date/ARD LTV(1)(3):	56.0%

Other Statistics
% of Mortgage Loans with Additional Debt:	9.5%
% of Mortgage Loans with Single Tenants(4):	0.0%
% of Mortgage Loans secured by Multiple Properties:	24.4%

Amortization
Weighted Average Original Amortization Term(5):	353 months
Weighted Average Remaining Amortization Term(5):	352 months
% of Mortgage Loans with Interest-Only:	85.0%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	12.9%
% of Mortgage Loans with Amortizing Balloon:	2.2%

Lockboxes(6)
% of Mortgage Loans with Hard Lockboxes:	50.8%
% of Mortgage Loans with Springing Lockboxes:	42.8%
% of Mortgage Loans with No Lockboxes:	4.0%
% of Mortgage Loans with Soft Lockbox:	2.4%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	78.8%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	27.4%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	65.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	46.9%

(See footnotes on following page)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BMO 2025-C13
Collateral Characteristics

(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 23, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loans(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “Prospective Market Value with a Capital Reserve” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “Hypothetical - As-If Funded” assumption. In the case of Loan No. 27, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “As Stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(4)	Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.
(5)	Excludes 40 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(6)	For a more detailed description of lockboxes, refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(7)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, industrial, retail and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BMO 2025-C13
Collateral Characteristics

Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1	BioMed MIT Portfolio	Cambridge, MA	JPMCB, GACC, GSMC	8	$77,500,000	9.5%	1,314,481	Mixed Use	2.75x	16.6%	35.3%	35.3%
2	UOVO Evergreen	Brooklyn, NY	GACC, GSMC	1	$77,000,000	9.5%	112,086	Self Storage	1.66x	9.9%	54.9%	54.9%
3	512 West 22nd Street	New York, NY	JPMCB, CREFI	1	$65,000,000	8.0%	172,576	Office	1.57x	11.2%	62.4%	62.4%
4	Robertson's Creek	Flower Mound, TX	GACC	1	$47,000,000	5.8%	329,585	Retail	1.54x	10.1%	67.5%	67.5%
5	The Willard & The Met	Owings Mills, MD	BSPRT	2	$41,500,000	5.1%	341	Multifamily	1.25x	8.5%	63.9%	63.9%
6	Washington Square	Portland, OR	BMO	1	$41,000,000	5.0%	994,568	Retail	2.07x	12.1%	51.9%	51.9%
7	Dartmouth Mall	North Dartmouth, MA	BMO	1	$40,000,000	4.9%	519,827	Retail	1.68x	14.9%	58.9%	55.9%
8	Towneplace Suites Anchorage Midtown	Anchorage, AK	GSMC	1	$28,000,000	3.4%	114	Hospitality	3.25x	21.0%	60.9%	60.9%
9	Security Public Storage – Bethesda	Bethesda, MD	GACC	1	$24,800,000	3.0%	86,012	Self Storage	1.47x	10.6%	55.7%	48.3%
10	Sweetwater Business Center	Tampa, FL	BMO	1	$24,000,000	2.9%	225,789	Industrial	1.62x	10.2%	62.7%	62.7%

	Top 3 Total/Weighted Average			10	$219,500,000	27.0%			2.02x	12.7%	50.2%	50.2%
	Top 5 Total/Weighted Average			13	$308,000,000	37.8%			1.84x	11.7%	54.7%	54.7%
	Top 10 Total/Weighted Average			18	$465,800,000	57.2%			1.90x	12.4%	55.6%	55.0%
	Non-Top 10 Total/Weighted Average			71	$348,393,333	42.8%			1.78x	12.3%	58.5%	57.3%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 23, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “Prospective Market Value with a Capital Reserve” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “Hypothetical - As-If Funded” assumption. In the case of Loan No. 27, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “As Stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BMO 2025-C13
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance(1)
1	BioMed MIT Portfolio	JPMCB, GACC, GSMC	$77,500,000	$769,500,000	BX 2025-LIFE	KeyBank	KeyBank	BX 2025-LIFE BMARK 2025-B41 BBCMS 2025-C35 MSBAM 2025-C35 Future Securitization(s)	$437,000,000 $63,000,000 $75,000,000 $59,500,000 $135,000,000
2	UOVO Evergreen	GACC, GSMC	$77,000,000	$28,000,000	BMO 2025-C13	Midland	Rialto	Future Securitization(s)	$28,000,000
3	512 West 22nd Street	JPMCB, CREFI	$65,000,000	$65,000,000	BMO 2025-C13(2)	Midland(2)	Rialto(2)	Future Securitization(s)	$65,000,000
5	The Willard & The Met	BSPRT	$41,500,000	$25,000,000	BMO 2025-C13	Midland	Rialto	Future Securitization(s)	$25,000,000
6	Washington Square	BMO	$41,000,000	$299,000,000	BMO 2025-C12	Trimont	Rialto	BMO 2025-C12 BANK 2025-BNK50 BBCMS 2025-C35 BMARK 2025-B41 MSBAM 2025-C35 Future Securitization(s)	$64,000,000 $49,000,000 $70,000,000 $54,783,334 $20,833,333 $40,383,333
7	Dartmouth Mall	BMO	$40,000,000	$16,000,000	BMO 2025-C13	Midland	Rialto	Future Securitization(s)	$16,000,000
23	Coastal Equities Portfolio	JPMCB	$11,000,000	$149,000,000	BANK 2025-BNK50(3)	Trimont(3)	K-Star(3)	BANK 2025-BNK50 BBCMS 2025-C35 Future Securitization(s)	$49,000,000 $45,000,000 $55,000,000
24	Rentar Plaza	GACC	$10,000,000	$150,000,000	BBCMS 2025-C35	Midland	CWCapital	BBCMS 2025-C35 BMARK 2025-B41 Future Securitization(s)	$79,000,000 $60,000,000 $11,000,000
25	Cape Cod Mall	BMO	$10,000,000	$44,000,000	BMO 2025-C12	Trimont	Rialto	BMO 2025-C12	$44,000,000

(1)	In the case of Loan No. 1, the Aggregate Pari Companion Passu Loan Cut-off Date Balance and Related Pari Passu Companion Loan(s) Original Balance exclude the related subordinate companion loan(s).
(2)	In the case of Loan No. 3, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2025-C13 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.
(3)	In the case of Loan No. 23, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BANK 2025-BNK50 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BMO 2025-C13
Collateral Characteristics

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	BioMed MIT Portfolio	$77,500,000	$769,500,000	$478,000,000	$1,325,000,000	2.75x	1.66x	35.3%	55.2%	16.6%	10.6%
(1)	In the case of Loan No. 1, subordinate debt represents one or more subordinate companion loan(s) with no debt service required.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related subordinate companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BMO 2025-C13
Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Self Storage	Self Storage	27	$241,858,333	29.7%	1.57x	10.2%	58.9%	57.4%
Retail	Super Regional Mall	3	$91,000,000	11.2%	1.98x	14.1%	54.8%	53.4%
	Anchored	27	49,481,569	6.1%	1.63x	12.3%	61.1%	58.5%
	Power Center	1	47,000,000	5.8%	1.54x	10.1%	67.5%	67.5%
	Shadow Anchored	1	12,935,000	1.6%	1.59x	11.8%	56.9%	56.9%
	Single Tenant	1	918,431	0.1%	1.66x	11.8%	66.9%	66.9%
	Subtotal / Weighted Average:	33	$201,335,000	24.7%	1.76x	12.6%	59.5%	58.3%
Mixed Use	Lab / Office	8	$77,500,000	9.5%	2.75x	16.6%	35.3%	35.3%
	Retail / Industrial	1	10,000,000	1.2%	2.92x	17.8%	32.3%	32.3%
	Subtotal / Weighted Average:	9	$87,500,000	10.7%	2.77x	16.7%	35.0%	35.0%
Office	CBD	1	$65,000,000	8.0%	1.57x	11.2%	62.4%	62.4%
	Suburban	3	15,514,764	1.9%	1.69x	12.6%	62.4%	62.4%
	Medical	1	2,585,236	0.3%	1.69x	12.6%	62.4%	62.4%
	Subtotal / Weighted Average:	5	$83,100,000	10.2%	1.60x	11.5%	62.4%	62.4%
Multifamily	Mid Rise	3	$50,500,000	6.2%	1.26x	8.6%	63.1%	63.1%
	Garden	2	27,450,000	3.4%	1.72x	11.3%	62.7%	62.7%
	Low Rise	1	4,300,000	0.5%	1.39x	9.1%	60.6%	60.6%
	Subtotal / Weighted Average:	6	$82,250,000	10.1%	1.42x	9.5%	62.8%	62.8%
Hospitality	Limited Service	2	$30,350,000	3.7%	1.78x	15.0%	62.9%	60.0%
	Extended Stay	1	28,000,000	3.4%	3.25x	21.0%	60.9%	60.9%
	Subtotal / Weighted Average:	3	$58,350,000	7.2%	2.49x	17.9%	61.9%	60.4%
Industrial	Warehouse	1	24,000,000	2.9%	1.62x	10.2%	62.7%	62.7%
	Warehouse/Flex	1	12,000,000	1.5%	3.78x	22.9%	28.6%	28.6%
	Flex	1	9,000,000	1.1%	2.32x	15.8%	50.8%	50.8%
	Subtotal / Weighted Average:	3	$45,000,000	5.5%	2.34x	14.7%	51.2%	51.2%
Manufactured Housing	Manufactured Housing / RV Park	2	$11,800,000	1.4%	1.67x	11.2%	56.7%	56.7%
	Manufactured Housing	1	3,000,000	0.4%	2.56x	15.4%	26.1%	26.1%
	Subtotal / Weighted Average:	3	$14,800,000	1.8%	1.85x	12.1%	50.5%	50.5%
Total / Weighted Average:		89	$814,193,333	100.0%	1.85x	12.4%	56.9%	56.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 23, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “Prospective Market Value with a Capital Reserve” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “Hypothetical - As-If Funded” assumption. In the case of Loan No. 27, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “As Stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BMO 2025-C13
Collateral Characteristics

WA
2.2%
MT
N/A
ND
N/A
MN
N/A
VT
N/A
ME
N/A
OR
5.0%
ID
N/A
SD
N/A
WI
N/A
NH
N/A
MA
15.7%
NY
22.6%
MI
0.1%
WY
N/A
IA
N/A
PA
N/A
RI
N/A
CT
3.4%
NV
N/A
UT
N/A
NE
N/A
IL
2.4%
IN
6.3%
OH
1.7%
NJ
0.4%
DE
0.1%
CA
3.2%
CO
1.6%
KS
0.7%
MO
2.7%
WV
N/A
KY
N/A
VA
0.1%
MD
9.1%
NC
1.7%
TN
0.2%
AZ
1.6%
NM
N/A
OK
N/A
AR
N/A
SC
1.6%
AL
0.1%
GA
0.04%
MS
N/A
LA
0.02%
TX
11.0%
AK
3.4%
FL
3.0%
HI
N/A
Percentage of Allocated Loan Amount
> 4.0% of Total Loan Amount
1.5%-4.0% of Total Loan Amount
0.5%-1.5% of Total Loan Amount
< .5% of Total Loan Amount
States without Properties

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BMO 2025-C13
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV (2)(4)
New York	7	$184,183,675	22.6%	1.70x	11.0%	57.6%	57.6%
Massachusetts	10	127,500,000	15.7	2.42x	16.3%	43.9%	42.9%
Texas	9	89,950,000	11.0	1.61x	10.5%	62.9%	62.9%
Maryland	4	74,300,000	9.1	1.48x	9.9%	58.3%	55.8%
Indiana	9	50,985,680	6.3	1.33x	8.9%	67.2%	67.2%
Oregon	1	41,000,000	5.0	2.07x	12.1%	51.9%	51.9%
Alaska	1	28,000,000	3.4	3.25x	21.0%	60.9%	60.9%
Connecticut	6	27,752,919	3.4	1.57x	11.4%	61.6%	61.6%
California	3	25,982,228	3.2	2.95x	20.0%	37.0%	33.5%
Florida	3	24,426,594	3.0	1.62x	10.2%	62.8%	62.8%
Missouri	1	22,000,000	2.7	1.43x	12.0%	65.0%	59.2%
Illinois	4	19,566,000	2.4	1.36x	9.0%	68.7%	68.7%
Washington	1	17,850,000	2.2	1.57x	14.8%	69.7%	64.8%
North Carolina	7	14,192,500	1.7	1.66x	11.3%	58.4%	58.4%
Ohio	4	14,089,513	1.7	1.40x	9.4%	67.7%	67.7%
Colorado	1	12,935,000	1.6	1.59x	11.8%	56.9%	56.9%
Arizona	2	12,825,974	1.6	1.80x	13.0%	47.1%	40.0%
South Carolina	2	12,759,738	1.6	2.08x	15.2%	53.5%	53.5%
Kansas	1	5,700,000	0.7	1.55x	11.2%	67.1%	67.1%
New Jersey	1	3,000,000	0.4	2.56x	15.4%	26.1%	26.1%
Tennessee	4	1,346,263	0.2	1.66x	11.8%	66.9%	66.9%
Alabama	3	1,179,544	0.1	1.66x	11.8%	66.9%	66.9%
Michigan	1	918,431	0.1	1.66x	11.8%	66.9%	66.9%
Delaware	1	715,344	0.1	1.66x	11.8%	66.9%	66.9%
Virginia	1	557,631	0.1	1.66x	11.8%	66.9%	66.9%
Georgia	1	300,231	0.0	1.66x	11.8%	66.9%	66.9%
Louisiana	1	176,069	0.0	1.66x	11.8%	66.9%	66.9%
Total / Weighted Average:	89	$814,193,333	100.0%	1.85x	12.4%	56.9%	56.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 23, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “Prospective Market Value with a Capital Reserve” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “Hypothetical - As-If Funded” assumption. In the case of Loan No. 27, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “As Stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BMO 2025-C13
Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$2,400,000	-	$4,999,999	8	$29,924,590	3.7%	6.17003%	119	1.67x	12.3%	52.2%	48.0%
$5,000,000	-	$9,999,999	14	101,401,202	12.5	6.37876%	119	1.64x	11.0%	59.5%	58.9%
$10,000,000	-	$19,999,999	14	195,067,540	24.0	6.49381%	119	1.90x	13.1%	58.2%	57.7%
$20,000,000	-	$29,999,999	4	98,800,000	12.1	6.12341%	120	2.00x	13.8%	60.9%	57.8%
$30,000,000	-	$49,999,999	4	169,500,000	20.8	6.38836%	118	1.63x	11.3%	60.8%	60.1%
$50,000,000	-	$77,500,000	3	219,500,000	27.0	6.11550%	118	2.02x	12.7%	50.2%	50.2%
Total / Weighted Average:			47	$814,193,333	100.0%	6.29869%	119	1.85x	12.4%	56.9%	56.0%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
5.40000%	-	5.99999%	12	$299,108,203	36.7%	5.82986%	118	2.31x	14.3%	46.8%	45.5%
6.00000%	-	6.49999%	19	250,150,130	30.7	6.32382%	119	1.61x	10.9%	63.6%	63.1%
6.50000%	-	6.99999%	13	188,985,000	23.2	6.61759%	119	1.51x	10.6%	61.7%	61.7%
7.00000%	-	7.49999%	2	58,100,000	7.1	7.16394%	120	1.68x	14.2%	60.0%	57.9%
7.50000%	-	7.61000%	1	17,850,000	2.2	7.61000%	118	1.57x	14.8%	69.7%	64.8%
Total / Weighted Average:			47	$814,193,333	100.0%	6.29869%	119	1.85x	12.4%	56.9%	56.0%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
120	47	$814,193,333	100.0%	6.29869%	119	1.85x	12.4%	56.9%	56.0%
Total / Weighted Average:	47	$814,193,333	100.0%	6.29869%	119	1.85x	12.4%	56.9%	56.0%

Remaining Term to Maturity in Months

							Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
114	-	120	47	$814,193,333	100.0%	6.29869%	119	1.85x	12.4%	56.9%	56.0%
Total / Weighted Average:			47	$814,193,333	100.0%	6.29869%	119	1.85x	12.4%	56.9%	56.0%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 23, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “Prospective Market Value with a Capital Reserve” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “Hypothetical - As-If Funded” assumption. In the case of Loan No. 27, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “As Stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BMO 2025-C13
Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	40	$691,735,130	85.0%	6.23700%	119	1.89x	12.2%	56.5%	56.5%
180	1	4,982,228	0.6	5.61000%	119	2.08x	20.8%	32.3%	14.2%
360	6	117,475,974	14.4	6.69114%	119	1.59x	13.2%	59.7%	54.5%
Total / Weighted Average:	47	$814,193,333	100.0%	6.29869%	119	1.85x	12.4%	56.9%	56.0%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only			40	$691,735,130	85.0%	6.23700%	119	1.89x	12.2%	56.5%	56.5%
179	-	180	1	4,982,228	0.6	5.61000%	119	2.08x	20.8%	32.3%	14.2%
358	-	360	6	117,475,974	14.4	6.69114%	119	1.59x	13.2%	59.7%	54.5%
Total / Weighted Average:			47	$814,193,333	100.0%	6.29869%	119	1.85x	12.4%	56.9%	56.0%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	40	$691,735,130	85.0%	6.23700%	119	1.89x	12.2%	56.5%	56.5%
Interest Only, Amortizing Balloon	4	104,650,000	12.9	6.78811%	119	1.56x	13.3%	61.3%	56.3%
Amortizing Balloon	3	17,808,203	2.2	5.81887%	118	1.88x	15.2%	43.0%	32.8%
Total / Weighted Average:	47	$814,193,333	100.0%	6.29869%	119	1.85x	12.4%	56.9%	56.0%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.25x	-	1.29x	1	$41,500,000	5.1%	6.58000%	120	1.25x	8.5%	63.9%	63.9%
1.30x	-	1.39x	12	82,340,130	10.1	6.47990%	120	1.33x	8.9%	66.3%	66.3%
1.40x	-	1.49x	4	60,760,000	7.5	6.25648%	119	1.44x	10.8%	61.9%	56.8%
1.50x	-	1.59x	7	175,685,000	21.6	6.62609%	119	1.56x	11.2%	64.6%	64.1%
1.60x	-	1.69x	8	193,900,000	23.8	6.38742%	119	1.66x	11.4%	58.4%	57.8%
1.70x	-	1.99x	3	32,325,974	4.0	6.06589%	119	1.79x	11.9%	56.4%	53.6%
2.00x	-	2.99x	10	187,682,228	23.1	5.89910%	116	2.48x	15.6%	42.0%	41.5%
3.00x	-	3.78x	2	40,000,000	4.9	5.89290%	120	3.41x	21.6%	51.2%	51.2%
Total / Weighted Average:			47	$814,193,333	100.0%	6.29869%	119	1.85x	12.4%	56.9%	56.0%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 23, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “Prospective Market Value with a Capital Reserve” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “Hypothetical - As-If Funded” assumption. In the case of Loan No. 27, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “As Stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BMO 2025-C13
Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
26.1%	-	49.9%	9	$140,008,203	17.2%	5.86782%	117	2.67x	16.7%	36.3%	35.0%
50.0%	-	59.9%	12	260,035,000	31.9	6.21308%	118	1.78x	12.1%	55.2%	54.1%
60.0%	-	64.9%	13	247,190,360	30.4	6.47354%	119	1.71x	11.5%	62.7%	62.7%
65.0%	-	70.0%	13	166,959,770	20.5	6.53447%	119	1.46x	10.6%	68.0%	66.7%
Total / Weighted Average:			47	$814,193,333	100.0%	6.29869%	119	1.85x	12.4%	56.9%	56.0%

LTV Ratios as of the Maturity Date(1)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
14.2%	-	49.9%	10	$164,808,203	20.2%	5.88599%	117	2.49x	15.8%	39.2%	37.0%
50.0%	-	59.9%	12	257,235,000	31.6	6.25157%	118	1.78x	12.2%	56.0%	55.0%
60.0%	-	64.9%	14	265,040,360	32.6	6.55008%	119	1.70x	11.8%	63.2%	62.9%
65.0%	-	70.0%	11	127,109,770	15.6	6.40498%	119	1.45x	9.7%	68.2%	68.2%
Total / Weighted Average:			47	$814,193,333	100.0%	6.29869%	119	1.85x	12.4%	56.9%	56.0%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	37	$615,661,104	75.6%	6.31921%	119	1.87x	12.4%	56.8%	56.3%
Defeasance or Yield Maintenance	4	129,800,000	15.9	6.24787%	118	1.75x	12.3%	56.8%	54.4%
Yield Maintenance	6	68,732,228	8.4	6.21092%	119	1.81x	12.8%	57.8%	56.5%
Total / Weighted Average:	47	$814,193,333	100.0%	6.29869%	119	1.85x	12.4%	56.9%	56.0%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	41	$637,843,333	78.3%	6.27689%	119	1.89x	12.6%	55.8%	54.9%
Acquisition	4	111,350,000	13.7	6.71061%	119	1.59x	11.6%	63.4%	62.6%
Recapitalization	2	65,000,000	8.0	5.80703%	116	1.90x	11.4%	55.9%	55.9%
Total / Weighted Average:	47	$814,193,333	100.0%	6.29869%	119	1.85x	12.4%	56.9%	56.0%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 23, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “Prospective Market Value with a Capital Reserve” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “Hypothetical - As-If Funded” assumption. In the case of Loan No. 27, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on a “As Stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Structural and Collateral Term Sheet	BMO 2025-C13
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	JPMCB, GACC, GSMC	BioMed MIT Portfolio	Cambridge, MA	Mixed Use	$77,500,000	9.5%	CAMB 2019-LIFE
4	GACC	Robertson's Creek	Flower Mound, TX	Retail	$47,000,000	5.8%	WFCM 2015-NXS4
13	CREFI	Securlock Storage Portfolio I	Various, TX	Self Storage	$19,250,000	2.4%	CFCRE 2016-C3
16	KeyBank	Infinite Self Storage - Nora	Indianapolis, IN	Self Storage	$15,218,000	1.9%	WFCM 2015-C31
17	KeyBank	Infinite Self Storage - Broad Ripple & Loveland	Various, Various	Self Storage	$13,014,540	1.6%	WFCM 2016-C32
18	ZBNA	Arapahoe Village	Centennial, CO	Retail	$12,935,000	1.6%	JPMBB 2015-C30
20	SMC	1340 East 6th Street	Los Angeles, CA	Industrial	$12,000,000	1.5%	COMM 2015-CR25
21	CREFI	Securlock Storage Portfolio II	Various, TX	Self Storage	$12,000,000	1.5%	CFCRE 2016-C3
22	GACC	Cannon West	Austin, TX	Retail	$11,700,000	1.4%	COMM 2015-CR27
23	JPMCB	Coastal Equities Portfolio	Various, Various	Retail	$11,000,000	1.4%	MSBAM 2015-C24, MSBAM 2015-C25, MSBAM 2015-C26
24	GACC	Rentar Plaza	Middle Village, NY	Mixed Use	$10,000,000	1.2%	WFCM 2016-NXS6, CSMC 2016-NXSR, CGCMT 2017-P7
29	GCMC	MyPlace Storage - E. Cooke Road	Columbus, OH	Self Storage	$8,500,000	1.0%	JPMBB 2015-C32
30	KeyBank	Extra Space - Cockeysville	Cockeysville, MD	Self Storage	$8,000,000	1.0%	WFCM 2015-NXS3
31	KeyBank	Dollar Self Storage - Tucson	Tucson, AZ	Self Storage	$7,985,042	1.0%	COMM 2015-CR27
33	GCMC	MyPlace Storage - Hawthorn Park	Indianapolis, IN	Self Storage	$7,400,000	0.9%	JPMBB 2015-C32
35.01	KeyBank	Infinite Self Storage - Greenfield I	Greenfield, IN	Self Storage	$3,677,700	0.5%	WFCM 2015-C31
36	ZBNA	Bella Roe Plaza	Roeland Park, KS	Retail	$5,700,000	0.7%	CSAIL 2015-C4
39	KeyBank	Infinite Self Storage - New Lenox	New Lenox, IL	Self Storage	$5,460,000	0.7%	WFCM 2015-C31
41	KeyBank	Midvale Park Self Storage	Tucson, AZ	Self Storage	$4,840,932	0.6%	COMM 2015-CR27
43	GCMC	MyPlace Storage - W 10th Street	Indianapolis, IN	Self Storage	$4,300,000	0.5%	JPMBB 2015-C32
44	KeyBank	Infinite Self Storage - Hendricks County	Brownsburg and Pittsboro, IN	Self Storage	$3,425,430	0.4%	WFCM 2016-C32
45	KeyBank	Bayonne MHC	Bayonne, NJ	Manufactured Housing	$3,000,000	0.4%	COMM 2015-LC23
46	KeyBank	Infinite Self Storage - S Chicago Heights	South Chicago Heights, IL	Self Storage	$2,676,000	0.3%	WFCM 2015-C31
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Structural and Collateral Term Sheet	BMO 2025-C13
Structural Overview
■ Certificates:	The “Certificates” will consist of the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR, Class L-RR and Class R certificates. The Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, J-RR, Class K-RR and Class L-RR certificates are collectively referred to as the “Principal Balance Certificates”. The Class X-A, Class X-B and Class X-D certificates are collectively referred to as the “Class X Certificates”.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distributions:

The aggregate amount available for distribution to holders of the Certificates on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®.

On each Distribution Date, funds available for distribution to holders of the Certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.              Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates: to interest on the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.              Class A-1, Class A-4, Class A-5 and Class A-SB certificates: to the extent of Available Funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-SB certificates until their certificate balance is reduced to the Class A-SB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-SB certificates in clause (i) above, then (iii) to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (ii) above, then (iv) to principal on the Class A-5 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-4 certificates in clause (iii) above and then (v) to principal on the Class A-SB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-5 certificates in clause (iv) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Available Funds allocable to principal will be distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-SB principal distributions will be disregarded).

3.              Class A-1, Class A-4, Class A-5 and Class A-SB certificates: to reimburse the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.                Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

5.              Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Structural and Collateral Term Sheet	BMO 2025-C13
Structural Overview

reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.              Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.              After the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Available Funds will be used to pay interest to the Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates, and to pay principal to, and to reimburse (with interest) any unreimbursed losses to, the Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates, sequentially in order, and with respect to each such class of Principal Balance Certificates, in a manner analogous to the Class C certificates pursuant to clause 6 above.

■ Realized Losses:	The certificate balances of the Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the related class on such Distribution Date. On each Distribution Date, any such losses will be applied to the respective classes of Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class L-RR certificates; second, to the Class K-RR certificates; third, to the Class J-RR certificates; fourth, to the Class G-RR certificates; fifth, to the Class F-RR certificates; sixth, to the Class E-RR certificates; seventh, to the Class D certificates; eighth, to the Class C certificates; ninth, to the Class B certificates; tenth, to the A-S certificates; and, finally pro rata, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Structural and Collateral Term Sheet	BMO 2025-C13
Structural Overview
■ Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR and Class F-RR certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to holders of the Regular Certificates (excluding holders of the Class G-RR, Class J-RR, Class K-RR, and Class L-RR certificates) as follows: (a) first such yield maintenance charge will be allocated among (i) the group (the “YM Group A”) comprised of the Class A-1, Class A-4, Class A-5, Class A-SB and Class X-A certificates, (ii) the group (the “YM Group A-S/B/C”) comprised of the Class A-S, Class B, Class C and Class X-B certificates, (iii) the group (the “YM Group D”) comprised of the Class D and Class X-D certificates, and (iv) the group (the “YM Group E/F”, and the YM Group A, the YM Group A-S/B/C, the YM Group D and the YM Group E/F, collectively, the “YM Groups”) comprised of the Class E-RR and Class F-RR certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of Regular Certificates in such YM Group, in the following manner: (i) each class of Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of one or more classes of Principal Balance Certificates (for each of which classes the value of this clause (Y) is one (1)), the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates (if any) in such YM Group. If there is more than one class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements to those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR and Class F-RR certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates as provided in the BMO 2025-C13 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

■ Advances:	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the BMO 2025-C13 pooling and servicing agreement, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate (and, solely in the case of the master servicer, subject to a floor of 2.0% per annum), compounded annually.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Structural and Collateral Term Sheet	BMO 2025-C13
Structural Overview
■ Serviced Mortgage Loans/Outside Serviced Mortgage Loans:

One or more whole loans may each constitute an “outside serviced whole loan”, in which case (as identified under “Collateral Characteristics—Pari Passu Companion Loan Summary” above), the BMO 2025-C13 pooling and servicing agreement is not the Controlling Pooling/Trust & Servicing Agreement (the “Controlling Servicing Agreement”), and each related mortgage loan constitutes an “outside serviced mortgage loan,” each related companion loan constitutes an “outside serviced companion loan,” and each related Controlling Servicing Agreement constitutes an “outside servicing agreement.”

One or more whole loans may be identified in the Preliminary Prospectus as a “servicing shift whole loan”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift whole loan will initially be serviced pursuant to the BMO 2025-C13 pooling and servicing agreement during which time such mortgage loan, such whole loan and each related companion loan will be a serviced mortgage loan, a serviced whole loan and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such whole loan and each related companion loan will be an outside serviced mortgage loan, an outside serviced whole loan and an outside serviced companion loan, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the BMO 2025-C13 pooling and servicing agreement); each related whole loan constitutes a “serviced whole loan”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (subject to certain downward adjustments permitted under the BMO 2025-C13 pooling and servicing agreement) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a whole loan will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class(es) of Certificates then outstanding (i.e., first, to the Class L-RR Certificates, then to the Class K-RR Certificates, then to the Class J-RR certificates, then to the Class G-RR certificates, then to the Class F-RR certificates, then to the Class E-RR certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

For various purposes under the BMO 2025-C13 pooling and servicing agreement (including, with respect to the Principal Balance Certificates, for purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event and an Operating Advisor Consultation Trigger Event), any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balances of the Principal Balance Certificates as follows: first, to the Class L-RR, Class K-RR, Class J-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata based on certificate balance.

■ Cumulative Appraisal Reduction Amounts:

A “Cumulative Appraisal Reduction Amount”, as calculated by the special servicer as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amount then in effect. With respect to any class of certificates, references to any Cumulative Appraisal Reduction Amount allocable thereto

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Structural and Collateral Term Sheet	BMO 2025-C13
Structural Overview

mean the aggregate portion of any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts comprising such Cumulative Appraisal Reduction Amount that are allocable to such class under the Pooling and Servicing Agreement.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event and an Operating Advisor Consultation Trigger Event, Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan (1) that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

■ Age of Appraisals:

Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

■ Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”. Instead, defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced whole loan, the party acting as special servicer with respect to such outside serviced whole loan pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan in accordance with the terms of the related outside servicing agreement during such time as such outside serviced whole loan constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling Servicing Agreement, any related subordinate companion loan(s), together as one defaulted loan.
■ Directing Holder:

The “Directing Holder” with respect to any mortgage loan or whole loan serviced under the BMO 2025-C13 pooling and servicing agreement will be:

●                 except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan as to which the Controlling Note is held outside the issuing entity (sometimes referred to in this Term Sheet as a “serviced outside controlled whole loan”), and (iii) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative; and

●                  with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or any other serviced whole loan with a controlling companion loan held outside the issuing entity), if and for so long as such holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note (during any such period, the “outside controlling note holder”).

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred (if any)), as provided in the related co-lender agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Structural and Collateral Term Sheet	BMO 2025-C13
Structural Overview

An “excluded mortgage loan” is, if the Controlling Class Representative is the Directing Holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by certificate balance) is (or are) a Borrower Party (as defined in the Preliminary Prospectus).

■ Controlling Class Representative:

The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class of Control Eligible Certificates meets the preceding requirement, then the most senior class of Control Eligible Certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR certificates; provided that the Class E-RR and Class F-RR certificates will only be Control Eligible Certificates for so long as RREF V - D AIV RR H, LLC, Rialto Capital Advisors, LLC or any of their affiliates is holder of the majority (by certificate balance) of such class of certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

On the Closing Date, RREF V - D AIV RR H, LLC is expected to (i) purchase the HRR Certificates, and (ii) appoint itself (or an affiliate) as the initial Controlling Class Representative. RREF V - D AIV RR H, LLC or an affiliate may acquire additional Certificates.

■ Control Termination Event:

A “Control Termination Event” will, with respect to any mortgage loan, either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

■ Consultation Termination Event:	A “Consultation Termination Event” will, with respect to any mortgage loan, either (a) occur when none of the classes of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.
■ Control/Consultation Rights:

With respect to any Serviced Loan, the applicable Directing Holder will be entitled to have consent and/or consultation rights under the BMO 2025-C13 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Structural and Collateral Term Sheet	BMO 2025-C13
Structural Overview

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the BMO 2025-C13 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan and (ii) any serviced outside controlled whole loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the applicable serviced loans will terminate.

With respect to any serviced outside controlled whole loan (including any servicing shift whole loan for so long as it is serviced under the BMO 2025-C13 pooling and servicing agreement), the holder of the related Controlling Note or its representative (which holder or representative will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each outside serviced whole loan, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced whole loan, as provided for in the related co-lender agreement and in the related outside servicing agreement. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced whole loan.

See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Structural and Collateral Term Sheet	BMO 2025-C13
Structural Overview
■ Termination of Special Servicer:

At any time, the special servicer (but not any outside special servicer for any outside serviced whole loan) may be removed and replaced by the applicable Directing Holder, if any, with or without cause upon satisfaction of certain conditions specified in the BMO 2025-C13 pooling and servicing agreement.

Except in the case of a serviced outside controlled whole loan, and solely after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the Regular Certificates (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (with respect to all of the serviced loans other than any serviced outside controlled whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Certificates that are Non-Reduced Certificates vote affirmatively to so replace.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, but subject to the discussion in the next paragraph, solely with respect to a serviced outside controlled whole loan (including any servicing shift whole loan, for so long as it is serviced pursuant to the BMO 2025-C13 pooling and servicing agreement), only the holder of the related Controlling Note or its representative may terminate the special servicer without cause (solely with respect to the related whole loan) and appoint a replacement special servicer for that whole loan.

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced loans, resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that: (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of Certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all of the Regular Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least (3) holders and/or beneficial owners of Certificates that are not “affiliated” (as defined in Regulation RR) with each other.

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the BMO 2025-C13 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, any applicable Directing Holder will be entitled to appoint a replacement special servicer for that mortgage loan. If there is no applicable Directing Holder or if the applicable Directing Holder does not take action to appoint a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Structural and Collateral Term Sheet	BMO 2025-C13
Structural Overview
replacement special servicer within the requisite time period, a replacement special servicer will be appointed in the manner specified in the BMO 2025-C13 pooling and servicing agreement.
■ Voting Rights:

At all times during the term of the BMO 2025-C13 pooling and servicing agreement, the voting rights for the Certificates (the “voting rights”) will be allocated among the respective classes of certificateholders in the following percentages:

(1)                    1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)                     in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of Certificates that are Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class R certificates will not be entitled to any voting rights.

■ Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses, including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer within the prior 12 months will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, the special servicer will be entitled to a liquidation fee or workout fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the related serviced mortgage loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any excess modification fees earned and paid to the special servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such liquidation fee or workout fee to the extent described above.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (including special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (including special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% (or, in the case of the Dartmouth Mall mortgage loan, 0.50%) or (b) with respect to any serviced mortgage loan (or related serviced whole loan, if applicable) or related REO Property, such lesser rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Structural and Collateral Term Sheet	BMO 2025-C13
Structural Overview

any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% (or, in the case of the Dartmouth Mall mortgage loan, 0.50%) and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than (i) default interest and (ii) any “excess interest” accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) on the related serviced loan (or related serviced whole loan, if applicable) from the date such serviced loan becomes a corrected loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced whole loan, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

■ Operating Advisor:

The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●           reviewing the actions of the special servicer with respect to specially serviced loans and with respect to major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●           reviewing reports provided by the special servicer to the extent set forth in the BMO 2025-C13 pooling and servicing agreement;

●           reviewing for accuracy certain calculations made by the special servicer;

●           issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the BMO 2025-C13 pooling and servicing agreement and identifying any material deviations therefrom;

●           recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●          after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the BMO 2025-C13 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding certificate balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to the HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the BMO 2025-C13 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Structural and Collateral Term Sheet	BMO 2025-C13
Structural Overview
■ Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 30.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the BMO 2025-C13 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BMO 2025-C13 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) with respect to a mortgage loan is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner of Certificates may deliver, within the time frame provided in the BMO 2025-C13 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BMO 2025-C13 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Structural and Collateral Term Sheet	BMO 2025-C13
Structural Overview
■ Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances and expenses) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.
■ Credit Risk Retention:

This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this securitization transaction is expected to be retained pursuant to risk retention regulations (as codified at 12 CFR Part 244) promulgated under Section 15G (“Regulation RR”), as an “eligible horizontal residual interest” in the form of the HRR Certificates. Bank of Montreal will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the Closing Date, to satisfy its risk retention obligation through the purchase by a third party purchaser of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Bank of Montreal, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus.

■ Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BMO 2025-C13 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BMO 2025-C13 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
■ Deal Website:

The certificate administrator will maintain a deal website including, but not limited to:

●                  all special notices delivered.

●                  summaries of final asset status reports.

●                 all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

●                 an “Investor Q&A Forum” and a voluntary investor registry.

■ Cleanup Call:

On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans (including mortgage loans as to which the related mortgaged properties have become REO properties) remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan with an anticipated repayment date, but in such case only if the option described above is exercised after the Distribution Date related to the collection period in which the corresponding anticipated repayment date occurs), certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR and Class F-RR certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the BMO 2025-C13 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Publicly Offered Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Publicly Offered Certificates, see “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio

MAP © 2025 CARTIFACT
WELLINGTON-HARRINGTON
Cambridge
Massachusetts Institute of Technology
Kennedy Biscuit Lofts
Loft 23
Le Meridien Boston Cambridge
Novartis Business Services
Novartis Global Headquarters
Novartis Institutes for BioMedical Research
Nuclear Reactor Laboratory
Parking Garage
91 Sidney
100
Sidney Pacific Residences
Ashdown House
The Warehouse
Wistia
24M Technologies
EDGE GRAVITY by Ericsson
Intellia Therapeutics
Henry G. Steinbrenner '27 Stadium
Kresge Auditorium
McCormick Hall
MIT Sports Fields
Burton-Conner House
MacGregor House
New House
Next House
Westgate
Killian Court
MIT Great Dome
Hayden Library
Walker Memorial
Dorrance Building
MIT Green Building
Ralph Landau Building
Koch Building
Stata Center
Fairchild Building
Mcgovern Institute of Brain Research
Whitehead Institute
7 Cambridge Center
Residence Inn Boston Cambridge
Charles Stark Draper Laboratory
Fairhaven Capital
15 Cambridge Center
11 Cambridge Center
400 Technology Square
500 Technology Square
Cell Press HQ
Novartis Institutes for BioMedical Research
HARVARD BRIDGE
MASSACHUSETTS AVE
VASSAR ST
MEMORIAL DR
ALBANY ST
PURRINGTON ST
PACIFIC ST
PILGRIM ST
BROOKLINE PL
BROOKLINE ST
SIDNEY ST
PEARL ST
MAGAZINE ST
AUBURN ST
FRANKLIN ST
GREEN ST
BISHOP ALLEN DR
WASHINGTON ST
BROADWAY
MAIN ST
1
2
3
4
5
6
7
8

BioMed MIT Portfolio

	PROPERTY NAME	ADDRESS	CITY	STATE	ZIP CODE
1	45 - 75 Sidney	45-75 Sidney Street	Cambridge	MA	02139
2	40 Landsdowne	40 Landsdowne Street	Cambridge	MA	02139
3	35 Landsdowne	35 Landsdowne Street	Cambridge	MA	02139
4	65 Landsdowne	65 Landsdowne Street	Cambridge	MA	02139
5	88 Sidney	88 Sidney Street	Cambridge	MA	02139
6	64 Sidney	64 Sidney Street	Cambridge	MA	02139
7	38 Sidney	38 Sidney Street	Cambridge	MA	02139
8	26 Landsdowne	26 Landsdowne Street	Cambridge	MA	02139

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	JPMCB, GACC, GSMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$77,500,000	Title:	Sub-Leasehold
Cut-off Date Principal Balance(1):	$77,500,000	Property Type – Subtype:	Mixed Use – Lab / Office
% of IPB:	9.5%	Net Rentable Area (SF):	1,314,481
Loan Purpose:	Refinance	Location:	Cambridge, MA
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor(3):	BioMed Realty, L.P.	Occupancy:	95.9%
Interest Rate(4):	5.89283%	Occupancy Date:	4/1/2025
Note Date:	6/5/2025	4th Most Recent NOI (As of):	$115,820,729 (12/31/2022)
Maturity Date:	6/9/2035	3rd Most Recent NOI (As of):	$123,595,795 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$130,062,720 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$130,971,938 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	96.6%
Amortization Type:	Interest Only	UW Revenues:	$182,951,992
Call Protection(5):	L(28), D(85), O(7)	UW Expenses:	$42,158,762
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$140,793,230
Additional Debt(1):	Yes	UW NCF:	$139,281,577
Additional Debt Balance(1):	$769,500,000 / $478,000,000	Appraised Value(7) / Per SF(8):	$2,400,000,000 / $1,357
Additional Debt Type(1):	Pari Passu / Subordinate Debt	Appraisal Date:	3/5/2025

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF(8):	$479	$749
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(8):	$479	$749
Rollover Reserve:	$0	Springing	$1,314,481	Cut-off Date LTV(7):	35.3%	55.2%
Ground Rent Reserve:	$0	Springing	N/A	Maturity Date LTV(7):	35.3%	55.2%
Unfunded Obligations:	$1,869,382	N/A	N/A	UW NCF DSCR:	2.75x	1.66x
Takeda Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	16.6%	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$847,000,000	52.0%	Loan Payoff(9)	$1,307,413,701	80.2%
Subordinate Loan(1)	478,000,000	29.3	Ground Lease Prepayment & Extension(10)	305,800,000	18.8
Borrower Sponsor Equity	305,238,760	18.7	Closing Costs	15,155,677	0.9
			Upfront Reserves	1,869,382	0.1
Total Sources	$1,630,238,760	100.0%	Total Uses	$1,630,238,760	100.0%
(1)	The BioMed MIT Portfolio mortgage loan (the “BioMed MIT Portfolio Mortgage Loan”) is part of the BioMed MIT Portfolio Whole Loan (as defined below), which is evidenced by 25 senior pari passu promissory notes and 15 junior promissory notes (divided into five B notes, five C notes and five D notes) with an aggregate principal balance as of the Cut-off Date of $1,325,000,000.
(2)	The borrowers of the BioMed MIT Portfolio Whole Loan are BRE-BMR 26 Landsdowne LLC; BRE-BMR 35 Landsdowne LLC; BRE-BMR 38 Sidney LLC; BRE-BMR 40 Landsdowne LLC; BRE-BMR Pilgrim & Sidney LLC; BRE-BMR 64 Sidney LLC; BRE-BMR 65 & 80 Landsdowne LLC and BRE-BMR 88 Sidney LLC.
(3)	The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the single purpose entity borrowers and not the guarantor have provided an environmental indemnity to the lender.
(4)	Interest Rate represents the interest rate of the BioMed MIT Portfolio Senior Notes (as defined below). The interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(5)	Defeasance of the BioMed MIT Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) June 5, 2028. The assumed defeasance lockout period is based on the anticipated closing date of the BMO 2025-C13 securitization in October 2025. The actual defeasance lockout period may be longer.
(6)	See “Escrows and Reserves” below.
(7)	Appraised Value represents the “As-Portfolio” value of the BioMed MIT Portfolio (as defined below), which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Whole Loan result in a Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.
(8)	Based on 1,769,239 square feet, which is inclusive of 454,758 square feet of parking space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio
(9)	The borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, inclusive of a $1.17 billion existing mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. Loan Payoff shown in the table above is inclusive of accrued interest which was paid off in connection with the origination of the BioMed MIT Portfolio Whole Loan.
(10)	Ground Lease Prepayment & Extension was paid in 2024 and represents the costs associated with the borrower sponsor prepaying ground lease rents and extending the nine respective ground leases. See “Ground Lease” herein for additional information.

The Loan. The largest mortgage loan, the BioMed MIT Portfolio Mortgage Loan, is part of the BioMed MIT Portfolio Whole Loan, and is secured by the borrowers’ sub-leasehold interest in eight Class A, mixed use lab/office properties totaling 1,314,481 square feet and two related parking structures located in Cambridge, Massachusetts (the “BioMed MIT Portfolio”). The BioMed MIT Portfolio Whole Loan is evidenced by (i) 25 pari passu A notes, with an aggregate Cut-off Date balance of $847.0 million (collectively, the “BioMed MIT Portfolio Senior Notes”), (ii) five pari passu B notes, with an aggregate Cut-off Date balance of $191.4 million (collectively, the “BioMed MIT Portfolio B Notes”), (iii) five pari passu C notes, with an aggregate Cut-off Date balance of $192.3 million (collectively, the “BioMed MIT Portfolio C Notes”) and (iv) five pari passu D notes, with an aggregate Cut-off Date balance of $94.3 million (collectively, the “BioMed MIT Portfolio D Notes” and, together with the BioMed MIT Portfolio Senior Notes, the BioMed MIT Portfolio B Notes and the BioMed MIT Portfolio C Notes, the “BioMed MIT Portfolio Whole Loan”). The BioMed MIT Portfolio Mortgage Loan is comprised of a portion of the BioMed MIT Portfolio Senior Notes (Notes A1-C2-B, A3-C2-A, and A4-C2-A) with an aggregate Cut-off Date balance of $77.5 million, which will be contributed to the BMO 2025-C13 trust.

The BioMed MIT Portfolio Whole Loan has a 10-year term and is interest-only for the full term with a maturity date of June 9, 2035. The BioMed MIT Portfolio Senior Notes accrue interest at a fixed rate of 5.89283% per annum, and the BioMed MIT Portfolio Whole Loan accrues at a fixed rate of 6.25927852830189% per annum. The BioMed MIT Portfolio Whole Loan was co-originated on June 5, 2025 by JPMorgan Chase Bank, National Association, Goldman Sachs Bank USA, Citi Real Estate Funding Inc., Societe Generale Financial Corporation and Deutsche Bank AG, New York Branch.

The relationship between the holders of the BioMed MIT Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The BioMed MIT Portfolio Pari Passu AB Whole Loan” in the Preliminary Prospectus. The BioMed MIT Portfolio Whole Loan will be serviced under the trust and servicing agreement for the BX 2025-LIFE securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio

The table below identifies the promissory notes that comprise the BioMed MIT Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A1-S	$87,400,000	$87,400,000	BX 2025-LIFE	Yes
A2-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A3-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A4-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A5-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A1-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A1-C1-B	$22,250,000	$22,250,000	JPMCB(1)	No
A1-C2-A	$23,500,000	$23,500,000	JPMCB(1)	No
A1-C2-B	$17,500,000	$17,500,000	BMO 2025-C13	No
A2-C1	$41,000,000	$41,000,000	MSBAM 2025-C35	No
A2-C2-A	$18,500,000	$18,500,000	MSBAM 2025-C35	No
A2-C2-B	$22,500,000	$22,500,000	Benchmark 2025-B41	No
A3-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A3-C1-B	$20,250,000	$20,250,000	Benchmark 2025-B41	No
A3-C1-C	$2,000,000	$2,000,000	Deutsche Bank AG, New York Branch(1)	No
A3-C2-A	$30,000,000	$30,000,000	BMO 2025-C13	No
A3-C2-B	$11,000,000	$11,000,000	Deutsche Bank AG, New York Branch(1)	No
A4-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A4-C1-B	$20,250,000	$20,250,000	Benchmark 2025-B41	No
A4-C1-C	$2,000,000	$2,000,000	GSMC(1)	No
A4-C2-A	$30,000,000	$30,000,000	BMO 2025-C13	No
A4-C2-B	$11,000,000	$11,000,000	GSMC(1)	No
A5-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A5-C1-B	$22,250,000	$22,250,000	SGFC(1)	No
A5-C2	$41,000,000	$41,000,000	SGFC(1)	No
B-1	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-2	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-3	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-4	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-5	$38,280,000	$38,280,000	BX 2025-LIFE	No
C-1	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-2	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-3	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-4	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-5	$38,460,000	$38,460,000	BX 2025-LIFE	No
D-1	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-2	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-3	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-4	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-5	$18,860,000	$18,860,000	BX 2025-LIFE	No
Whole Loan	$1,325,000,000	$1,325,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The BioMed MIT Portfolio is comprised of the borrowers’ sub-leasehold interests in eight Class A, mixed use lab/office properties and two related parking structures, located in Cambridge, Massachusetts totaling 1,314,481 square feet. The BioMed MIT Portfolio is located within University Park at MIT, a 30-acre master planned development completed in partnership with Massachusetts Institute of Technology (“MIT”) and is located directly adjacent to the MIT campus within the Cambridge Market. The University Park at MIT development features four landscaped parks providing green space while being in an urban setting. University Park at MIT integrates scientific research facilities with more than 670 residential units, a hotel and conference center and retail amenities. The residential units, hotel and conference center and retail

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio

amenities are not collateral for the BioMed MIT Portfolio Whole Loan. As of April 1, 2025, the BioMed MIT Portfolio was approximately 95.9% leased by 12 unique tenants with a weighted average tenant tenure of approximately 18.7 years (based on solely the first unit occupied by each respective tenant and does not consider renewals and/or expansion space). With the exception of the 38 Sidney property, each BioMed MIT Portfolio property is at least 99.6% leased. The BioMed MIT Portfolio is leased to a tenant roster with approximately 47.9% of NRA and 48.8% of UW Base Rent attributable to investment-grade rated tenants. The largest tenants by UW Base Rent include Takeda (along with its Millennium Pharmaceuticals subsidiary, which is now branded as Takeda Oncology) (“Takeda”) (37.7% of NRA; 37.1% of UW Base Rent; M/F/S&P: Baa1/NR/BBB+), Agios Pharmaceuticals (15.3% of NRA; 15.7% of UW Base Rent), and Blueprint Medicines (13.6% of NRA; 14.4% of UW Base Rent). The BioMed MIT Portfolio properties serve as the headquarters location for five of the tenants (Agios Pharmaceuticals, Blueprint Medicines, Vericel Corporation, Fulcrum Therapeutics and Siena Construction), collectively representing 35.9% of NRA and 37.7% of UW Base Rent. Over the past 20 years, the BioMed MIT Portfolio has maintained an average occupancy of approximately 98%.

Parking at the BioMed MIT Portfolio includes two parking structures, which consist of 1,702 total parking stalls (582 parking stalls at 30 Pilgrim, which is located adjacent to the 45-75 Sidney property, and 1,120 parking stalls at 80 Landsdowne, which is located adjacent to the 65 Landsdowne property). Both parking structures are included in the collateral for the BioMed MIT Portfolio Whole Loan. As of the TTM February 2025 period, the split of contractual to transient revenue across both structures was approximately 80% and 20%, respectively. The parking structures at the BioMed MIT Portfolio represent approximately 9.0% of total revenues at the BioMed MIT Portfolio as of TTM February 2025. ABM Parking Services, a third party manager, manages the two parking structures.

In 2024, the borrower sponsor paid $305.80 million to extend all nine Ground Leases (as defined below) out until April 2099. Prior to the equity contribution, the borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, comprised of a $1.17 billion mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. The borrower sponsor has a total cost basis of approximately $2.69 billion and approximately $1.37 billion of remaining equity.

Portfolio Summary
Property Name	Location	SF / Parking Stalls	Occupancy(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	UW NCF
45 - 75 Sidney	Cambridge, MA	277,174 / 582	100.0%	$281,747,000	21.3%	$501,300,000	$30,954,999
40 Landsdowne	Cambridge, MA	214,638 / NAP	100.0%	$238,402,000	18.0%	$378,100,000	$21,799,950
35 Landsdowne	Cambridge, MA	202,423 / NAP	100.0%	$221,982,000	16.8%	$356,900,000	$20,576,945
65 Landsdowne	Cambridge, MA	122,410 / 1,120	100.0%	$154,712,000	11.7%	$358,400,000	$23,066,881
88 Sidney	Cambridge, MA	146,034 / NAP	100.0%	$134,655,000	10.2%	$224,900,000	$14,617,830
64 Sidney	Cambridge, MA	126,371 / NAP	99.6%	$107,341,000	8.1%	$183,700,000	$12,980,953
38 Sidney	Cambridge, MA	122,554 / NAP	56.4%	$103,782,000	7.8%	$170,600,000	$5,828,593
26 Landsdowne	Cambridge, MA	102,877 / NAP	100.0%	$82,379,000	6.2%	$156,400,000	$9,455,426
Total / Wtd. Avg.		1,314,481 / 1,702	95.9%	$1,325,000,000	100.0%	$2,400,000,000(3)	$139,281,577
(1)	As of April 1, 2025.
(2)	Based on the BioMed MIT Portfolio Whole Loan.
(3)	Total / Wtd. Avg. Appraised Value represents the BioMed MIT Portfolio value, which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Whole Loan results in a 56.9% Cut-off Date LTV and Maturity Date LTV.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio

Major Tenants.

Takeda (495,716 square feet, 37.7% of NRA; 37.1% of underwritten rent; M/F/S&P: Baa1/NR/BBB+). Founded in 1993, Millennium Pharmaceuticals was originally a genomics company applying recombinant technology to the discovery and development of new therapies for a broad spectrum of diseases. In May 2008, Millennium Pharmaceuticals was acquired by Takeda (NYSE: TAK). The company’s five core therapeutic areas are oncology, gastroenterology, neuroscience, rare diseases, and plasma-derived therapies, which collectively account for more than 80% of revenue. Its geographic footprint is diversified, with 50% derived from the US, 20% from Japan and 20% from Europe and Canada. As of December 31, 2024, Takeda held over 12,000 active patents.

Agios Pharmaceuticals (“Agios”) (201,593 square feet, 15.3% of NRA; 15.7% of underwritten rent). Agios is a biopharmaceutical company with a focus on developing treatments geared towards cancer and rare genetic disorders of metabolism. The company’s primary focus is to develop potentially transformative small-molecule medicines. The clinical development plan for Agios’ product candidates includes a precision approach with initial study designs that allow for genetically or biomarker-defined patient populations. The company seeks the potential for proof of concept early in clinical development, along with any potential for accelerated approval. Founded in 2008, Agios employs nearly 400 people.

Blueprint Medicines (178,330 square feet, 13.6% of NRA; 14.4% of underwritten rent). Blueprint Medicines is a global biopharmaceutical company dedicated to inventing life-changing medicines in two core areas: allergy / inflammation and oncology / hematology. Blueprint Medicines and its approximately 655 employees aim to improve and extend patients’ lives by targeting the root causes of diseases through a combination of biological expertise, drug design capabilities and clinical development and commercial infrastructure.

Environmental. According to the Phase I environmental assessments all dated April 2, 2025, there is no evidence of any recognized environmental conditions at the BioMed MIT Portfolio. However, controlled recognized environmental conditions were identified at the 45-75 Sidney property and 88 Sidney property. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the BioMed MIT Portfolio:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	98.3%	99.0%	95.1%	95.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 1, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio

The following table presents certain information relating to the largest tenants by net rentable area of the BioMed MIT Portfolio:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Takeda	Baa1 / BBB+ / NR	495,716	37.7%	$96.28	$47,726,248	37.1%	Various(3)
Agios Pharmaceuticals(4)(5)(6)	NR / NR / NR	201,593	15.3%	$100.36	$20,232,748	15.7%	2/29/2028
Blueprint Medicines(7)	NR / NR / NR	178,330	13.6%	$103.79	$18,508,766	14.4%	11/30/2029
Brigham & Women's Hospital	Aa3 / AA- / NR	122,410	9.3%	$112.55	$13,777,246	10.7%	8/31/2026
BioNTech	NR / NR / NR	59,303	4.5%	$127.43	$7,556,973	5.9%	Various(8)
Vericel Corporation	NR / NR / NR	57,159	4.3%	$114.80	$6,561,853	5.1%	2/29/2032
Beam Therapeutics(9)	NR / NR / NR	38,203	2.9%	$95.93	$3,664,814	2.9%	Various(10)
Repertoire Immune Medicine(11)(12)	NR / NR / NR	35,943	2.7%	$97.16	$3,492,222	2.7%	9/30/2028
Fulcrum Therapeutics	NR / NR / NR	28,731	2.2%	$93.47	$2,685,487	2.1%	6/30/2028
Voyager Therapeutics(13)	NR / NR / NR	26,148	2.0%	$102.08	$2,669,188	2.1%	11/30/2026
Total Top Tenant		1,243,536	94.6%	$102.03	$126,875,543	98.7%
Other Tenants		17,044	1.3%	$98.88	$1,685,291	1.3%
Occupied Collateral Total / Wtd. Avg.		1,260,580	95.9%	$101.99	$128,560,835	100.0%
Vacant Space		53,901	4.1%
Collateral Total		1,314,481	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of rent steps through March 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Takeda occupies (i) 214,638 square feet of space at the 40 Landsdowne property with a lease expiration date in June 2030 and two, 10-year renewal options, (ii) 202,423 square feet of space at the 35 Landsdowne property with a lease expiration date in June 2030 and two, 10-year renewal options and (iii) 78,655 square feet of space at the 45 - 75 Sidney property with a lease expiration date in January 2032 and two five-year renewal options.
(4)	Agios Pharmaceuticals is subleasing 7,407 square feet of space to Watershed Informatics in suite 100 at the 64 Sidney property at a sublease rate of $50.00 per square foot. UW Base Rent Per SF represents the prime lease rent.
(5)	Agios Pharmaceuticals is currently dark in 12,995 square feet of space at the 38 Sidney property and 35,157 square feet of space at the 64 Sidney property.
(6)	Agios Pharmaceuticals occupies (i) 146,034 square feet of space at the 88 Sidney property, (ii) 42,564 square feet of space at the 64 Sidney property and (iii) 12,995 square feet of space at the 38 Sidney property. Each respective lease expires in February 2028.
(7)	Blueprint Medicines occupies (i) 139,216 square feet of space at the 45 – 75 Sidney property and (ii) 39,114 square feet of space at the 38 Sidney property. Each respective lease expires in November 2029.
(8)	BioNTech is leasing (i) 47,493 square feet of space expiring in January 2032 and (ii) 11,810 square feet of space expiring in March 2026.
(9)	Beam Therapeutics is subleasing 6,000 square feet of space to Xsphera Biosciences in suite 100 at a sublease rate of $80.00 per square foot. UW Base Rent Per SF represents the prime lease rent.
(10)	Beam Therapeutics is leasing (i) 16,518 square feet of space expiring in September 2028 and (ii) 21,685 square feet of space expiring in September 2029.
(11)	Repertoire Immune Medicine is subleasing 14,437 square feet of space to Montai Health in suite 400. UW Base Rent Per SF represents the prime lease rent.
(12)	Repertoire Immune Medicine is currently dark in 21,506 square feet of space.
(13)	Voyager Therapeutics is subleasing 26,148 square feet of space to Skylark Bio in suite 500 at a sublease rate of $84.00 per square foot. UW Base Rent Per SF represents the prime lease rent.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio

The following table presents certain information relating to the tenant lease expirations at the BioMed MIT Portfolio:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	53,901	4.1%	$0	0.0%	53,901	4.1%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	53,901	4.1%	$0	0.0%
2026	4	171,422	13.0%	$19,019,777	14.8%	225,323	17.1%	$19,019,777	14.8%
2027	0	0	0.0%	$0	0.0%	225,323	17.1%	$19,019,777	14.8%
2028	4	282,785	21.5%	$27,995,029	21.8%	508,108	38.7%	$47,014,805	36.6%
2029	3	206,005	15.7%	$21,030,171	16.4%	714,113	54.3%	$68,044,976	52.9%
2030	1	417,061	31.7%	$41,097,191	32.0%	1,131,174	86.1%	$109,142,167	84.9%
2031	0	0	0.0%	$0	0.0%	1,131,174	86.1%	$109,142,167	84.9%
2032	3	183,307	13.9%	$19,418,667	15.1%	1,314,481	100.0%	$128,560,835	100.0%
2033	0	0	0.0%	$0	0.0%	1,314,481	100.0%	$128,560,835	100.0%
2034	0	0	0.0%	$0	0.0%	1,314,481	100.0%	$128,560,835	100.0%
2035 & Beyond	0	0	0.0%	$0	0.0%	1,314,481	100.0%	$128,560,835	100.0%
Total	15	1,314,481	100.0%	$128,560,835	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Certain tenants are subject to more than one lease, and certain tenants are either dark or subleasing their space. The information regarding the leases is based on the prime leases. See “Top Tenant Summary” above for additional information.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio

The following table presents certain information relating to the operating history and underwritten cash flows of the BioMed MIT Portfolio:

Operating History and Underwritten Cash Flow(1)
	2022	2023	2024	TTM February 2025	UW	UW Per SF
Base Rental Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$124,884,823	$95.01
Rent Steps	0	0	0	0	3,676,012	2.80
Credit Tenant Rent Steps	0	0	0	0	3,050,199	2.32
Vacant Income	0	0	0	0	5,884,110	4.48
Potential Gross Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$137,495,143	$104.60
Expense Reimbursement	32,545,853	35,355,800	37,198,115	37,340,208	35,472,053	26.99
Less Vacancy & Credit Loss	0	0	0	0	(5,884,110)	(4.48)
Parking Income	12,298,665	14,549,243	16,372,784	15,868,905	15,868,905	12.07
Other Income	0	0	8,273	8,273	0	0.00
Effective Gross Income	$161,316,394	$173,447,650	$176,733,917	$175,871,308	$182,951,992	$139.18
Real Estate Taxes	16,587,593	17,643,136	19,021,431	19,263,100	19,742,278	15.02
Insurance	268,675	292,707	410,003	434,254	483,503	0.37
Ground Lease(2)(3)	10,622,391	12,015,486	6,248,644	4,096,463	3,528,710	2.68
Repairs & Maintenance	6,391,858	7,550,251	7,435,051	7,795,754	7,795,754	5.93
Management Fee	3,556,254	3,871,438	3,737,688	3,701,282	1,000,000	0.76
Payroll	677,854	690,339	838,522	860,001	860,001	0.65
General and Administrative	1,770,155	1,205,638	1,308,553	1,311,718	1,311,718	1.00
Other Expenses	5,620,883	6,582,859	7,671,304	7,436,798	7,436,798	5.66
Total Expenses	$45,495,665	$49,851,854	$46,671,196	$44,899,369	$42,158,762	$32.07
Net Operating Income	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$140,793,230	$107.11
Replacement Reserves	0	0	0	0	197,172	0.15
TI/LC	0	0	0	0	1,314,481	1.00
Net Cash Flow	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$139,281,577	$105.96
(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	The borrower sponsor prepaid the Ground Lease Expense for the next eight years starting in July 2024 through June 30, 2032, as well as the Ground Lease Extension Term. 2024 Ground Lease Expense represents a partial-year payment due to the prepayment.
(3)	UW Ground Lease represents the 10-year average of the borrower sponsor's projections during the term of the BioMed MIT Portfolio Whole Loan, inclusive of pre-payments. All ground rent payments through June 2032 have been pre-paid (except in certain circumstances as described under “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in the Preliminary Prospectus). UW Ground Lease also includes the annual payment for each of the Prime Leases (as defined below) as described under “Prime Lease” herein.
(4)	Other Expenses is inclusive of utilities and parking expenses, as well as miscellaneous expenses, including tenant services, permit fees, legal/consulting expenses, among others.

The Market. The BioMed MIT Portfolio is located in Greater Boston, Massachusetts, directly adjacent to the campus of MIT. As of the fourth quarter of 2024, Boston remains a center of the life science sector across the globe, with occupancy rates above 75% and average triple net lease asking rents of approximately $89.07 per square foot. Boston is home to 24 hospitals and research institutions. Venture capital funding in Boston reached approximately $2.1 billion as of year-end 2024 in line with 2023’s investment totals. In 2024, approximately 7.6 million square feet of research and development space was delivered in Boston with approximately 3.8 million square feet of leases signed in the Boston metropolitan area throughout 2024 and 544,000 square feet signed in the fourth quarter of 2024. According to a third-party market research report, the East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 square feet.

The BioMed MIT Portfolio is further located within the Mid-Cambridge submarket, directly adjacent to the East Cambridge submarket. At the core of Boston’s life science industry is East Cambridge/Kendall Square. As of year-end 2024, vacancy rates in the East Cambridge submarket reached 10.7% and average triple net lease asking rents exceeded $107 per square foot. The East Cambridge submarket is comprised of approximately 16.8 million square feet and features Boston’s highest asking rents. Approximately 3.8 million square feet of leases were signed in the Boston MSA throughout 2024, with 544,000 square feet signed in the fourth quarter. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 square feet. The East Cambridge submarket’s proximity to the knowledge capital associated with both Harvard and MIT bolsters prospects for both the near-and long-term tenancy.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio

The following table presents certain information relating to comparable lab rentals for the BioMed MIT Portfolio:

Comparable Lab Rentals(1)
Property Name	Submarket	Year Built / Renovated	Tenant Name	Lease Date	NRA	Lease Term (Yrs)	Rent PSF
BioMed MIT Portfolio	Mid Cambridge	1989 / 2019(2)	Various	Various	1,207,359(3)(4)	Various	$103.13(3)(4)
100-700 Technology Square(5)	East Cambridge	1964 / 2001	Intellia Therapeutics	Jul-25	147,000	13	$108.00
100-700 Technology Square	East Cambridge	1964 / 2001	Ainra Corporation	May-26	18,998	4	$105.00
100-700 Technology Square	East Cambridge	1964 / 2001	Flare Therapeutics	Oct-24	21,621	3	$108.00
1 Kendall Square	East Cambridge	1893 / 2018	Convergence	Oct-24	12,165	3	$105.00
1 Kendall Square(5)	East Cambridge	1893 / 2018	InduPro Labs	Oct-24	10,838	3	$108.50
1 Kendall Square(5)	East Cambridge	1893 / 2018	Nava Therapeutics	Sep-24	13,906	3	$105.00
441 Morgan Avenue(5)	East Cambridge	2024 / NAP	Astellas Pharma	Jul-24	63,000	11	$106.00
(1)	Source: Appraisal.
(2)	Represents the earliest year built and latest year renovated throughout the BioMed MIT Portfolio.
(3)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(4)	Represents occupied life sciences square feet and rents within the BioMed MIT Portfolio only.
(5)	Denotes a first-generation lease.

Appraisal. The appraisal concluded to an “As-Portfolio” value of the BioMed MIT Portfolio of $2.4 billion as of March 5, 2025, which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Whole Loan result in a Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.

The Borrowers. The borrowers are BRE-BMR 26 Landsdowne LLC, BRE-BMR 35 Landsdowne LLC, BRE-BMR 38 Sidney LLC, BRE-BMR 40 Landsdowne LLC, BRE-BMR Pilgrim & Sidney LLC, BRE-BMR 64 Sidney LLC, BRE-BMR 65 & 80 Landsdowne LLC, and BRE-BMR 88 Sidney LLC, each of which is a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), and each of which owns a sub-leasehold interest in the applicable BioMed MIT Portfolio property. The Borrowers are recycled bankruptcy remote single purpose entities. The Borrowers are required to have at least two independent directors consistent with rating agency requirements, whose responsibilities will be limited solely to voting on certain matters relating to bankruptcy and insolvency issues. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the BioMed MIT Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor is BioMed Realty, L.P. (“BioMed”), a portfolio company of Blackstone. BioMed is a provider of real estate solutions to the life science and technology industries. BioMed owns and operates life science real estate comprising 15.9 million square feet concentrated in leading innovation markets throughout the United States and United Kingdom, including Boston/Cambridge, San Francisco, San Diego, Seattle, Boulder, and Cambridge, U.K. BioMed is one of the largest laboratory/office owners in Boston/Cambridge with its portfolio totaling over 5.6 million square feet. BioMed maintains a fully integrated operating platform across leasing, development, investments, operations, and facilities management.

The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the Borrowers and not the guarantor have provided an environmental indemnity to the lender.

Blackstone is a leading investment firm with approximately $1.1 trillion in total assets under management across investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life science, growth equity, opportunistic, non-investment grade credit, real assets, and secondary funds, all on a global basis. Blackstone’s Real Estate group began investing in real estate in 1991 and has approximately $315 billion of investor capital under management.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio

Property Management. Each of the BioMed MIT Portfolio properties is managed by BioMed Realty LLC, a Delaware limited liability company, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the BioMed MIT Portfolio Whole Loan, the Borrowers deposited approximately $1,869,382 into an outstanding landlord obligations reserve.

Tax Reserve – During the continuance of a Cash Sweep Period (as defined below), the Borrowers are required to make ongoing monthly deposits into the tax reserve equal to 1/12th of annual real estate taxes (exclusive of taxes required to be paid by tenants under leases) based on the lender’s estimate.

Insurance Reserve – During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the insurance reserves equal to 1/12th of annual insurance premiums, except if the BioMed MIT Portfolio properties are covered under a blanket policy reasonably acceptable to lender and no event of default is continuing.

Rollover Reserves - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the rollover reserves equal to 1/12th of the aggregate square footage of the BioMed MIT Portfolio properties multiplied by $1.00, capped at 12 times such amount.

Ground Rent Reserve - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the ground rent reserves equal to 1/12th of the ground rent due during the next ensuing 12 months in order to accumulate sufficient funds to pay all ground rent at least 30 days prior to the due dates under the Ground Leases.

Takeda Reserve - During the continuance of a Takeda Sweep Event (as defined below), the Borrowers are required to reserve all excess cash remaining after funding all applicable required reserve payments (such funds, the “Takeda Reserve Funds”), which may be disbursed for various leasing costs and upon satisfaction of the related conditions set forth in the BioMed MIT Portfolio Whole Loan documents. In addition, the Borrowers have the option to request the disbursement of any portion of the Takeda Reserve Funds for any purpose (such amount, the “Takeda Disbursement Amount”) provided that the Borrowers deliver a guaranty executed by the non-recourse carveout guarantor or a replacement thereof in accordance with the BioMed MIT Portfolio Whole Loan documents in an amount equal to the Takeda Disbursement Amount.

Lockbox / Cash Management. The BioMed MIT Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers are required to deposit, or cause to be deposited, all revenues derived from the BioMed MIT Portfolio properties into restricted accounts (each, a “Lockbox Account”) in the name of certain of the Borrowers for the benefit of the lender to the extent set forth in the BioMed MIT Portfolio Whole Loan documents. During a Cash Sweep Period, funds on deposit in the Lockbox Accounts are required to be transferred to a single segregated account held in trust and for the benefit of the lender. If a Cash Sweep Period does not exist, the Borrowers have access to the Lockbox Account and may direct funds to be transferred to an account designated by the Borrowers which is not pledged as security for the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan (as defined below).

A “Cash Sweep Period” commences upon the earliest of the occurrence of any of the following: (i) a BioMed MIT Portfolio Whole Loan event of default; (ii) bankruptcy or insolvency events with respect to the Borrowers; (iii) the debt service coverage ratio for the BioMed MIT Portfolio Whole Loan falling below 1.30x for two consecutive calendar quarters immediately preceding the applicable debt service coverage ratio determination date set forth in the BioMed MIT Portfolio Whole Loan documents (a “DSCR Trigger Event”); (iv) the date which is 18 months prior to the expiration date of the Takeda 2030 Lease (as defined below) at the BioMed MIT Portfolio (the “Takeda Extension Date”), unless Takeda has provided written notice of renewal or extension of the applicable Takeda 2030 Lease in accordance with the terms of the Takeda 2030 Lease and the BioMed MIT Portfolio Whole Loan documents (a “Takeda Sweep Event”); or (v) a Mezzanine Loan default. A Cash Sweep Period will expire upon the first date on which: (a) with regard to clause (i) above, the BioMed MIT Portfolio Whole Loan event of default is no longer continuing; (b) with regard to clause (ii) above, solely with respect to an involuntary bankruptcy action that was not consented to by a Borrower or its general partner or managing member, as applicable, such bankruptcy action is discharged, stayed or dismissed within 90 days of the filing of such bankruptcy action; (c) with regard to clause (iii) above, (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of each of two consecutive calendar quarters, (2) immediately either (x) at any time from and after December 9, 2034 (the “Permitted Par Prepayment Date”), upon the Borrowers’ and/or Mezzanine Borrower’s (as defined below) prepayment of the BioMed MIT Portfolio Whole Loan and/or the Mezzanine Loan, as applicable, on a pro rata basis or (y) at any time after the Permitted

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio

Defeasance Date (defined below) and prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan, in each case, in an amount such that the debt service coverage ratio is equal to 1.30x without any obligation to wait two consecutive quarters, (3) the Borrower and the Mezzanine Borrower collectively deliver to the lender cash or a letter of credit in an amount equal to the amount by which net operating income would need to increase in order to achieve a debt service coverage ratio equal to 1.30x (as applicable, “DSCR Cure Collateral” or the “Mezzanine DSCR Cure Collateral”), which such DSCR Cure Collateral and the Mezzanine DSCR Cure Collateral will be held by the lender in escrow as additional collateral for the BioMed MIT Portfolio Whole Loan, and is required to be returned to the Borrower or the Mezzanine Borrower, as applicable, upon the earlier of (x) the occurrence of a DSCR Trigger Event cure pursuant to clause (1) or (2) above or (4) below (provided that no other Cash Sweep Period is then in effect), and (y) the repayment of the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan, as applicable, in full or (4) the guarantor delivers to the lender a guaranty in an amount equal to the mortgage lender’s allocation of the trigger prepayment amount; (d) with regard to clause (iv) above, either (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of any calendar quarter beginning and ending after the current expiration date of the Takeda 2030 Lease at the BioMed MIT Portfolio properties or (2) Takeda renews or extends the applicable Takeda 2030 Lease or enters into a new lease for substantially the same space as the space for which it previously failed to provide an extension notice by the Takeda Extension Date, and (e) with regard to clause (v) above, the Mezzanine Loan default is no longer continuing. For the avoidance of doubt, the DSCR Cure Collateral cannot be applied by the lender to satisfy any portion of the BioMed MIT Portfolio Whole Loan other than during the continuance of a Priority Payment Cessation Event (as defined below). In the event the DSCR Trigger Event cure is achieved by delivery of the DSCR Cure Collateral to lender and delivery of the Mezzanine DSCR Cure Collateral to the mezzanine lender, the applicable DSCR Trigger Event period will cease upon delivery of such DSCR Cure Collateral to the mortgage lender and such Mezzanine DSCR Cure Collateral to the mezzanine lender without any obligation to wait two consecutive calendar quarters.

“Priority Payment Cessation Event” means (a) the acceleration of the BioMed MIT Portfolio Whole Loan during the continuance of an event of default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the BioMed MIT Portfolio Whole Loan documents or the other related loan documents relating to all or a material portion of the applicable individual BioMed MIT Portfolio property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the BioMed MIT Portfolio Whole Loan documents or the other related loan documents.

“Takeda 2030 Lease” means, individually and/or collectively, as the context may require, (i) that certain lease with Takeda, as tenant, and BRE-BMR 35 Landsdowne LLC, as landlord, as amended, modified or assigned, and (ii) that certain lease with Takeda, as tenant, and BRE-BMR 40 Landsdowne LLC, as landlord, as amended, modified or assigned.

Subordinate and Mezzanine Debt. The subordinate debt is evidenced by the BioMed MIT Portfolio B Notes, the BioMed MIT Portfolio C Notes and the BioMed MIT Portfolio D Notes, totaling $478,000,000.

Subordinate Note Summary(1)
	Subordinate-Note Original Principal Balance(2)	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
BioMed MIT Portfolio Subordinate Companion Loan	$478,000,000	(2)	120	0	120	1.66x	10.6%	55.2%
(1)	The interest rate for the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(2)	The subordinate notes are comprised of (i) five pari passu B notes, which accrue interest at a rate of 6.34313% and have an aggregate Cut-off Date balance of $191.4 million, (ii) five pari passu C notes which accrue interest at a rate of 6.96993% and have an aggregate Cut-off Date balance of $192.3 million and (iii) five pari passu D notes which accrue interest at a rate of 7.93133% and have an aggregate Cut-off Date balance of $94.3 million.

Permitted Future Mezzanine Debt. The Borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower (the “Mezzanine Borrower”) to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the BioMed MIT Portfolio Whole Loan documents, including that no BioMed MIT Portfolio Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 65% and (y) a DSCR not less than the Origination Date DSCR (as defined below).

Partial Release. The Borrowers may, at any time after the date that is the earlier of (a) two years after the closing date of the last securitization trust to hold a note comprising the BioMed MIT Portfolio Whole Loan and (b) June 5, 2028 (the “Permitted Defeasance Date”), obtain the release of an individual BioMed MIT Portfolio property (each, a “Release

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio

Property”) from the lien of the BioMed MIT Portfolio Whole Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) (x) if prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount equal to the applicable Release Amount (as defined below) or (y) if on or after the Permitted Par Prepayment Date, payment of the applicable Release Amount; (ii) after giving effect to such release, the debt service coverage ratio of the BioMed MIT Portfolio properties as of the determination date immediately preceding such release (the “Release DSCR”) is greater than or equal to the Origination Date DSCR (the “Release DSCR Test”), provided that the Release DSCR Test may be satisfied by (x) partially defeasing a portion of the BioMed MIT Portfolio Whole Loan in accordance with the BioMed MIT Portfolio Whole Loan documents or (y) depositing cash to be held in a reserve account as cash collateral for the BioMed MIT Portfolio Whole Loan, in accordance with the BioMed MIT Portfolio Whole Loan documents, provided, further, that, in the event the foregoing Release DSCR Test is not satisfied and the release of the BioMed MIT Portfolio property is in connection with an arms-length transaction to a third-party which is not controlled by the borrower sponsor and/or by a Blackstone Fund Entity (as defined below) that controls, or is, the borrower sponsor, the Borrower may release such Release Property upon a partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount (the “Low DSCR Release Amount” equal to the lesser of (I) the mortgage lender’s allocation of 100% of the net sales proceeds derived from the sale of the Release Property and (II) the greater of (x) the applicable Release Amount for the Release Property and (y) an amount necessary to, after giving effect to such release, satisfy the Release DSCR Test (the lesser of (I) and (II), the “Alternate Release Price”); (iii) if any Mezzanine Loan is outstanding, concurrently with the partial defeasance of the Release Amount (or, if applicable the Alternate Release Price), the Mezzanine Borrower will partially defease the Mezzanine Loan equal to the applicable release amount under the Mezzanine Loan (or, if applicable, the Alternate Release Price (as defined in the Mezzanine Loan agreement)) applicable to such individual BioMed MIT Portfolio property, together with any related interest, fees, prepayment premiums or other amounts payable as set forth in the Mezzanine Loan agreement; (iv) the absence of a BioMed MIT Portfolio Whole Loan event of default on the date that the related individual BioMed MIT Portfolio property is released from the lien of the BioMed MIT Portfolio Whole Loan (except as expressly permitted in the BioMed MIT Portfolio Whole Loan documents); and (v) compliance with REMIC related provisions.

“Blackstone Fund Entity” means, individually or collectively, as the context requires, any entity comprising, (i) BRE Edison L.P., a Delaware limited partnership, BioMed LSRE LR (Lux) Holdings L.P., a Delaware limited partnership, BioMed LSRE LR Holdings L.P., a Delaware limited partnership, BioMed LSRE LR – G Holdings L.P., a Delaware limited partnership, BioMed LSRE Upper REIT L.L.C., a Delaware limited liability company, BioMed LSRE Upper REIT 2 L.L.C., a Delaware limited liability company, and any parallel vehicles or alternative investment vehicles comprising the fund holding the assets and properties of the business otherwise known as BioMed Realty and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, (ii) Blackstone Real Estate Income Trust, Inc. or any successor thereto, (iii) BREIT Operating Partnership L.P. or any successor thereto, (iv) Blackstone Property Partners Lower Fund 1 L.P. and Blackstone Property Partners Lower Fund 2 L.P. or any successor thereto, and any parallel vehicles or alternative investment vehicles comprising the real estate investment fund commonly known as Blackstone Property Partners and any co-investment or managed vehicles controlled thereby or under common control with any of the foregoing entities, (v) any entity comprising any real estate investment fund commonly known as a Blackstone Real Estate Partners fund (including, without limitation, Blackstone Real Estate Partners VIII, Blackstone Real Estate Partners IX and Blackstone Real Estate Partners X), and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, or (vi) any entity comprising any other real estate investment fund sponsored by Blackstone Inc. (or any successor thereto) and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities.

“DSCR Deficiency” means the amount by which the then outstanding BioMed MIT Portfolio Whole Loan amount and the then outstanding Mezzanine Loan amount, in the aggregate, need to be reduced in order for the Release DSCR to equal or be greater than 1.63x (the “Origination Date DSCR”).

“Release Amount” means, for a BioMed MIT Portfolio property, the lesser of: (a) the outstanding BioMed MIT Portfolio Whole Loan amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such individual BioMed MIT Portfolio property multiplied by (1) 105% until such time that the outstanding BioMed MIT Portfolio Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

Ground Lease. Each BioMed MIT Portfolio property is subject to a prime ground lease (or in the case of the 65 Landsdowne property, two prime ground leases) (collectively, the “Prime Leases”) with MIT, as ground lessor (the “Prime Lessor”), and

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio

a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (or in the case of 65 Landsdowne property, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Ground Leases”) with the Prime Lessee as ground lessor (the “Ground Lessor”) and the applicable Borrower, as ground lessee (the “Ground Lessee”). Each mortgage is secured by the applicable Borrower’s sub-leasehold interest in the applicable Ground Lease and does not encumber the Prime Leases or the fee estate of the Prime Lessor.

Each of the Ground Leases is structured with base rent and percentage rent components, with percentage rent driven by revenue at the BioMed MIT Portfolio properties (the “Percentage Rent”). Each Borrower has fully pre-paid the base rent and the Percentage Rent (subject to certain exceptions described in the immediately following two sentences) for the period beginning on July 1, 2024 and ending on June 30, 2032 (the “Eight Year Period”) and for the extension term beginning on the date set forth in the applicable Ground Lease and expiring on April 30, 2099 (the “Extension Term”). In the event the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to any tenant during the Eight Year Period that, in the aggregate, are in excess of the total amount of rent that the tenant would have otherwise paid during the remaining portion of the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% of such excess during the year such payment was received from the tenant. In addition, if a tenant is relocated to another premises outside of the BioMed MIT Portfolio properties that is owned by the applicable Borrower or an affiliate and located within 70 miles of the applicable BioMed MIT Portfolio property and the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to the termination of the tenant’s lease during the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% on a percentage of the gross revenues received by the Borrower, which percentage is calculated by dividing (i) the net present value as of the date of lease termination using a discount rate of 8% of rent payments due under the applicable lease following the Eight Year Period until the end of the applicable lease term and (B) the net present value using a discount rate of 8% of all rent payments due under the applicable lease for the remainder of the lease term as of the date of lease termination. Each Borrower is required to resume regular payments of base rent and percentage rent upon the expiration of the Eight Year Period and continuing until the commencement of the Extension Term.

In addition to base rent, each Ground Lessee is required to pay percentage rent at an annual rate equal to 15% of annual gross revenues from the subject BioMed MIT Portfolio property in excess of the applicable Percentage Rent Threshold (as defined below). Under certain Ground Leases, gross revenues excludes, among other items, deemed tenant improvement reimbursements equal to the tenant improvement allowance amortized over the tenant’s lease term at the Prime Rate + 1.50%.

The “Percentage Rent Threshold” is equal to the amount of annualized gross revenues attributable to 90% of the gross rentable area of the subject premises on the date that Ground Lessee first receives rents from occupants attributable to 90% or more of the gross rentable area.

The Percentage Rent Threshold may be increased or decreased in connection with a refinancing as provided in the Ground Leases based on increases or decreases in the debt service based on the type of refinancing due under any loan(s) secured by the applicable BioMed MIT Portfolio property.

With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of (a) the share of any financing which is reasonably allocable to such Ground Lessee’s interest in the related Ground Lease or (b) the gross proceeds received by the applicable Ground Lessee from any refinancing of the improvements or Ground Lessee’s interest under the Ground Lease, less only (i) the greater of (x) amounts outstanding on any first mortgage note or financing allocated to such Ground Lessee’s interest in the Ground Lease, as applicable, or (y) any purchase price paid by the Ground Lessee to a previous ground tenant to acquire the improvements or such Ground Lessee’s interest in a transaction which occurs within 10 days prior to such refinancing; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the BioMed MIT Portfolio property being refinanced and reasonable amounts established as capital reserve funds.

With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of the gross proceeds received by Ground Lessee from any sale or resale of the improvements or such Ground Lessee’s interest under the Ground Lease, either directly or indirectly, by sale of the stock, shares or other beneficial interest in such Ground Lessee, or otherwise, less only (i) the greater of (x) amounts outstanding on any first mortgage note (or unpaid on any first mortgage note of any Approved First Mortgagee that directly or through a controlled entity is the selling Borrower); or (y) the purchase price paid by the Ground Lessee to a previous ground lessee (if any) to acquire such improvements or such Borrower’s

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio

interest; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the BioMed MIT Portfolio property being refinanced and reasonable amounts established as capital reserve funds.

The Ground Leases provide certain rights restrictions by the Ground Lessors with regard to any future mortgage financing, mezzanine financing and/or transfer of the BioMed MIT Portfolio properties. The Ground Leases also provide certain mortgagee protections for the mortgage lenders, provided that such lenders qualify as “Approved First Mortgagees” as defined in the applicable Ground Lease. Pursuant to the estoppels delivered to the mortgage lender in connection with the BioMed MIT Portfolio Whole Loan, each Ground Lessor acknowledged each mortgage lender as an “Approved First Mortgagee”. Future mortgage and mezzanine lenders will be subject to each Ground Lessor’s consent in accordance with the Ground Lease and associated estoppels.

An “Approved First Mortgagee” includes, among other things, (i) any bank, trust company or national banking association, (ii) any insurance company, (iii) any pension or retirement trust or fund for which any bank, trust company, national banking association or registered investment adviser is acting as trustee or agent, or if self-managed, having gross assets of at least $50 million, (iv) any investment company as defined in the Investment Company Act of 1940, (v) any government or public employees’ pension or retirement system, (vi) any REIT, (vii) certain charitable foundations and (viii) any federal or Massachusetts state government agency, in each case (other than clause (viii)), subject to certain other conditions set forth in the Ground Leases.

Transfers are prohibited without each Ground Lessor’s consent, unless such transferee meets certain criteria set forth in the Ground Leases, including that such transferee is required to (i) have a reputation of high quality and to operate the improvements in a first-class manner, and (ii) have, in the reasonable opinion of such Ground Lessor, the qualifications, experience and financial responsibility required to fulfill the obligations contained in the subject Ground Leases for the continued first class management and operation of the BioMed MIT Portfolio properties, or otherwise would be required to hire a manager that would meet such experience test.

Each Ground Lease provides each Ground Lessor with (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Ground Lessor waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal with respect to any sale of the leasehold interest in the applicable BioMed MIT Portfolio property, other than in connection with a mortgage foreclosure in which case Ground Lessor has no right of first refusal . Each of the above-described rights of first refusal under the Ground Lease were assigned by Ground Lessor to Prime Lessor.

In the event that a Ground Lease is terminated for any reason, including rejection of such Ground Lease in any bankruptcy or insolvency proceeding, at the request of the mortgage lenders delivered in writing to the related Ground Lessor within 15 days after receipt of notice of such termination, such Ground Lessor will, upon compliance with the requirements set forth in the related Ground Lease, enter into a new lease directly with the mortgage lenders for the remainder of the term and having the same priority as the related Ground Lease.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in the Preliminary Prospectus.

Prime Lease.

The Prime Lessee is required to pay to the Prime Lessor base rent in an amount equal to $10.00 per year. Additionally, Prime Lessee is required to pay to the Prime Lessor, as additional rent, any payment the Prime Lessee receives from the applicable Borrower in connection with the profit-sharing provisions related to future sales and refinancings as set forth in the Ground Lease. Each Prime Lease commences on the origination date and expires on April 30, 2099.

Each Prime Lessor entered into a Fee Owner Recognition Agreement with the mortgage lender and each Ground Lessor entered into a Sublandlord Mortgagee Recognition Agreement with the mortgage lender at origination.

The Prime Leases include customary leasehold financing provisions and mortgagee protections in favor of a lender making a loan secured by the Prime Lessee’s leasehold interest in the Prime Lease (and most of which do not inure to the lenders of the Ground Leases), provided that any mortgage or other encumbrance secured by Prime Lessee’s interest in the Prime Lease will be subject and subordinate to the Ground Lease, the applicable Borrower’s interest in the Ground Lease and any mortgage secured by Borrower’s interest in the Ground Lease, including the mortgages.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio

Any mortgage or other encumbrance secured by the Prime Lessor’s fee interest will be subject and subordinate to the Prime Lease, the Ground Lease, any mortgage or mezzanine loan secured by Prime Lessee’s leasehold interest in the Prime Lease, and any mortgage or mezzanine loan secured by Borrower’s sub-leasehold interest in the Ground Lease, including the mortgages.

The Prime Lessee is a wholly owned and controlled subsidiary of the Prime Lessor. The Prime Lessor must refrain from taking any action directly or indirectly, that would (i) result in the Prime Lessor no longer holding fee simple title to any BioMed MIT Portfolio property or any portion thereof (including refraining from any sale, assignment or other transfer of the Prime Lessor’s fee interest in any BioMed MIT Portfolio property to any other person or entity), (ii) result in the Prime Lessee no longer being a wholly owned and controlled subsidiary of the Prime Lessor (other than in connection with a foreclosure under a mortgage loan secured by the Prime Lessee’s leasehold interest in the Prime Lease), or (iii) impose mortgages, deed restrictions or other encumbrances on Prime Lessor’s fee simple title that would materially interfere with (a) the Prime Lessee’s ability to exercise its rights and fulfill its obligations under the Prime Lease, or (b) the Prime Lessor’s ability to lease the BioMed MIT Portfolio property, provided that any such mortgage, deed restriction or other encumbrance upon the Prime Lessor’s fee simple title to the BioMed MIT Portfolio property is required to, in any case, be subordinated to the encumbrance of the Prime Lease and the Ground Lease. Notwithstanding the foregoing to the contrary and without limiting Prime Lessor’s covenants in this paragraph, if for any reason Prime Lessor is no longer the fee simple owner of any BioMed MIT Portfolio property or any portion thereof, then, the Prime Lease will be deemed terminated and the Ground Lease is required to automatically become a Direct Lease with the then fee simple owner.

In the event that the Prime Lease is terminated for any reason (including in the event of a rejection in bankruptcy, insolvency or similar proceeding involving Prime Lessee) prior to the expiration date of the Prime Lease, including an event where the Ground Lease would be deemed terminated solely as a result of termination of the Prime Lease, the Ground Lease (excluding any amendments thereto that have not been consented to by Prime Lessor in writing) will automatically continue in full force and effect for the balance of the term of the Ground Lease and be deemed for all purposes to be a direct lease between Prime Lessor and the applicable Borrower, upon the terms and conditions of, and having the same priority as, the Ground Lease (the “Direct Lease”), provided that the Borrowers are not in default of the Ground Lease beyond all applicable notice and cure periods of the Borrowers and the mortgage lender or any mezzanine lender such that the Prime Lessee had the right to terminate the Ground Lease at the time of termination of the Prime Lease. Where the Ground Lease becomes a Direct Lease, the Borrowers are required to attorn to Prime Lessor in accordance with the terms of a subordination, non-disturbance and attornment agreement, as landlord under the Ground Lease; provided the Ground Lease will not be deemed to have been terminated. In the event Prime Lessor and Borrower are deemed to have entered into a Direct Lease, Prime Lessor acknowledges and agrees that the mortgage lender will have all of the rights of an Approved First Mortgagee under the Direct Lease. In addition, if the mortgage lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease) forecloses on the related security instrument or otherwise exercises remedies so that it succeeds to the interest of the Borrowers under the Ground Lease, the Prime Lessor agrees that the Direct Lease provisions are applicable to the mortgage lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease), as the successor to the Borrowers.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Collateral Term Sheet	BMO 2025-C13
No. 1 – BioMed MIT Portfolio

The Prime Lease may not be amended, changed, or modified except by an instrument in writing signed by the Prime Lessor and Prime Lessee and consented to in writing by Prime Lessee’s mortgagee (if applicable), Borrower and the mortgage lender. For the avoidance of doubt, subject to the right to obtain a Direct Lease as described above, Prime Lessor retains all rights to terminate the Prime Lease following a default beyond any applicable notice and cure period in accordance with the terms of the Prime Lease. In the event of a monetary default under the Prime Lease that does not exceed $10,000 or concurrent monetary defaults that do not exceed $50,000 in the aggregate, if those monetary defaults are not caused by a default of the applicable Borrower under the Ground Lease, Prime Lessor must simultaneously deliver a copy of any written notice of default to the applicable Borrower, mortgage lender and any mezzanine lender, and the applicable mortgage lender, and any mezzanine lender will have the right, but not the obligation, to cure such monetary default within five (5) business days following receipt of such notice. For all other events of default under the Prime Lease that are not a monetary default and are not caused by a default of the applicable Borrower under the Ground Lease, the applicable Borrower, mortgage lender and any mezzanine will have no right to cure directly with Prime Lessor; provided however, Prime Lessor must simultaneously deliver a copy of any written notice of default received by or sent to Prime Lessor to the applicable Borrower, the mortgage lender, and any mezzanine lender.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Collateral Term Sheet	BMO 2025-C13
No. 2 – UOVO Evergreen

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Collateral Term Sheet	BMO 2025-C13
No. 2 – UOVO Evergreen

UOVO Evergreen
105 Evergreen Avenue
Brooklyn, NY 11206
BROOKLYN
QUEENS
Bushwick
Greenpoint
East Williamsburg
Williamsburg
Bedford-Stuyvesant
Clinton Hill
Prospect Heights
Crown Heights
Fresh Pond
East River
BROOKLYN NAVY YARD
FIRST CALVARY CEMETERY
LINDEN HILL CEMETERY
THE EVERGREENS CEMETERY
Prospect Park
McCarren Park
Newtown Creek
LI Expwy
Brooklyn-Queens Expwy
Brooklyn Queens Expwy
495
278
La Guardia Airport 4 miles
Downtown Brooklyn 1 mile
Hunters Point
PULASKI BRIDGE
WILLIAMSBURG BRIDGE
The Box House Hotel
The Greenpoint Gallery
Broadway Stages
THE JAVA PROJECT
Le Fanfare
Bakeri
Eagle + West
Silvercup Studios East
Greenpoint Ave.
Kingsland Ave.
Meeker Ave.
Manhattan Ave.
McGuinness Blvd.
Key Food
Broadway Stages
Henry Norman Hotel
Windmill Studios
The Brooklyn Barge
Brooklyn EXPO Center
Greenpoint Sidewalk Clock
Msgr. McGolrick Park
Hurricane Point
Brooklyn Winery
Arlo Williamsburg
Warsaw Concerts
E. River State Park
Brooklyn Bowl
Brooklyn Brewery
Coda Williamsburg
Music Hall of Williamsburg
Museum of Food and Drink (MOFAD) Lab
Studio Eberle
Brooklyn Steel
Vandervoort Ave.
National Grid
Nitehawk Cinema
Knitting Factory Records
The City Reliquary Museum
Cooper Park
Vandervoort Studio
Metropolitan Ave.
Grand St.
Frito-Lay
The Brooklyn Monarch
Area 53 - Adventure Park
Troutman St.
Flushing Ave.
George Washington at Valley Forge
Peter Luger Steak House
Division Ave.
Union Ave.
Humboldt St.
Montrose Ave
Morgan Ave
The Bushwick Collective
Jefferson St
House of Yes
Grover Cleveland Athletic Field
Maria Hernandez Park
Wycoff Heights Medical Ctr.
Cypress Ave.
Bogart Hotel
Kent Ave.
Lee Ave.
Marcy Ave.
Steiner Studios
Pfizer Building
NYC Health Hospitals/Woodhull
Myrtle Ave.
Market Hotel
Central Ave
Knickerbocker
Wyckoff Avenue
Ridgewood Veterans Memorial
Bushwick Playground
Bushwick Ave.
Greene Ave.
Woodbine St.
Wilson Ave.
Knickerbocker Ave.
Marcy Playground
Bedford Ave.
The Home Depot
Pratt Institute
DeKalb Ave.
Dekalb Ave.
Lafayette Ave.
Herbert Von King Park
Jesse Owens Playground
Marcus Garvey Blvd.
Lewis Ave.
Malcolm X Blvd.
Reinaldo Salgado Playground
Broadway
Evergreen Ave.
Gates Ave.
Nostrand Ave.
Halsey St.
Ralph Ave.
Saratoga Square Park
Fulton St.
Atlantic Ave.
Harmony Park
Interfaith Medical Center
Brooklyn Children's Museum
Brower Park
St. John's Recreation Center
Historic Hunterfly Road Houses
Weeksville Heritage Center
Bergen St.
Eastern Pkwy.
NY Ave.
Washington Ave.
Broadway Jct
PATERSON
YONKERS
BRONX
MANHATTAN
NEW YORK CITY
NEWARK
JERSEY CITY
QUEENS
BROOKLYN
STATEN ISLAND
NJ
Atlantic Ocean

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Collateral Term Sheet	BMO 2025-C13
No. 2 – UOVO Evergreen
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$77,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$77,000,000	Property Type - Subtype:	Self-Storage – Self-Storage
% of IPB:	9.5%	Net Rentable Area (SF):	112,086
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	Evergreen 105 LLC	Year Built / Renovated:	1955 / 2019
Borrower Sponsor:	UOVO Holdings LLC	Occupancy(4):	94.2%
Interest Rate:	5.89600%	Occupancy Date:	8/31/2025
Note Date:	9/11/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	10/6/2035	3rd Most Recent NOI (As of):	$7,208,072 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$9,140,214 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$9,740,648 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	68.8%
Amortization Type:	Interest Only	UW Revenues:	$12,289,646
Call Protection(2):	L(24),D(92),O(4)	UW Expenses:	$1,872,339
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$10,417,307
Additional Debt(1):	Yes	UW NCF:	$10,400,494
Additional Debt Balance(1):	$28,000,000	Appraised Value / Per SF:	$191,200,000 / $1,706
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/13/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$937
Taxes:	$85,637	$14,273	N/A	Maturity Date Loan / SF:	$937
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.9%
Replacement Reserve:	$0	$1,401	N/A	Maturity Date LTV:	54.9%
				UW NCF DSCR:	1.66x
				UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$105,000,000	100.0%	Loan Payoff	$57,461,454	54.7%
			Return of Equity	45,398,709	43.2
			Closing Costs	2,054,200	2.0
			Upfront Reserves	85,637	0.1
Total Sources	$105,000,000	100.0%	Total Uses	$105,000,000	100.0%
(1)	The UOVO Evergreen Mortgage Loan (as defined below) is part of a whole loan which is comprised of three pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $105,000,000 (the “UOVO Evergreen Whole Loan”). The financial information presented above is based on the UOVO Evergreen Whole Loan.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on November 6, 2025. Defeasance of the UOVO Evergreen Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the UOVO Evergreen Whole Loan to be securitized and (ii) September 11, 2028. The assumed lockout period of 24 payments is based on the expected BMO 2025-C13 securitization closing date in October 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Occupancy represents the occupancy percentage for the private storage space (measured in square feet). The managed storage space is measured in cubic feet and is 51.5% leased as of July 31, 2025. See “The Property” below for further discussion of the property type.

The Loan. The second largest mortgage loan (the “UOVO Evergreen Mortgage Loan”) is secured by the borrower’s fee simple interest in a 112,086 SF self-storage complex located in Brooklyn, New York (the “UOVO Evergreen Property”). The UOVO Evergreen Whole Loan consists of three pari passu promissory notes and accrues interest at a rate of 5.89600% per annum on an Actual/360 basis. The UOVO Evergreen Whole Loan has a 10-year term and is interest only for the entire duration of the term. The UOVO Evergreen Whole Loan was co-originated on September 11, 2025 by German American Capital Corporation (“GACC”) and Goldman Sachs Bank USA (“GSBI”). The UOVO Evergreen Mortgage Loan is evidenced by the controlling Note A-1-1, contributed by GACC, and the non-controlling Note A-2, contributed by GSBI, with an aggregate original principal balance of $77,000,000. The UOVO Evergreen Whole Loan is expected to be serviced pursuant

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Collateral Term Sheet	BMO 2025-C13
No. 2 – UOVO Evergreen

to the pooling and servicing agreement for the BMO 2025-C13 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the UOVO Evergreen Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$56,000,000	$56,000,000	BMO 2025-C13	Yes
A-1-2(1)	$28,000,000	$28,000,000	GACC	No
A-2	$21,000,000	$21,000,000	BMO 2025-C13	No
Whole Loan	$105,000,000	$105,000,000
(1)	Expected to be contributed to a future securitization.

The Property. The UOVO Evergreen Property is a Class A flagship art storage complex located in the neighborhood of Bushwick, Brooklyn, New York and is part of the UOVO portfolio, the art storage management provider of the borrower sponsor. UOVO was designed for the sole purpose of safe-guarding collections. These privately-owned, state-of-the-art facilities are ideal for the long-term preservation and care of art, fashion, wine, archives, cultural artifacts, contemporary collectibles and rare objects. The UOVO Evergreen Property is leased to approximately 393 unique tenants, of which 97 tenants lease private storage units and 296 lease rent managed storage space. Additionally, the UOVO Evergreen Property houses a fashion storage component where tenants can store clothing on racks in the UOVO Evergreen Property’s lower level.

UOVO’s full range of services includes climate-controlled storage, digital inventory management, secure transportation, packing and crating, archiving solutions, private viewing galleries, art installation, photography, and more. UOVO clients gain access to our custom-built digital platforms to streamline collection management and service requests.

The UOVO Evergreen Property is subject to an Industrial Development Agency (IDA) tax abatement structure, under which the borrower leased the land and the improvements to the IDA, which in turn are subleased back to the borrower, together with a lease of the personal property associated with the land and improvements. The leases, which commenced on December 19, 2018 and expire on June 30, 2044 (unless earlier terminated in accordance with the provisions thereof), are subordinate to any mortgage on the UOVO Evergreen Property and are co-terminus with each other. The sublease to the borrower is an absolute net lease. In the event of foreclosure, the lender would have to re-apply for the IDA abatement, which would be subject to satisfaction of all applicable IDA guidelines.

Private Storage. According to the appraisal, the private storage (“Private Storage”) is similar to traditional self-storage and is ideal for clients who prefer direct and frequent access to their works. Private storage includes individual locks, roll-up doors and 8- to 10-foot clear heights. Private storage space can be leased at a minimum of 50 SF and may range to over 20,000 SF. According to the appraisal, private storage is tailored to each specific client’s needs as they partner with an in-house designer to configure a customized plan with racking, lighting, flooring, and climate conditions best suited to their collection.

Managed Storage. According to the appraisal, the managed space (‘Managed Storage”) functions on open-air racks within a fully controlled environment in terms of climate, temperature, humidity and UV filtration lighting. Managed storage is considered a more cost-effective option for clients with fluctuating inventory or temporary storage needs and is exclusively accessed and managed by an expert technical team and tracked using digital inventory. The Managed Storage space is leased by cubic feet on floors 1 through 3 as it consists of an open storage area optimized for large and small pieces of artwork.

The UOVO Evergreen Property includes four fully enclosed loading docks accessible with tractor trailers, four state-of-the-art viewing rooms to facilitate private showings and photography, multiple emergency backup generators, 20-25’ ceiling heights, two freight elevators each capable of carrying 9 tons, on-site client and visitor parking, and pest screenings, regular exterminator visits, and pheromone traps throughout the facility. Additionally, the UOVO Evergreen Property has private meeting rooms, workspaces, and a client café. Additionally, the UOVO Evergreen Property is home to the UOVO Prize, an ongoing public art installation commissioned in partnership with the Brooklyn Museum.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Collateral Term Sheet	BMO 2025-C13
No. 2 – UOVO Evergreen

The following table presents certain information relating to the Private Storage at the UOVO Evergreen Property:

Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% of UW Rent	Occupied SF	Occupancy % (SF)	# of Units	% of Total Units	Occupied Units	Rent Per Annum (SF)(2)	Market Rent Per SF(3)
Private Storage	46,560	37.1%	43,845	94.2%	126	100.0%	118	$102.64	$33.84 - $118.68
(1)	Based on the underwritten rent roll dated August 31, 2025.
(2)	Rent Per Annum (SF) is calculated using actual rent for occupied square feet.
(3)	Source: Appraisal.

The following table presents certain information relating to the Managed Storage at the UOVO Evergreen Property:

Unit Mix(1)
Unit Type	Net Rentable Area (CF)	% of UW Rent	Occupied CF	Occupancy % (CF)	# of Units	% of Total Units	Occupied Units	Rent Per Annum (CF)(2)	Market Rent Per CF(3)
Managed Storage	330,000	29.7%	169,822	51.5%	NAP	NAP	NAP	$21.20	$13.44 - $40.80
(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Rent Per Annum (CF) is calculated using actual rent for occupied cubic feet.
(3)	Source: Appraisal.

The following table presents certain information relating to the historical and current occupancy of the UOVO Evergreen Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
NAV	76.0%	83.0%	94.2%
(1)	Historical occupancies represent the annual average occupancy of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated August 31, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the UOVO Evergreen Property of $191,200,000 as of June 13, 2025.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
UOVO Evergreen	$191,200,000	5.75%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated June 19, 2025, there was no evidence of any recognized environmental conditions at the UOVO Evergreen Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Collateral Term Sheet	BMO 2025-C13
No. 2 – UOVO Evergreen

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the UOVO Evergreen Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	6/30/2025 TTM	Underwritten	Underwritten Per Unit	%(1)
Gross Potential Rent(2)	$5,954,992	$7,527,127	$7,916,693	$11,774,471	$105.05	73.8%
Other Income(3)	3,554,651	3,989,510	$4,128,097	$4,189,421	$37.38	26.2%
Gross Income	$9,509,643	$11,516,636	$12,044,790	$15,963,893	$142.43	100.0%
Vacancy / Credit Loss / Bad Debt	(39,053)	(32,514)	(23,382)	(3,674,246)	($32.78)	(23.0)
Effective Gross Income	$9,470,590	$11,484,122	$12,021,407	$12,289,646	$109.64	77.0%

Real Estate Taxes	171,273	171,562	172,163	171,273	1.53	1.4%
Insurance	154,121	165,048	174,124	102,716	0.92	0.8%
Management Fee	570,540	690,195	704,812	368,689	3.29	3.0%
General and Administrative	59,470	58,083	70,521	70,521	0.63	0.6%
Utilities	287,765	258,347	275,606	275,606	2.46	2.2%
Payroll and Benefits	305,214	326,716	337,496	337,496	3.01	2.7%
Professional Fees	129,029	77,977	90,814	90,814	0.81	0.7%
Repairs and Maintenance	487,714	504,674	365,702	365,702	3.26	3.0%
Marketing	97,391	91,304	89,522	89,522	0.80	0.7%
Total Operating Expenses	$2,262,518	$2,343,908	$2,280,759	$1,872,339	$16.70	15.2%

Net Operating Income	$7,208,072	$9,140,214	$9,740,648	$10,417,307	$92.94	84.8%
Replacement Reserves	0	0	0	16,813	0.15	0.1
Net Cash Flow	$7,208,072	$9,140,214	$9,740,648	$10,400,494	$92.79	84.6%
(1)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated August 31, 2025 for private storage and July 31, 2025 for managed storage.
(3)	Other Income includes wardrobe rent as well as miscellaneous income.

The Market. The UOVO Evergreen Property is located in Brooklyn, New York within the Bushwick Neighborhood. Bushwick is a mostly residential neighborhood, with a mixture of single-family and multifamily housing. This area consists of not only mixed properties but primarily semi-detached homes, two-to-four family homes, and multi-unit apartment buildings which include condominiums and co-ops. Just over 53% of the land use in the district is comprised of 1-2 Family Residential and multifamily residential. Open space makes up another 16.0% of total land use and mixed use composes another 9.0% of total land use. The neighborhood is served by ample public transportation consisting of regional and local bus services and the J-Z-L and M trains. The J-Z Train follows the southern border of the neighborhood along Broadway and runs west into the Lower East Side and Downtown Manhattan, as well as east into the Richmond Hill neighborhood. The L Train borders the north boundary of the neighborhood and runs west into Union Square Manhattan.

According to the appraisal, the national art industry revenue is expected to have grown at a CAGR of 0.9% to $13.1 billion over the last 5 years up through 2024. The national art industry is expected to grow at a CAGR of 2.3% to $15.5 billion by the end of 2029. Additionally, the major concentrations of art dealership establishments in the United States are in California, Florida, and New York with New York being home to 14.1% of establishments in the country.

In New York City, several industrial, office, special-use, and retail buildings have converted to self-storage. In May 2023, 41 East 21st Street completed the conversion of a four story, 50,000 SF parking garage into a self-storage facility to be managed by CubeSmart. The CMX Cinema at 400 East 62nd Street is being converted into a 65,000 SF self-storage facility by Manhattan Mini Storage. The Shell industrial building at 78 Walker has also been proposed for conversion.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Collateral Term Sheet	BMO 2025-C13
No. 2 – UOVO Evergreen

The following table presents information regarding certain competitive properties to the UOVO Evergreen Property:

Competitive Property Summary(1)
Property Name/Location	Year Built / Renovated	Private Occupancy	Square Feet (Private)	Managed Occupancy	Cubic Feet (Managed)	Unit Type	Actual ($/SF)	Actual ($/CF)	Rent Per Annum (SF/CF)(3)
105 Evergreen Avenue(2) Brooklyn, NY	1955 / 2019	94.2%	46,560	51.5%	330,000	Private Storage Managed Storage	$8.55	$1.77	$102.64 $21.20
4200 Westgate Avenue Westgate, FL	2023 / NAP (Lease-Up)	82.0%	9,765	21.0%	177,000	Private Storage Managed Storage	$6.65	$2.16	$79.80 $25.92
346 NW 29th Street Miami, FL	2008 / NAP	90.0%	55,063	77.0%	42,670	Private Storage Managed Storage	$6.02	$2.93	$72.24 $35.16
1333 Lowrie Ave South San Francisco, CA	2022 / NAP	N/A	N/A	69.0%	177,222	Private Storage Managed Storage	N/A	$1.92	N/A $23.04
101 Lake Drive Newark, DE	1986 / NAP	67.0%	7,675	30.0%	238,000	Private Storage Managed Storage	$5.11	$1.12	$61.32 $13.44
130 South Myers Street Los Angeles, CA	2024 / NAP (Lease-Up)	100.0%	3,675	18.0%	118,000	Private Storage Managed Storage	$9.89	$1.34	$118.68 $16.08
(1)	Source: Appraisal, unless noted otherwise.
(2)	Based on the underwritten rent roll dated August 31, 2025 for private storage and July 31, 2025 for managed storage.
(3)	Rent Per Annum (SF/CF) is calculated using actual rent per occupied square/cubic feet.

The Borrower. The borrower is Evergreen 105 LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the UOVO Evergreen Whole Loan.

The Borrower Sponsor. The borrower sponsor and the non-recourse carveout guarantor is UOVO Holdings LLC (“UOVO”). UOVO’s privately-owned, state-of-the-art facilities are ideal for the long-term preservation and care of art, fashion, wine, archives, cultural artifacts, and rare objects. UOVO has art storage facilities (inclusive of the UOVO Evergreen Property) in major markets such as Los Angeles, Orange County, San Francisco, Aspen, Denver, Delaware, Miami, West Palm Beach, Brooklyn, Long Island City, Rockland County and Dallas, Texas.

Property Management. The UOVO Evergreen Property is managed by UOVO Management LLC and UOVO Art LLC, borrower-affiliated property management companies.

Escrows and Reserves. At origination, the borrower deposited approximately $85,637 for real estate taxes.

Tax Escrows. On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments (initially, approximately $14,273)

Insurance Escrows. If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The UOVO Evergreen Property is currently insured under a blanket insurance policy.

Replacement Reserve. On a monthly basis, the borrower is required to deposit approximately $1,401 for replacement reserves.

Lockbox / Cash Management. The UOVO Evergreen Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Collateral Term Sheet	BMO 2025-C13
No. 2 – UOVO Evergreen

lockbox account for the benefit of the lender, into which all rents and other revenue from the UOVO Evergreen Property are required to be deposited by the borrower. During a Trigger Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on a daily basis and disbursed in accordance with the UOVO Evergreen Whole Loan documents. Also, during a Trigger Period, all excess cash is required to be collected by the lender and held as additional security for the UOVO Evergreen Whole Loan.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the UOVO Evergreen Whole Loan documents or (ii) the debt service coverage ratio being less than 1.30x, and will expire upon (a) with respect to clause (i) above, the event of default has been cured or (b) with respect to clause (ii) above, debt service coverage ratio being at least 1.35x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Collateral Term Sheet	BMO 2025-C13
No. 3 – 512 West 22nd Street

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Collateral Term Sheet	BMO 2025-C13
No. 3 – 512 West 22nd Street

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Collateral Term Sheet	BMO 2025-C13
No. 3 – 512 West 22nd Street

512 West 22nd Street
512 West 22nd Street
New York, NY 10011
MANHATTAN
Midtown
Chelsea
Meatpacking District
West Village
Hudson River
Hudson River Park
Chelsea Waterside Park
CHELSEA GALLERIES
The High Line Elevated Park
NJ TRANSIT AMTRAK
W. 34th St.
W. 33rd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W.14th St.
W. 13rd St.
Little W. 12th St
12th Ave.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
Hudson St
Greenwich St
Washington St
Gansevoort St
Horatio St
Jane St
W. 12th St.
Bethune St
W 4th St
Bleeker St
Waverly Pl
Greenwich Ave
The Spiral
The New Yorker
55 Hudson Yards
50 Hudson Yards
35 Hudson Yards
30 Hudson Yards
HUDSON YARDS
Western Yard (Under Development)
Vessel
15 Hudson Yards
The Shed
10 Hudson Yards
1 Hudson Yards
Abington House
James A. Farley Building
Madison Square Garden
Penn Station
PENN 1
30th Street Heli Pad
USPS Morgan Processing and Distribution Center
Magnet Theater
Chelsea Park
Fashion Institute of Technology
The Museum at FIT
Terminal Warehouse
Starret-Lehigh Building
Hotel Alameda
Swedish Inst. College of Health Sciences
Gagosian
Gladstone Gallery
George Billis Gallery NYC
SVA Theater
Nicolas Auvray Gallery
Miles McEnery Gallery
Tanya Bonakdar Gallery
Pier 62 Skatepark
The Irish Repository Theatre
Jack Shainman Gallery
The High Line Hotel
Chelsea Piers Sports & Entertainment Complex
Michael Rosenfeld Gallery
David Zwirner
Atlantic Theater Company
New York Live Arts
IAC Building/ Newsweek Daily Beast
The Joyce Theater
Christine Burgin Books
Community Playground
Secret Garden Park
The Maritime Hotel
Dream Downtown, by Hyatt
CHELSEA MARKET
Google NYC - 9th Avenue
9/11 Museum Workshop
Museum of Illusions New York
Little Island Amphitheater
Little Island
The Standard, High Line
Soho House New York
Gansevoort Meatpacking NYC
Whitney Museum
Gansevoort Peninsula
Gansevoort Beach
Pier 51 at Hudson River Park
Ferry
9A
QUEENS
BROOKLYN
MANHATTAN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
West New York
Astoria
Long Island City
Greenpoint
Williamsburg
Central Park
Upper West Side
Upper East Side
West Side
East Side
Midtown
Chelsea
Greenwich Village
Little Italy
SoHo
Chinatown
Tribeca
Financial District
Lower East Side
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Collateral Term Sheet	BMO 2025-C13
No. 3 – 512 West 22nd Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB, CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	8.0%	Net Rentable Area (SF):	172,576
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	Property 512 West 22 LLC	Year Built / Renovated:	2019 / NAP
Borrower Sponsor:	RAGHSA Real Estate LLC	Occupancy(4)(5):	100.0%
Interest Rate:	6.64100%	Occupancy Date:	8/7/2025
Note Date:	8/14/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	9/5/2035	3rd Most Recent NOI (As of):	$11,864,688 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$12,643,938 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of)(6):	$13,091,530 (6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$19,769,814
Call Protection(2):	L(25),D(88),O(7)	UW Expenses:	$5,190,938
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$14,578,877
Additional Debt(1):	Yes	UW NCF:	$13,764,049
Additional Debt Balance(1):	$65,000,000	Appraised Value / Per SF:	$208,500,000 / $1,208
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/25/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$753
Taxes:	$251,864	$83,955	N/A	Maturity Date Loan / SF:	$753
Insurance:	$31,204	$31,204	N/A	Cut-off Date LTV:	62.4%
Replacement Reserves:	$0	Springing	$103,546	Maturity Date LTV:	62.4%
TI / LC Reserve:	$35,953	$35,953	$2,157,000	UW NCF DSCR:	1.57x
Other Reserves(7):	$2,712,875	$0	N/A	UW NOI Debt Yield:	11.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$130,000,000	62.2%	Purchase Price	$205,000,000	98.1%
Borrower Sponsor Equity	79,065,598	37.8%	Upfront Reserves	3,031,897	1.5%
			Closing Costs	1,033,702	0.5%
Total Sources	$209,065,598	100.0%	Total Uses	$209,065,598	100.0%
(1)	The 512 West 22nd Street Mortgage Loan (as defined below) is part of the 512 West 22nd Street Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $130,000,000. Underwriting and Financial Information presented in the chart above is based on the 512 West 22nd Street Whole Loan.
(2)	Defeasance of the 512 West 22nd Street Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) October 5, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BMO 2025-C13 securitization trust in October 2025. The actual defeasance lockout period may be longer.
(3)	For a further discussion of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	As of the Cut-off Date, IMG Worldwide, LLC (accounting for 3.7% of UW Base Rent) is dark, though current with respect to all contractual rent. IMG Worldwide, LLC has listed its leased space on the market for sublease, though no prospective subtenant has been identified.
(5)	Though in occupancy and paying rent, Ancient Management LP (accounting for 3.3% of UW Base Rent) is expected to vacate upon its lease expiration in June 2026.
(6)	The NOI increase from June 2025 TTM to Underwritten is primarily attributable to recent leasing, specifically the lease with Genius Sports Media Inc. which commenced June 13, 2025.
(7)	Other Reserves include $1,689,925 attributable to outstanding free rent and $1,022,950 of outstanding TI/LCs. Other Reserves is exclusive of $408,101 deposited with an escrow agent in connection with ongoing landlord work for Genius Sports Media Inc., which may be required to be deposited into the Outstanding TI/LC Reserve at a future date in accordance with the 512 West 22nd Street Whole Loan documents. See “Escrows and Reserves” below for additional information.

The Loan. The third largest mortgage loan (the “512 West 22nd Street Mortgage Loan”), is part of a whole loan (the “512 West 22nd Street Whole Loan”) evidenced by three pari passu promissory notes with an aggregate outstanding balance as of the Cut-off Date of $130,000,000. The non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $19,500,000 and Note A-3 with an outstanding principal balance as of the Cut-off Date of $45,500,000 will be contributed to the BMO 2025-C13 securitization trust. The 512 West 22nd Street Whole Loan is secured by the borrower’s fee interest in a 172,576 SF office property in New York, New York (the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Collateral Term Sheet	BMO 2025-C13
No. 3 – 512 West 22nd Street

“512 West 22nd Street Property”). The 512 West 22nd Street Whole Loan was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”) on August 14, 2025. JPMCB is contributing Note A-2, and CREFI is contributing Note A-3, to the BMO 2025-C13 securitization trust. The scheduled maturity date of the 512 West 22nd Street Whole Loan is September 5, 2035.

The relationship between the holders of the 512 West 22nd Street Whole Loan is governed by a co-lender agreement. The 512 West 22nd Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C13 transaction as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 512 West 22nd Street Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$65,000,000	$65,000,000	JPMCB	Yes
A-2	$19,500,000	$19,500,000	BMO 2025-C13	No
A-3	$45,500,000	$45,500,000	BMO 2025-C13	No
Whole Loan	$130,000,000	$130,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The 512 West 22nd Street Property is a Class A, 11-story, 172,576 SF boutique trophy office building situated along the High Line (an approximately 1.5 mile elevated park built on a former elevated railroad line) in West Chelsea, New York. RAGHSA (as defined herein), as borrower sponsor, acquired the 512 West 22nd Street Property in August 2025 for a purchase price of $205.0 million from a joint venture between Vornado Realty Trust, Olayan and Albanese Organization (the “Seller”), contributing approximately $79.1 million of fresh equity in connection with the acquisition and financing. Designed by COOKFOX architects, the 512 West 22nd Street Property is LEED Silver certified and features over 15,000 SF of outdoor space across 13 landscaped terraces along with an approximately 6,000 SF rooftop terrace. Each floor of the 512 West 22nd Street Property offers tenant specific outdoor space, along with operable windows and double doors which allow tenants to directly control access to fresh outside air. The office floors are finished with modern designs and feature higher than typical ceiling heights, ranging from 12’ to 24’, and flexible floor plates. The 512 West 22nd Street Property is located in West Chelsea, a cultural hotspot on Manhattan's west side, known for its restaurants, shopping and luxury residences. The area attracts top companies and offers high connectivity with major subway lines, including the A/C/E, 1/2/3, F/M, and L trains, and proximity to transportation hubs such as Penn Station and the Port Authority Bus Terminal.

As of August 7, 2025, the 512 West 22nd Street Property is 100% leased to a diverse roster of 14 tenants, comprised of a mix of media, tech and investment firms. Approximately 94% of NRA at the 512 West 22nd Street Property is comprised of office space, with the remaining approximately 6% of NRA attributable to three retail tenants (Kenneth Cole, Galeria Nara Roesler USA LLC and Harper's Chelsea LLC). The 512 West 22nd Street Property, which was constructed in 2019 and has since been fully leased, and, according to the appraisal, has demonstrated leasing velocity since inception and through the COVID-19 pandemic, primarily due to strong underlying tenant demand for unique, differentiated, boutique office product in the market. Since the start of 2022 (post COVID-19 pandemic), the 512 West 22nd Street Property executed nine leases accounting for approximately 60.6% of NRA and 52.5% of UW Base Rent. Additionally, two of the largest tenants, Next Jump, Inc. (“Next Jump”) and Kenneth Cole, have invested heavily into their respective spaces since taking occupancy, well in excess of their initial tenant improvement allowances. According to the borrower sponsor, Next Jump invested approximately $3.2 million ($77 PSF) into its space and Kenneth Cole invested approximately $1.9 million into its space ($93 PSF).

The 512 West 22nd Street Property has received a 10-year Industrial & Commercial Abatement Program (“ICAP”) tax abatement for a 10-year period. During the first five years of the exemption period, the 512 West 22nd Street Property benefits from a 100% exemption on the assessed value. During the final five years of the benefit period the exemption is phased out in 20% annual increments (with the exception of the 2029/2030 tax year, where the abatement percentage will remain at 20%, prior to being fully phased out). The 512 West 22nd Street Property’s 10-year tax abatement commenced in the 2020/2021 tax year and will run through the 2029/2030 tax year. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Collateral Term Sheet	BMO 2025-C13
No. 3 – 512 West 22nd Street

Major Tenants. The three largest tenants based on underwritten base rent are Next Jump, Inc., Genius Sports Media Inc. and Kenneth Cole.

Next Jump, Inc. (41,300 SF, 23.9% of NRA, 34.0% of UW rent). Next Jump primarily operates out of two business functions, PerksatWork.com and NextJump.com. PerksatWork.com was founded in 1994 as college coupon books and has since evolved into the largest global employee discounts program. PerksatWork.com is an e-commerce platform offering corporate employees perks and discounts with over 30,000 brand partnerships servicing 90,000 clients including 70% of the Fortune 1000. NextJump.com, which was born out of Next Jumps pro-bono social movement to change workplace culture, has spent the last 15 years breaking down the building blocks of how to train human judgment and baking that into practical training programs. The 512 West 22nd Street Property is home to Next Jump’s headquarters, referred to by Next Jump as its “Flagship Office”. The premises are utilized for networking events for clients, training facilities, leadership development courses, and cross-domain coaching. The Next Jump space at the 512 West 22nd Street Property features approximately 4,275 SF of private, tenant specific outdoor terrace space, commanding a premium in rent. Next Jump was an original tenant having executed its lease in March 2020 and has a lease expiration date in February 2031 with one, 5-year renewal option and no termination options.

The co-CEOs of Next Jump are currently involved in an on-going litigation related to alleged bribery with a retired Navy Admiral, who has been convicted on felony charges, including charges related to accepting a job at Next Jump in exchange for using his position to steer government contracts to the company, which contracts never materialized. The co-CEOs of Next Jump have argued that they were deceived by the Navy Admiral, and were able to have the court sever from the case of the Navy Admiral their own case deriving from the Navy admiral’s case. The co-CEOs’ case ended in a mistrial for the time being according to news outlets. The landlord holds a security deposit from Next Jump in the form of a letter of credit in the amount of $6.2 million ($150 PSF, or equivalent to one year of in-place base rent), and the proceeds of the letter of credit, if drawn upon, are required under the loan documents to be deposited with the lender. The borrower has pledged its letter of credit rights under the related mortgage; however, the lender does not have a perfected security interest in the letter of credit. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Genius Sports Media Inc. (28,454 SF, 16.5% of NRA, 14.3% of UW rent). Founded in London in 2001 as a betting data specialist, Genius Sports Media Inc. has grown to become one of the world’s largest sports technology companies. Genius Sports Media Inc. works with brands globally to manage sports data, performance, fan experiences and everything in between. Genius Sports Media Inc. has approximately 2,600 employees globally, 650 long term partners and 18 locations. The 512 West 22nd Street Property is one of its two locations in North America, with the other location being in Los Angeles, California. Genius Sports Media Inc. has a lease expiration date in January 2033 with one, 5-year renewal option and the right to terminate its lease in June 2030 with approximately 545 days’ notice and payment of: (i) unamortized leasing costs and (ii) three months of fixed and then escalated rent. Genius Sports Media Inc. will forfeit the termination option if it exercises its right of first offer (“ROFO”) with respect to any of the spaces specifically designated as an option space in the lease or otherwise leases additional space. See “Top Tenant Summary” below for additional information. Genius Sports Media Inc. is in a free rent period through January 11, 2026.

Kenneth Cole (20,459 SF, 11.9% of NRA, 9.7% of UW rent). Founded in 1982, Kenneth Cole is a global lifestyle brand geared towards young professionals. G-III, a leading licensor and manufacturer of apparel, added the Kenneth Cole license to its brand portfolio in 2004. Of Kenneth Cole’s space at the 512 West 22nd Street Property, approximately 91.4% is attributable to office space and approximately 8.6% is attributable to retail space. The office and retail space attributable to Kenneth Cole are contiguous, with the retail space primary being utilized as a showroom with its own lobby. The Kenneth Cole direct lease commenced in September 2025, after the tenant previously occupied its space via sublease commencing in October 2022 from Warner Media, LLC. Kenneth Cole has a lease expiration date in March 2036 with one, 5-year renewal option and has the right to terminate its leased space in March 2033 with approximately 425 days’ notice and payment of (i) unamortized leasing costs and (ii) three months of total rent as of the termination date. Kenneth Cole is in a free rent period through March 31, 2026.

Environmental. According to the Phase I environmental site assessment dated July 8, 2025 (the “ESA”), there was no evidence of any recognized environmental conditions at the 512 West 22nd Steet Property. However, the ESA identified a controlled recognized environmental condition relating to soil contamination exceeding certain specified soil cleanup objectives. See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Collateral Term Sheet	BMO 2025-C13
No. 3 – 512 West 22nd Street

The following table presents certain information relating to the historical occupancy of the 512 West 22nd Street Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
65.7%	78.6%	83.5%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 7, 2025.

The following table presents certain information relating to the largest tenants based on underwritten base rent of the 512 West 22nd Street Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Next Jump, Inc.(2)	NR/NR/NR	41,300	23.9%	$165.00	$6,814,500	34.0%	2/28/2031
Genius Sports Media Inc.(3)	NR/NR/NR	28,454	16.5%	$100.95	$2,872,492	14.3%	1/31/2033(7)
Kenneth Cole(4)	NR/NR/NR	20,459	11.9%	$95.00	$1,943,605	9.7%	3/31/2036(8)
Capricorn Investment Group LLC	NR/NR/NR	11,912	6.9%	$98.00	$1,167,376	5.8%	11/30/2032(9)
Omniva LLC	NR/NR/NR	11,902	6.9%	$105.00	$1,249,710	6.2%	3/31/2029
Catalio Capital Management, LP	NR/NR/NR	11,800	6.8%	$107.00	$1,262,600	6.3%	7/31/2031(10)
Relevent Sports LLC	NR/NR/NR	8,483	4.9%	$90.00	$763,470	3.8%	2/28/2030(11)
IMG Worldwide, LLC(5)	NR/NR/NR	6,988	4.0%	$107.00	$747,716	3.7%	6/30/2027
Ancient Management LP(6)	NR/NR/NR	6,800	3.9%	$96.00	$652,800	3.3%	6/30/2026
Hightower Holding, LLC dba Nucleus Advisors LLC	NR/NR/NR	6,098	3.5%	$100.00	$609,800	3.0%	3/31/2033(12)
Largest Tenants		154,196	89.3%	$117.28	$18,084,069	90.2%
Other Tenants		18,380	10.7%	$107.33	1,972,677	9.8%
Occupied Collateral Total / Wtd. Avg.		172,576	100.0%	$116.22	20,056,746	100.0%
Vacant Space		0	0.0%
Total / Wtd. Avg. All Owned Tenants		172,576	100.0%

(1)	Based on the underwritten rent roll dated August 7, 2025, inclusive of contractual rent steps through July 2026.
(2)	The Next Jump space features approximately 4,275 SF of private, tenant specific outdoor terrace space, which is not considered in Tenant SF or Annual UW Rent PSF.
(3)	Genuis Sports Media Inc. is in a free rent period through January 11, 2025.
(4)	Kenneth Cole occupies (i) 18,700 SF of office space on the second floor and (ii) 1,759 SF of ground floor retail space. Kenneth Cole is in a free rent period through March 31, 2026.
(5)	As of the Cut-off Date, IMG Worldwide, LLC (accounting for 3.7% of UW Base Rent) is dark, though current with respect to all contractual rent. IMG Worldwide, LLC has listed its leased space on the market for sublease, though no prospective subtenant has been identified.
(6)	Ancient Management LP is expected to vacate its space upon its lease expiration in June 2026.
(7)	Genius Sports Media Inc. has the right to terminate its leased space in January 2031 with approximately 545 days’ notice and payment of: (i) unamortized leasing costs and (ii) three months of fixed and then escalated rent. The tenant will forfeit the termination option if it exercises the ROFO with respect to any of the spaces specifically designated as an option space in the lease or otherwise leases additional space.
(8)	Kenneth Cole has the right to terminate its leased space in March 2033 with approximately 425 days’ notice and payment of (i) unamortized leasing costs and (ii) three months of total rent as of termination date.
(9)	Capricorn Investment Group LLC has the right to terminate its leased space in November 2029 with 12 months’ notice and payment of: (i) unamortized leasing costs and (ii) 6 months of total rent as of the termination date. The tenant will forfeit the termination option if it exercises any ROFO with respect to any of the spaces specifically designated as an option space in the lease or otherwise leases additional space.
(10)	Catalio Capital Management, LP has the right to terminate its leased space in July 2028 by giving approximately 420 days’ notice and payment of: (i) unamortized leasing costs and (ii) two months of fixed rent. The tenant will forfeit termination option if it exercises any ROFO with respect to any of the spaces specifically designated as an option space in the lease or otherwise leases additional space.
(11)	Relevent Sports LLC has the right to terminate its leased space in February 2028 with 12 months’ notice and payment of: (i) unamortized leasing costs and (ii) one month of fixed and then escalated rent. The tenant will forfeit termination option if it exercises any ROFO with respect to any of the spaces specifically designated as an option space in the lease or otherwise leases additional space.
(12)	Hightower Holding, LLC dba Nucleus Advisors LLC has the right to terminate its leased space in March 2030 with 12 months’ notice and payment of unamortized leasing costs.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Collateral Term Sheet	BMO 2025-C13
No. 3 – 512 West 22nd Street

The following table presents certain information relating to the tenant lease expirations of the 512 West 22nd Street Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM/2025	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	1	6,800	3.9%	$652,800	3.3%	6,800	3.9%	$652,800	3.3%
2027	1	6,988	4.0%	$747,716	3.7%	13,788	8.0%	$1,400,516	7.0%
2028	1	5,980	3.5%	$669,760	3.3%	19,768	11.5%	$2,070,276	10.3%
2029	2	16,319	9.5%	$1,664,908	8.3%	36,087	20.9%	$3,735,184	18.6%
2030	1	8,483	4.9%	$763,470	3.8%	44,570	25.8%	$4,498,654	22.4%
2031	3	57,179	33.1%	$8,587,791	42.8%	101,749	59.0%	$13,086,445	65.2%
2032	2	15,816	9.2%	$1,544,404	7.7%	117,565	68.1%	$14,630,849	72.9%
2033	2	34,552	20.0%	$3,482,292	17.4%	152,117	88.1%	$18,113,141	90.3%
2034	0	0	0.0%	$0	0.0%	152,117	88.1%	$18,113,141	90.3%
2035	0	0	0.0%	$0	0.0%	152,117	88.1%	$18,113,141	90.3%
2036 & Thereafter	1	20,459	11.9%	$1,943,605	9.7%	172,576	100.0%	$20,056,746	100.0%
Vacant	NAP	0	0.0%	NAP	NAP	172,576	100.0%	NAP	NAP
Total	14	172,576	100.0%	$20,056,746	100.0%
(1)	Based on the underwritten rent roll dated August 7, 2025, inclusive of contractual rent steps through July 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

The following table presents certain information relating to the operating history and underwritten net cash flow of the 512 West 22nd Street Property:

Operating History and Underwritten Net Cash Flow(1)
	2023	2024	June 2025 TTM	Underwritten	Per Square Foot
Rents In Place	$16,146,963	$17,256,444	$17,446,179	$20,056,745	$116.22
Vacant Income	0	0	0	0	$0.00
Total Reimbursements	859,469	455,218	737,635	753,586	$4.37
Vacancy	0	0	0	$(1,040,517)	$(6.03)
Effective Gross Income	$17,006,432	$17,711,662	$18,183,814	$19,769,814	$114.56
Real Estate Taxes(2)	809,306	790,170	811,117	1,007,455	$5.84
Insurance	302,752	358,887	347,740	363,541	$2.11
Other Expenses	$4,029,686	$3,918,667	$3,933,427	$3,819,941	$22.13
Total Expenses	$5,141,744	$5,067,724	$5,092,284	$5,190,938	$30.08
Net Operating Income	$11,864,688	$12,643,938	$13,091,530(3)	$14,578,877	$84.48
Capital Expenditures	0	0	0	34,515	$0.20
TI/LC	0	0	0	780,312	$4.52
Net Cash Flow	$11,864,688	$12,643,938	$13,091,530	$13,764,049	$79.76
(1)	Based on the underwritten rent roll dated August 7, 2025, inclusive of contractual rent steps through July 2026.
(2)	Historical and Underwritten Real Estate Taxes are based on the ICAP abated tax amount. Underwritten Real Estate Taxes are based on abated taxes for the period from September 2025 through August 2026. Without giving consideration to the ICAP tax abatement, taxes for the 2025/2026 fiscal year are approximately $1.3 million.
(3)	The NOI increase from June 2025 TTM to Underwritten is primarily attributable to recent leasing, specifically the lease with Genius Sports Media Inc. which commenced June 13, 2025.

The Market. The 512 West 22nd Street Property is located within the West Chelsea portion of the Chelsea neighborhood in Midtown Manhattan. Chelsea is a diverse community roughly bounded by 34th Street to the north, 14th Street to the south, Fifth Avenue to the east and the Hudson River to the west. The Chelsea neighborhood has transformed as many of the former loft and warehouse buildings have been converted into galleries, restaurants and nightclubs. Chelsea is situated to the north of the Meatpacking District, a neighborhood that has become a destination for design, architecture, art and fashion tenants, opening boutiques and establishing offices. Chelsea Piers, which features numerous sports and entertainment venues, is located across Eleventh Avenue to the north/west of the 512 West 22nd Street Property. The High Line Park runs parallel with Tenth Avenue and runs west at West 17th Street, passing through

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Collateral Term Sheet	BMO 2025-C13
No. 3 – 512 West 22nd Street

the eastern portion of the 512 West 22nd Street Property and continues to West 30th Street. The High Line is a section of a former elevated freight railroad, along the lower west side of Manhattan, which has been redesigned and planted as a greenway. According to the appraisal, the High Line has increased the overall desirability of the Chelsea neighborhood and has attracted new developments. Since its opening in the spring of 2009, High Line Park has received considerable public interest, and has already attracted more than 2.0 million visitors in the area. The surrounding immediate area to the 512 West 22nd Street Property is mixed residential and commercial, with grade level retail spaces along the avenues and some of the major cross streets (23rd Street, 14th Street). This area witnessed significant residential growth, with numerous high-rise rental buildings built in the late 1990’s and early 2000’s and a significant amount of condominium development during the last 10 years.

The 512 West 22nd Street Property is further located within the Chelsea office submarket of Midtown-South Manhattan (the “Chelsea Office Submarket”). The Chelsea Office Submarket is comprised of 78 buildings and approximately 18.3 million SF of inventory. According to a third-party research report, average asking rents within the Chelsea Office Submarket were $91.34 PSF as of the first quarter of 2025. According to a third-party market research report, the Chelsea Office Submarket has shown strong performance in recent quarters, mirroring the broader New York metro area and in part driven by a strong return to office mandate in the New York area, with office attendance at approximately 95% of its pre-pandemic level. The Chelsea Office Submarket has experienced five consecutive quarters of positive net absorption, with new leasing activity reaching its highest quarterly total since the fourth quarter of 2019. New leasing activity in Chelsea surpassed 880,000 square feet in the second quarter of 2025, marking the highest quarterly total since the second quarter of 2019.

Comparable Office Lease Summary(1)
Subject/Location	Tenant Name	Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
512 West 22nd Street Property	Various	9,578(2)(3)	Various	8.7(2)(3)	$116.70(2)(3)
446 Broadway	Fay Health	7,462	May-2025	5.5	$108.00
114 Crosby Street	Formagrid KHAITE	11,441 11,441	May-2025 July-2023	5.3 5.0	$115.00 $96.00
110 Greene Street	Activant Capital Group	9,380	May-2025	2.0	$95.00
524 Broadway	Paradigm	15,271	April-2025	5.0	$116.00
205 West 28th Street	Super State Angle Health	8,685 4,595	April-2025 Jan-2025	5.4 5.0	$100.00 $110.00
85 Tenth Avenue	Shopify	24,338	March-2025	5.0	$118.00
51 Astor Place	Intuit	76,203	March-2025	5.0	$172.00
200 Lafayette Street	Confidential	33,560	Oct-2024	5.0	$131.00
360 Bowery	Chobani, Inc.	111,965	Sept-2024	5.0	$160.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 7, 2025, inclusive of contractual rent steps through July 2026.
(3)	Represents the average office size, Rent PSF and weighted average lease term (based on SF) of office tenants at the 512 West 22nd Street Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Collateral Term Sheet	BMO 2025-C13
No. 3 – 512 West 22nd Street

The following table presents information relating to the appraisal’s market rent conclusions for the 512 West 22nd Street Property:

Market Rent Summary(1)
	Market Rent (PSF)	Reimbursements	Rent Increase Projection	Tenant Improvement (New/Renewal)	Leasing Commissions (New/Renewal)
Office 2-4	$105.00	Mod. Gross	8.0% in Yr.6	$150.00 / $65.00	5.25% / 2.63%
Office 5-8	$120.00	Mod. Gross	8.0% in Yr.6	$150.00 / $65.00	5.25% / 2.63%
Office 9-11	$160.00	Mod. Gross	8.0% in Yr.6	$165.00 / $75.00	5.25% / 2.63%
Retail/W21 -W22	$115.00	RET over BY	3.00%	$75.00 / $30.00	5.25% / 2.63%
Grade/K Cole	$105.00	Mod. Gross	8.0% in Yr.6	$150.00 / $65.00	5.25% / 2.63%

(1)	Source: Appraisal.

Appraisal. The appraisal concluded to an “As-Is” value for the 512 West 22nd Street Property of $208,500,000, as of June 25, 2025.

The Borrower. The borrower for the 512 West 22nd Street Whole Loan is Property 512 West 22 LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. Borrower’s counsel delivered a non-consolidation opinion at closing.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is RAGHSA Real Estate LLC (“RAGHSA”). Founded in 1969, RAGHSA, one of the largest commercial landlords in Argentina, is a company dedicated to the development and management of Class A office buildings and development of luxury residential towers under the Le Parc brand. RAGHSA’s portfolio is comprised of approximately 7.8 million SF of real estate assets, with approximately 1.3 million SF of office space. RAGHSA’s tenant roster includes a diverse base of many blue chip tenants, including J.P. Morgan, Chevron, Lenovo and American Express, among others.

Property Management. The 512 West 22nd Street Property is managed by RCMC NY LLC, a Delaware limited liability company. RCMC NY LLC is a third-party property management company.

Escrows and Reserves.

Real Estate Tax – At origination, the borrower was required to make an upfront deposit of approximately $251,864 into a tax reserve account. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the estimated real estate taxes that the lender estimates will be payable during the next ensuing 12 months, which monthly deposit as of the loan origination date is $83,954.58.

Insurance – At origination, the borrower was required to make an upfront deposit of approximately $31,204 to an insurance reserve account. In addition, the borrower is required to make a monthly deposit of an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by the policies, which is initially estimated to be approximately $31,204 as of the loan origination date. The monthly deposit will be waived so long as (i) no event of default is continuing and (ii) the borrowers maintain insurance coverage for the 512 West 22nd Street Property as part of a blanket policy acceptable to lender.

Replacement Reserve – During the continuance of a Cash Sweep Period (as defined below), the borrower is required to make monthly deposits of approximately $2,876 (approximately $0.02 per SF) into a replacement reserve account, capped at $103,545.72 (equivalent to three years of monthly deposits) in the aggregate.

TI/LC Reserve – At origination, the borrower was required to make an upfront deposit of approximately $35,953 to a TL/LC reserve account and is required to deposit monthly TI/LC reserve deposits of approximately $35,953 (approximately $0.21 per SF) for future tenant improvements and leasing commissions, capped at $2,157,000 in the aggregate.

Free Rent – At origination, the borrower was required to make an upfront deposit of approximately $1,689,925, representing outstanding free rent allocable to Genius Sports Media Inc. and Kenneth Cole under their existing leases at the 512 West 22nd Street Property as of the origination date.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Collateral Term Sheet	BMO 2025-C13
No. 3 – 512 West 22nd Street

Outstanding TI/LC Reserve – At origination, the borrower was required to make an upfront deposit of $1,022,950 for outstanding tenant improvements for Kenneth Cole. Additionally, if the escrow amount is disbursed to borrower pursuant to the Genius Sports escrow agreement, in the amount of $408,101 must be deposited to the reserve to cover the outstanding tenant improvement obligations under the Genius Sports lease (subject to the conditions below).

As of the origination date, certain landlord work with respect to the Genius Sports lease was ongoing (the “Genius Sports Landlord Work”). To secure the completion of the Genius Sports Landlord Work, the borrower, the Seller and Stewart Title Insurance Company (the “Title Company”) executed a post-closing escrow agreement (the “Post-Closing Escrow Agreement”) pursuant to which the Seller deposited approximately $408,101 (the “Genius Sports Escrowed Amount”) with the Title Company. The lender is a third-party beneficiary to the Post-Closing Escrow Agreement. Pursuant to the Post-Closing Escrow Agreement, if the work is completed within 180 days of the origination date, the Genius Sports Escrowed Amount is required to be returned to the Seller. If the work is not completed within 180 days of closing, the Genius Sports Escrowed Amount is required to be released to the borrower and the borrower is required to deposit the amount in the Outstanding TI/LC Reserve account to be used to complete the Genius Sports Landlord Work, and the Seller will have no further obligations to complete the work.

Lockbox and Cash Management. The 512 West 22nd Street Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lender-controlled lockbox account and to direct each tenant to deposit all payments due with respect to the 512 West 22nd Street Property directly into the lockbox account. So long as no Cash Sweep Period (as defined below) is continuing, funds in the lockbox account will be swept each business day to the borrower’s operating account. During a Cash Sweep Period, all amounts on deposit in the lockbox account are required to be transferred to a lender controlled cash management account once every business day to be applied to payment of all monthly amounts due under the 512 West 22nd Street Whole Loan documents, with any excess funds to be deposited either (i) into the lease sweep account, if the Cash Sweep Period was triggered due to the commencement of a Lease Sweep Period (as defined below) or (ii) into an excess cash flow reserve account held by the lender as cash collateral for the 512 West 22nd Street Whole Loan, provided no Lease Sweep Period is continuing, to be held as additional collateral during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” means the occurrence of (i) an event of default under the 512 West 22nd Street Whole Loan, (ii) any bankruptcy action by the borrower or the property manager, (iii) the debt service coverage ratio being less than 1.25x for two consecutive quarters (a “DSCR Trigger Event”) or (iv) the commencement of a Lease Sweep Period.

A Cash Sweep Period will end (a) with respect to clause (i) above, if the lender accepts a cure of such event of default, (b) with respect to clause (ii) above relating to a bankruptcy action of the property manager only, if borrower replaces the manager with a qualified manager under a replacement management agreement, (c) with respect to clause (iii) above, (x) if the debt service coverage ratio is 1.30x or greater for two consecutive quarters or (y) if the borrower delivers to the lender cash or a letter of credit (or combination thereof) in an amount that, if applied to pay down the 512 West 22nd Street Whole Loan, would result in a debt service coverage ratio of 1.30x (the “DSCR Cure Collateral”), and (d) with respect to clause (iv) above, if the Lease Sweep Period has ended, provided that no event of default has occurred and is continuing and borrower has paid all of lender’s reasonable out-of-pocket expenses incurred in connection with such cure including, reasonable attorney’s fees and expenses. In no event is borrower entitled to cure a Cash Sweep Period caused by a bankruptcy action of borrower.

The DSCR Cure Collateral is required to be held by the lender as additional collateral for the 512 West 22nd Street Whole Loan, and will be returned to borrower upon the occurrence of a cure of the DSCR Trigger Event pursuant to clause (x) above (provided that no other Cash Sweep Period is then in effect), provided, that, notwithstanding the foregoing, if the lender holds DSCR Cure Collateral, the amount of the required DSCR Cure Collateral will be recalculated on a quarterly basis in connection with lender’s calculation of the debt service coverage ratio . If (i) the debt service coverage ratio has increased, (ii) the amount of the DSCR Cure Collateral then held by the lender exceeds the amount that, if applied to pay down the 512 West 22nd Street Whole Loan, would result in a debt service coverage ratio of 1.30x and (iii) no event of default is continuing, the lender will return the amount of the excess DSCR Cure Collateral in the form of cash to borrower or permit a reduction of the applicable letter of credit by the amount of such excess, as applicable (provided, that, for the avoidance of doubt, after the return of such excess cash collateral or reduction of the letter of credit, the amount of the DSCR Cure Collateral must equal the amount that, if applied to pay down the 512 West 22nd Street Whole Loan, would result in a debt service coverage ratio of 1.30x).

A ”Lease Sweep Period” will commence: (i) (x) with respect to the Next Jump lease, 18 months prior to the earliest stated expiration (including the stated expiration of any renewal term) if the tenant under the Next Jump lease does not renew its lease, (y) with respect to the Genius Sports lease, 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of the Genius Sports lease if the tenant under the Genius Sports lease does not renew its lease; and/or (z) with respect to any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, assuming all expansion or preferential rights to lease additional space are exercised, covers 40,000 or more rentable square feet in the aggregate (a “Replacement Lease”), 18 months prior to the earliest stated expiration (including the stated expiration of any renewal term) if tenant under the Replacement Lease does not renew its lease; (ii) the date that the Next Jump lease, Genius Sports lease, or Replacement Lease (each a “Lease Sweep Lease”) (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Collateral Term Sheet	BMO 2025-C13
No. 3 – 512 West 22nd Street

expiration date or the receipt by borrower or manager of written notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date; (iii) the date that the tenant under the Lease Sweep Lease discontinues its business (i.e., “goes dark”) at its respective demised space (each respectively, a “Lease Sweep Space”) at the 512 West 22nd Street Property (or any material portion thereof) or vacates or abandons its Lease Sweep Space or gives written notice that it intends to discontinue its business at its Lease Sweep Space at the 512 West 22nd Street Property (or a material portion thereof) unless such discontinuance is in connection with (x) a renovation of its demised premises in accordance with the Lease Sweep Lease, which renovation must not exceed 60 days, or (y) an order of a governmental authority applicable to the general area in which the 512 West 22nd Street Property is located for a period not to exceed 60 days; (iv) the tenant under the Lease Sweep Lease subleases the Lease Sweep Space (unless such sublease has been approved by the lender and the subtenant is in occupancy of the subleased premises); or (v) the occurrence of a lease sweep tenant party insolvency action.

A Lease Sweep Period will end upon the first to occur of the following: (a) in the case of clauses (i), (ii), (iii) or (v) above, (1) the entirety of the Lease Sweep Space (or applicable portion thereof) is leased pursuant to one or more qualified leases approved by the lender, (2) borrower has delivered reasonably satisfactory evidence to the lender that certain Occupancy Conditions (as defined below) have been satisfied, and (3) the replacement tenant under the qualified lease has delivered to the lender a tenant estoppel with respect to such qualified lease in form and substance reasonably acceptable to the lender; (b) in the case of clause (i) above, the date on which the subject tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Space, and in the lender’s judgment, sufficient funds have been accumulated in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved lease sweep space leasing expenses, free rent periods and/or rent abatement periods in connection with such renewal or extension; (c) in the case of clause (v) above, either (i) the applicable lease sweep tenant party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (ii) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; and (d) in the case of clauses (i), (ii), (iii), (iv) and (v) above, the date on which (x) the lease sweep funds in the lease sweep account collected with respect to the Lease Sweep Lease in question (including any lease sweep termination payments with respect to such Lease Sweep Lease deposited into the lease sweep account) is equal to the Lease Sweep Deposit Amount (as defined below) applicable to such Lease Sweep Space, provided, that, for the avoidance of doubt, the borrower will be permitted to make a deposit into the lease sweep account in order to satisfy this clause (x), or (y) the borrower delivers a letter of credit to the lender in an amount equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Space.

The “Lease Sweep Deposit Amount” means (a) with respect to the Genius Sports lease, $5,300,000, (b) with respect to the Next Jump lease, $8,000,000, and (c) with respect to any Replacement Lease, an amount equal to the total rentable square feet of the applicable Replacement Lease multiplied by $150.

The “Occupancy Conditions” mean (a) the entire subject Lease Sweep Space is tenanted under one or more replacement leases with a replacement tenant acceptable to lender pursuant to a lease approved by lender, (b) each tenant has taken occupancy of the entire space demised to such tenant, (c) all contingencies under each such lease for such lease to be effective have been satisfied, (d) all leasing commissions, tenant obligations, or other landlord obligations of an inducement nature have been completed or paid in full (or alternatively, sufficient funds have been retained in the lease sweep account for such purposes), (e) such tenant has commenced paying full rent with no free or abated rent period applicable (or alternatively, sufficient funds have been retained in the lease sweep account for all remaining scheduled free or abated rent), and (f) the rent commencement date or all such leases has been set.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Collateral Term Sheet	BMO 2025-C13
No. 4 – Robertson’s Creek

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Collateral Term Sheet	BMO 2025-C13
No. 4 – Robertson’s Creek

Robertson's Creek
5801 Long Prairie Road
Flower Mound, TX 75028
Denton
Corinth
Argyle
Copper Canyon
Lantana
Bartonville
Highland Village
Double Oak
Flower Mound
Lewisville
Southlake
Grapevine
Coppell
DALLAS
DENTON COUNTY
TARRANT COUNTY
DALLAS COUNTY
Lewisville Lake
Grapevine Lake
Ryan Rd
Robinson Rd
Hickory Creek Rd
Lake Sharon Dr
Country Club Rd
Teasley Ln
FM 2181
Old Alton Rd
E. Hickory Hill Rd
Village Pkwy
Justin Rd
Kings Rd
Kirkpatrick Ln
Cross Timbers Rd
Long Prairie Rd
Morriss Rd
Shiloh Rd
Wichita Trl
Flower Mound Rd
Spinks Rd
Lakeside Pkwy
Garden Ridge Blvd
Old Orchard Ln
S. Valley Pkwy
W. Main St
Fox Ave
Bellaire Blvd
W. Round Grove Rd
Lewisville Lake Dam Rd
Sam Rayburn Tollway
MacArthur Blvd
W. Sandy Lake Rd
W. Bethel Rd
N. White Chapel Blvd
Dove Rd
E. Dove Rd
Northwest Pkwy
Shady Oaks Dr
DCTA
Old Town
OLD TOWN LEWISVILLE
35E
121
114
377
407
1171
635
Oakmont CC
Denton CC
Pinnell Square
NCTC Corinth Campus
Hickory Creek Plaza
Magnolia Center
Kensington Square
Hickory Creek Retail Center
Toyota Corporate Private Resort & Track
Bartonville Town Center
Lantana GC
Lantana Town Center
Pilot Knoll Park
Sycamore Bend Park
Oakland Park
Highland Village/ Lewisville Lake
The Shops at Highland Village
The Marketplace Highland Village
Highland Village Town Center
The Highlands of Flower Mound
Highlands Ranch Business Ctr.
The Shops of Flower Mound
Tour 18 GC
Bridlewood GC
North Central Texas College - Flower Mound Campus
Garden Park
Orchard Village
Medical City Lewisville
Flower Mound Town Center
Amazon Distribution Center
Millennium Shopping Center
Rocky Point Park
Flower Mound Crossing
The Pines of Flower Mound
Round Grove Shopping Ctr.
Vista Ridge Plaza
The Vista Center
Marshall Creek Park
Twin Coves Park
Flower Mound Community Activity Center
Lewisville 121 Business Park
Quest Diagnostics
Murrell Park
Stryker
PPG Industries Distribution Center
Mazda Training Center
Magnolia Village
Walnut Grove Park
Kubota Tractor Corp.
Andy Brown Park
Grapevine Golf Course
TD Ameritrade Corporate Office
Meadowmere Park
Amberpoint Business Park
Grapevine Mills
Coppell Nature Park
Oak Grove Park
Dallas - Fort Worth Intl. Airport
Amazon Distribution Center
Southlake Town Square
Sanger
Celina
DENTON COUNTY
COLLIN COUNTY
Melissa
Prosper
Ponder
McKinney
Frisco
Northlake
Allen
Lewisville
PLANO
Carrollton
Wylie
Keller
Grapevine
Coppell
Farmers Branch
Richardson
Garland
Rowlett
N. Richland Hills
Hurst
Euless
Irving
Highland Park
Haltom City
FORT WORTH
DALLAS
Mesquite
Grand Prairie
ARLINGTON
Duncanville
Sachse
DeSoto
Lancaster
TARRANT COUNTY
DALLAS COUNTY
Mansfield
Cedar Hill

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Collateral Term Sheet	BMO 2025-C13
No. 4 – Robertson’s Creek
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$47,000,000	Title:	Fee
Cut-off Date Principal Balance:	$47,000,000	Property Type - Subtype:	Retail – Power Center
% of IPB:	5.8%	Net Rentable Area (SF):	329,585
Loan Purpose:	Refinance	Location:	Flower Mound, TX
Borrower:	Robertson’s Creek Dunhill LLC	Year Built / Renovated:	2007 / NAP
Borrower Sponsor:	Mark Hutchinson	Occupancy:	98.3%
Interest Rate:	6.30000%	Occupancy Date:	8/11/2025
Note Date:	8/28/2025	4th Most Recent NOI (As of):	$3,965,896 (12/31/2022)
Maturity Date:	9/6/2035	3rd Most Recent NOI (As of):	$4,480,400 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,732,478 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$4,954,857 (TTM 5/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,453,745
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,721,594
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,732,152
Additional Debt:	No	UW NCF:	$4,613,805
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$69,600,000 / $211
Additional Debt Type:	N/A	Appraisal Date:	7/1/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$143
Taxes:	$535,547	$66,943	N/A	Maturity Date Loan / SF:	$143
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.5%
Replacement Reserves:	$0	$2,916	N/A	Maturity Date LTV:	67.5%
TI / LC Reserve:	$1,500,000	$27,465	$2,000,000	UW NCF DSCR:	1.54x
				UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$47,000,000	99.4%	Loan Payoff	$44,394,166	93.9%
Sponsor Equity	262,692	0.6%	Upfront Reserves	2,035,547	4.3%
			Closing Costs	832,979	1.8
Total Sources	$47,262,692	100.0%	Total Uses	$47,262,692	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The fourth largest mortgage loan (the “Robertson’s Creek Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $47,000,000 and is secured by the borrower’s fee interest in a retail power center located in Flower Mound, Texas (the “Robertson’s Creek Property”). The Robertson’s Creek Mortgage Loan was originated on August 28, 2025 by German American Capital Corporation and proceeds, along with approximately $262,692 of equity contributed by the borrower sponsor, were used to pay off existing debt of approximately $44.4 million, fund upfront reserves, and pay closing costs. The Robertson’s Creek Mortgage Loan accrues interest at a fixed rate of 6.30000% per annum on an Actual/360 basis, has a 10-year original term and is interest-only for the full term. The scheduled maturity date of the Robertson’s Creek Mortgage Loan is September 6, 2035.

The Property. The Robertson’s Creek Property is a 329,585 square foot retail center located in Flower Mound, Texas. The Robertson’s Creek Property was originally constructed in 2007. As of August 11, 2025, the Robertson’s Creek Property was 98.3% occupied by 32 tenants. No single tenant represents more than 13.9% of underwritten base rent and no single tenant represents more than 29.2% of the net rentable area. The Robertson’s Creek Property contains 1,418 parking spaces yielding a parking ratio of approximately 4.30 spaces per 1,000 square feet of net rentable area. The Robertson’s Creek Property is situated on 37.44 acres of land and is made up of 12 buildings.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Collateral Term Sheet	BMO 2025-C13
No. 4 – Robertson’s Creek

Major Tenants. The three largest tenants based on square footage are Belk, Hobby Lobby and Dick’s Sporting Goods.

Belk (96,240 square feet; 29.2% of NRA; 9.9% of underwritten base rent, Moody’s/S&P/Fitch: Baa3/NR/NR). Belk is a mid-range to upscale department store chain offering a wide selection of fashion apparel, shoes, accessories, cosmetics, home furnishings, and fine jewelry for men, women, and children. In addition to its retail offerings, Belk provides personalized services such as alterations, gift wrapping, and a wedding registry. Founded in 1888 and headquartered in Charlotte, North Carolina, Belk operates over 290 stores across 16 states, primarily concentrated in the southeastern United States. Belk is on a ground lease and pays an annual base rent of $480,623 per year with four, five-year renewal options remaining. Belk has been operating at the Robertson’s Creek Property since 2007.

Hobby Lobby (55,207 square feet; 16.8% of NRA; 11.4% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR). Hobby Lobby is one of the nation’s largest privately owned arts-and-crafts retailers, offering a wide selection of craft supplies, home décor, seasonal merchandise, and hobby materials. Hobby Lobby operates over 900 stores across 48 U.S. states and employs more than 46,000 people. The company, founded in 1972 and headquartered in Oklahoma City, has been expanding its national footprint, opening several new stores in 2025 and investing in revitalizing former big-box retail spaces. At the Robertson’s Creek Property, Hobby Lobby has operated since October 2007 and currently occupies 55,207 square feet. The tenant’s lease runs through October 2027, with two five-year renewal options remaining. Hobby Lobby pays a base rent of $10.00 per square foot (fixed through the lease term), along with its pro-rata share of real estate taxes, insurance, and a fixed monthly CAM charge. The lease is guaranteed by Hobby Lobby Stores, Inc. Notably, Hobby Lobby’s lease includes extension options and is subject to a major tenant sweep provision, which provides for additional reserves in the event of early termination or vacancy. The company reported annual revenue of $8.0 billion in 2024 and continues to perform well financially, carrying little to no debt and ranking 69th on Forbes’ list of largest private U.S. companies.

DICK’s Sporting Goods (45,000 square feet; 13.7% of NRA; 13.9% of underwritten base rent, Moody’s/S&P/Fitch: Baa2/BBB/NR). Dick’s Sporting Goods is the largest sporting goods retailer in the United States, offering a comprehensive selection of athletic apparel, footwear, equipment, and outdoor gear for a wide range of sports and activities. The company operates more than 800 stores nationwide and is listed on the Fortune 500. At the Robertson’s Creek Property, Dick’s Sporting Goods has been a tenant since May 2007, occupying 45,000 square feet. The current lease runs through January 2028, with two five-year renewal options remaining. Dick’s Sporting Goods pays a base rent of $15.00 per square foot, fixed through the lease term, and is responsible for its pro-rata share of real estate taxes, insurance, and a fixed monthly CAM charge. The lease includes extension options and is subject to a major tenant sweep provision, which provides for additional reserves in the event of early termination or vacancy. Dick’s Sporting Goods is a publicly traded company headquartered in Coraopolis, Pennsylvania, reporting annual revenue of $13.0 billion in 2024. The company continues to expand its footprint and recently announced a major acquisition of Foot Locker, Kids Foot Locker, and Champs Sports, marking its first international expansion.

The following table presents certain information relating to the historical and current occupancy at the Robertson’s Creek Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
NAV	98.6%	98.6%	98.3%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated August 11, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Collateral Term Sheet	BMO 2025-C13
No. 4 – Robertson’s Creek

Appraisal. According to the appraisal, the Robertson’s Creek Property had an “as-is” appraised value of $69,600,000 as of July 1, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$69,600,000	7.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated July 9, 2025, there was no evidence of any recognized environmental conditions at the Robertson’s Creek Property.

The following table presents certain information relating to the major tenants by net rentable area (of which, certain tenants may have co-tenancy provisions) at the Robertson’s Creek Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Belk	Ba3/NR/NR	96,240	29.2%	$4.99	$480,623	9.9%	3/31/2027
Hobby Lobby	NR/NR/NR	55,207	16.8	$10.00	552,070	11.4	10/31/2027
Dick's Sporting Goods	Baa2/BBB/NR	45,000	13.7	$15.00	675,000	13.9	1/31/2028
Old Navy	Ba2/BB/NR	15,000	4.6	$21.00	315,000	6.5	10/31/2028
Premier Salon Suites	NR/NR/NR	10,806	3.3	$21.00	226,926	4.7	5/31/2027
Ulta Salon, Cosmetics & Fragrance	NR/NR/NR	10,219	3.1	$24.95	254,964	5.2	1/31/2028
Five Below	NR/NR/NR	8,577	2.6	$15.15	129,942	2.7	1/31/2029
Once Upon A Child	NR/NR/NR	7,883	2.4	$16.94	133,538	2.7	7/31/2027
Kirkland's	NR/NR/NR	7,800	2.4	$18.59	145,000	3.0	1/31/2029
Lane Bryant Brands	NR/NR/NR	7,256	2.2	$25.00	181,400	3.7	1/31/2030
Top Ten Tenants		263,988	80.1%	$11.72	$3,094,463	63.7%

Non Top Ten Tenants		60,097	18.2	$29.36	1,764,408	36.3

Occupied Collateral Total / Wtd. Avg.		324,085	98.3%	$14.99	$4,858,870	100.0%

Vacant Space		5,500	1.7

Collateral Total		329,585	100.0%

(1)	Based on the underwritten rent roll dated August 11, 2025.
(2)	Credit ratings may be that of a parent company, whether or not it guarantees the lease.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Collateral Term Sheet	BMO 2025-C13
No. 4 – Robertson’s Creek

The following table presents certain information relating to the lease rollover schedule at the Robertson’s Creek Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	5,500	1.7%	NAP	NAP	5,500	1.7%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%	5,500	1.7%	$0	0.0%
2026	3	8,546	2.6	258,138	5.3	14,046	4.3%	$258,138	5.3%
2027	7	176,136	53.4	1,732,210	35.7	190,182	57.7%	$1,990,348	41.0%
2028	6	75,571	22.9	1,397,778	28.8	265,753	80.6%	$3,388,126	69.7%
2029	7	27,330	8.3	539,703	11.1	293,083	88.9%	$3,927,829	80.8%
2030	4	18,356	5.6	469,406	9.7	311,439	94.5%	$4,397,235	90.5%
2031	2	6,933	2.1	192,335	4.0	318,372	96.6%	$4,589,570	94.5%
2032	1	6,000	1.8	120,000	2.5	324,372	98.4%	$4,709,570	96.9%
2033	1	5,213	1.6	149,300	3.1	329,585	100.0%	$4,858,870	100.0%
2034	0	0	0.0	0	0.0	329,585	100.0%	$4,858,870	100.0%
2035	0	0	0.0	0	0.0	329,585	100.0%	$4,858,870	100.0%
2036 & Beyond	1	0	0.0	0	0.0	329,585	100.0%	$4,858,870	100.0%
Total	32	329,585	100.0%	$4,858,870	100.00%
(1)	Based on the underwritten rent roll dated August 11, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Collateral Term Sheet	BMO 2025-C13
No. 4 – Robertson’s Creek

The following table presents certain information relating to the operating history and underwritten cash flows at the Robertson’s Creek Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Rents In Place	$4,115,642	$4,599,698	$4,844,716	$4,882,551	$4,858,870	$14.74	71.5%
Rent Steps	0	0	0	0	14,288	0.04	0.2
Value of Vacant Space	0	0	0	0	166,991	0.51	2.5
Recoveries	1,434,372	1,484,188	1,577,319	1,590,998	1,753,266	5.32	25.8
Total Gross Income	$5,550,015	$6,083,886	$6,422,035	$6,473,549	$6,793,416	$20.61	100.0%
(Vacancy/Credit Loss)	(58,564)	0	0	0	(339,671)	(1.03)	(5.0)
Other Income	1,200	1,150	5,750	5,300	0	0.00	0.0
Effective Gross Income	$5,492,651	$6,085,036	$6,427,785	$6,478,849	$6,453,745	$19.58	95.0%

Real Estate Taxes	861,441	815,163	800,008	669,283	815,670	2.47	12.6
Insurance	137,894	202,161	244,031	207,107	237,764	0.72	3.7
Other Expenses(4)	527,420	587,312	651,267	647,601	668,159	2.03	10.4
Total Expenses	$1,526,755	$1,604,636	$1,695,307	$1,523,991	$1,721,594	$5.22	26.7%

Net Operating Income	$3,965,896	$4,480,400	$4,732,478	$4,954,857	$4,732,152	$14.36	73.3%

Total TI/LC	0	0	0	0	83,345	0.25	1.3
Capex/RR	0	0	0	0	35,002	0.11	0.5

Net Cash Flow	$3,965,896	$4,480,400	$4,732,478	$4,954,857	$4,613,805	$14.00	71.5%
(1)	TTM represents the trailing 12-month period ending May 31, 2025.
(2)	Based on the underwritten rent roll dated August 11, 2025.
(3)	% column represents a percentage of Total Gross Income for all income line items and a percentage of Effective Gross Income for all other line items.
(4)	Other Expenses include management fees, general and administrative expenses, utilities, repairs and maintenance, and miscellaneous expenses.

The Market. The Robertson’s Creek Property is located in Flower Mound, Texas, within Denton County. The Robertson’s Creek Property is situated approximately 30 miles northwest of Downtown Dallas and about 20 miles north of Dallas-Fort Worth International Airport. According to the appraisal, the Robertson’s Creek Property is located in the Lewisville retail submarket, which is part of the broader Dallas/Fort Worth retail market.

According to the appraisal, as of the first quarter of 2025, the Dallas/Fort Worth retail market had an inventory of approximately 479 million square feet, a vacancy rate of 4.7%, and an average asking rent of $20.36 per square foot. The Lewisville retail submarket, where the Robertson’s Creek Property is located, had an inventory of approximately 2.57 million square feet, a notably lower vacancy rate of 2.0%, and a higher average asking rent of $30.33 per square foot as of the same period.

Demographically, within a one-, three-, and five-mile radius of the Robertson’s Creek Property, the estimated 2024 population is 6,706, 75,199, and 166,708, respectively. Within these same radii, the estimated 2024 average annual household income is $236,556, $199,904, and $175,654, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Collateral Term Sheet	BMO 2025-C13
No. 4 – Robertson’s Creek

The following table presents certain information relating to sales of comparable retail centers for the Robertson’s Creek Property:

Competitive Property Summary(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Total Occupancy	Sale Price per SF	Sale Cap Rate
Robertson’s Creek 5801 Long Prairie Road Flower Mound, TX	2007 / NAP	329,585(2)	95.0%(2)	NAP	NAP
5000 South Hulen 4801, 4811 & 4825 Overton Ridge Boulevard, Fort Worth, TX	2005 / NAP	86,907	96%	$373.27	6.60%
380 Towne Crossing 2050 West University Drive McKinney, TX	2007 / NAP	137,287	98%	$291.36	7.00%
Baybrook Passage Shopping Center 19425 Gulf Freeway, Webster, TX	2002 / NAP	189,334	97%	$331.79	7.45%
Park Village 1065 East Southlake Boulevard Southlake, TX	2014 / NAP	185,377	93%	$372.75	7.50%
Marketplace at Highland Village 3060 Justin Road Highland Village, TX	2006 / NAP	206,926	93%	$202.97	8.25%
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 11, 2025.

The Borrower. The borrower is Robertson’s Creek Dunhill LLC, a Delaware limited liability company and single purpose entity with one independent director. Counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Robertson’s Creek Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Mark Hutchinson. Mr. Hutchinson is the CEO of Dunhill Partners. Founded in 1984, Dunhill Partners specializes in the acquisition, leasing, and management of retail shopping centers in California, Texas, Oklahoma, Louisiana, and Nevada. Dunhill Partners has bought and sold over $4 billion of retail properties over the last 15 years.

Property Management. The Robertson’s Creek Property is managed by Dunhill Property Management Services, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $535,547 into a tax reserve account and (ii) $1,500,000 into a rollover funds account.

Tax Escrows – On each payment date, the borrower is required to deposit into a tax reserve account an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially approximately $66,943).

Insurance Escrows – On each payment date, if a blanket policy is not in place, the borrower is required to deposit into an insurance reserve account an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by in place insurance policies at least 30 days prior to their expiration. As of origination, a blanket policy was in place for the Robertson’s Creek Property.

Replacement Reserves – On each payment date, the borrower is required to deposit an amount equal to approximately $2,916 into a capital expenditure account.

TI / LC Reserve – On each payment date, the borrower is required to make monthly TI/LC reserve deposits of approximately $27,465, provided that such monthly deposits are not required at any time that the balance in the TI/LC reserve account exceeds $2,000,000.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Collateral Term Sheet	BMO 2025-C13
No. 4 – Robertson’s Creek

Lockbox / Cash Management. The Robertson’s Creek Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct tenants of the Robertson’s Creek Property to remit any rent and all other sums due under the applicable leases directly to the lender-controlled lockbox account. During the occurrence of any Cash Management Trigger Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender controlled cash management account and applied (i) to make required deposits into the tax reserve subaccount, (ii) to make required deposits into the insurance reserve subaccount, (iii) to make required payments of interest on the outstanding principal balance of the Robertson’s Creek Mortgage Loan, (iv) to make required deposits into the capital expenditure subaccount, (v) to deposit funds sufficient to pay the monthly rollover deposit into the rollover reserve subaccount and (vi) to deposit funds to the lender for any other amount due and payable under the Robertson’s Creek Mortgage Loan documents. To the extent that no Cash Management Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Cash Management Trigger Period” will commence upon any of the following: (i) the occurrence of an event of default under the Robertson’s Creek Mortgage Loan documents; (ii) the debt service coverage ratio being less than 1.25x as of any calculation period; (iii) the bankruptcy of the manager of the borrower or guarantor if such manager is an affiliate of the borrower or guarantor; (iv) the occurrence of a lease sweep period or (v) if the borrower or guarantor become insolvent or a debtor in any bankruptcy or insolvency proceeding. A Cash Management Trigger Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure; (b) with regard to clause (ii), upon the Robertson’s Creek Property achieving a debt service coverage ratio of at least 1.25x for two consecutive calculation dates; (c) with regard to clause (iii), if the manager is replaced with a non-affiliated manager approved by the lender; (d) with regard to clause (iv), upon the lease sweep period being cured; and (e) with respect to clause (v), if such Cash Management Trigger Period is solely as a result of the filing of an involuntary petition, case or proceeding against the borrower with respect to which none of the borrower, guarantor or any affiliate thereof solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition, case, or proceeding, upon the same being discharged or dismissed within ninety (90) days of such filing.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Collateral Term Sheet	BMO 2025-C13
No. 5 – The Willard & The Met

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Collateral Term Sheet	BMO 2025-C13
No. 5 – The Willard & The Met

The Willard & The Met
1 The Willard Owings Mills, MD
2 The Met Owings Mills, MD
30
140
Glyndon
Owings Mills Blvd
129
795
Landmark Shopping Center
Reisterstown
Worthington
Reisterstown Shopping Center
Chestnut Hill Shopping Center
Northwest Expwy
Gwynnbrook Ave
Garrison Forest Hwy
Stevenson Univ. Owings Mills North Campus
Chestnut Ridge CC
Greenspring Ave
Franklin Green
Reisterstown Rd
Stevenson University
130
Red Run Centre
Garrison Forest Plaza
BALTIMORE COUNTY
Stevenson Univ. Greenspring Campus
Greenspring Valley Rd
Northwest Regional Park
Foundry Row
Hillside Rd
Green Spring Valley Hunt CC
New Town Village Center
Mill Station
OWINGS MILLS
St. Thomas Shopping Ctr.
Stevenson
Metro Centre at Owings Mills
CCBC Owings Mills Extension Ctr.
Valley Centre
Dolfield Rd
Garrison
Anton Woods
Owings Mills
695
Ner Israel Rabbinical College
Woodholme Center
Baltimore Beltway
Lyons Mill Rd
26
Winands Rd
Woodholme CC
Old Court Rd
Marriottsville Plaza
Pikesville
Centre Court
Randallstown
Pikesville Shopping Center
The Suburban Club
Greenspring Shopping Center
Liberty Rd
OLD COURT
Randallstown Plaza
METRO
Park Heights Ave
Old Court Rd
Liberty Plaza
Milford Mill Rd
MILFORD MILL
Brenbrook Plaza
Offutt Rd
Windsor Mill
Northwest Hospital
Reisterstown Road Plaza
Milford Shopping Ctr.
SUBWAYLINK
Woodmoor
REISTERSTOWN PLAZA
Milford Mill
Windsor Mill Rd
Lochearn
Old Court Rd
ROGERS
Liberty Rd
BALTIMORE
Diamond Ridge GC
Reisterstown
Owings Mills
Towson
Randallstown
Pikesville
BALTIMORE
Ellicott City
Catonsville
Dundalk
Columbia
Chesapeake Bay
Severn
Odenton
Laurel
Essex
Middle River
Arnold

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Collateral Term Sheet	BMO 2025-C13
No. 5 – The Willard & The Met
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$41,500,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$41,500,000	Property Type – Subtype:	Multifamily – Mid-Rise
% of Pool by IPB:	5.1%	Net Rentable Area (Units):	341
Loan Purpose:	Refinance	Location:	Owings Mills, MD
Borrowers:	OMTC Land Unit 10, LLC and OMTC Land Unit 11, LLC	Year Built / Renovated:	2022 (Willard Property) / 2020 (Met Property) / NAP
Borrower Sponsor:	Howard S. Brown	Occupancy:	94.4%
Interest Rate:	6.58000%	Occupancy Date:	9/2/2025
Note Date:	9/9/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	10/6/2035	3rd Most Recent NOI (As of)(5):	$1,975,553 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	$4,000,064 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of)(5)(6):	$5,327,046 (TTM 7/31/2025)
Original Amortization:	None	UW Economic Occupancy:	94.2%
Amortization Type:	Interest Only	UW Revenues:	$8,809,161
Call Protection(2):	L(24),D(92),O(4)	UW Expenses:	$3,178,378
Lockbox / Cash Management:	Springing / Springing	UW NOI(6):	$5,630,782
Additional Debt(1):	Yes	UW NCF:	$5,545,532
Additional Debt Balance(1):	$25,000,000	Appraised Value / Per Unit:	$104,100,000 / $305,279
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/27/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$195,015
Taxes:	$155,324	$77,662	N/A	Maturity Date Loan / Unit:	$195,015
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.9%
Replacement Reserves:	$0	$7,104	$250,000	Maturity Date LTV:	63.9%
Ground Rent Reserve:	$15,638	Springing	N/A	UW NCF DSCR:	1.25x
				UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$66,500,000	100.0%	Loan Payoff	$63,575,970	95.6%
			Closing Costs	1,518,190	2.3
			Return of Equity	1,234,878	1.9
			Upfront Reserves	170,962	0.3
Total Sources	$66,500,000	100.0%	Total Uses	$66,500,000	100.0%
(1)	The Willard & The Met Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $66.5 million (“The Willard & The Met Whole Loan”). The Financial Information in the chart above reflects The Willard & The Met Whole Loan.
(2)	The lockout period will be at least 24 months beginning with and including the first payment date on November 6, 2025. Defeasance of The Willard & The Met Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 24 payments is based on the anticipated closing date of the BMO 2025-C13 securitization in October 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Historical financial information is not applicable because The Willard Property (as defined below) was built in 2022.
(5)	The increases in NOI from the 3rd Most Recent NOI to the 2nd Most Recent NOI and from the 2nd Most Recent NOI to the Most Recent NOI periods were primarily attributable to The Willard & The Met Properties (as defined below) being in lease-up.
(6)	The increase in the UW NOI from Most Recent NOI can be attributed to the increase in occupancy following the stabilization of both The Willard & The Met Properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Collateral Term Sheet	BMO 2025-C13
No. 5 – The Willard & The Met

The Loan. The fifth largest mortgage loan (“The Willard & The Met Mortgage Loan”) is part of The Willard & The Met Whole Loan, which is evidenced by four pari passu promissory notes in the aggregate original principal amount of $66,500,000 and secured by the borrowers’ leasehold interests in one 227-unit multifamily property (“The Willard Property”) and one 114-unit multifamily property (“The Met Property”, together with The Willard Property, “The Willard & The Met Properties”), both located in Owings Mills, Maryland. The Willard & The Met Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest at a fixed rate of 6.58000% per annum on an Actual/360 basis. The Willard & The Met Whole Loan was originated on September 9, 2025, by BSPRT CMBS Finance, LLC (“BSPRT”). The Willard & The Met Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-4, with an aggregate original principal balance of $41,500,000. The Willard & The Met Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C13 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise The Willard & The Met Whole Loan:

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2025-C13	Yes
A-2(1)	$20,000,000	$20,000,000	BSPRT	No
A-3(1)	$5,000,000	$5,000,000	BSPRT	No
A-4	$1,500,000	$1,500,000	BMO 2025-C13	No
Whole Loan	$66,500,000	$66,500,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The Willard & The Met Properties are located within Metro Centre at Owings Mills (the “Metro Centre Development”), in Owings Mills, Maryland. The Metro Centre Development is a mixed-use development owned and developed (or in the process of being developed) by the borrower sponsor or affiliates of the borrower sponsor. The Metro Centre Development is located in Baltimore County and is a transit-oriented development, designed to integrate residential, commercial, and recreational spaces around a central transportation hub. The Metro Centre Development is subject to a long-term ground lease (the “Master Ground Lease”) between The Maryland Transit Administration (“MTA”), which is an agency of the state of Maryland Department of Transportation, as the fee owner, and Owings Mills Transit LLC, an affiliate of the borrowers, as ground lessee. Each of The Willard Property & The Met Property is subject to an individual ground lease (as described below under “Ground Leases”), which are not cross defaulted with each other or with the Master Ground Lease.

Certain portions of the Metro Centre Development (including The Willard & The Met Properties) are subject to a leasehold condominium currently consisting of 12 units (Units 1 through 11 and Unit A). The borrowers own two units (Units 10 and 11), and the remaining units are owned by affiliates of the borrowers. The Metro Centre Development is also subject to a Reciprocal Easement Agreement (“REA”) governing the parcels within the Metro Centre Development (including The Willard & The Met Properties). Pursuant to the REA, The Willard & The Met Properties have perpetual access to the Metro Centre Development parking garages on a first-come, first-serve basis. In addition, The Willard & The Met Properties (together with other parcels that make up the Metro Centre Development) are subject to a special tax related to the development and maintenance of improvements at the Metro Centre Development.

The Willard. The Willard Property is a mid-rise multifamily property totaling 227 multifamily units located at 5000 Waverly Lane in Owings Mills, Maryland. Constructed in 2022, The Willard Property features a 7-story apartment building situated on a 2.53-acre site. Amenities at The Willard Property include a free parking garage, outdoor swimming pool with sundeck and grilling area, two courtyards, a clubroom, and fitness center. Unit amenities include a stainless appliance package, gas range/oven, refrigerator, garbage disposal, dishwasher, built-in microwave and a washer/dryer. Select units feature private patios or balconies. The multifamily unit mix consists of 146 one-bedroom units and 81 two-bedroom units. As of September 2, 2025, the residential units were 93.0% occupied. Each unit is individually metered for electrical usage and tenants pay for all utilities.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Collateral Term Sheet	BMO 2025-C13
No. 5 – The Willard & The Met

The following table presents detailed information with respect to the unit mix at The Willard Property:

The Willard Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate PSF(2)
1X1 - A	5	2.2%	5	100.0%	687	$1,810	$2.63
1X1 - B	5	2.2%	4	80.0%	775	$1,900	$2.45
1X1 - C	46	20.3%	44	95.7%	802	$1,815	$2.26
1X1 - D	65	28.6%	58	89.2%	834	$1,979	$2.37
1X1 - E	5	2.2%	5	100.0%	858	$2,046	$2.38
1X1 - F	5	2.2%	5	100.0%	900	$2,121	$2.36
1X1 - G	5	2.2%	5	100.0%	917	$2,193	$2.39
1X1 - H	10	4.4%	10	100.0%	930	$2,064	$2.22
2X2 - A	41	18.1%	36	87.8%	1,034	$2,506	$2.42
2X2 - B	15	6.6%	14	93.3%	1,144	$2,692	$2.35
2X2 - C	10	4.4%	10	100.0%	1,192	$2,600	$2.18
2X2 - D	5	2.2%	5	100.0%	1,230	$2,685	$2.18
2X2 - E	5	2.2%	5	100.0%	1,237	$2,642	$2.14
2X2 - F	5	2.2%	5	100.0%	1,246	$2,711	$2.18
Total/Wtd. Avg.	227	100.0%	211	93.0%	930	$2,170	$2.33
(1)	Based on the underwritten rent roll dated September 2, 2025.
(2)	Avg. Monthly Rental Rate and Avg. Monthly Rental Rate PSF are calculated using the in-place contractual rent of the Occupied Units.

The Met. The Met Property is a mid-rise multifamily property totaling 114 multifamily units, located at 10500 Grand Central Avenue in Owings Mills, Maryland. Constructed in 2020, The Met Property features a 7-story apartment building situated on a 1.08-acre site. Amenities at The Met Property include a free parking garage, dog park, multi-media center with free WiFi, outdoor swimming pool with sundeck, outdoor grilling area with fire pit, media lounge, conference room, game room, fitness center, and a yoga/special events room. Unit amenities include stainless steel appliances, walk-in closets, washer/dryers, and iButton key entry and electronic locks. The multifamily unit mix consists of 86 one-bedroom units and 28 two-bedroom units. As of September 2, 2025, the residential units were 97.4% occupied. Each unit is individually metered for electricity. The Met Property has access to an adjacent eight-level parking garage, which is free to anyone visiting the Metro Centre Development.

The following table presents detailed information with respect to the unit mix at The Met Property:

The Met Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate PSF(2)
1x1 - A	42	36.8%	41	97.6%	819	$2,007	$2.45
1x1 - B	6	5.3%	6	100.0%	822	$2,002	$2.44
1x1 - C	6	5.3%	5	83.3%	946	$2,116	$2.24
1x1 - D	6	5.3%	6	100.0%	961	$2,340	$2.43
1x1 - E	12	10.5%	12	100.0%	962	$2,314	$2.40
1x1 - F	12	10.5%	11	91.7%	962	$2,204	$2.29
1x1 - G	2	1.8%	2	100.0%	1,038	$2,507	$2.42
2X2	28	24.6%	28	100.0%	1,171	$2,577	$2.20
Total/Wtd. Avg.	114	100.0%	111	97.4%	954	$2,235	$2.34
(1)	Based on the underwritten rent roll dated September 2, 2025.
(2)	Avg. Monthly Rental Rate and Avg. Monthly Rental Rate PSF are calculated using the in-place contractual rent of the Occupied Units.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Collateral Term Sheet	BMO 2025-C13
No. 5 – The Willard & The Met

Environmental. According to the Phase I environmental assessments dated June 24, 2025, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions at The Willard & The Met Properties.

The following table presents certain information relating to the historical and current occupancy of The Willard & The Met Properties:

Historical and Current Occupancy
	2023(2)	2024(2)	Current(1)
The Willard	63.1%	90.8%	93.0%
The Met	75.4%	95.4%	97.4%
Total/Wtd. Avg	67.2%	92.3%	94.4%
(1)	Current occupancy is as of September 2, 2025.
(2)	Historical occupancies are as of December 31 of each respective year.

The following table presents certain information relating to the operating history and underwritten cash flows of The Willard & The Met Properties:

	Operating History and Underwritten Net Cash Flow(1)
	2023	2024	TTM 7/31/2025	Underwritten	Per Unit	%(2)
Rents In-Place	$9,127,921	$8,985,634	$8,919,880	$8,998,428	$26,388	96.5%
Gross Potential Rent	$9,127,921	$8,985,634	$8,919,880	$8,998,428	$26,388	96.5%
Other Income(3)	226,827	259,780	389,736	328,629	964	3.5
Net Rental Income	$9,354,748	$9,245,415	$9,309,617	$9,327,057	$27,352	100.0%
(Vacancy/Credit Loss)	($4,483,745)	($2,404,182)	($1,065,991)	($517,896)	(1,519)	(5.6)
Effective Gross Income	$4,871,003	$6,841,232	$8,243,626	$8,809,161	$25,833	94.4%

Total Expenses	$2,895,450	$2,841,168	$2,916,580	$3,178,378	$9,321	36.1%

Net Operating Income(4)	$1,975,553	$4,000,064	$5,327,046	$5,630,782	$16,513	63.9%
Replacement Reserve	0	0	0	85,250	250	1.0

Net Cash Flow	$1,975,553	$4,000,064	$5,327,046	$5,545,532	$16,263	63.0%
(1)	Based on the underwritten rent roll dated September 2, 2025.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income is derived from RUBS, laundry operations, and various miscellaneous and ancillary sources.
(4)	The increase in the UW NOI from Most Recent NOI can be attributed to the increase in occupancy following the stabilization of The Willard & The Met Properties.

The Market. The Willard & The Met Properties are located in Owings Mills, Maryland, within the Baltimore Columbia Towson core based statistical area. Anchored by Johns Hopkins University, federal and military facilities and the Port of Baltimore, one of the busiest deepwater ports on the East Coast, the area maintains a stable economy supported by healthcare, education, research, and logistics. According to the appraisal, Baltimore’s central location, transportation infrastructure, and role as a distribution hub continue to drive growth, particularly from eCommerce activity.

The Willard & The Met Properties are adjacent to the Owings Mills Metro Subway Station at I-795 and Painters Mill Road, approximately 21 miles northwest of downtown Baltimore and 22 miles north of Baltimore/Washington International Airport. Owings Mills offers a suburban mix of residential, retail, and office uses, with nearby amenities including Foundry Row, Mill Station, and the Owings Mills Mall area. Major employers include T. Rowe Price, ADP, BlueCross BlueShield, and Baltimore Life Insurance.

According to a third party market research report, the 2024 population within a one-, three-, and five-mile radius of The Willard Property was 10,329, 94,197, and 185,301, respectively, and the 2024 average household income within the same radii was $107,941, $107,162, and $109,793 respectively.

According to a third party market research report, the 2024 population within a one-, three-, and five-mile radius of The Met Property was 11,009, 93,623, and 179,925, respectively, and the 2024 average household income within the same radii was $102,136, $108,575, and $109,265 respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Collateral Term Sheet	BMO 2025-C13
No. 5 – The Willard & The Met

According to the appraisals, The Willard & The Met Properties are located in the Pikesville/Randallstown/Owings Mills apartment submarket within the Baltimore apartment market. As of the first quarter of 2025, the Baltimore apartment market contained 180,825 units within 720 buildings, with a vacancy rate of 4.3%. The asking rental rate in the market stood at $1,555 per month, and the effective rental rate was $1,495 per month. A total of 558 new units were completed, while the market experienced a positive net absorption of 384 units. The Pikesville/Randallstown/Owings Mills submarket contained 29,838 units within 116 buildings, with a vacancy rate of 3.5% and an asking rental rate of $1,482 per month as of the first quarter of 2025. The effective rental rate within the submarket stood at $1,452 per month. No units were completed, while the submarket experienced a positive net absorption of 24 units.

The following table presents multifamily rental data at comparable properties with respect to The Willard Property:

The Willard Comparable Rental Summary(1)
Property Name / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The Willard(2) 5000 Waverly Lane Owings Mills, MD	2022 / NAP(1)	93.0%	227	1 BR/1 BA 2 BR/1 BA	829 1,112	$2.34 $2.33	$1,939 $2,584
Groveton Green Apartments 9401 Groveton Circle Owings Mills, MD	2013 / NAV	96.9%	226	1 BR / 1 BA 2 BR / 2 BA	888 1,209	$2.07 $1.98	$1,834 $2,390
Greenwich Place 10090 Mill Run Circle Owings Mills, MD	2007 / NAV	97.9%	332	1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	892 1,314 1,508	$1.81 $1.69 $1.92	$1,612 $2,218 $2,898
The View at Mill Run 9755 Mill Centre Drive Owings Mills, MD	2011 / NAV	95.7%	375	1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	819 1,183 1,187	$2.04 $1.73 $2.01	$1,670 $2,044 $2,391
Metro Crossing at Owings Mills 10209 Grand Central Avenue Owings Mills, MD	2014 / NAV	97.4%	232	1 BR / 1 BA 2 BR / 2 BA	789 1,027	$2.30 $2.04	$1,815 $2,091
Avalon Foundry Row 9830 Reisterstown Road Owings Mills, MD	2021 / NAV	87.4%	437	Studio 1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	546 760 1,205 1,335	$2.97 $2.66 $2.21 $2.19	$1,621 $2,018 $2,666 $2,928
The Met(2) 10500 Grand Central Avenue Owings Mills, MD	2020 / NAP(1)	97.4%	114	1 BR / 1 BA 2 BR / 1 BA	883 1,171	$2.40 $2.20	$2,119 $2,577
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 2, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Collateral Term Sheet	BMO 2025-C13
No. 5 – The Willard & The Met

The following table presents multifamily rental data at comparable properties with respect to The Met Property:

The Met Comparable Rental Summary(1)
Property Name / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The Met(2) 10500 Grand Central Avenue Owings Mills, MD	2020 / NAP(1)	97.4%	114	1 BR/1 BA 2 BR/1 BA	883 1,171	$2.40 $2.20	$2,119 $2,577
Metro Crossing at Owings Mills 10209 Grand Central Avenue Owings Mills, MD	2014 / NAV	97.4%	232	1 BR / 1 BA 2 BR / 2 BA	789 1,027	$2.30 $2.04	$1,815 $2,091
Avalon Foundry Row 9830 Reisterstown Road Owings Mills, MD	2021 / NAV	87.4%	437	Studio 1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	546 760 1,205 1,335	$2.97 $2.66 $2.21 $2.19	$1,621 $2,018 $2,666 $2,928
Groveton Green Apartments 9401 Groveton Circle Owings Mills, MD	2013 / NAV	96.9%	226	1 BR / 1 BA 2 BR / 2 BA	888 1,209	$2.07 $1.98	$1,834 $2,390
Greenwich Place 10090 Mill Run Circle Owings Mills, MD	2007 / NAV	97.9%	332	1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	892 1,314 1,508	$1.81 $1.69 $1.92	$1,612 $2,218 $2,898
Mode at Owings Mills 4700 Riverstone Drive Owings Mills, MD	2002 / 2016	94.4%	324	1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	839 1,161 1,369	$2.24 $1.58 $1.69	$1,879 $1,831 $2,308
The Willard(2) 5000 Waverly Lane Owings Mills, MD	2022 / NAP(1)	93.0%	227	1 BR / 1 BA 2 BR / 1 BA	829 1,112	$2.34 $2.33	$1,939 $2,584
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 2, 2025.

The Borrowers. The borrowers are OMTC Land Unit 10, LLC and OMTC Land Unit 11, LLC, each a special purpose Maryland limited liability company each with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of The Willard & The Met Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Howard S. Brown. Howard S. Brown is the Chairman of David S. Brown Enterprises, Ltd., a full-service real estate company that was formed in 1973 by Howard S. Brown. The company develops, builds, manages and leases apartment communities, commercial office buildings, retail shopping centers, and mixed-use communities, as well as single family and townhomes built for sale. After initially starting as a developer of small apartment buildings and retail centers, David S. Brown Enterprises, Ltd. moved to larger scale developments such as complex mixed-use office parks and retail projects, high-rise towers located in the core of Baltimore, several transit-oriented developments connected to heavy rail systems and the master planning of an entire educational campus at Stevenson University. As of October 31, 2024, the borrower sponsor managed 2,369 multifamily units, totaling a market value of approximately $309.8 million and approximately 3.6 million square feet of commercial space, totaling a market value of approximately $424.5 million.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Collateral Term Sheet	BMO 2025-C13
No. 5 – The Willard & The Met

Property Management. The Willard & The Met Properties are self-managed by David S. Brown Enterprises, Ltd., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $155,324 into a real estate tax reserve and (ii) $15,638 into a ground rent reserve.

Tax Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $77,662 per month).

Insurance Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the insurance premiums due for the renewal of coverage; provided that, the borrowers will not be required to make monthly insurance deposits so long as (i) no event of default has occurred and is continuing, and (ii) the borrowers have provided the lender with evidence that an acceptable blanket policy is in place. The insurance at The Willard & The Met Properties is currently maintained under a blanket insurance policy.

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $7,104 for replacement reserves, subject to a cap of $250,000.

Ground Rent Reserves – If at any time, the amount of ground rent reserve funds on deposit in the ground rent reserve account is less than an amount equal to two months of ground base rent (including, without limitation, due to scheduled increased in base rent under the ground lease), within five days of written notice, the borrowers will be required to deposit into such reserve an amount, such that when added to the amount on deposit, the amount in the reserve account equals two months of ground base rent. Additionally, upon the occurrence and continuance of a Cash Sweep Period (as defined below) or if the lender reasonably determines the ground base rent is not consistently being paid when due under the ground lease, upon written notice, the borrowers will deposit on each monthly payment date an amount equal to 1/12th of the ground base rent payable, or estimated by the lender to be payable during the next ensuing 12 months.

Lockbox / Cash Management. The Willard & The Met Whole Loan is structured with a springing lockbox and springing cash management. Within ten days of the occurrence and continuance of a Cash Sweep Period, the borrowers are required to establish a lender-controlled lockbox. Upon the occurrence of a Cash Sweep Period (i) the borrowers or the property manager is required to immediately deposit all revenue from The Willard & The Met Properties into the lender-controlled lockbox account (ii) the borrowers will instruct the property manager to immediately deposit (a) any revenue collected by the property manager into the lender-controlled lockbox account and (b) all funds payable to the borrowers by the property manager into the lockbox account. During the continuance of a Cash Sweep Period, funds deposited into the lockbox account are required to be swept on each business day into a lender controlled cash management account and applied in accordance with The Willard & The Met Whole Loan documents. Pursuant to The Willard & The Met Whole Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under The Willard & The Met Whole Loan documents) are required to be applied as follows: (a) if a Cash Sweep Period (as defined below) is not in effect, to the borrowers and (b) if a Cash Sweep Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than 1.10x; and will end upon (x) with respect to clause (i) above, a cure of such event of default and (y) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Collateral Term Sheet	BMO 2025-C13
No. 5 – The Willard & The Met

Ground Lease. The fee simple interest in The Willard & The Met Properties is owned by the MTA, an agency of the Maryland Department of Transportation, and the collateral for The Willard & The Met Whole Loan consists of the borrowers’ leasehold interests in The Willard & The Met Properties. In connection with the origination of The Willard & The Met Whole Loan, the MTA, as ground lessor, and the borrowers, as ground lessee, entered into two phase ground leases (each, a “The Willard & The Met Ground Lease” and collectively, the “The Willard & The Met Ground Leases”), one of which comprises The Willard Property, and one of which comprises The Met Property. Each ground lease is substantially identical (other than with respect to the amount of ground rent owed) and, together with the estoppel and agreements delivered by the MTA in favor of the lender in connection with the origination of The Willard & The Met Mortgage Loan, contains customary lender financing protections and is not cross defaulted with any other ground leases with the MTA that affiliates of the borrowers may be party to or any of the development agreements with the borrower sponsor as developer of the Metro Centre Development. Each of The Willard & The Met Ground Leases terminates on October 1, 2087 with one, 10-year extension option and one, four-year extension option thereafter. The current per annum rent as of December 1, 2025 for the phase ground lease demising The Willard Property is $67,647, which escalates by 2.0% per annum over both the initial lease term and the renewal terms. The current per annum rent as of December 1, 2025 for the phase ground lease demising The Met Property is $28,846, which escalates by 2.0% per annum over both the initial lease term and the renewal terms.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Collateral Term Sheet	BMO 2025-C13
No. 6 – Washington Square

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Collateral Term Sheet	BMO 2025-C13
No. 6 – Washington Square

Aloha
Aloha Market Center
Tualatin Hills Nature Park
Nike Headquarters
MAX LIGHT RAIL
Walker Rd
Jenkins Rd
Cedar Hills
Cedar Hills Crossing
Walker Center
Cedar Hills Shopping Center
Providence St. Vincent Hospital
West Haven-Sylvan
World Forestry Center
Oregon Zoo
SW Tualatin Valley Hwy
SW Canyon Rd
West Slope
PORTLAND
SW Farmington Rd
DOWNTOWN BEAVERTON
Beaverton Town Square
WES COMMUTER RAIL
Green Hills
SW Beaverton Hillsdale Hwy
SW Scholls Ferry Rd
Scholls Crossing Center
Raleigh Hills
Murray Blvd
SW Allen Blvd
Beaverton Industrial Center
Arctic Business Park
Allen West Business Center
Portland Golf Club
SW Vermont St
Gabriel Park
West Beaverton
Denney Industrial Park
SW 170th Ave
SW Hart Rd
SW Multnomah Blvd
Downtown Portland 5 miles
Beaverton
SW Hall Blvd
Garden Home-Whitford
RedTail Golf Center
SW Capitol Hwy
Cascade Plaza
Washington Square
9585 Southwest Washington Square Road
Portland, OR 97223
Metzger
South Beaverton
SW 175th Ave
Washington Square Too
Murrayhill Marketplace
SW Scholls Ferry Rd
DOWNTOWN TIGARD
Bellingham Herald
MULTNOMAH COUNTY
Portland Community College Sylvania
Progress Ridge Town Square
Tigard
Tigard Plaza
WASHINGTON COUNTY
Wall Street Industrial Park
Tigard Marketplace
Lake Oswego
Bull Mountain
SW Bull Mtn Rd
SW McDonald St
Canterbury Square
Hilltop Business Center
Kruse Way
Springbrook City Park
Trimble
Kruse Village
Pacific Corporate Center
SW Hall Rd
West Waluga Park
Boones Ferry Rd
Tigard Promenade
SW Durham Rd
Carmen Center
Oswego Lake
Tigard Towne Square
South Lake Center
Bridgeport Village
Lake Oswego Commerce Center
CLACKAMAS COUNTY
SW Tualatin Rd
Lam Research Corporate Office
Tualatin Country Club
Tualatin Park
Tualatin Business Center
Childs Rd
Tualatin
Nyberg Woods Shopping Center
Legacy Meridian Park Medical Center
Stafford
SW Tualatin Sherwood Rd
SW Borland Rd
Portland Intl. Airport 24 miles
Koch Corporate Center
WASHINGTON
Vancouver
PORTLAND
Hillsboro
Aloha
Beaverton
Gresham
OREGON
Tigard
Tualatin
Lake Oswego
Happy Valley
Damascus
Sherwood
Oregon City
Wilsonville
Canby
CASCADE RANGE

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Collateral Term Sheet	BMO 2025-C13
No. 6 – Washington Square
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$41,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$41,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	5.0%	Net Rentable Area (SF)(4):	994,568
Loan Purpose:	Recapitalization	Location:	Portland, OR
Borrowers:	PPR Washington Square LLC and MS Washington Square LLC	Year Built / Renovated:	1974, 2005 / 1995, 2008, 2018-2019
Borrower Sponsor:	The Macerich Partnership, L.P.	Occupancy:	85.6%
Interest Rate:	5.57700%	Occupancy Date:	3/27/2025
Note Date:	3/27/2025	4th Most Recent NOI (As of):	$34,916,211 (12/31/2021)
Maturity Date:	4/6/2035	3rd Most Recent NOI (As of):	$40,807,876 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$37,934,316 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$40,052,391 (TTM 12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	93.7%
Amortization Type:	Interest Only	UW Revenues:	$52,293,715
Call Protection(2):	L(30),DorYM1(83),O(7)	UW Expenses:	$11,301,353
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$40,992,362
Additional Debt(1):	Yes	UW NCF:	$39,798,880
Additional Debt Balance(1):	$299,000,000	Appraised Value / Per SF(4)(5):	$655,000,000 / $659
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	3/1/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(4):	$342
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(4):	$342
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.9%
Replacement Reserves:	$0	Springing	Variable(3)	Maturity Date LTV:	51.9%
TI / LC Reserve:	$0	Springing	Variable(3)	UW NCF DSCR:	2.07x
Gap Rent Reserve:	$155,348	$0	N/A	UW NOI Debt Yield:	12.1%
Outstanding TI / LC Reserve:	$2,752,705	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$340,000,000	100.0%	Return of Equity	$336,001,852	98.8%
			Upfront Reserves	2,908,053	0.9
			Closing Costs	1,090,095	0.3
Total Sources	$340,000,000	100.0%	Total Uses	$340,000,000	100.0%
(1)	The Washington Square Mortgage Loan (as defined below) is part of a whole loan evidenced by 28 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $340.0 million (the “Washington Square Whole Loan”). The Financial Information in the chart above reflects the Washington Square Whole Loan.
(2)	The lockout period will be at least 30 payment dates beginning with and including the first payment date on May 6, 2025. Defeasance of the Washington Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Washington Square Whole Loan to be securitized (the “Lockout Release Date”) and (ii) May 6, 2028. In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Washington Square Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in October 2034, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Washington Square Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 30 payments is based on the expected BMO 2025-C13 securitization closing date in October 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The Washington Square Property (as defined below) is part of a larger retail development consisting of a total of 1,243,621 square feet (“SF”). Macy’s operates 242,505 SF at the larger retail development and Wells Fargo operates 6,548 SF at the larger retail development which are not part of the collateral.
(5)	The appraisal is based on the assumption that Dick’s Sporting Goods, which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s Sporting Goods. As of May 20, 2025, Dick’s executed the ground lease for the vacant Sears pad site. However, there can be no assurance either that the new Dick’s House of Sport location will be constructed and open for business or that Dick’s Sporting Goods will continue to lease its current space while the new store is constructed, or what the value of the Washington Square Property would be absent such assumptions.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Collateral Term Sheet	BMO 2025-C13
No. 6 – Washington Square

The Loan. The sixth largest mortgage loan (the “Washington Square Mortgage Loan”) is part of the Washington Square Whole Loan secured by the borrowers’ fee interests in a super-regional mall totaling 994,568 SF located in Portland, Oregon (the “Washington Square Property”). The Washington Square Whole Loan consists of 28 pari passu promissory notes and accrues interest at a rate of 5.57700% per annum on an Actual/360 basis. The Washington Square Whole Loan has a 10-year term and is interest only for the entire duration of the term. The Washington Square Whole Loan was co-originated on March 27, 2025 by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GSBI”), Bank of Montreal (“BMO”), JPMorgan Chase Bank, National Association (“JPMCB”), and Morgan Stanley Bank, N.A. (“MSBNA”). The Washington Square Mortgage Loan is evidenced by the non-controlling Note A-4-2, Note, A-4-4, Note A-4-5, Note A-4-6, and Note A-4-8, contributed by BMO, with an aggregate original principal balance of $41,000,000. The Washington Square Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Washington Square Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$29,100,000	$29,100,000	BMO 2025-C12	Yes
A-1-2	$10,900,000	$10,900,000	BBCMS 2025-C35	No
A-1-3	$15,000,000	$15,000,000	BBCMS 2025-C35	No
A-1-4	$15,000,000	$15,000,000	BBCMS 2025-C35	No
A-1-5	$15,000,000	$15,000,000	Benchmark 2025-B41	No
A-1-6	$10,000,000	$10,000,000	Benchmark 2025-B41	No
A-1-7	$10,000,000	$10,000,000	Benchmark 2025-B41	No
A-1-8	$8,333,334	$8,333,334	Benchmark 2025-B41	No
A-2-1	$17,000,000	$17,000,000	BMO 2025-C12	No
A-2-2-1-A	$11,450,000	$11,450,000	Benchmark 2025-B41
A-2-2-1-B(1)	$5,100,000	$5,100,000	GSBI	No
A-2-2-2	$450,000	$450,000	BMO 2025-C12	No
A-2-3	$17,000,000	$17,000,000	BBCMS 2025-C35	No
A-2-4-1	$12,100,000	$12,100,000	BBCMS 2025-C35
A-2-4-2(1)	$4,900,000	$4,900,000	GSBI	No
A-3-1A	$24,500,000	$24,500,000	BANK 2025-BNK50	No
A-3-1B(1)	$15,500,000	$15,500,000	JPMCB	No
A-3-2(1)	$5,333,333	$5,333,333	JPMCB	No
A-4-1	$17,450,000	$17,450,000	BMO 2025-C12	No
A-4-2	$12,000,000	$12,000,000	BMO 2025-C13	No
A-4-3(1)	$3,550,000	$3,550,000	BMO	No
A-4-4	$9,000,000	$9,000,000	BMO 2025-C13	No
A-4-5	$9,000,000	$9,000,000	BMO 2025-C13	No
A-4-6	$6,000,000	$6,000,000	BMO 2025-C13	No
A-4-7(1)	$6,000,000	$6,000,000	BMO	No
A-4-8	$5,000,000	$5,000,000	BMO 2025-C13	No
A-5-1-1	$24,500,000	$24,500,000	BANK 2025-BNK50	No
A-5-1-2	$20,833,333	$20,833,333	MSBAM 2025-C35	No
Whole Loan	$340,000,000	$340,000,000
(1)	Expected to be contributed to a future securitization.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Collateral Term Sheet	BMO 2025-C13
No. 6 – Washington Square

The Property. The Washington Square Property is a super-regional mall located in the western suburbs of Portland, Oregon. The Washington Square Property is well located at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Washington Square Property generates approximately 9.2 million annual visits and serves a trade area of 1.4 million people and 557,000 households. The Washington Square Property features a customer base with an average household income of approximately $143,000, which is 32.0% greater than the U.S. average. Additionally, the Washington Square Property is located less than 20 miles from the border with the State of Washington, offering a nearby, sales-tax free, shopping destination for Washington State residents. According to the appraisal, the Washington Square Property features 6,488 surface and garage parking spaces, resulting in a parking ratio of 5.24 parking spots per 1,000 SF.

As of March 27, 2025, the Washington Square Property was 85.6% leased to 128 unique tenants (excluding non-collateral stores). The majority of the vacant space is attributable to the 120,000 SF dark former Sears box, which has been identified for potential development as a Dick’s House of Sport concept store. Dick’s Sporting Goods has entered into a ground lease and is currently building out the Dick’s House of Sport store. The Washington Square Property has average total occupancy of 96.3% over the past 10 years, and has historically had limited available space for new tenants or tenants looking to expand. The Washington Square Property is anchored by Nordstrom, Macy’s (non-collateral), Dick’s Sporting Goods (currently on a month-to-month lease in its original space), and JCPenney, which collectively generated estimated sales of approximately $137.2 million as of 2024 (approximately $90.2 million excluding Macy’s). In-line stores smaller than 10,000 SF generated sales of approximately $332.6 million in 2024, resulting in a sales volume of approximately $1,275 PSF ($881 PSF excluding Apple) and an occupancy cost of 10.9% (14.3% excluding Apple). Sales PSF excluding Apple, tenants greater than 10,000 SF, stores open less than 12 months, arcades and non-retail stores have increased by 19.4% since 2019. The Washington Square Property is home to several restaurants including Din Tai Fung (9,000 SF / $1,737 PSF) and The Cheesecake Factory (10,178 SF / $1,217 PSF), which collectively generated approximately $28.0 million of sales in 2024.

The borrowers have executed nearly 200,000 SF of new leases, renewals, relocations, and expansions since 2022, with over 80,000 SF signed since 2024, reflecting total annual base rent of approximately $4.9 million. Across 59 same space renewals, relocations, expansions, and new leases executed since 2022, the borrower sponsor has been able to increase rents by 20.5% over prior rents, resulting in approximately $2.9 million of incremental net operating income for the Washington Square Property. To achieve the recent leasing, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements.

Major Tenants.

JCPenney (210,585 SF; 21.2% of NRA; 0.9% of underwritten base rent): JCPenney (Fitch/Moody’s/S&P: NR/NR/NR) was founded in 1902 and is one of the nation’s largest retailers of apparel, home goods, jewelry, and beauty merchandise. JCPenney employs more than 50,000 associates worldwide and operates over 650 stores across the United States and Puerto Rico. With $10.2 million of sales in 2024, JCPenney at the Washington Square Property exceeds its national average sales per store of $10.0 million. Lender underwriting includes JCPenney’s recently executed 5-year lease extension, which nearly doubled the tenant’s prior rents. The JCPenney lease includes a 1.50% percentage rent rate at a breakpoint of $32,929,515 as of the Cut-off Date.

Nordstrom (180,000 SF; 18.1% of NRA; 1.2% of underwritten base rent): Nordstrom (Fitch/Moody’s/S&P: BB+/Ba2/BB) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom is a leading fashion designer offering clothing, shoes and accessories for men, women and kids. Nordstrom has more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations. Nordstrom is the highest performing anchor tenant at the Washington Square Property, generating sales of $61.5 million in 2024. Additionally, Nordstrom has a significant online presence and has unofficially reported its Washington Square Property location generates approximately $98.0 million including on-line fulfillments in 2023. Nordstrom recently completed a $15.0 million renovation which included modern cosmetic upgrades, new flooring, café renovation, and department reconfiguration across both levels. Nordstrom’s lease includes a 0.50% percentage rent rate at a breakpoint of $100,000,000 but not in excess of $200,000,000. Nordstrom pays 0.25% percentage rent for sales in excess of $200,000,000. Nordstrom owns its box at the Washington Square Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Collateral Term Sheet	BMO 2025-C13
No. 6 – Washington Square

DICK’S Sporting Goods (90,000 SF; 9.0% of NRA; 7.0% of underwritten base rent): DICK’S Sporting Goods (Fitch/Moody's/S&P: NR/Baa2/BBB) (“Dick’s”) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone! Having generated $18.6 million of sales in 2023, the Dick’s at the Washington Square Property exceeds its national average sales per store of $13.9 million. A ground lease with Dick’s dated May 20, 2025 was entered into after origination, for which the leased premises comprise a to-be-constructed two story Dick’s House of Sport store expected to contain approximately 141,980 square feet of leasable floor area, and an outdoor athletic field consisting of approximately 20,000 square feet of land, to be located on a former Sears pad site. Dick’s was underwritten based on the current month-to-month lease. There can be no assurances that such month-to-month lease will continue in effect until the new store is open, and as to whether or when the new store will open.

The following table presents certain information relating to the historical and current occupancy of the Washington Square Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
96.5%	98.1%	97.8%	85.6%
(1)	Based on December 31 of each respective year unless otherwise specified. Historical occupancy does not include spaces occupied by anchor tenants.
(2)	Based on the underwritten rent roll as of March 27, 2025. Excludes non-collateral tenants.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Collateral Term Sheet	BMO 2025-C13
No. 6 – Washington Square

The following table presents certain information relating to the largest tenants by net rentable area at the Washington Square Property:

Top Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Anchor Tenants
JCPenney	NR/NR/NR	210,585	21.2%	$1.42	$300,000	0.9%	8/31/2030
Nordstrom	BB+/Ba2/BB	180,000	18.1%	$2.22	$399,600	1.2%	2/28/2035
Dick’s(3)	NR/Baa2/BBB	90,000	9.0%	$26.32	$2,368,800	7.0%	MTM
Anchor Tenants Subtotal / Wtd. Avg.		480,585	48.3%	$6.38	$3,068,400	9.1%

Major Tenants
Pottery Barn	NR/NR/NR	21,246	2.1%	$31.06	$659,900	2.0%	1/31/2026
H&M	NR/NR/BBB	19,481	2.0%	$40.23	$783,659	2.3%	1/31/2027
Victoria’s Secret	NR/B1/BB-	10,187	1.0%	$71.74	$730,815	2.2%	3/31/2030
The Cheesecake Factory	NR/NR/NR	10,178	1.0%	$50.00	$508,900	1.5%	1/31/2031
Apple Store	NR/Aaa/AA+	9,500	1.0%	$116.07	$1,102,665	3.3%	1/31/2028
Janelle James(4)	NR/NR/NR	9,321	0.9%	$0.00(5)	$0(5)	0.0%(5)	Various(6)
Din Tai Fung	NR/NR/NR	9,000	0.9%	$62.41	$561,690	1.7%	2/28/2029
American Eagle Outfitters	NR/NR/NR	8,930	0.9%	$85.45	$763,058	2.3%	1/31/2026
Aritzia	NR/NR/NR	7,880	0.8%	$59.82	$471,382	1.4%	1/31/2033
Hollister Co.	NR/NR/NR	7,626	0.8%	$45.49	$346,932	1.0%	1/31/2026
Major Tenants Subtotal / Wtd. Avg.		113,349	11.4%	$52.31	$5,929,001	17.6%
Remaining Occupied		257,752	25.9%	$95.72	$24,673,120	73.3%
Occupied Collateral Total / Wtd. Avg.		851,686	85.6%	$39.53	$33,670,522	100.0%

Vacant Space		142,882	14.4%

Collateral Total		994,568	100.0%

(1)	Based on the underwritten rent roll dated March 27, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	See “Major Tenants – Dick’s Sporting Goods” regarding the new ground lease for the Dick’s House of Sport store. The Washington Square Whole Loan was underwritten based on the current month-to-month lease.
(4)	Janelle James sales are excluded as the tenant took occupancy in 2024.
(5)	Janelle James does not have underwritten rent as the store is a categorized as under a Specialty Lease Agreement and is being underwritten separately.
(6)	Janelle James has 7,209 SF expiring on September 30, 2025 and 2,112 SF leased on a MTM basis.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Collateral Term Sheet	BMO 2025-C13
No. 6 – Washington Square

The following table presents certain information relating to the sales history of certain tenants of the Washington Square Property:

Tenant Sales(1)(2)
	2019	2022	2023	2024
Gross Mall Sales	$462,146,922	$496,051,790	$517,149,498	$504,269,175(3)
Sales (Inline < 10,000 SF)	$280,020,294	$326,125,793	$349,359,669	$332,638,894
Sales (Inline < 10,000 SF, Excluding Apple)	$151,941,257	$208,286,233	$233,660,240	$246,745,839
SLA	$100,017	$2,572,391	$3,497,853	$5,358,023
Inline > 10,000 SF	$30,160,772	$30,869,484	$30,412,079	$29,045,488
Anchor Tenants(4)	$151,865,839	$136,484,122	$133,879,898	$137,226,771
(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants.
(2)	2020 and 2021 sales are excluded due to the adverse impact of the COVID-19 pandemic.
(3)	Tesla closed in January 2024.
(4)	Includes sales from Macy’s, which is not part of the collateral for the Washington Square Whole Loan.

The following table presents certain information relating to the sales history of major tenants of the Washington Square Property:

Top Tenant Sales(1)(2)
Tenant Name	SF	2019	2022	2023	2024	Occupancy Cost
Anchor Tenants
JCPenney	210,585	$16,600,412	$11,614,465	$10,820,321	$10,200,519	4.9%
Nordstrom	180,000	$66,393,324	$59,200,709	$57,489,636	$61,456,311	1.0%
Dick’s	90,000	$13,372,103	$18,668,948	$18,569,941	NAV(3)	16.3%(4)
Major Tenants
Pottery Barn	21,246	$6,144,052	$7,763,323	$6,153,922	$5,292,034	14.3%
H&M	19,481	$6,995,065	$6,966,381	$6,545,905	$5,392,411	14.6%
Victoria’s Secret	10,187	$5,756,509	$5,984,613	$5,610,653	$5,969,587	18.4%
The Cheesecake Factory	10,178	$11,265,146	$10,155,168	$12,101,598	$12,391,456	7.1%
Apple Store	9,500	$128,079,037	$117,839,560	$115,699,429	$85,893,054	1.5%
Janelle James	9,321	NAV	NAV	NAV	NAV(5)	NAV
Din Tai Fung	9,000	$11,404,828	$15,612,822	$16,886,801	$15,632,089	6.1%
American Eagle Outfitters	8,930	$6,747,987	$5,831,614	$6,190,226	$7,390,233	16.4%
Aritzia	7,880	$3,673,131	$5,940,033	$10,996,292	$11,055,371	7.9%
Hollister Co.	7,626	$2,418,389	$2,829,824	$3,443,065	$4,621,544	19.0%
(1)	All sales information presented herein with respect to the Washington Square Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 and 2021 excluded due to the adverse impact of the COVID-19 pandemic on the Washington Square Property.
(3)	Dick’s sales are excluded due to the disruptions due to the change to Dick’s House of Sport.
(4)	Occupancy Cost is calculated from 2023 sales.
(5)	Sales for the Janelle James store are not included as the tenant took occupancy in 2024.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Collateral Term Sheet	BMO 2025-C13
No. 6 – Washington Square

The following table presents certain information relating to the lease rollover schedule at the Washington Square Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	142,882	14.4%	NAP	NAP	142,882	14.4%	NAP	NAP
2025 & MTM	31	148,984	15.0%	$5,603,773	16.6%	291,866	29.3%	$5,603,773	16.6%
2026	32	87,253	8.8%	$8,656,859	25.7%	379,119	38.1%	$14,260,632	42.4%
2027	12	40,444	4.1%	$2,810,101	8.3%	419,563	42.2%	$17,070,733	50.7%
2028	8	26,642	2.7%	$2,948,866	8.8%	446,205	44.9%	$20,019,599	59.5%
2029	10	26,100	2.6%	$2,363,731	7.0%	472,305	47.5%	$22,383,330	66.5%
2030	14	258,142	26.0%	$4,588,618	13.6%	730,447	73.4%	$26,971,948	80.1%
2031	5	24,784	2.5%	$1,715,384	5.1%	755,231	75.9%	$28,687,332	85.2%
2032	1	1,064	0.1%	$154,642	0.5%	756,295	76.0%	$28,841,974	85.7%
2033	6	27,153	2.7%	$1,658,856	4.9%	783,448	78.8%	$30,500,830	90.6%
2034	4	13,606	1.4%	$1,051,739	3.1%	797,054	80.1%	$31,552,569	93.7%
2035	8	197,514	19.9%	$2,117,953	6.3%	994,568	100.0%	$33,670,522	100.0%
2036 & Thereafter	0	0	0.0%	$0	0.0%	994,568	100.0%	$33,670,522	100.0%
Total	131	994,568	100.0%	$33,670,522	100.0%
(1)	Based on the underwritten rent roll dated March 27, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated January 10, 2025 there was a recognized environmental condition at the Washington Square Property but no investigation was warranted. See “Description of the Mortgage Pool-Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and underwritten cash flows of the Washington Square Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	Underwritten	Per SF	%(2)
Base Rent	$26,319,105	$27,605,675	$29,612,737	$31,678,533	$33,670,522	$33.85	88.4%
Contractual Rent Steps(3)	0	0	0	0	895,145	$0.90	2.4
Gross-Up Vacant Rent	0	0	0	0	3,509,611	$3.53	9.2
Gross Potential Income	$26,319,105	$27,605,675	$29,612,737	$31,678,533	$38,075,277	$38.28	100.0%
Total Recoveries	9,362,302	10,174,065	10,878,330	11,694,598	12,481,747	$12.55	32.8
Vacancy & Bad Debt	331,602	2,017	(194,460)	74,039	(3,509,611)	($3.53)	-9.2
Other Income(4)	7,544,280	12,195,473	7,639,570	6,938,175	5,246,301	$5.27	13.8
Effective Gross Income	$43,557,289	$49,977,230	$47,936,177	$50,385,345	$52,293,715	$52.58	137.3%
Real Estate Taxes	2,413,579	2,491,047	2,572,031	2,602,680	3,074,235	$3.09	5.9
Insurance	528,609	583,308	668,975	817,604	764,945	$0.77	1.5
Management Fee	817,959	966,204	914,934	871,977	1,000,000	$1.01	1.9
Other Expenses	4,880,931	5,128,795	5,845,921	6,040,693	6,462,173	$6.50	12.4
Total Expenses	$8,641,078	$9,169,354	$10,001,861	$10,332,954	$11,301,353	$11.36	21.6%
Net Operating Income	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$40,992,362	$41.22	78.4%
Capital Expenditures	0	0	0	0	198,914	$0.20	0.4
TI/LC	0	0	0	0	994,568	$1.00	1.9
Net Cash Flow	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$39,798,880	$40.02	76.1%
(1)	Based on the underwritten rent roll dated March 27, 2025. Includes rents from Dick’s Sporting Goods, which leases its space on a month-to-month basis.
(2)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Contractual Rent Steps were taken through March 27, 2026.
(4)	Other Income includes Percent in Lieu, Overage Rent, Specialty Leasing, Business Development, Storage Income, and Miscellaneous Income.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Collateral Term Sheet	BMO 2025-C13
No. 6 – Washington Square

The Market. According to the appraisal, the Washington Square Property is located in the Portland retail market and the Beaverton/I-5/217 Corridor submarket. The Washington Square Property benefits from its position at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Portland retail market has one of the nation’s lowest rates of retail space per capita and is sales-tax free, allowing the Washington Square Property to attract 9.2 million visitors annually. Key competitors offer strong regional appeal, but do not match Washington Square’s scale at 1.2 million SF (including non-collateral tenants).

According to the appraisal, the Beaverton/I-5/217 Corridor consists of approximately 7.7 million SF and is the largest of the five submarkets within the approximately 24.8 million SF Portland retail market. As of the third quarter of 2024, the 5.1% vacancy rate in the submarket is lower than the 5.8% vacancy rate for the region. Additionally, the Beaverton/I-5/217 Corridor submarket asking rent of $24.68 per square foot is the highest of all the submarkets in the Portland retail market, which averages $22.83. Asking rent in the submarket and Portland retail market have grown each year since 2021. The appraisal forecasts submarket rents to grow to $25.70 by 2028.

According to the appraisal, the estimated 2023 population within a five-, seven- and 10-mile radius of the Washington Square Property was 324,164, 541,622 and 1,029,104, respectively. Additionally, for the same period, the average household income within the same radii was $127,920, $130,676 and $126,337, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Washington Square Property:

Market Rent Summary(1)
	Market Rent (PSF)	Attained Rent (PSF)	Rent Increase Projections	New Tenant Improvements
Washington Square	$69.91	$68.92	3.0%	$40.00
(1)	Based on the appraisal.

Appraisal. The appraisal is based on the assumption that Dick’s Sporting Goods, which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s Sporting Goods. A ground lease with Dick’s dated May 20, 2025 was entered into after origination, for which the leased premises include a to-be-constructed two story Dick’s House of Sport store expected to contain approximately 141,980 square feet of leaseable floor area, and an outdoor athletic field consisting of approximately 20,000 square feet of land, to be located on the former Sears pad site. However, there can be no assurance either that the new Dick’s House of Sport location will be constructed and open for business or that Dick’s will continue to lease its current space while the new store is constructed, or what the value of the Washington Square Property would be absent such assumption.

Appraisal Valuation Summary
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$655,000,000	6.00%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Collateral Term Sheet	BMO 2025-C13
No. 6 – Washington Square

The following table presents certain information relating to comparable retail centers for the Washington Square Property:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Sales PSF	Anchor Tenants
Washington Square Portland, OR	1974, 2005 / 1995, 2008, 2018-2019	994,568(2)(3)	85.6%(2)(3)	NAP	$1,200 - $1,300(4)	Dick’s Sporting Goods, JCPenney, Macy’s, Nordstrom, Dick’s House of Sport
Bridgeport Village Tigard, OR	2004 / 2022	485,584	96.8%	5.7 miles	$900 - $1,100(4)	Crate & Barrel, Regal Cinemas, Saks Off Fifth Avenue, Barnes & Noble
Nyberg Woods Tualatin, OR	2006 / NAP	367,967	95.1%	6.2 miles	NAV	Best Buy, Old Navy, BootBarn, PetSmart
Nyberg Rivers Tualatin, OR	2014 / 2015	567,479	96.9%	6.1 miles	NAV	Cabela’s, New Seasons Market, LA Fitness, HomeGoods, Michaels
Pioneer Place Portland, OR	1990 / 2000, 2012, 2018	356,223	63.2%	8.7 miles	$450 - $500(5)	Zara, Regal Cinemas, H&M, Apple Flagship, Punch Bowl Social
Clackamas Town Center Happy Valley, OR	1980 / 1994, 2012	1,415,000	84.8%	14.1 miles	$550 - $650	Dick’s Sporting Goods, Macy’s, JCPenney, REI
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll as of March 27, 2025.
(3)	Total NRA (SF) and Occupancy exclude the non-collateral space.
(4)	Sales PSF includes Apple.
(5)	Sales PSF excludes Luxury. Sales PSF including luxury are ($2,500 - $3,000).

The Borrowers. The borrowers for the Washington Square Whole Loan are PPR Washington Square LLC and MS Washington Square LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Washington Square Whole Loan. MS Washington Square LLC owns the portion of the Washington Square Property on which a vacant Sears store is located, and PPR Washington Square LLC owns the remainder of the Washington Square Property.

The Borrower Sponsor. The borrower sponsor is The Macerich Partnership, L.P. (“Macerich”). Macerich is a fully integrated, self-managed and self-administrated real estate investment trust. As an owner, operator and developer of retail real estate in densely populated U.S. markets. Macerich’s portfolio is concentrated in California, the Pacific Northwest, Phoenix/Scottsdale, and the metropolitan New York to Washington, D.C corridor. Macerich currently owns 43 million square feet of real estate consisting primarily of interests in 40 assets.

Since 2016, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements. Further, the borrower sponsor is planning additional leasing-driven investments including a $33 million center court renovation and approximately $21 million for the new Dick’s House of Sport location. Such investments are not required or reserved for under the Washington Square Whole Loan Documents.

Property Management. The Washington Square Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrower sponsor.

Lockbox / Cash Management. The Washington Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within three business days after receipt. During the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept on a weekly basis, and on the second business day preceding each monthly payment date, to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the Washington Square Whole Loan or (ii) if no Trigger Period is continuing, disbursed to the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $2,752,705 for outstanding tenant improvements and leasing costs and (ii) $155,348 for a gap rent reserve.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Collateral Term Sheet	BMO 2025-C13
No. 6 – Washington Square

Tax Escrows – On a monthly basis, during the continuance of a Trigger Period or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Trigger Period, except if the Washington Square Property is insured under an acceptable blanket policy and no event of default for which lender has commenced or an enforcement action is continuing, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. An acceptable blanket policy was in place at origination.

Replacement Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Property (excluding non-collateral square footage, excluded replacement reserve premises, which are the premises leased by Nordstrom and Dick’s Sporting Goods pursuant to the House of Sport lease, if such lease is executed, and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components) multiplied by $0.25 and divided by 12 on a monthly basis for ongoing replacement reserves. The replacement reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

Rollover Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Property (excluding non-collateral square footage and excluded rollover premises, which are premises leased by Nordstrom and Dick’s Sporting Goods pursuant to the House of Sport lease, if such lease is executed) multiplied by $1.00 and divided by 12 on a monthly basis for ongoing rollover reserves. The rollover reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

A “Trigger Period” commences upon the occurrence of (i) an event of default or (ii) a Low Debt Service Period (as defined below) and will end if, (a) with respect to clause (i), the lender has waived the event of default or the borrowers have cured the event of default (and the lender has accepted such cure in its sole discretion) and no other event of default is then continuing, and (b) with respect to clause (ii), the Low Debt Service Period has ended pursuant to the definition thereof, or, after the Lockout Release Date, the borrowers have prepaid the Washington Square Whole Loan in an amount that would result in a debt service coverage ratio of 1.40x in accordance with the Washington Square Whole Loan documents or provided additional credit support in an amount such that when added to the underwritten net operating income, the actual debt service coverage ratio is 1.40x or above.

A “Low Debt Service Period” commences upon the actual debt service coverage ratio being less than 1.40x for two consecutive calendar quarters, and will end upon the Washington Square Whole Loan achieving an actual debt service coverage ratio of at least 1.40x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The borrowers have the right to obtain releases of outparcels, which include specified portions of the Washington Square Property identified in the Washington Square Whole Loan documents as the “Hotel Release Parcel” (approximately 1.47 acres proposed for future hotel use, and has a separate appraised value of $3,400,000) and the “Multifamily Release Parcel” (approximately 3.77 acres, proposed for future multifamily use and has a separate appraised value of $12,900,000). No release price is required in connection with such a partial release. Further, the borrowers may adjust the boundary lines of such parcels without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Washington Square Whole Loan. In addition, in connection with an expiration (without renewal) of the lease to JCPenney that expires August 31, 2030 or other termination of that lease, the borrowers may obtain the release of a portion of the Washington Square Property identified in the Washington Square Whole Loan documents as the “JCPenney Development Parcel”. Such release requires payment of a release price of $3,250,000 together with, if prior to the open prepayment date, payment of a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium. The borrowers may adjust the boundary lines of such parcel without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Collateral Term Sheet	BMO 2025-C13
No. 6 – Washington Square

for the Washington Square Whole Loan. The related appraisal provided two values for the JCPenney Development Parcel, one, which relates solely to the JCPenney store improvements and underlying site, assuming they continue to be leased, was $5,100,000, while the second value, which relates to a 21.4 acre site that includes the foregoing area plus adjoining non-income producing parking areas, and would need to be separately replotted as a development site, was $27,300,000. The Washington Square Whole Loan documents permit release of the larger parcel. The release price for the JCPenney Development Parcel is based on the $5,100,000 value for the smaller parcel, which is included in the valuation of the Washington Square Property (while the $27,300,000 value of the actual release parcel is not included in the valuation of the Washington Square Property). In addition, the Washington Square Whole Loan permits release of unspecified outparcels that are either (A) non-income producing and unimproved for tenant occupancy, the release of which does not have a material adverse effect on (i) the business, operations, or financial condition of the borrowers, (ii) the ability of the borrowers to repay the Washington Square Whole Loan or (iii) the ongoing operations and (B) real property that is as of the date of any potential release non-income producing and improved by structures that (i) were vacant as of the origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least 3 years prior to the date of any potential release. All of such releases are subject to various conditions, including but not limited to (i) except in the case of the release of the JCPenney Development Parcel, the borrowers certify that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the release parcel) the remaining improvements located on the Washington Square Property as a retail shopping center, (ii) compliance with applicable laws, and (iii) satisfaction of REMIC-related conditions.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Collateral Term Sheet	BMO 2025-C13
No. 7 – Dartmouth Mall

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Collateral Term Sheet	BMO 2025-C13
No. 7 – Dartmouth Mall

Boston 43 miles
138
24
79
Howland Rd.
PLYMOUTH COUNTY
Lakeville
Dighton
Assonet Bay
Somerset
S. Main St.
Freetown
Slab Bridge Rd.
Riverview Marketplace
Bell Rock Rd.
Chace Rd.
Bullock Rd.
Braley Rd.
Freetown-Fall River State Forest
Taunton River
Wilson Rd.
Chipaway Rd.
Southeast Massachusetts Bioreserve
Quanapoag Rd
Yellow Hill Rd.
Fall River
6
Providence, RI 18 miles
Watuppa Pond
Blossom Rd
Copicut Reservoir
BRISTOL COUNTY
Acushnet Cedar Swamp State Reservation
Acushnet Sawmill Wildlife Management Area
140
Acushnet River Valley GC
Main St.
Middle Rd.
Ashley Blvd.
Church St.
Acushnet
Turner Pond
Old Fall River Rd.
North Dartmouth
New Bedford Regional Airport
Kings Plaza
195
South Watuppa Pond
Highland Ave.
S. Main St.
Fieldstone Marketplace
North Westport
Noquochoke Wildlife Management Area
Univ. of Massachusetts School of Law
Whaling City CC
Sawyer St.
Fairhaven
State Rd.
Dartmouth Mall
200 North Dartmouth Mall
North Dartmouth, MA 02747
Towne Center
18
88
New Bedford CC
Sconticut Square
Dartmouth Commons
Bristol Community College
College of Maritime Science
New Bedford
177
American Legion Hwy.
Old Westport Rd.
Buttonwood Park Zoo
University of Massachusetts-Dartmouth
Allendale CC
St. Lukes Hospital
Little Bay
Sconticut Neck Rd.
Sawdy Pond
Hawthorne CC
Brock Ave.
New Bedford Harbor
Devol Pond
Oceanside Plaza
Westport Fairgrounds
Pine Hill Rd.
Fisher Rd.
Dartmouth
Dartmouth St.
Clarks Cove
Westport
New Bedford Park
MASSACHUSETTS
RHODE ISLAND
Main Hwy.
South Dartmouth
Hixbridge Rd.
Division Rd.
Apponagansett Bay
Ferry to Martha's Vineyard
Ferry to Cuttyhunk
Smith Neck Rd.
Potomska Rd.
Dartmoor Farm Wildlife Management Area
Round Hill Community GC
Buzzards Bay
Westport River
BOSTON
Quincy
Weymouth
Norwood
Milford
Foxborough
Brockton
MASS.
Bridgewater
Norton
Attleboro
PROVIDENCE
Taunton
Wareham
Cape Cod
Fall River
New Bedford
Fairhaven
Portsmouth
Dartmouth
Newport
RHODE ISLAND
Barnstable
Martha's Vineyard
Nantucket
Atlantic Ocean
Massachusetts Bay

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Collateral Term Sheet	BMO 2025-C13
No. 7 – Dartmouth Mall
Mortgage Loan Information		Property Information
Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	4.9%	Net Rentable Area (SF)(4):	519,827
Loan Purpose:	Refinance	Location:	North Dartmouth, MA
Borrower:	PR North Dartmouth LLC	Year Built / Renovated:	1971 / 2000
Borrower Sponsor:	PREIT Associates, L.P.	Occupancy(5):	97.1%
Interest Rate:	7.12500%	Occupancy Date:	8/31/2025
Note Date:	9/16/2025	4th Most Recent NOI (As of):	$8,361,110 (12/31/2022)
Maturity Date:	10/6/2035	3rd Most Recent NOI (As of):	$8,449,624 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$8,504,651 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$8,017,565 (TTM 5/31/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.1%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$12,675,145
Call Protection(2):	L(24),DorYM1(89),O(7)	UW Expenses:	$4,311,532
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$8,363,613
Additional Debt(1):	Yes	UW NCF:	$7,604,017
Additional Debt Balance(1):	$16,000,000	Appraised Value / Per SF(4):	$95,000,000 / $183
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/29/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap
Taxes:	$509,033	$127,258	N/A	Cut-off Date Loan / SF(4):	$108
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(4):	$102
Replacement Reserves:	$0	$9,097	N/A	Cut-off Date LTV:	58.9%
Rollover Reserve:	$1,000,000	$54,149	N/A	Maturity Date LTV:	55.9%
Outstanding TI/LC Reserve:	$1,175,475	$0	N/A	UW NCF DSCR:	1.68x
Deferred Maintenance Reserve:	$120,000	$0	N/A	UW NOI Debt Yield:	14.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$56,000,000	81.5%	Loan Payoff	$64,676,700	94.1%
Sponsor Equity	12,706,720	18.5	Upfront Reserves	2,804,508	4.1
			Closing Costs	1,225,512	1.8
Total Sources	$68,706,720	100.0%	Total Uses	$68,706,720	100.0%
(1)	The Dartmouth Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $56,000,000 (the “Dartmouth Mall Whole Loan”). The financial information presented in the chart above is based on the Dartmouth Mall Whole Loan.
(2)	Prepayment of the Dartmouth Mall Whole Loan is permitted at any time from and after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Dartmouth Mall Whole Loan to be securitized, and (b) November 6, 2028 (“Permitted Prepayment Date”). If the Permitted Prepayment Date has occurred the borrower can prepay with the simultaneous payment of yield maintenance. From and after the Permitted Prepayment Date the borrower may also defease the Dartmouth Mall Whole Loan.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The Dartmouth Mall Property (as defined below) includes 519,827 square feet of Collateral SF (as defined below). The Cut-off Date Loan / SF, Maturity Date Loan / SF, and Appraised Value / Per SF are based on the Collateral SF of 519,827.
(5)	Occupancy represents the occupancy including square footage from temporary tenants and is based on the Collateral SF totaling 519,827. Occupancy excluding temporary tenants is 89.6%.

The Loan. The seventh largest mortgage loan (the “Dartmouth Mall Mortgage Loan”) is part of a fixed rate whole loan evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $56,000,000. The Dartmouth Mall Whole Loan is secured by the borrower’s fee interest in a 659,827 square foot super regional mall (519,827 collateral square feet) located in North Dartmouth, Massachusetts (the “Dartmouth Mall Property”). The Dartmouth Mall Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Note A-3 with an aggregate outstanding principal balance as of the Cut-off Date of $40,000,000. The Dartmouth Mall Whole Loan was originated by

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Collateral Term Sheet	BMO 2025-C13
No. 7 – Dartmouth Mall

Bank of Montreal (“BMO”) on September 16, 2025. The Dartmouth Mall Mortgage Loan has a 10-year term, with five years interest only, and accrues interest at a per annum rate of 7.12500% on an Actual/360 basis. The Dartmouth Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C13 securitization. The relationship between the holders of notes evidencing the Dartmouth Mall Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Dartmouth Mall Whole Loan:

	Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$34,000,000	$34,000,000	BMO 2025-C13	Yes
A-2(1)	$16,000,000	$16,000,000	BMO	No
A-3	$6,000,000	$6,000,000	BMO 2025-C13	No
Whole Loan	$56,000,000	$56,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Dartmouth Mall Property, a 659,827 square foot super regional mall, which includes 519,827 of collateral square feet (“Collateral SF”) and a 140,000 square feet Macy’s that owns its own improvements and land. Unless otherwise noted, all metrics are based on the Collateral SF. The Dartmouth Mall Property is anchored by Macy’s (non-collateral), JCPenney and Burlington, with other major tenants including AMC Theater, Aldi, H&M, WOW Dartmouth, Old Navy, Boot Bar, and Shoe Dept. Encore. Sears vacated the Dartmouth Mall Property in 2019, and the borrower sponsor repurposed and re-leased the space to Burlington, Aldi, Ulta, and Boot Barn. Built in 1971 and renovated in 2000, the Dartmouth Mall Property is situated on a 55.4-acre parcel and contains 3,243 parking spaces, which results in a parking ratio of 6.24 per 1,000 of Collateral SF. As of August 31, 2025, the Dartmouth Mall Property was 97.1% leased based on Collateral SF (including temporary tenants) and 89.6% leased, excluding temporary tenants, by 68 tenants. Temporary tenants occupy approximately 7.4% of the Collateral SF and no underwritten base rent is attributable to such temporary tenants. The trailing 12-month in-line sales per square foot as of May 31, 2025 is $618 per square foot, representing a 13.8% increase over 2019.

Sales for Inline Tenants(1)
	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	2024 Sales PSF	TTM 5/31/2025 Sales PSF
Inline Sales (< 10,000 SF)	$543	NAP	$580	$597	$601	$614	$618
Occupancy Cost	11.1%	NAP	9.5%	10.5%	10.4%	11.0%	11.4%
(1)	Information obtained from the borrower.

Major Tenants. The three largest tenants based on underwritten base rent are Burlington, AMC Theatres, and JCPenney.

Burlington (43,835 square feet; 8.4% of net rentable area (“NRA”); 6.8% of underwritten base rent). Founded over 50 years ago, Burlington sells a variety of low priced brand name ladies, mens, and kids apparel, accessories, and home décor. Burlington has more than 1,000 store nationwide. Burlington has been a tenant at the Dartmouth Mall Property since March 2020 and has a lease expiring February, 28, 2031 with four, 5-year renewal options and no termination options. Tenant sales for 2024 were $11,500,000, resulting in an occupancy cost of 6.6%.

AMC Theatres (44,988 square feet; 8.7% of NRA; 5.3% of underwritten base rent). Founded in 1920, AMC Theatres is headquartered in Leawood, Kansas. AMC has 11 screens at the Dartmouth Mall Property, where it has been a tenant since July 1996. AMC Theatres is on a lease expiring December 31, 2026 with two, 5-year renewal options and no termination options. As of May 2025, the TTM tenant sales were $8,087,222 ($735k per screen), resulting in an occupancy cost of 9.1%.

JCPenney (100,020 square feet; 19.2% of NRA; 4.7% of underwritten base rent). Founded in 1902, JCPenney (Moody’s/S&P/Fitch: NR/NR/NR) is a department store chain with more than 650 stores and 50,000 employees. JCPenney has been a tenant at the Dartmouth Mall Property since 1984, most recently extending its lease in May 2025, and has a lease expiration on May 31, 2030. JCPenney has three, 5-year renewal options remaining and no termination options. As of May 2025, the TTM tenant sales were $7,999,795, resulting in an occupancy cost of 6.3%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Collateral Term Sheet	BMO 2025-C13
No. 7 – Dartmouth Mall

The following table presents certain information relating to the current and historical occupancy of the Dartmouth Mall Property:

Historical and Current Occupancy(1)
2022(1)	2023(1)	2024(1)	TTM 5/31/2025(1)	Current(2)
92.3%	97.4%	97.7%	95.8%	97.1%
(1)	Historical occupancy represents the inline occupancy including square footage from temporary tenants.. Information obtained from the borrower.
(2)	Current Occupancy is based on the underwritten rent roll dated as of August 31, 2025. Excluding temporary tenants, the current occupancy is 89.6%.

Appraisal. According to the appraisal, the Dartmouth Mall Property had an “as-is” appraised value of $95,000,000 as of July 29, 2025. The appraisal also concluded to a “prospective market value upon stabilization” of $102,000,000 as of August 1, 2027. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$95,000,000	8.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated August 13, 2025, there was no evidence of any recognized environmental conditions at the Dartmouth Mall Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Collateral Term Sheet	BMO 2025-C13
No. 7 – Dartmouth Mall

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Dartmouth Mall Property:

Top Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	U/W Base Rent(3)	% of Total UW Base Rent	Lease Expiration Date
Anchor Tenant (Non-Collateral)
Macy’s(4)	NR/Ba2/BB+	140,000	NAP	$0.00	$0	0.0%	3/30/2089
Total/Wtd. Avg.		140,000	NAP	$0.00	$0	0.0%

Major Tenants
JCPenney	NR/NR/NR	100,020	19.2%	$4.00	$400,080	4.7%	5/31/2030
AMC Theatres	NR/Caa2/CCC+	44,988	8.7%	$9.89	$445,000	5.3%	12/31/2026
Burlington	NR/Ba1/BB+	43,835	8.4%	$13.00	$569,855	6.8%	2/28/2031
Aldi	NR/NR/NR	24,063	4.6%	$10.95	$263,543	3.1%	9/30/2031
H&M	NR/NR/NR	22,732	4.4%	$11.50	$261,445(5)	NAV	1/31/2028
WOW Dartmouth	NR/NR/NR	22,568	4.3%	$9.97	$225,000	2.7%	9/30/2033
Old Navy	NR/Ba3/BB	17,812	3.4%	$16.00	$284,992	3.4%	7/31/2029
Boot Barn(6)	NR/NR/BBB	14,646	2.8%	$15.50	$227,013	2.7%	9/30/2035
Shoe Dept. Encore	NR/NR/NR	12,527	2.4%	$23.79	$298,000	3.5%	9/30/2027
Total/Wtd. Avg.		303,191	58.3%	$8.95	$2,713,483(8)	32.2%

Non-Major Tenants		162,777	31.3%	$35.16	$5,722,980(8)	67.8%

Occupied Collateral Total		465,968	89.6%	$18.11	$8,436,463(8)	100.0%
Vacant Space(7)		53,859	10.4%
Total/Wtd. Avg.		519,827	100.0%
(1)	Based on the underwritten rent roll dated as of August 31, 2025.
(2)	In certain instances, ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	U/W Base Rent and UW Base Rent PSF includes $75,678 of rent steps through August 2026.
(4)	Macy’s owns its own improvements and land and is not part of the collateral for the Dartmouth Mall Mortgage Loan.
(5)	H&M UW Base Rent PSF and UW Base Rent represents percentage in-lieu of rent based on the tenants’ TTM 5/31/2025 sales and is not included in the U/W Base Rent.
(6)	Boot Barn has a lease start date of October 1, 2025.
(7)	Includes 38,543 square feet attributable to temporary tenants.
(8)	Excludes H&M rent, which is included as percent in lieu income.

The following table presents a summary of sales for certain tenants at the Dartmouth Mall Property:

Sales Summary(1)
	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	2024 Sales (PSF)	TTM 5/31/2025 Sales (PSF)
Macy’s(2)	$144.43	$148.79	$140.00	$142.86	$142.86
JCPenney	$57.13	$47.21	$93.28	$84.37	$79.98
AMC Theatres	$75.23	$126.12	$165.66	$161.17	$179.76
Burlington(2)	NAV	$250.94	$246.38	$262.35	$262.35
Aldi(2)	NAV	$498.69	$482.07	$519.47	$519.47
H&M	$227.72	$230.12	$187.38	$156.45	$153.35
WOW Dartmouth	NAV	NAV	NAV	NAV	NAV
Old Navy	$304.91	$262.74	$273.09	$265.28	$265.19
Boot Barn	NAV	NAV	NAV	NAV	NAV
Shoe Dept. Encore	$236.22	$232.72	$198.52	$182.09	$188.77
(1)	Information obtained from the borrower.
(2)	Information obtained are estimates from the borrower.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Collateral Term Sheet	BMO 2025-C13
No. 7 – Dartmouth Mall

The following table presents certain information relating to the lease rollover schedule at the Dartmouth Mall Property:

Lease Rollover Schedule(1)(2)(4)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	15,316	2.9%	NAP	NAP	15,316	2.9%	NAP	NAP
2025 & MTM	8	17,529	3.4	$464,888	5.5%	32,845	6.3%	$464,888	5.5%
2026	10	80,693	15.5	709,700	8.4%	113,538	21.8%	$1,174,587	13.9%
2027	12	53,916	10.4	1,412,214	16.7%	167,454	32.2%	$2,586,802	30.7%
2028	10	44,176	8.5	832,589	9.9%	211,630	40.7%	$3,419,391	40.5%
2029	13	42,598	8.2	1,251,561	14.8%	254,228	48.9%	$4,670,952	55.4%
2030	5	116,126	22.3	967,879	11.5%	370,354	71.2%	$5,638,831	66.8%
2031	4	74,653	14.4	1,147,175	13.6%	445,007	85.6%	$6,786,006	80.4%
2032	2	12,351	2.4	285,233	3.4%	457,358	88.0%	$7,071,239	83.8%
2033	3	31,304	6.0	526,236	6.2%	488,662	94.0%	$7,597,475	90.1%
2034	1	4,437	0.9	133,110	1.6%	493,099	94.9%	$7,730,585	91.6%
2035	5	19,979	3.8	427,878	5.1%	513,078	98.7%	$8,158,463	96.7%
2036 & Beyond	2	6,749	1.3	278,000	3.3%	519,827	100.0%	$8,436,463	100.0%
Total	75	519,827	100.0%	$8,436,463	100.00%
(1)	Based on the underwritten rent roll dated August 31, 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $75,678 of rent steps through August 2026.
(4)	Occupied SF includes 38,543 square feet attributable to temporary tenants.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Collateral Term Sheet	BMO 2025-C13
No. 7 – Dartmouth Mall

The following table presents certain information relating to the operating history and underwritten net cash flow of the Dartmouth Mall Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM May 2025(1)	Underwritten	Per SF	%(2)
In Place Rent	$7,221,732	$7,972,313	$8,402,774	$8,459,012	$8,360,785	$16.08	69.6%
Contractual Rent Steps(3)	0	0	0	0	75,678	0.15	0.6
Potential Income from Vacant Space	0	0	0	0	583,755	1.12	4.9
Percentage in Lieu(4)	1,794,068	1,069,686	967,255	789,917	303,986	0.58	2.5
Gross Potential Rent	$9,015,800	$9,041,999	$9,370,029	$9,248,929	$9,324,203	$17.94	77.6%
Reimbursement Revenue	2,529,039	2,522,853	2,500,472	2,585,192	2,696,719	5.19	22.4
Net Rental Income	$11,544,838	$11,564,853	$11,870,501	$11,834,121	$12,020,922	$23.12	100.0%
Less Vacancy	0	0	0	0	(583,755)	(1.12)	(4.9)(6)
Percentage Rent(5)	520,146	331,505	220,234	193,373	345,732	0.67	2.9
Other Income(7)	865,195	879,617	940,699	861,309	892,246	1.72	7.4
Effective Gross Income	$12,930,179	$12,775,974	$13,031,434	$12,888,803	$12,675,145	$24.38	105.4%
Total Expenses	4,569,069	4,326,350	4,526,782	4,871,238	4,311,532	8.29	34.0%
Net Operating Income	$8,361,110	$8,449,624	$8,504,651	$8,017,565	$8,363,613	$16.09	66.0%
TI/LC	0	0	0	0	649,784	1.25	5.1
Capital Expenditures	0	0	0	0	109,813	0.21	0.9
Net Cash Flow	$8,361,110	$8,449,624	$8,504,651	$8,017,565	$7,604,017	$14.63	60.0%

(1)	TTM May 2025 reflects the trailing 12-month period ending May 31, 2025
(2)	Represents (i) percent of Net Rental Income for all revenue fields, and (ii) percent of Effective Gross Income for all other fields.
(3)	Represents rent steps through August 2026.
(4)	Underwritten based on the tenants’ TTM 5/31/2025 sales.
(5)	Based on tenants’ TTM 5/31/2025 sales and is attributable to 13 tenants.
(6)	Represents the underwritten economic vacancy %. The Dartmouth Mall Property was 97.1% occupied based on the Collateral SF as of August 31, 2025.
(7)	Other Income includes specialty leasing, media income, lease terminations and miscellaneous.

The Market. The Dartmouth Mall Property is located in North Dartmouth, Massachusetts, part of the Providence-Warwick, RI-MA core-based statistical area (“Providence-Warwick CBSA”) which as of 2024 had an estimated population of approximately 1.6 million people. The Providence-Warwick CBSA region is situated approximately 50 miles southwest of Boston, and 75 miles east of Hartford, with an economy that is anchored by education, health services, trade, transportation, and utilities services.

The Dartmouth Mall Property is located in a densely developed retail location with land uses in the immediate area including freestanding and strip retail uses as well as professional office. Dartmouth Town Center is adjacent to the Dartmouth Mall Property and is anchored by Ocean State Job Lots and Ashley Furniture. Additionally, Town Center, a 139,001 square foot center anchored by Stop & Shop and Best Buy, is located opposite the Dartmouth Mall Property along Faunce Corner Road. The Dartmouth Mall Property is located less than a mile from Interstate 195, and three miles from U.S. Route 6. Additionally, commuter rail service from New Bedford, located approximately 4.4 miles from the Dartmouth Mall Property, to Boston was completed in 2025.

According to the appraisal, the 2024 population within a five-, 10- and 15-mile radius of the Dartmouth Mall Property was 134,253, 270,152 and 396,325, respectively. Additionally, for the same period, the average household income within the same radii was $88,517, $91,766 and $104,648, respectively.

The appraisal identifies the primary trade area for the Dartmouth Mall Property as a radius of approximately 10 miles and the secondary trade area as a radius of 15 miles. The appraisal identified four primary competitive shopping centers, with the closest located 29.9 miles from the Dartmouth Mall Property. The competitive properties encompass approximately 4.6 million square feet and have an average occupancy of 92.3%. The appraisal identified approximately 1.7 million square feet of either new construction or proposed retail development in the greater Providence retail market, most of which is comprised of neighborhood and/or community center space that would not be considered competitive with the Dartmouth Mall Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Collateral Term Sheet	BMO 2025-C13
No. 7 – Dartmouth Mall

The following table presents certain information relating to the appraisal’s market rent conclusions for the Dartmouth Mall Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
0 to 999 SF Space	$62.00	5	2.0% annually	$30.00
1,000-1,999 SF Space	$60.00	5	2.0% annually	$30.00
2,000-3,499 SF Space	$58.00	5	2.0% annually	$30.00
3,500-4,999 SF Space	$30.00	5	2.0% annually	$30.00
5,000-9,999 SF Space	$28.00	5	2.0% annually	$30.00
10,000+	$10.00	5	2.0% annually	$30.00
Exterior	$30.00	5	2.0% annually	$30.00
Jewelry	$90.00	5	2.0% annually	$30.00
Kiosk	$350.00	5	2.0% annually	$30.00
Major	$12.00	10	10% in year 6	$30.00
Cinema	$32.00	10	10% in year 6	$30.00
Anchor	$4.00	10	10% in year 6	$30.00
Outparcel	$45.00	10	10% in year 6	$30.00
(1)	Source: Appraisal.

The table below presents certain information relating to comparable retail centers pertaining to the Dartmouth Mall Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy		Anchor / Major Tenants	Distance to Dartmouth Mall Property
Dartmouth Mall	1971/2000	519,827	97.1	%(2)	Macy’s, JCPenney, Burlington, AMC, Aldi, H&M	NAP
Providence Place Mall	1999/2009	1,190,136	92.0%		Boscov’s, Macy’s	29.9 miles
Emerald Square	1989/1992	1,022,647	85.0%		JCPenney, Macy’s, Macy’s Home, Vacant	43.4 miles
Warwick Mall	1970/2010	977,352	97.0%		Golf Galaxy, JCPenney, Jordan’s Furniture, Macy’s, Target	35.5 miles
Cape Cod Mall	1970/2020	729,750	93.0%		Macy’s Home, Macy’s, Target	49.1 miles
Total/Weighted Average		4,439,712	92.2%
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the Collateral SF, including temporary tenants, of the underwritten rent roll as of August 31, 2025. Total Occupancy excluding temporary tenants is 89.6%.

The Borrower. The borrower is PR North Dartmouth LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Dartmouth Mall Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor of the Dartmouth Mall Whole Loan is PREIT Associates, L.P. (“PREIT”). PREIT is a developer and operator of retail and entertainment destinations throughout the United States. PREIT currently owns a portfolio of 16 shopping centers comprising over 23.5 million square feet. PREIT recently emerged from bankruptcy as a Delaware LLC in accordance with a pre-packaged re-organization plan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Collateral Term Sheet	BMO 2025-C13
No. 7 – Dartmouth Mall

Property Management. The Dartmouth Mall Property is managed by PREIT Services, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination of the Dartmouth Mall Whole Loan, the borrower deposited approximately (i) $509,033 into a real estate tax reserve account, (ii) $1,000,000 into a rollover reserve account, (iii) $1,175,475 into an outstanding TI/LC reserve account, and (iv) $120,000 into a deferred maintenance reserve account.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, which currently equates to approximately $127,258.

Insurance Reserve –If the borrower has not provided satisfactory evidence to the lender that the Dartmouth Mall Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, and so long as no event of default is continuing, the Dartmouth Mall Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration. At origination of the Dartmouth Mall Whole Loan, an acceptable blanket policy was in effect.

Replacement Reserve – On a monthly basis, the borrower is required to escrow an amount equal to the gross leasable area of the Dartmouth Mall Property (excluding non-collateral square footage and certain excluded replacement reserve premises and any square footage attributable to other tenants required to pay for their own repairs and maintenance for the leased premises, roof and structural components) multiplied by $0.21 and divided by 12 for ongoing replacement reserves.

Rollover Reserve – The borrower is required to escrow, on a monthly basis, an amount equal to the gross leasable area of the Dartmouth Mall Property (excluding non-collateral square footage) multiplied by $1.25 and divided by 12 for ongoing rollover reserves.

Outstanding TI / LC Reserve – The borrower was required to deposit $1,175,475 for outstanding tenant improvements, leasing commissions, and free or abated rent outstanding as of the origination of the Dartmouth Mall Whole Loan, related to Boot Barn, Jewelry Express, Journeys, Ulta and Pacific Sun.

Deferred Maintenance Reserve – The borrower was required to deposit $120,000 to address repair or replacement of JCPenney HVAC system as identified in the tenant’s estoppel.

Lockbox / Cash Management. The Dartmouth Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender-controlled lockbox account within three business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Trigger Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower daily. During the continuance of a Trigger Period, all funds in the lockbox will be transferred weekly, and on the second day preceding each monthly payment date, to a lender-controlled cash management account to be disbursed in accordance with the Dartmouth Mall Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Trigger Period continues.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Collateral Term Sheet	BMO 2025-C13
No. 7 – Dartmouth Mall

A “Trigger Period” will commence upon the earlier of the following:

(i)      the occurrence of an event of default;

(ii)   the occurrence of a Low Debt Yield Period (as defined below);

(iii)the failure of the borrower to make the required deposits of the JCP Delta Amount (as defined below) during any JCP Rent Reduction Period (as defined below).

A Trigger Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), either (a) the Debt Yield Threshold (as defined below) has been met for two consecutive calendar quarters, (b) after the lockout release date, the borrower has prepaid the Dartmouth Mall Whole Loan in an amount that would result in the applicable Debt Yield Threshold being met, or (c) the borrower has delivered to the lender a letter of credit in an amount that, when added to the underwritten NOI, would result in the applicable Debt Yield Threshold being met.
●	with regard to clause (iii), the deposit of all required JCP Delta Amounts.

A “Low Debt Yield Period” means the debt yield is less than the applicable Debt Yield Threshold (as defined below) for two consecutive calendar quarters.

“Debt Yield Threshold” means (i) from the origination date until the monthly payment in October 2030, 11%, (ii) on and after the monthly payment date in October 2030 until the monthly payment date in October 2032, 12.0%, (iii) on and after the monthly payment date in October 2032 until the monthly payment date in October 2034, 13.0%, and (iv) on and after the monthly payment date in October 2034 until the maturity date, 14.0%.

The “JCP Rent Reduction Period” means any period in which JCPenney is paying less than the total amount due under its lease, or has terminated its lease, in either case as a result of the deferred maintenance condition identified in the tenant’s estoppel regarding repair or replacement of the HVAC system. Any JCP Rent Reduction Period then in effect will conclude upon delivery of a clean JCP estoppel.

The “JCP Delta Amount” means, with respect to any monthly payment, (i) the difference between the amount that JCPenney would be required to pay without taking into account any default of the borrower and any reduced amount actually paid as a result of the deferred maintenance condition, and (ii) if the JCP lease is terminated due to the deferred maintenance condition, the amount of rent JCPenney would have been required to pay if the lease had not been terminated.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The borrower may obtain a release of one or more outparcels that are either (a) non-income producing and unimproved, and the release of which will not have a material adverse effect on (i) the business ,operations or financial condition of the borrower, (ii) the ability of the borrower to repay the Dartmouth Mall Whole Loan in accordance with the terms of the mortgage loan agreement, or (iii) the ongoing operations of the remaining Dartmouth Mall Property, or (b) are non-income producing and improved by structures that (i) were vacant as of the origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least 3 years; in each case upon satisfaction of the following conditions, among other customary requirements: (i) the borrower provides 30 days’ written notice to the lender (ii) a fee of $15,000 is paid, (iii) no event of default is continuing, (iv) the release will not materially adversely affect the remaining Dartmouth Mall Property, (v) the release parcel has been legally subdivided, (vi) the remaining Dartmouth Mall Property will be in compliance with all zoning, applicable covenants and easements, and (vii) the lender has received an updated title policy endorsement.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Collateral Term Sheet	BMO 2025-C13
No. 8 – Towneplace Suites Anchorage Midtown

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Collateral Term Sheet	BMO 2025-C13
No. 8 – Towneplace Suites Anchorage Midtown

Arctic Ocean
Barrow
Prudhoe Bay
NUNAVUT
RUSSIA
Kotzebue
NORTHWEST TERRITORIES
ALASKA
CANADA
Nome
Fairbanks
YUKON TERRITORY
ANCHORAGE
Whitehorse
Bethel
Valdez
Seward
BRITISH COLUMBIA
Homer
Juneau
Kodiak
Ketchikan
Pacific Ocean
Unalaska
Knik Arm
381st Intelligence Squadron
Elmendorf Air Force Base
Davis Hwy
Arctic Warrior Dr
ALASKA RAILROAD
Vanderberg Ave
Alaska Museum of Science and Nature
Palmer 38 miles
Government Hill
Glenn Hwy
Commercial Dr
Reeve Blvd
ANCHORAGE
Alaska Center for the Performing Arts
William A. Egan Civic & Conv. Center
3rd Ave
Glenn Square
Captain Cook Monument
5th Ave
Northeast Anchorage
Downtown
Merrill Field Airport
ConocoPhillips Alaska
Anchorage Museum
Alaska Regional Hospital
Russian Jack Springs Park
Debarr Rd
Dena'ina Civic and Convention Center
Anchorage 5th Ave Mall
15th Ave
Sullivan Arena
TownePlace Suites Anchorage Midtown
600 East 32nd Avenue
Anchorage, AK 99503
ANCHORAGE
Bragaw St
Boniface Pkwy
Fireweed Ln
Earthquake Park
Northern Lights Blvd
W. Benson Blvd
Midtown Mall
University of Alaska-Anchorage
Alaska Pacific University
Northern Lights Blvd
34th Ave
Walter J. Hickel Pkwy
Lake Otis Pkwy
Alaska Airlines Center
Baxter Rd
36th Ave
Providence Alaska Med. Ctr.
ZJ Loussac Public Library
C St
Seward Hwy
Alaska Heart and Vascular Institute
University Center
Tudor Rd
Alaska Native Med. Ctr.
Tudor Rd
Spenard
Far North Bicentennial Park
Ted Stevens Anchorage Intl. Airport
W. Intl. Airport Rd
Intl. Airport Rd
Campbell Park
Dowling Rd
Conner's Lake Park
Seward Hwy
Campbell Airstrip Airport
Minnesota Drive
68th Ave
Raspberry Rd
Old Seward Hwy
Strawberry Rd
Sand Lake
Sand Lake Rd
Jewel Lake Rd
Northwood St
C St
Abbott Loop
Dimond Blvd
Lake Otis Pkwy
Elmore Rd
Dimond Center
Dimond Blvd
Bayshore Mall
Seward 118 miles
Abbott Rd

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Collateral Term Sheet	BMO 2025-C13
No. 8 – Towneplace Suites Anchorage Midtown
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$28,000,000	Property Type – Subtype:	Hospitality – Extended Stay
% of IPB:	3.4%	Net Rentable Area (Rooms):	114
Loan Purpose:	Refinance	Location:	Anchorage, AK
Borrower(s):	Denali Land, LLC	Year Built / Renovated:	2014 / 2025
Borrower Sponsor(s):	Oxbridge Properties, Inc.	Occupancy:	82.3%
Interest Rate:	5.95200%	Occupancy Date:	5/31/2025
Note Date:	9/17/2025	4th Most Recent NOI (As of):	$4,246,465 (12/31/2022)
Maturity Date:	10/6/2035	3rd Most Recent NOI (As of):	$5,910,195 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$6,541,122 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$6,071,147 (TTM 5/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	82.3%
Amortization Type:	Interest Only	UW Revenues:	$10,085,793
Call Protection:	L(24),D(89),O(7)	UW Expenses:	$4,193,531
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,892,262
Additional Debt:	None	UW NCF:	$5,488,830
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$46,000,000 / $403,509
Additional Debt Type:	N/A	Appraisal Date:	6/16/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$245,614
Taxes:	$83,843	$27,948	N/A	Maturity Date Loan / Room:	$245,614
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.9%
FF&E Reserve:	$0	33,839(2)	N/A	Maturity Date LTV:	60.9%
Seasonality Account:	$844,853	Springing	$844,853	UW NCF DSCR:	3.25x
				UW NOI Debt Yield:	21.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$28,000,000	100.0%	Principal Equity Distribution	$15,919,950	56.9%
			Loan Payoff	10,811,123	38.6
			Upfront Reserves	928,696	3.3
			Closing Costs	340,230	1.2
Total Sources	$28,000,000	100.0%	Total Uses:	$28,000,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Monthly FF&E Reserves are (i) $33,838.83 for the payment dates which occur from November 2025 through October 2026, and (ii) for all other payment dates, an amount equal to the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) 1/12th of 4% of the operating income of the Towneplace Suites Anchorage Midtown Property (as defined below) for the previous 12-month period, which consistent monthly payment for each 12-month period as described immediately above shall be as determined on the anniversary of the last day of September 2025.

The Loan. The eighth largest mortgage loan (the “Towneplace Suites Anchorage Midtown Mortgage Loan”) is secured by the borrower’s fee simple interest in a 114-room extended-stay hotel located in Anchorage, Alaska (the “Towneplace Suites Anchorage Midtown Property”). The Towneplace Suites Anchorage Midtown Mortgage Loan was originated by Goldman Sachs Bank USA on September 17, 2025, has a 10-year interest-only term and accrues interest at a rate of 5.9520% per annum on an Actual/360 basis. The Towneplace Suites Anchorage Midtown Mortgage Loan had an original term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The scheduled maturity date of the Towneplace Suites Anchorage Midtown Mortgage Loan is the payment date in October 2035.

The Property. The Towneplace Suites Anchorage Midtown Property consists of a two-acre site located along the south side of East 32nd Avenue, west of Gambell Street and east of Denali Street, in the Midtown neighborhood of Anchorage, Alaska, between Ted Stevens International Airport and the downtown Anchorage Central Business District. The site is

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Collateral Term Sheet	BMO 2025-C13
No. 8 – Towneplace Suites Anchorage Midtown

currently improved with a 114-room extended-stay Towneplace Suites by Marriott hotel that opened in December 2014. The Towneplace Suites Anchorage Midtown Property features an indoor pool and whirlpool, fitness area, free daily breakfast, a 24-hour “In A Pinch” market, on-site guest laundry facilities, and free Wi-Fi. Additionally, each unit features a separate living, working, and sleeping area, fully equipped kitchen with an oven range, refrigerator, and dishwasher. The Towneplace Suites Anchorage Midtown Property underwent a major renovation in 2025, totaling $3.2 million, and included updates to the guestrooms, corridors, and public spaces.

The Towneplace Suites Anchorage Midtown Property has a contract with Kalitta Air, LLC, that guarantees 50 rooms per night, with early morning arrival and a 'No Walk' clause. No-shows are only billed if the hotel reaches 97% occupancy. The base rates for the current contract range from $159.00 to $389.00 per night, depending on the period. In 2024, Kalitta Air accounted for approximately 54% of the hotel's total room nights sold, which was 36,972 room nights. Due to the crew flight schedule, the hotel is frequently able to double-sell rooms.

The following table presents the guestroom mix of the Towneplace Suites Anchorage Midtown Property:

Guestroom Mix(1)
Room Type	Room Count
King	49
Queen	42
One-Bedroom Suite	6
Two-Bedroom Suite	17
Total	114
(1)	Source: Appraisal.

Appraisal. According to the appraisal, the Towneplace Suites Anchorage Midtown Property had an “as-is” appraised value of $46,000,000 as of June 16, 2025. The table below shows the appraisal’s “as-is” conclusions:

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$46,000,000	11.09%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated June 27, 2025, there are no recognized environmental conditions at the Towneplace Suites Anchorage Midtown Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Collateral Term Sheet	BMO 2025-C13
No. 8 – Towneplace Suites Anchorage Midtown

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Towneplace Suites Anchorage Midtown Property:

Operating Performance and Underwritten Net Cash Flow
	2018	2019	2020	2021	2022	2023	2024	TTM 5/31/2025	U/W	U/W Per Room(1)	%(2)
ADR	$148.54	$178.37	$109.32	$162.43	$208.69	$263.15	$287.81	$291.35	$291.35
RevPAR	$114.95	$140.79	$49.52	$127.54	$179.33	$236.48	$255.03	$239.70	$239.70

Rooms Revenue	$4,782,994	$5,858,283	$2,066,095	$5,306,904	$7,461,982	$9,839,734	$10,640,861	$9,973,809	$9,973,809	$87,490	98.9%
Other Departmental Revenue	70,904	41,964	34,152	54,379	68,841	62,379	43,675	34,944	34,944	307	0.3%
Miscellaneous Income	48,573	44,444	45,210	107,584	51,557	35,622	149,271	142,899	77,040	676	0.8%
Total Operating Revenue	$4,902,471	$5,944,691	$2,145,457	$5,468,866	$7,582,380	$9,937,735	$10,833,807	$10,151,652	$10,085,793	$88,472	100.0%
Rooms Expense	843,023	810,809	322,905	551,852	806,287	931,217	970,350	840,857	840,857	7,376	15.3%
Other Departmental Expense	39,007	25,075	23,012	20,773	25,438	22,206	17,650	14,057	14,057	123	0.3%
Total Departmental Expenses	882,030	835,883	345,917	$572,626	$831,725	$953,423	$988,000	$854,914	$854,914	$7,499	15.6%
Administrative and General	333,099	427,690	231,035	439,281	577,161	708,655	741,826	763,023	763,023	6,693	13.9%
Information and Telecommunications Systems	98,231	79,759	75,452	90,990	96,419	105,316	118,162	113,205	113,205	993	2.1%
Sales and Marketing	87,177	85,411	35,349	40,218	82,550	106,764	102,218	104,693	104,693	918	1.9%
Franchise Fees	432,020	563,840	214,839	504,705	702,828	933,028	1,025,607	965,137	965,137	8,466	17.6%
Property Operation and Maintenance	195,991	219,670	134,789	184,242	223,196	218,564	201,226	199,939	199,939	1,754	3.6%
Utilities	141,612	157,902	131,356	131,433	147,659	145,827	158,301	146,169	146,169	1,282	2.7%
Base Management Fee	245,124	297,235	107,273	273,443	379,119	499,325	543,304	512,849	605,148	5,308	11.0%
Property and Other Taxes	371,705	260,665	277,851	264,871	225,966	213,882	259,606	254,971	326,420	2,863	5.9%
Insurance	56,758	54,597	56,144	57,631	69,294	142,755	154,435	165,605	114,885	1,008	2.1%
Total Expenses	$2,843,747	$2,982,651	$1,610,004	$2,559,439	$3,335,915	$4,027,540	$4,292,685	$4,080,505	$4,193,531	36,785	76.4%
Net Operating Income	$ 2,058,724	$2,962,040	$535,453	$2,909,427	$4,246,465	$5,910,195	$6,541,122	$6,071,147	$5,892,262	51,687	107.4%
FF&E	196,099	237,788	85,818	218,755	303,295	397,509	433,352	406,066	403,432	3,539	7.4%
Net Cash Flow	$1,862,625	$2,724,253	$449,634	$2,690,672	$3,943,169	$5,512,686	$6,107,770	$5,665,081	$5,488,830	$48,148	100.0%

Occupancy	77.4%	78.9%	45.3%	78.5%	85.9%	89.9%	88.6%	82.3%	82.3%
NCF DSCR	1.10x	1.61x	0.27x	1.59x	2.33x	3.26x	3.61x	3.35x	3.25x
NOI Debt Yield	7.4%	10.6%	1.9%	10.4%	15.2%	21.1%	23.4%	21.7%	21.0%
(1)	U/W Per Room is based on 114 rooms.
(2)	% column represents percent of Total Operating Revenue for revenue lines and percent of Net Cash Flow for all remaining fields.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Collateral Term Sheet	BMO 2025-C13
No. 8 – Towneplace Suites Anchorage Midtown

The Market. The Towneplace Suites Anchorage Midtown Property is located in the Anchorage submarket in Anchorage, Alaska. As of June 2025, the Anchorage submarket occupancy rate was 69.2% and the average ADR was $217.50, per a third-party report.

The following table presents certain information regarding competitive properties of the Towneplace Suites Anchorage Midtown Property:

Competitive Properties(1)
			Demand Segmentation
Property Name	Year Built	# of Rooms	Commercial	Meeting & Group	Leisure	Total Meeting Space (SF)
Towneplace Suites Anchorage Midtown	2014	114	65%	25%	10%	0
Residence Inn Anchorage Midtown	1999	148	55%	15%	30%	270
Homewood Suites Anchorage	2004	122	55%	10%	35%	1,728
Hilton Garden Inn Anchorage	2002	125	45%	5%	50%	1,750
Home2 Suites Anchorage Midtown	2015	135	55%	5%	40%	0
Staybridge Suites Anchorage	2018	154	55%	10%	35%	580
Hyatt House Anchorage	2017	144	50%	10%	40%	650
Hyatt Place Anchorage	2019	150	45%	5%	50%	2,000
Total / Wtd. Avg.		1,092	53%	10%	37%	6,978
(1)	Source: Appraisal.

The following table presents penetration factors of the comparable properties of the Towneplace Suites Anchorage Midtown Property:

Estimated 2024 Penetration Factors(1)
Property Name	Occupancy Penetration	ADR Penetration	RevPAR Penetration
Towneplace Suites Anchorage Midtown	111%	115%	128%
Residence Inn Anchorage Midtown	106% - 112%	112% - 116%	118% - 123%
Homewood Suites Anchorage	94% - 100%	98% - 102%	93% - 98%
Hilton Garden Inn Anchorage	87% - 94%	82% - 86%	70% - 75%
Home2 Suites Anchorage Midtown	100% - 106%	90% - 94%	90% - 95%
Staybridge Suites Anchorage	94% - 100%	96% - 100%	93% - 98%
Hyatt House Anchorage	94% - 100%	98% - 102%	95% - 100%
Hyatt Place Anchorage	106% - 112%	90% - 94%	95% - 100%
(1)	Source: Appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Collateral Term Sheet	BMO 2025-C13
No. 8 – Towneplace Suites Anchorage Midtown

The Borrower. The borrower is Denali Land, LLC, a Colorado limited liability company and special purpose entity with a Delaware limited liability company (itself a special purpose entity with one independent director) as its manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Towneplace Suites Anchorage Midtown Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse guarantor is Oxbridge Properties, Inc., which was founded by Navin Dimond, who is the President of Oxbridge Properties, Inc and also the founder/manager of Stonebridge Companies and also serves as Chairman of the Board for Stonebridge Companies, leading the company’s strategy and investment functions. Stonebridge Companies currently maintains a portfolio of 160+ hotels and 24,000+ rooms across 20+ states. Founded in 1991 by the Dimond family, Stonebridge has continually focused on effectively managing its growing portfolio, which is now further supported with the asset management capabilities of Copford Capital Management.

Property Management. The Towneplace Suites Anchorage Midtown Property is managed by Stonebridge Companies, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited $83,843.37 into a tax reserve account and $844,853 (the “Seasonality Initial Deposit Amount”) into a seasonality account.

Tax Reserve – On a monthly basis, the borrower is required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes for the Towneplace Suites Anchorage Midtown Property that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance Reserve – On a monthly basis, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, however, that the insurance reserve will be conditionally waived for so long as (i) insurance satisfying the requirements of the Towneplace Suites Anchorage Midtown Mortgage Loan documents has been obtained under one or more blanket policies of insurance and the borrower provides the lender with evidence of the payment of premiums in respect thereof at least 10 days prior to the date on which such payment would become delinquent, and (ii) no event of default is continuing under the Towneplace Suites Anchorage Midtown Mortgage Loan documents. A blanket insurance policy is currently in place.

FF&E Reserve – On a monthly basis, the borrower is required to deposit into an FF&E reserve (1) $33,838.83 for the payment dates which occur from November 2025 through October 2026, and (2) for all other payment dates, an amount equal to the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b)  1/12th of 4% of the operating income of the Towneplace Suites Anchorage Midtown Property for the previous 12-month period, which consistent monthly payment for each 12-month period as described immediately above shall be as determined on the anniversary of the last day of September 2025.

Seasonality Account – During the term of the Towneplace Suites Anchorage Midtown Mortgage Loan, if at any point the balance in the seasonality account is less than the Seasonality Initial Deposit Amount, on each payment date while the seasonality account is required to be maintained pursuant to the terms of the Towneplace Suites Anchorage Midtown Mortgage Loan documents, the borrower will pay to the lender, for deposit into the seasonality account, an amount equal to all available excess cash flow as evidenced by the operating statement delivered to lender in accordance with financial reporting requirements in the Towneplace Suites Anchorage Midtown Mortgage Loan documents until such time as the balance contained in such seasonality account is equal to the Seasonality Initial Deposit Amount. In addition, at any point the balance in the seasonality account is less than 1/2 of the Seasonality Initial Deposit Amount, on the next occurring payment date while the seasonality account is required to be maintained pursuant to the terms of the Towneplace Suites Anchorage Midtown Mortgage Loan documents, the borrower will pay to the lender, for deposit into the seasonality account, an amount equal to the difference between the Seasonality Initial Deposit Amount and the then current balance contained therein.

Lockbox / Cash Management. The Towneplace Suites Anchorage Midtown Mortgage Loan is structured with a hard lockbox and springing cash management. On the origination date, the borrower directed each of the credit card companies or credit card clearing banks with which the borrower or property manager has entered into merchant’s or other credit card agreements all payments to a lender-controlled lockbox account. The borrower is required to cause all cash revenues and

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Collateral Term Sheet	BMO 2025-C13
No. 8 – Towneplace Suites Anchorage Midtown

all other money received by the borrower or the property manager (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account (to the extent there is a continuing Cash Management Period (as defined below)) by the end of the second business day following receipt. On each payment date during the continuance of a Trigger Period (as defined below) (or, at the lender’s discretion, during an event of default under the Towneplace Suites Anchorage Midtown Mortgage Loan documents), all funds on deposit in the cash management account after payment of taxes, insurance premiums and debt service on the Towneplace Suites Anchorage Midtown Mortgage Loan and excess cash flow is required to be deposited into an excess cash flow reserve account as additional collateral for the Towneplace Suites Anchorage Midtown Mortgage Loan.

A “Cash Management Period” any of the following periods: (i) the period from the commencement of a Trigger Period until the earlier to occur of the end of such Trigger Period or the Towneplace Suites Anchorage Midtown Mortgage Loan is paid in full; or (ii) the period from the occurrence of an event of default until the earlier to occur of such event of default is waived by the lender or the indebtedness is paid in full. A Cash Management Period will not be terminated unless, at the time the borrower satisfies the conditions for termination of the applicable Cash Management Period as set forth in clause (i) or clause (ii) above, there is no continuing event of default and no other event has occurred which would cause an additional Cash Management Period as described above. In the event that a Cash Management Period is terminated as set forth in clause (i) or clause (ii) above, a Cash Management Period will be reinstated upon the subsequent occurrence of a Trigger Period or event of default.

“Trigger Period” means each of the following: (a) each period that commences when debt yield, determined as of the first day of any fiscal quarter, is less than 12% and concludes when debt yield, determined as of the first day of each fiscal quarter thereafter, is equal to or greater than 12%; (b) if the financial reports required pursuant to the Towneplace Suites Anchorage Midtown Mortgage Loan documents are not delivered to the lender as and when required (subject to applicable notice and cure periods), a Trigger Period shall be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing; and (c) the period commencing 24 months prior to the expiration of the existing franchise agreement until the date upon which new license conditions (as set forth in the TownePlace Suites Anchorage Midtown Mortgage Loan documents) are satisfied.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

Franchise Agreement. The Towneplace Suites Anchorage Midtown Property is subject to a 20-year franchise agreement between the related borrower, as franchisee, and Marriott International, Inc., as franchisor. The term of the related franchise agreement commenced on December 3, 2014 and expires on December 3, 2034 without any renewal options.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Collateral Term Sheet	BMO 2025-C13
No. 9 – Security Public Storage – Bethesda

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Collateral Term Sheet	BMO 2025-C13
No. 9 – Security Public Storage – Bethesda

Security Public Storage – Bethesda
5221 River Road
Bethesda, MD 20816
Bethesda
Whitehall Manor
MONTGOMERY COUNTY
Somerset
Brookmont
Kenwood Station
Westbard Square
Kenwood Country Club
Little Fall Branch Park
Chevy Chase Club
Hawthorne
Friendship Heights
Fort Reno Park
Tenleytown
MARYLAND
DIST. OF COLUMBIA
WASHINGTON D.C.
McLean
VIRGINIA
Potomac River
Dalecarlia Reservoir
Dalecarlia Reservoir Grounds
Sibley Memorial Hospital
American University
American Univ. Washington College of Law
American Univ. Museum at the Katzen Arts Ctr.
Wesley Theological Seminary
Bender Arena
U.S. Dept. of Homeland Security
Embassies of Bangladesh, Ethiopia, Ghana, Israel, Jordan and Singapore
4500 Wisconsin Ave. Shopping Ctr.
Spring Valley Shopping Ctr.
The Shops at Sumner Place
GEICO Corporate Office
The Shops at Wisconsin Place
Friendship Village
The Collection at Chevy Chase
Friendship Center
FRIENDSHIP HEIGHTS
TENLEYTOWN-AU
RED LINE METRO
Shops of Wisconsin
Bradley Shopping Center
BETHESDA ROW
The Shoppes of Bethesda
DOWNTOWN BETHESDA
BETHESDA
Round House Theatre
Bethesda Square Shopping Center
West Chevy Chase Heights
Chevy Chase
North Chevy Chase
Jane E. Lawton Comm. Recreation Center
Columbia Country Club
NATIONAL INSTITUTES OF HEALTH
NIH Clinical Center
NIH Library
Natcher Conference Center
National Library of Medicine
National Institute On Aging
Walter Reed National Military Medical Center
MEDICAL CENTER
Uniformed Services University
Suburban Hospital
Rock Creek Park
Capital Beltway
Cedar Ln
Jones Bridge Rd
Old Georgetown Rd
East-West Hwy
Wisconsin Ave
Connecticut Ave
Brookville Rd
Bradley Blvd
River Rd
Goldsboro Rd
Little Falls Pkwy
Western Ave
Massachusetts Ave
MacArthur Blvd
Clara Barton Pkwy
G. Washington Pkwy
Sangamore Rd
Dalecarlia Pkwy NW
Loughboro Rd NW
49th St NW
46th St NW
River Rd NW
Wisconsin Ave NW
Fessenden St NW
Albemarle St NW
Reno Rd NW
Connecticut Ave NW
Nevada Ave NW
Mass. Ave NW
495
355
187
185
410
190
191
186
614
396
123
Rockville
Wheaton
Potomac
Bethesda
Silver Spring
College Park
Chevy Chase
Takoma Park
Brookmont
Langley
McLean
WASHINGTON D.C.
ARLINGTON
Tysons Corner
Falls Church
Annandale
ALEXANDRIA
Springfield
Franconia
VIRGINIA
MARYLAND
Landover
Largo
Suitland
Forestville
Camp Springs
Hillcrest Heights
National Harbor
Clinton
Mount Vernon
Groveton
Rose Hill
Burke
Greenbelt
Beltsville
Seabrook
New Carrollton
Andrews Air Force Base

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Collateral Term Sheet	BMO 2025-C13
No. 9 – Security Public Storage – Bethesda
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,800,000	Title:	Fee
Cut-off Date Principal Balance:	$24,800,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	3.0%	Net Rentable Area (SF):	86,012
Loan Purpose:	Refinance	Location:	Bethesda, MD
Borrowers:	Bethesda Bound LLC and Kenwood Storage LLC	Year Built / Renovated:	1961 / 2009
Borrower Sponsor:	Michael B. Eisler	Occupancy(1):	95.8%
Interest Rate:	5.98859%	Occupancy Date(1):	8/26/2025
Note Date:	9/2/2025	4th Most Recent NOI (As of):	$2,504,118 (12/31/2022)
Maturity Date:	9/6/2035	3rd Most Recent NOI (As of):	$2,534,154 (12/31/2023)
Interest-only Period:	12 months	2nd Most Recent NOI (As of):	$2,528,225 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$2,630,768 (TTM 6/30/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	90.9%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$6,787,495
Call Protection:	L(12),YM1(13),DorYM1(88),O(7)	UW Expenses:	$4,156,121
Lockbox / Cash Management:	None / None	UW NOI:	$2,631,374
Additional Debt:	No	UW NCF:	$2,622,773
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$44,500,000 / $517
Additional Debt Type:	N/A	Appraisal Date:	7/30/2025

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(2):	$288
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(2):	$250
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.7%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV:	48.3%
				UW NCF DSCR:	1.47x
				UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,800,000	100.0%	Loan Payoff	$16,024,742	64.6%
			Return of Equity	8,007,836	32.3
			Closing Costs	767,423	3.1
Total Sources	$24,800,000	100.0%	Total Uses	$24,800,000	100.0%
(1)	The occupancy of 95.8% as of August 26, 2025, is calculated on a square foot basis. When calculating occupancy on a per unit basis, the mortgaged property has 50 vacant units as of August 26, 2025, resulting in a 93.8% occupancy.
(2)	Based on 86,012 square feet. Based on 803 collateral units, the Cut-off Date Loan / SF and Maturity Date Loan / SF are $30,884 and $26,789, respectively.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The ninth largest mortgage loan (the “Security Public Storage – Bethesda Mortgage Loan”) is secured by the borrowers’ fee simple interest in an 803-unit self-storage complex consisting of 86,012 square feet located in Bethesda, Maryland (the “Security Public Storage – Bethesda Property”). The Security Public Storage – Bethesda Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $24,800,000. The Security Public Storage – Bethesda Loan was originated on September 2, 2025, by German American Capital Corporation (“GACC”) and accrues interest at a fixed rate of 5.98859% per annum. The Security Public Storage – Bethesda Mortgage Loan has an initial term of 10 years, is interest-only for the first 12 months of the loan term, then amortizes on a 30-year schedule for the remainder of the loan term, and accrues interest on an Actual/360 basis. The scheduled maturity date of the Security Public Storage – Bethesda Loan is September 6, 2035.

The Property. The Security Public Storage - Bethesda Property is comprised of 789 climate-controlled, interior access storage units varying in size from 20 square feet to 7,590 square feet and 14 outdoor storage/parking units. The Security Public Storage - Bethesda Property is situated on a 2.30-acre site and consists of one, three-story self-storage building with

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

Collateral Term Sheet	BMO 2025-C13
No. 9 – Security Public Storage – Bethesda

amenities including surveillance cameras, elevators, keypad entry gate, loading areas, individual locks and alarms, on-site management, loading carts, and moving and shipping supplies. The Security Public Storage - Bethesda Property was originally developed in 1961, converted to a self-storage facility in 2001, and expanded in 2009. As of August 26, 2025, the Security Public Storage - Bethesda Property is 95.8% occupied on square footage basis.

The Security Public Storage - Bethesda Property is jointly operated by the borrower sponsor in conjunction with the adjacent, 698-unit non-collateral storage building that is owned by N Street SE Joint Venture LLC (the “Minkoff Building”, and together with the Security Public Storage - Bethesda Property, the “Security Public Storage – Bethesda Whole Property”), pursuant to a joint venture agreement (see “Joint Venture Agreement” below for further discussion of the agreement). The Security Public Storage - Bethesda Property sits at the rear of the adjacent Kenwood Station retail development behind Whole Foods and the Minkoff Building. Access to the Security Public Storage - Bethesda Property is provided by a long driveway that connects directly to River Road which is included in the collateral and sits on its own flagged lot ensuring that access to the Security Public Storage - Bethesda Property is uninterrupted. Additionally, the monument sign located along River Road is included in the collateral for the Security Public Storage - Bethesda Mortgage Loan.

The Security Public Storage – Bethesda Property is positioned off of River Road in Southwest Bethesda, Maryland at the rear of the Kenwood Station retail development, approximately six miles north of Downtown Washington DC. The largest storage unit at the Security Public Storage - Bethesda Property, totaling 7,590 square feet, is leased to Whole Foods, which has used the unit as its employee breakroom, management office, and bakery storage since February 2001. Whole Foods also pays the borrower sponsor a monthly fee for use of the driveway to the Security Public Storage - Bethesda Property and for the ability to use the alley between the Security Public Storage - Bethesda Property and Minkoff Building as dock/storage space.

The following table presents certain information relating to the Private Storage at the Security Public Storage – Bethesda Property:

Security Public Storage – Bethesda Unit Mix(1)(2)
Range of Square Feet	Available Units	% of Available Units	Available SF	% of Available SF	Current Occupancy(2)	Monthly In-Place Rent PSF	Monthly In-Place Rent Per Unit	Annual In-Place Rent
20 – 50 SF	325	40.5%	12,778	14.9%	89.2%	$5.51	$216.16	$752,243
51 – 100 SF	273	34.0%	25,329	29.4%	96.3%	$4.11	$382.86	$1,208,292
101 – 150 SF	76	9.5%	11,235	13.1%	97.4%	$4.09	$604.61	$536,892
151 – 200 SF	55	6.8%	10,680	12.4%	100.0%	$3.64	$706.60	$466,356
201 – 250 SF	10	1.2%	2,500	2.9%	90.0%	$3.03	$757.56	$81,816
251 – 300 SF	47	5.9%	14,020	16.3%	97.9%	$2.91	$868.02	$479,148
301 – 350 SF	0	0.0%	0	0.0%	NAP	NAP	NAP	$0
351 – 400 SF	0	0.0%	0	0.0%	NAP	NAP	NAP	$0
400 – 450 SF	0	0.0%	0	0.0%	NAP	NAP	NAP	$0
451 – 500 SF(3)	1	0.1%	480	0.6%	0.0%	NAP	NAP	NAP
500+SF	2	0.2%	8,990	10.5%	100.0%	$2.68	$12,038.14	$288,915
Outdoor Parking/Storage	14	1.7%	NAP	NAP	100.0%	NAP	$201.93	$33,924
Total / Wtd. Avg.	803	100.0%	86,012	100.0%	93.8%	$3.85	$425.81	$707,813
(1)	Based on the underwritten rent roll dated August 26, 2025.
(2)	Calculated on a square foot basis. When calculating occupancy on a per unit basis, the mortgaged property has 50 vacant units as of August 26, 2025, resulting in a 93.8% occupancy.
(3)	451 – 500 SF includes one 30x16 square foot unit that is currently vacant. At market rent and assuming occupied, the Monthly In-Place Rent PSF, Monthly In-Place Rent Per Unit, and Annual In-Place Rent would be $1.89, $909.00, and $10,908, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Collateral Term Sheet	BMO 2025-C13
No. 9 – Security Public Storage – Bethesda

The following table presents certain information relating to the historical and current occupancy of the Security Public Storage – Bethesda Property:

Historical and Current Occupancy(1)(2)
2022	2023	2024	Current(3)
95.6%	94.5%	93.7%	95.8%
(1)	Historical occupancies represent the annual average occupancy of each respective year.
(2)	Historical occupancy calculations include non-collateral units of the adjacent building that are managed by the borrower sponsor as part of its joint venture agreement with N Street SE Joint Venture, LLC.
(3)	Current occupancy is based on the underwritten rent roll dated August 26, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the Security Public Storage – Bethesda Property of $44,500,000 as of July 30, 2025.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
Security Public Storage – Bethesda	$44,500,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated August 7, 2025, there was no evidence of any recognized environmental conditions at the Security Public Storage – Bethesda Property. However, a controlled recognized environmental condition was identified. Based on the conclusions of the Phase I environmental assessment, the engineer recommends adherence with requirements of institutional and engineering controls. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Security Public Storage – Bethesda Property:

	Operating History and Underwritten Net Cash Flow(1)
	2022	2023	2024	6/30/2025 TTM	Underwritten	Underwritten Per Unit	%(2)
Gross Potential Rent	$5,846,856	$5,981,058	$6,174,963	$6,413,743	$7,291,834	4,857.98	100.0%
Vacancy	0	0	0	0	(665,751)	(443.54)	(9.1)
Net Rental Income	$5,846,856	$5,981,058	$6,174,963	$6,413,743	$6,626,083	$4,414.45	90.9%

Driveway Lease	62,813	62,813	62,813	62,813	62,813	41.85	0.9
Other Income	124,713	114,882	103,856	95,727	98,599	65.69	1.5
Effective Gross Income	$6,034,382	$6,158,753	$6,341,632	$6,572,283	$6,787,495	$4,521.98	100.0%

Real Estate Taxes	229,376	314,262	339,749	339,749	388,478	258.81	5.7
Insurance	18,862	5,471	17,196	17,737	25,283	16.84	0.4
Utilities	103,604	90,222	99,634	108,607	108,607	72.36	1.6
Maintenance	69,420	74,257	77,321	86,951	86,951	57.93	1.3
Management Fee	304,314	307,913	318,003	328,252	339,375	226.10	5.0
Payroll	410,388	432,945	436,746	443,975	443,975	295.79	6.5
Marketing	41,110	44,020	41,278	37,030	37,030	24.67	0.5
Administrative	289,682	278,015	310,930	301,505	301,505	200.87	4.4
Non-Collateral(3)	2,063,508	2,077,494	2,172,550	2,277,709	2,424,917	1,615.53	35.7
Total Operating Expenses	$3,530,264	$3,624,599	$3,813,407	$3,941,515	$4,156,121	$2,768.90	61.2%

Net Operating Income	$2,504,118	$2,534,154	$2,528,225	$2,630,768	$2,631,374	$1,753.08	38.8%
Replacement Reserves	0	0	0	0	8,601	5.73	0.1
Net Cash Flow	$2,504,118	$2,534,154	$2,528,225	$2,630,768	$ 2,622,773	$1,747.35	38.6%
(1)	Based on the underwritten rent roll dated August 26, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Non-Collateral is underwritten to contractual calculation (Revenue less Utilities, Maintenance, Management Fee, Payroll, Marketing, G&A, and a 2% deduction for capital expenditures)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Collateral Term Sheet	BMO 2025-C13
No. 9 – Security Public Storage – Bethesda

The Market. The Security Public Storage – Bethesda Property is located in Bethesda, Maryland, which is a Washington DC suburb located in Montgomery County. Bethesda is a major business, residential, medical research, and government center of the Washington-Arlington-Alexandria metropolitan area. The region is home to prestigious universities such as Georgetown University, George Washington University, and American University. According to the appraisal, the region has a highly educated population, with approximately 54.8% of the residents holding a bachelor's degree or higher, which is well above the national average. The economy of Bethesda is heavily influenced by its proximity to government agencies and related industries which provide stable employment for the region. Major employers include the National Institutes of Health (NIH), the Walter Reed National Military Medical Center, Marriott International, and Lockheed Martin. As of year-end 2024, the metropolitan area had over 6.4 million residents with a density factor of 1,065.5 residents per square mile. The 2024 median household income for the metropolitan area was $122,325, which was 54.71% higher than the United States median household income of $79,068. According to the appraisal, the median household income for the metropolitan area is projected to grow by 2.56% annually, increasing the median household income to $138,788 by 2029.

The Security Public Storage - Bethesda Property is located within a dense trade area anchored by a mix of housing options including single family residences, high rise apartments, condos, and townhomes. According to the appraisal, the estimated 2024 population within three miles of the Security Public Storage - Bethesda Property has over 156,000 residents with an average household income of approximately $250,000 providing the Security Public Storage - Bethesda Property a dense, affluent customer base. Within this same radius, there are approximately 65,000 households and a median home value of approximately $1,113,716. According to the appraisal, the number of households is expected to grow by 6.03% by 2029.

The following table presents information regarding certain competitive properties to the Security Public Storage – Bethesda Property:

Competitive Property Summary(1)
						Monthly Range
Property Name/Location	Year Built / Renovated	Occupancy	Square Feet	Units	Average SF/Unit	Low	-	High
Security Public Storage – Bethesda(2) Bethesda, MD	1961 / 2009	95.8%(3)	86,012	803	107	$12	-	1,715
CubeSmart - 7805 Clinton, MD	2008 / NAP	90.0%	119,310	775	154	$57	-	$440
Extra Space - 9750 Largo, MD	2018 / NAP	NAV	78,750	800	98	$68	-	$658
Extra Space - 5140 Bethesda MD	1958 / NAP	93.5%	118,745	1,397	85	$135	-	$387
Public Storage - 5329 Bethesda MD	1990 / NAP	89.0%	93,500	1,100	85	$118	-	$701
Extra Space - 8001 Silver Spring, MD	1952 / NAP	93.0%	36,210	426	85	$194	-	$261
Extra Space - 1250 Washington, DC	2018 / NAP	NAV	65,936	983	67	$209	-	$504
(1)	Source: Appraisal, unless noted otherwise.
(2)	Based on the underwritten rent roll dated August 26, 2025.
(3)	The occupancy of 95.8% as of August 26, 2025, is calculated on a square foot basis. When calculating occupancy on a per unit basis, the mortgaged property has 50 vacant units as of August 26, 2025, resulting in a 93.8% occupancy.

The Borrowers. The borrowers are Bethesda Bound LLC and Kenwood Storage LLC, each a California limited liability company and single purpose entity with no independent directors. Legal counsel to the borrowers was not required to deliver a non-consolidation opinion in connection with the origination of the Security Public Storage – Bethesda Loan.

The Borrower Sponsor. The borrower sponsor is Michael B. Eisler. The non-recourse carveout guarantors are Benjamin D. Eisler, Allen Orwitz, The Eisler Revocable Trust, The Allen Orwitz and Lea Orwitz Revocable Trust, and Henry A. Bowis. Michael Eisler is the president of Baco Properties, a family-owned and operated real estate investment and management company headquartered in San Francisco, California. The firm was founded in 1967 by Ben Eisler and invests in self-storage, industrial, retail, multifamily, and single-family residential properties across the United States. The firm has a current

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Collateral Term Sheet	BMO 2025-C13
No. 9 – Security Public Storage – Bethesda

self-storage portfolio comprising 53 storage facilities on the West Coast and in the Washington DC metro area, and a broader commercial real estate portfolio spanning approximately 4.27 million square feet.

Property Management. The Security Public Storage – Bethesda Property is managed by Baco Realty Corporation (“Baco”), a borrower-affiliated property management company.

Escrows and Reserves.

Tax Escrows. On a monthly basis during an event of default under the Security Public Storage – Bethesda Mortgage loan documents, the borrowers are required to escrow 1/12th of the annual estimated tax payments.

Insurance Escrows. If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The Security Public Storage – Bethesda Property is currently insured under an approved blanket insurance policy.

Replacement Reserve. On a monthly basis during an event of default under the Security Public Storage – Bethesda Mortgage loan documents, the borrowers are required to deposit an amount determined by the lender in its reasonable discretion as the amount necessary for replacement reserves.

Lockbox / Cash Management. None.

Joint Venture Agreement. Pursuant to the terms of the Joint Venture Agreement (“JV Agreement”) among the borrowers and N Street SE Joint Venture LLC (collectively, the “JV Parties”), gross revenue from the Security Public Storage – Bethesda Whole Property is collected and, after payment of Included Expenses (as defined below) and deduction of 2% of revenues (subject to a cap of $200,000), distribution of funds is made on a quarterly basis to the JV Parties relative to their ownership percentages. As of August 21, 2025, it was acknowledged and agreed that the Security Public Storage – Bethesda Mortgage Loan borrowers had an ownership percentage of 54.25% and the N Street SE Joint Venture LLC had an ownership percentage of 45.75%. Furthermore, the JV Parties agreed that Baco, an affiliate of the borrower sponsor would provide property management services for the Security Public Storage – Bethesda Whole Property collectively under Baco’s trademarked name “Security Public Storage” such that both storage facilities in the Security Public Storage – Bethesda Whole Property appear to the general public to be one storage facility. Termination of the JV Agreement is provided as of right upon the sale or the conversion of use of either property in the Security Public Storage – Bethesda Whole Property to a non-storage use and also upon either of the JV Parties’ election upon the expiration of the property management agreement at the Minkoff Building (if renewal terms with Baco or a third-party manager were not agreed upon). To facilitate the joint operation of the Security Public Storage – Bethesda Whole Property, a management and leasing office is located at the Minkoff Building and certain monument signage (owned by the borrower sponsor) advertises the Security Public Storage facilities. As part of the JV Agreement, each of the JV Parties granted to the other a right of first offer to purchase their respective property and Baco was granted a bonus payment of $500,000 in the event the Minkoff Building is sold (with such bonus payment being intended to survive termination of the JV Agreement). The property management agreement was most recently extended in 2023 for an additional 15 years through 2038.

“Included Expenses” means management fee, payroll, utilities, repairs and maintenance, general and administrative fees, and marketing expenses. Included Expenses does not include real estate taxes, payments made to lenders for reserves (including deposits for taxes, insurance, and replacements), or capital repairs at either property comprising the Security Public Storage – Bethesda Whole Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Collateral Term Sheet	BMO 2025-C13
No. 10 – Sweetwater Business Center

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Collateral Term Sheet	BMO 2025-C13
No. 10 – Sweetwater Business Center

Sweetwater Business Center
5455 - 5557 West Waters Avenue
Tampa, FL 33634
Northdale Golf & Tennis Club
Old Memorial Golf Club
Citrus Park Town Center
The Plaza at Citrus Park
Citrus Park
Carrollwood
Palms of Carrollwood Shopping Ctr.
Village Center
Ehrlich Rd
Gunn Hwy
Veterans Expwy
Lynn Rd
Henderson Rd
W. Linebaugh Ave
Carrollwood Center
Lake Carroll
Babe Zaharias Golf Course
W. Busch Blvd
White Trout Lake
Town 'N' Country Promenade
W. Waters Ave
Waters Ave
Fountain Oaks
Anderson Rd
HILLSBOROUGH COUNTY
Northgate Shopping Center
Sheldon Rd
Dale Mabry Hwy
North Blvd
Florida Ave
Nebraska Ave
Armenia Ave
AdventHealth Carrollwood Hospital
ZooTampa at Lowry Park
Lowry Park
Egypt Lake
Sligh Ave
Town 'N' Country
Egypt Lake-Leto
TAMPA
Town & Country Hospital
W. Hillsborough Ave
Hillsborough Ave
Benjamin Rd
Memorial Hwy
Kelly Rd
Bray & Chelsea Park
Horizon Park Shopping Center
Al Lopez Field
Northwest Tampa
South University, Tampa
St. Joseph's Hospital
MLK Jr. Blvd
George M. Steinbrenner Field
Tampa Bay Buccaneers HQ
Tampa International Airport
Hillsborough Comm. College Dale Mabry Campus
Raymond James Stadium
Fiesta Plaza
Rocky Point GC
C. Campbell Causeway
W. Columbus Dr
International Plaza and Bay Street
Westshore
Lois Ave
Himes Ave
MacDill Ave
Howard Ave
Highland Ave
N. Blvd
Tampa St
Morgan St
Hillsborough R.
Ybor City
Old Tampa Bay
Cypress St
Straz Center for the Performing Arts
University of Tampa
Downtown Tampa
WestShore Plaza
W. Kennedy Blvd
Selmon Expwy
Beach Park
HCA Florida South Tampa Hospital
Hyde Park Village
Tampa Gen. Hospital
Amalie Arena
St. Petersburg 17 miles
Howard Frankland Bridge
589
580
275
41
41B
92
574
60
618
Holiday
Land O' Lakes
Wesley Chapel
Tarpon Springs
Lutz
Gulf of Mexico
Palm Harbor
Citrus Park
Carrollwood
Dunedin
Town 'n' Country
TAMPA
Clearwater Beach
Clearwater
Old Tampa Bay
Brandon
Largo
Pinellas Park
Seminole
Riverview
ST. PETERSBURG
Tampa Bay
Gulfport
St. Pete Beach
Ruskin
Wimauma

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

Collateral Term Sheet	BMO 2025-C13
No. 10 – Sweetwater Business Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,000,000	Title:	Fee
Cut-off Date Principal Balance:	$24,000,000	Property Type – Subtype:	Industrial – Warehouse
% of IPB:	2.9%	Net Rentable Area (SF):	225,789
Loan Purpose:	Recapitalization	Location:	Tampa, FL
Borrower:	DX SB Industrial I DST	Year Built / Renovated:	1987-1999 / NAP
Borrower Sponsor:	Concrete Properties, LLC	Occupancy:	84.3%
Interest Rate:	6.20000%	Occupancy Date:	9/1/2025
Note Date:	9/17/2025	4th Most Recent NOI (As of):	$2,403,084 (12/31/2022)
Maturity Date:	10/6/2035	3rd Most Recent NOI (As of):	$2,487,673 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,235,191 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$2,515,354 (TTM 7/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	88.5%
Amortization Type:	Interest Only	UW Revenues:	$3,978,194
Call Protection:	L(24)DorYM1(89),O(7)	UW Expenses:	$1,537,290
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,440,904
Additional Debt:	No	UW NCF:	$2,440,904
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$38,300,000 / $170
Additional Debt Type:	N/A	Appraisal Date:	8/11/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$106
Taxes:	$480,868	$40,072	N/A	Maturity Date Loan / SF:	$106
Insurance:	$177,244	$31,978	N/A	Cut-off Date LTV:	62.7%
Capital Expense Reserves:	$672,366	$0	N/A	Maturity Date LTV:	62.7%
Rollover Reserve:	$2,530,949	$0	N/A	UW NCF DSCR:	1.62x
Immediate Repairs Reserve:	$58,001	$0	N/A	UW NOI Debt Yield:	10.2%
Other Reserves(2):	$643,183	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,000,000	95.9%	Payoff Existing Debt	$17,675,379	70.6%
Seller Credit for TI/LC	1,038,454	4.1	Upfront Reserves	4,562,429	18.2
			Closing Costs	2,800,493	11.2
Total Sources	$25,038,454	100.0%	Total Uses	$25,038,454	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Other Reserves include an outstanding TI/LC reserve of $582,741, an association fees reserve of $41,250, and a free rent reserve of $19,192.

The Loan. The tenth largest mortgage loan (the “Sweetwater Business Center Mortgage Loan”) is secured by the borrower’s fee simple interest in an industrial property located in Tampa, Florida (the “Sweetwater Business Center Property”). The Sweetwater Business Center Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $24,000,000. The Sweetwater Business Center Mortgage Loan was originated on September 17, 2025 by Bank of Montreal (“BMO”) and accrues interest at a fixed rate of 6.20000% per annum. The Sweetwater Business Center Mortgage Loan has an initial term of 10 years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Sweetwater Business Center Mortgage Loan is October 6, 2035.

The Property. The Sweetwater Business Center Property consists of nine, one-story industrial buildings totaling 225,789 square feet located in Tampa, Florida. The improvements were originally constructed in 1987 and are comprised primarily

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Collateral Term Sheet	BMO 2025-C13
No. 10 – Sweetwater Business Center

of warehouse space, however, the buildings are approximately 85.0% built out as shallow bay industrial with adjacent office space. The Sweetwater Business Center Property is situated on a 23.0-acre site and has 1,002 surface parking spaces resulting in a parking ratio of 4.4 parking spaces per 1,000 square feet. As of September 1, 2025, the Sweetwater Business Center Property was 84.3% occupied by 28 unique tenants. The rent roll is granular with no tenant making up more than 10.4% of net rentable area.

Major Tenants.

Children’s Network of Hillsborough, LLC (23,570 square feet; 10.4% NRA; 13.7% of underwritten base rent): Children’s Network of Hillsborough, LLC (“Children’s Network”) was founded in 2022 and is the lead agency responsible for administering the child welfare system in Hillsborough County. The company operates in partnership with more than 70 community organizations across the Tampa Bay region including mental health professionals, legal advocates, healthcare providers, schools, and business leaders, to provide a coordinated and prevention-focused child welfare system. Children’s Network has been a tenant at the Sweetwater Business Center Property since 2022 and has a lease expiration of October 31, 2027. The Children’s Network lease is silent as to renewal options and Children’s Network has the right to terminate its lease any time after August 1, 2025 if the tenant’s contract with the State of Florida Department of Children and Families is terminated, subject to the tenant providing six months’ written notice and the payment of a termination fee equal to five months’ rent due following the termination date.

Unified Women’s Healthcare, LP (22,021 square feet; 9.8% NRA; 11.2% of underwritten base rent): Unified Women’s Healthcare, LP (“Unified”) was founded in 2009 as a single-specialty management services organization to support ObGyn practices. Unified comprises the largest network of affiliate women’s healthcare specialists in the United States. The tenant has a presence in 21 states, Washington DC, and Toronto, provides care for more than 3 million women annually and is affiliated with more than 2,700 women’s healthcare providers across the United States. Unified has been a tenant at the Sweetwater Business Center Property since 2018 and most recently renewed and expanded its space in October 2024. Unified has a lease expiration of March 31, 2035, and has one, five-year renewal option, and no termination options.

Home Depot U.S.A. Inc. (A2/A/A: M/S&P/F): 19,945 square feet; 8.8% NRA; 11.1% of underwritten base rent): Home Depot U.S.A. Inc. (“Home Depot”) was founded in 1978 and is the world’s largest home improvement retailer. Home Depot currently has more than 2,300 stores across North America and employs over 470,000 people. Home Depot has been a tenant at the Sweetwater Business Center Property since 1999 and most recently extended its lease in April 2024. The Home Depot lease has an expiration date of May 31, 2029, has one, five-year renewal option and no termination options.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Collateral Term Sheet	BMO 2025-C13
No. 10 – Sweetwater Business Center

The following table presents certain information relating to the largest tenants based on underwritten base rent at the Sweetwater Business Center Property:

Major Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Children’s Network(3)	NR/NR/NR	23,570	10.4%	$20.54	$484,128	13.7%	10/31/2027
Unified(4)	NR/NR/NR	22,021	9.8	$17.89	393,933	11.2	3/31/2035
Home Depot(5)	A2/A/A	19,945	8.8	$19.63	391,454	11.1	5/31/2029
Baycare Health System, Inc.(6)	Aa2NR/AA	18,451	8.2	$14.35	264,772	7.5	8/31/2031
Keller North America, Inc.	NR/NR/NR	16,663	7.4	$18.26	304,237	8.6	Various(7)
Terracon Consultants, Inc.	NR/NR/NR	12,172	5.4	$20.42	248,581	7.0	10/31/2028
Mobula Environmental, LLC	NR/NR/NR	7,700	3.4	$15.00	115,500	3.3	7/31/2026
Major Tenants		120,522	53.4%	$18.28	$2,202,604	62.4%

Non-Major Tenants		69,872	30.9%	$18.96	$1,324,520	37.6%
Occupied Collateral Total		190,394	84.3%	$18.53	$3,527,124	100.0%

Vacant Space		35,395	15.7%

Collateral Total		225,789	100.0%

(1)	Based on the underwritten rent roll dated as of September 1, 2025.
(2)	UW Base Rent PSF and UW Base Rent include rent steps totaling $78,721 through August 2026.
(3)	Children’s Network has a right to terminate its lease after August 1, 2025 with six months’ written notice and the payment of a termination fee equal to five months’ rent due following the termination date.
(4)	Unified has one, five-year renewal option remaining.
(5)	Home Depot has one, five-year renewal option remaining.
(6)	Baycare Health System, Inc. has one, five-year renewal option remaining and the right to terminate its lease on August 31, 2028 with 12 months’ notice and the payment of a termination fee.
(7)	Keller North America, Inc. occupies two spaces, one, 4,875 square foot space has a lease expiration date of April 30, 2026, and one, 11,788 square foot space with a lease expiration date of November 30, 2028.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Collateral Term Sheet	BMO 2025-C13
No. 10 – Sweetwater Business Center

The following table presents certain information relating to the lease rollover schedule at the Sweetwater Business Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	35,395	15.7%	0	0	35,395	15.7%	$0	0.0%
2025	0	0	0.0	0	0.0	35,395	15.7	$0	0.0%
2026	6	26,415	11.7	465,259	13.2	61,810	27.4	$465,259	13.2%
2027	6	42,030	18.6	850,707	24.1	103,840	46.0	$1,315,966	37.3%
2028	6	32,855	14.6	627,629	17.8	136,695	60.5	$1,943,595	55.1%
2029	4	31,275	13.9	602,694	17.1	167,970	74.4	$2,546,289	72.2%
2030	3	10,093	4.5	196,252	5.6	178,063	78.9	$2,742,541	77.8%
2031	2	22,280	9.9	319,335	9.1	200,343	88.7	$3,061,876	86.8%
2032	1	3,425	1.5	71,315	2.0	203,768	90.2	$3,133,191	88.8%
2033	0	0	0.0	0	0.0	203,768	90.2	$3,133,191	88.8%
2034	0	0	0.0	0	0.0	203,768	90.2	$3,133,191	88.8%
2035 & Beyond	1	22,021	9.8	393,933	11.2	225,789	100.0	$3,527,124	100.0%
Total	29	225,789	100.0%	$3,527,124	100.0%
(1)	Based on the underwritten rent roll dated as of September 1, 2025.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent includes rent steps totaling $78,721 through August 2026.

The following table presents certain information relating to the historical and current occupancy of the Sweetwater Business Center Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
97.7%	90.8%	87.3%	84.3%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Current Occupancy is as of September 1, 2025.

Appraisal. According to the appraisal, the Sweetwater Business Center Property had an “as-is” appraised value of $38,300,000 as of August 11, 2025. The appraisal also included an “upon-stabilized” value of $40,100,000 as of November 1, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$38,300,000	7.00%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated August 5, 2025, there was no evidence of any recognized environmental conditions at the Sweetwater Business Center Property.

The Market. The Sweetwater Business Center Property is located in in Tampa, Florida, within the Tampa metropolitan statistical area (“Tampa MSA”), which has an estimated 2.5 million people as of 2025. Major employers in the area include Publix Super Markets Inc., HCA Healthcare Inc., MacDill Air Force Base, University of South Florida and AdventHealth. The Sweetwater Business Center Property is located in the northwest area of Hillsborough County within the Westshore/Airport submarket. The surrounding area consists of a mix of residential and commercial uses, with the largest land use within a

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Collateral Term Sheet	BMO 2025-C13
No. 10 – Sweetwater Business Center

one mile radius being industrial. The Sweetwater Business Center Property is located approximately 6.7 miles north of the Tampa International Airport and 10.0 miles from downtown Tampa.

According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the Sweetwater Business Center Property was 4,992, 107,975 and 275,945, respectively. Additionally, for the same period, the average household income within the same radii was $90,809, $93,597 and $104,611, respectively.

According to the appraisal, the Sweetwater Business Center Property is located in the Westshore/Airport industrial submarket, within the larger Tampa/St Petersburg industrial market. As of the second quarter of 2025, the Westshore/Airport industrial submarket contained approximately 14.8 million square feet of industrial space with an overall vacancy rate of 5.50% compared to an overall vacancy rate of 7.2% within the greater Tampa/St Petersburg industrial market. The average asking rental rate of the Westshore/Airport submarket is $12.77 per square foot, there were approximately 104,402 square feet of completions and negative absorption of 239,803 square feet during the second quarter of 2025.

The following table presents certain information relating to comparable industrial leases to the Sweetwater Business Center Property:

Comparable Lease Summary(1)
Property Name/Location	Year Built / Renovated	Size (SF)	Clear Height (Feet)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Months)
Sweetwater Business Center 5455-5557 West Waters Avenue Tampa, FL	1987-1999 / NAP	225,789,(2)	14	Children’s Network(2) Unified(2)	23,570(2) 22,021(2)	$20.54(2) $17.89(2)	Jul-2022(2) Oct-2024(2)	64(2) 126(2)
6011-6015 Benjamin Road Tampa, FL	1985 / NAP	140,740	18	US Postal Service	39,400	$14.00	Jul-2024	60
5711 Johns Road Tampa, FL	1990 / NAP	25,859	17	ABC Impact Windows	6,457	$14.00	Nov-2024	72
8401-8406 Benjamin Road Tampa, FL	1986 / NAP	94,766	14	Asking	4,600	$14.00	Mar-2025	60
6002 Benjamin Road Tampa, FL	1975 / NAP	38,760	14	Cabinet World	7,282	$13.50	Nov-2024	60
6089 Johns Road Tampa, FL	1981 / NAP	128,989	12	Excel Mechanical	2,025	$14.12	May-2025	36
6301 Benjamin Road Tampa, FL	1982 / NAP	28,104	15	AVI-SPL	27,249	$12.50	Jul-2025	12
6704 Benjamin Road Tampa, FL	1982 / 2008	109,388	15	Kenpat	5,062	$13.95	Jun-2025	58
9211-9237 Lazy Lane Tampa, FL	1983 / 2003	15,600	NAV	Harmonic Electronics	1,280	$14.50	Aug-2025	36
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of September 1, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Collateral Term Sheet	BMO 2025-C13
No. 10 – Sweetwater Business Center

The following table presents certain information relating to the appraisal’s conclusion of market rents at the Sweetwater Business Center Property:

Conclusion of Market Rents(1)
Category	RENT/SF ($/SF)
Bldg 5455:	$14.50
Bldg 5553:	$14.50
Bldg 5501:	$14.50
Bldg 5503:	$14.50
Bldg 5555:	$14.50
Bldg 5557:	$17.50
Bldg 5463:	$14.50
Bldg 5461:	$14.50
Bldg 5481:	$14.50
(1)	Source: Appraisal.

The following table presents certain information relating to operating history and underwritten cash flows at the Sweetwater Business Center Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Square Foot	% (2)
Rents in Place	$3,267,437	$3,460,111	$3,363,693	$3,457,941	$3,448,403	$15.27	76.9%
Contractual Rent Steps	0	0	0	0	78,721	0.35	1.8
Vacant Income	0	0	0	0	513,228	2.27	11.5
Investment-Grade Rent(3)	0	0	0	0	28,698	0.13	0.6
Gross Potential Rent	$3,267,437	$3,460,111	$3,363,693	$3,457,941	$4,069,050	$18.02	90.8%
Total Reimbursements	320,322	527,964	483,705	583,327	412,849	1.83	9.2
Net Rental Income	$3,587,759	$3,988,074	$3,847,398	$4,041,268	$4,481,898	$19.85	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(513,228)	(2.27)	(11.5)
Miscellaneous	360	22,355	360	360	360	0.00	0.0
Other Income	3,700	8,128	10,076	9,163	9,163	0.04	0.2
Effective Gross Income	$3,591,819	$4,018,557	$3,857,834	$4,050,791	$3,978,194	$17.62	88.8%
Total Expenses	1,188,735	1,530,884	1,622,644	1,535,438	1,537,290	6.81	38.6
Net Operating Income	$2,403,084	$2,487,673	$2,235,191	$2,515,354	$2,440,904	$10.81	61.4%
Capital Expenditures	0	0	0	0	0(4)	0.00	0.0
TI/LC	0	0	0	0	0(4)	0.00	0.0
Net Cash Flow	$2,403,084	$2,487,673	$2,235,191	$2,515,354	$2,440,904	$10.81	54.5%
(1)	TTM reflects the trailing 12-month period ending July 31, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Investment-Grade Rent is the straight line average rent for Home Depot and Baycare Healthsystems, Inc.
(4)	Capital Expenditures and TI/LC costs were reserved at origination of the Sweetwater Business Center Mortgage Loan.

The Borrower. The borrower for the Sweetwater Business Center Mortgage Loan is DX SB Industrial I DST, a Delaware statutory trust. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Sweetwater Business Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Sweetwater Business Center Mortgage is Concrete Properties, LLC (“Concrete Properties”). Concrete Properties is owned 75% by Steven Denholtz and 25% by Stephen Casidy. Steven Denholtz is the Chairman of Denholtz and Stephen Cassidy is a Managing Partner.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Collateral Term Sheet	BMO 2025-C13
No. 10 – Sweetwater Business Center

Denholtz was founded in 1950 and specializes in real estate investment management. The company has a current portfolio valued at $2 billion, comprised of over 75 assets and 7.8 million square feet across the United States.

Property Management. The Sweetwater Business Center Property is managed by Concrete Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the Sweetwater Business Center Mortgage Loan, the borrower deposited approximately (i) $480,868 into a real estate tax reserve account, (ii) $177,244 into an insurance reserve account, (iii) $2,530,949 into a rollover reserve account, (iv) $672,336 into a capital expense reserve account, (v) $582,741 for outstanding TI/LC and $19,192 for free rent into an Outstanding TI/LC reserve account, and (vi) $58,001 into an immediate repairs reserve, and (vii) $41,250 into a static association fee reserve account.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, which currently equates to approximately $40,072.

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $31,978).

Capital Expense Reserve – The borrower was required to deposit into an expense reserve $672,336 to be used for approved capital expenses.

Rollover Reserve – The borrower was required to deposit into a rollover reserve $2,530,949 to be used for approved leasing expenses and spec improvement costs at the Sweetwater Business Center Property.

Outstanding TI/LC Reserve – The borrower was required to deposit $582,741 for outstanding tenant improvements and leasing commission, and $19,192 for free or abated rent outstanding as of the origination of the Sweetwater Business Center Mortgage Loan, due to LF Staffing, Shaped Responses, Unified Women’s Health and MV Management Relo.

Immediate Repair Reserve – The borrower was required to deposit $58,001 into an immediate repair reserve, which represents 110% of the identified immediate repairs including patching and sealing the parking area, repairing trip hazards, correcting a roof leak and providing handicapped-accessible parking designations.

Static Association Fee Reserve – The borrower was required to deposit $41,250 into the static association fee reserve to pay for any assessments which may be due related to the declaration of covenants, conditions and restrictions, and grant of easement for Thompson Center Waters.

Lockbox / Cash Management. The Sweetwater Business Center Mortgage Loan is structured with a hard lockbox and springing cash management. All funds received by the borrower or the property manager as rent under the master lease are required to be deposited into such lockbox account. All funds deposited into the lockbox are required to be released to the borrowers on each business day as the borrower elects unless a Cash Management Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Sweetwater Business Center Mortgage Loan documents. All excess funds on deposit in the cash management account after the application of such funds in accordance with the Sweetwater Business Center Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Sweetwater Business Center Mortgage Loan. Upon the cure of the applicable Cash Management Period, so long as no other Cash Management Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower.

A “Cash Management Period” means a period (a) commencing upon the earliest of the occurrence of (i) the maturity date, (ii) an event of default under the Sweetwater Business Center Mortgage Loan documents, and (iii) the debt yield being less than 9.00%; and (b) expiring upon (x) with respect to clause (i) above, either the Sweetwater Business Center Mortgage Loan has been paid in full, or the maturity date has not occurred, (y) with respect to clause (ii) above, the cure (if applicable)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Collateral Term Sheet	BMO 2025-C13
No. 10 – Sweetwater Business Center

of such event of default, (z) with respect to clause (iii) above, the debt yield is equal to or greater than 9.00% for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Structural and Collateral Term Sheet	BMO 2025-C13
No. 11 – Twin Creeks
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,000,000	Title:	Fee
Cut-off Date Principal Balance:	$22,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.7%	Net Rentable Area (SF):	257,550
Loan Purpose:	Refinance	Location:	Kansas City, MO
Borrower:	Twin Creeks Shopping Center 22, LLC	Year Built / Renovated:	1999 / 2017-2022
Borrower Sponsors:	Alan C. Fox and The Alan C. Fox Revocable Trust (2007 Restatement) U/A/D 11/15/2007	Occupancy:	98.7%
Interest Rate:	6.41000%	Occupancy Date:	8/18/2025
Note Date:	9/4/2025	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	9/6/2035	3rd Most Recent NOI (As of):	$2,570,306 (12/31/2023)
Interest-only Period:	36 months	2nd Most Recent NOI (As of):	$2,636,427 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$2,700,672 (TTM 7/31/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$4,109,115
Call Protection:	L(25),D(90),O(5)	UW Expenses:	$1,469,596
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,639,519
Additional Debt:	No	UW NCF:	$2,369,211
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$33,850,000 / $131
Additional Debt Type:	N/A	Appraisal Date:	7/21/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$85
Taxes:	$915,170	$76,264	N/A	Maturity Date Loan / SF:	$78
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$0	$3,219	N/A	Maturity Date LTV:	59.2%
TI / LC Reserve(1):	$0	$32,194	$2,000,000	UW NCF DSCR:	1.43x
Existing TI / LC Reserve(2):	$61,747	$0	N/A	UW NOI Debt Yield:	12.0%
Free Rent Reserve(3):	$17,550	$0	N/A
Lease Sweep Reserve(4):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,000,000	100.0%	Loan Payoff	$16,430,456	74.7%
			Return of Equity	3,981,772	18.1
			Upfront Reserves	994,467	4.5
			Closing Costs	593,305	2.7
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%
(1)	The monthly TI/LC Reserve is required to be $32,194 from the date of origination of the Twin Creeks Mortgage Loan (as defined below) through and including the twenty-fourth monthly payment date. From the twenty-fifth monthly payment date through the remainder of the mortgage loan term, the monthly TI/LC Reserve will be $21,463, provided, however, that in the event that a Target dark event occurs (as defined in the Twin Creeks Mortgage Loan documents), then the monthly TI/LC Reserve is required to be $42,925 for the remainder of the term of the Twin Creeks Mortgage Loan. Notwithstanding the foregoing and so long as (i) no event of default or cash trap event period is continuing (as defined in the Twin Creeks Mortgage Loan documents), and (ii) a Target dark event has not occurred, the TI/LC Reserve Cap will be $2,000,000; provided, further, that the borrower is required to recommence making the monthly TI/LC Reserve deposits in the event the balance of such reserve (less any pending disbursements) is thereafter less than $2,000,000.
(2)	The Existing TI/LC Reserve includes tenant improvements and leasing commissions owed under the lease documents for the tenant Ruby’s Nail Salon.
(3)	The Free Rent Reserve includes various rent abatements for the tenant Ruby’s Nail Salon pursuant to its lease agreement that are due to be disbursed on October 6, 2025, November 6, 2025, December 6, 2025 and January 6, 2026.
(4)	The Lease Sweep Reserve relates to covenant triggers tied to tenants Kohl’s and Furniture Deals, as further described in the Twin Creeks Mortgage Loan documents.
(5)	The borrower sponsors acquired the Twin Creeks Property (as defined below) in September 2022 and as such full-year 2022 financials were not made available to the lender.

The Loan. The eleventh largest mortgage loan (the “Twin Creeks Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $22,000,000 and is secured by the borrower’s fee interest in an anchored retail shopping center located in Kansas City, Missouri (the “Twin Creeks Property”). The Twin Creeks Mortgage Loan was

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Structural and Collateral Term Sheet	BMO 2025-C13
No. 11 – Twin Creeks

originated on September 4, 2025 by Zions Bancorporation, N.A. (“ZBNA”) and the proceeds were used to refinance existing debt, fund upfront reserves, pay closing costs and return approximately $4.0 million of borrower sponsor equity. The Twin Creeks Mortgage Loan accrues interest at a fixed rate of 6.41000% per annum on an Actual/360 basis, has a 10-year term and is interest-only for the first 36 months of the loan term (and amortizes on a 30-year schedule thereafter). The scheduled maturity date of the Twin Creeks Mortgage Loan is September 6, 2035.

The Property. The Twin Creeks Property is a three building, anchored retail shopping center totaling 257,550 square feet, situated along North Madison Avenue in Kansas City, Missouri. The Twin Creeks Property is accessed via State Route 152 and US Highway 169, major arterials just north and east of the Twin Creeks Property providing residential and commercial linkages. According to a third party market research provider, the traffic count at the intersection of NW Barry Road and N Mercier Avenue, just directly south of the Twin Creeks Property is approximately 17,448 vehicles per day. Constructed in 1999 and most recently renovated in 2017-2022, the Twin Creeks Property is situated on a 39.4-acre parcel and is anchored by national department store retail chains Kohl’s, Ollie’s Bargain Outlet (“Ollie’s”) and Ross Dress for Less, along with Furniture Deals, a regional retailer. Additional notable junior in-line tenants include Petco, Five Below, Ulta Beauty, Famous Footwear, Bath & Body Works and AT&T. As of the Cut-off Date, tenants have been in occupancy at the Twin Creeks Property for a weighted average of 13.7 years.

As of August 18, 2025, the Twin Creeks Property is 98.7% leased to 15 tenants. No single tenant, besides Kohl’s, represents more than 11.3% of the underwritten base rent. Per the zoning report, the Twin Creeks Property contains 1,661 parking spaces, resulting in a parking ratio of approximately 6.4 spaces per 1,000 square feet of rentable area.

Additionally, the Twin Creeks Property is the beneficiary of a “Community Improvement District” (“CID”), which reimburses the related borrower on a monthly basis from the proceeds of an additional 1% sales tax levied on sales within the district for capital improvements made between 2018 to 2022 totaling approximately $6.9 million. The related borrower will receive proceeds from such 1% sales tax until full repayment is achieved. The CID had an original duration of 30-years and based upon the appraisal’s analysis of the CID, the remaining duration is 25 years, with the CID expected to sunset in 2040 and allows for the recapture of the incurred renovation expenses. The appraisal denotes an approximately $5.9 million value from the net present value of the CID cash flows. The lender underwrote approximately $533,313 in CID income in conjunction with the origination of the Twin Creeks Mortgage Loan. In addition to the $6.9 million in renovations completed by the prior sponsor, the borrower sponsors completed an additional approximately $208,804 in capital expenditures at the Twin Creeks Property from 2022-2025, including parking lot repairs, landscaping, plumbing, walkway and electrical maintenance and repairs.

Major Tenants. The three largest tenants based on underwritten base rent are Kohl’s, Ollie’s Bargain Outlet and Furniture Deals.

Kohl’s (80,684 square feet; 31.3% of NRA, 21.1% of underwritten base rent, Moody’s/S&P/Fitch: B3/BB-/BB-): Founded in 1988, Kohl’s operates 1,175 Kohl’s stores, including in-store Sephora shops, and employs 87,000 associates across the United States. In 2024, its national sales totaled approximately $15.4 billion. Kohl’s, which operates its space pursuant to a ground lease, has been a tenant at the Twin Creeks Property since 1996, with the current lease expiration date in January 2032, and has four, 5-year extension options remaining, with no unilateral termination options. Kohl’s base rents steps up from $6.83 per square foot to $7.51 per square foot on February 1, 2027. The base rent for the next renewal option, if exercised, would increase to $8.00 per square foot from February 2032 to January 2037.

Per its lease agreement, Kohl’s has a right to acquire and/or develop the fee interest of an out-lot on the parcel in front of its leased premises for free, pursuant to terms and conditions outlined in the Twin Creeks Mortgage Loan documents. In addition to the development rights, Kohl’s also can solicit offers and sell the out-lot to any unrelated third party, but the borrower retains a right of first refusal for any legitimate third-party offer. The appraisal noted that, due to this contractual right afforded to the tenant, the value of this area to the borrower is zero.

The borrower and borrower sponsor for the Twin Creeks Mortgage Loan have provided a $4,000,000 payment guaranty which expires upon the earlier to occur of (i) Kohl’s vacating its premises after the expiration of the full lease term in January 2032, (ii) Kohl’s exercising the renewal option set forth in the related lease thereby extending the term thereof to a date no earlier than January 2037, and (iii) in the event that Kohl’s has vacated its premises prior to the expiration date of its lease, a replacement tenant entering into a new lease and taking occupancy of the premises.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Structural and Collateral Term Sheet	BMO 2025-C13
No. 11 – Twin Creeks

Furniture Deals (48,731 square feet; 18.9% of NRA, 11.3% of underwritten base rent): Furniture Deals has been serving the greater Kansas City area since 2004, currently with four stores and one distribution center in Missouri and Kansas. Furniture Deals carries traditional, contemporary and modern designs of furniture, mattresses and home décor. Furniture Deals has been a tenant at the Twin Creeks Property since September 2020, with its current lease expiration date in September 2030 and has four, 5-year extension options remaining, with no unilateral termination options. The base rental rate for the next renewal option, if exercised, would increase to $6.65 per square foot from October 2030 to September 2035.

Ollie’s Bargain Outlet (30,651 square feet; 11.9% of NRA, 10.6% of underwritten base rent): Ollie’s, which originally launched in Mechanicsburg, Pennsylvania in 1982, is a retailer of closeout merchandise and excess inventory. Ollie’s currently operates over 600 stores in 34 states, specializing in houseware items, flooring, food, cookware, toys and games and electronics. Ollie’s has been a tenant since July 2022 and the current lease expiration date is in November 2029 and has four, 5-year extension options remaining, with no unilateral termination options. The base rental rate for the next renewal option, if exercised, would increase to $9.25 per square foot from December 2029 to November 2034.

The following table presents certain information relating to the historical and current occupancy of the Twin Creeks Property:

Historical and Current Occupancy(1)
2023(2)	2024(2)	2025(2)	Current(3)
97.9%	97.9%	97.9%	98.7%
(1)	The borrower sponsors acquired the Twin Creeks Property in September 2022 and historical occupancy prior to January 1, 2023 was not made available to the borrower sponsors.
(2)	Historical Occupancies are as of January 1 of each respective year.
(3)	Based on the underwritten rent roll dated August 18, 2025.

Appraisal. According to the appraisal, the “as-is” appraised value of the Twin Creeks Property as of July 21, 2025 was $33,850,000. The table below shows the appraisal’s “as-is” conclusions. The appraisal denotes an approximately $5.9 million value from the net present value of the CID cash flows, which is included in the Appraised Value (see “The Property” above).

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Twin Creeks	$33,850,000	7.50%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment at the Twin Creeks Property dated August 1, 2025 did not identify any recognized environmental conditions.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140

Structural and Collateral Term Sheet	BMO 2025-C13
No. 11 – Twin Creeks

The following table presents certain information relating to the largest tenants based on underwritten base rent at the Twin Creeks Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Sales PSF/Year(4)	UW Occ. Costs(5)	Lease Exp. Date
Kohl's	B3/BB-/BB-	80,684	31.3%	$6.83	$551,200	21.1%	NAV	NAV	1/31/2032
Furniture Deals	NR/NR/NR	48,731	18.9	$6.05	294,823	11.3	NAV	NAV	9/30/2030
Ollie’s Bargain Outlet	NR/NR/NR	30,651	11.9	$9.00	275,859	10.6	NAV	NAV	11/30/2029
Reece Nichols Realtors, Inc.(6)	NR/NR/NR	8,063	3.1	$22.95	185,046	7.1	NAV	NAV	3/31/2030
Famous Footwear	NR/NR/NR	10,000	3.9	$17.25	172,500	6.6	$218	11.5%	10/31/2026
Top 5 Tenants		178,129	69.2%	$8.31	$1,479,427	56.7%
Other Tenants		76,044	29.5%	$14.87	$1,130,509	43.3%
Occupied Collateral Total / Wtd. Avg.		254,173	98.7%	$10.27	$2,609,937	100.0%

Vacant Space		3,377	1.3%

Collateral Total		257,550	100.0%

(1)	Based on the underwritten rent roll dated August 18, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent PSF include contractual rent steps through July 1, 2026 for three tenants totaling $19,202.
(4)	Sales PSF/Year are as of the trailing 12-month period ending December 31, 2024, as provided by the tenants to the borrower.
(5)	UW Occ. Costs are based on underwritten base rent and reimbursements and most recently reported sales.
(6)	Reece Nichols Realtors, Inc. has a one-time termination right effective as of the last day of the 84th full lease month (March 31, 2027), with at least 180 days’ prior notice, subject to a termination fee equal to the sum of (x) the then-unamortized tenant improvement allowance, (y) the then-unamortized brokerage commissions paid by landlord in connection with the lease and (z) the total sum of two months’ base and additional rent (such amounts being amortized on a straight-line basis without interest over the initial lease term).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141

Structural and Collateral Term Sheet	BMO 2025-C13
No. 11 – Twin Creeks

The following table presents certain information relating to the tenant lease expirations at the Twin Creeks Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	3,377	1.3%	NAP	NAP	3,377	1.3%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	3,377	1.3%	$0	0.0%
2026	1	10,000	3.9%	$172,500	6.6%	13,377	5.2%	$172,500	6.6%
2027	2	5,253	2.0%	$172,388	6.6%	18,630	7.2%	$344,888	13.2%
2028	1	10,100	3.9%	$171,700	6.6%	28,730	11.2%	$516,588	19.8%
2029	3	59,161	23.0%	$500,470	19.2%	87,891	34.1%	$1,017,058	39.0%
2030	4	71,974	27.9%	$709,543	27.2%	159,865	62.1%	$1,726,601	66.2%
2031	1	10,551	4.1%	$162,485	6.2%	170,416	66.2%	$1,889,087	72.4%
2032	1	80,684	31.3%	$551,200	21.1%	251,100	97.5%	$2,440,287	93.5%
2033	1	4,500	1.7%	$117,000	4.5%	255,600	99.2%	$2,557,287	98.0%
2034	0	0	0.0%	$0	0.0%	255,600	99.2%	$2,557,287	98.0%
2035 & Beyond	1	1,950	0.8%	$52,650	2.0%	257,550	100.0%	$2,609,937	100.0%
Total	15	257,550	100.0%	$2,609,937	100.0%

(1)	Based on the underwritten rent roll dated August 18, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through July 1, 2026 for three tenants totaling $19,202.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow of the Twin Creeks Property:

Operating History and Underwritten Net Cash Flow(1)
	2023	2024	TTM 7/31/2025	Underwritten	Per Square Foot	%(3)
Gross Potential Rent(2)	$2,451,889	$2,490,978	$2,504,959	$2,609,937	$10.13	60.7%
CID Income	416,226	469,005	523,095	533,313	2.07	12.4
Other Income(4)	3,894	6,979	4,900	0	0.00	0.0
Total Reimbursements	803,165	787,518	816,925	1,154,065	4.48	26.9
Net Rental Income	$3,675,174	$3,754,480	$3,849,879	$4,297,315	$16.69	100.0%
(Vacancy & Credit Loss)(5)	0	0	0	(188,200)	(0.73)	(4.4)
Effective Gross Income	$3,675,174	$3,754,480	$3,849,879	$4,109,115	$15.95	95.6%
Total Expenses(6)	$1,104,868	$1,118,053	$1,149,207	$1,469,596	$5.71	35.8%
Net Operating Income	$2,570,306	$2,636,427	$2,700,672	$2,639,519	$10.25	64.2%
Capital Expenditures	0	0	0	38,633	0.15	0.9
TI / LC	0	0	0	231,675	0.90	5.6
Net Cash Flow	$2,570,306	$2,636,427	$2,700,672	$2,369,211	$9.20	57.7%

(1)	The borrower sponsors acquired the Twin Creeks Property in September 2022 and historical financial information prior to January 1, 2023 was not made available to the borrower sponsors.
(2)	Underwritten Gross Potential Rent includes contractual rent steps through July 1, 2026 for three tenants totaling $19,202.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Historically, Other Income reflects late fees and miscellaneous other income, which are non-recurring, one-time events. No Other Income was underwritten.
(5)	The underwritten economic occupancy is 95.0%, based on Net Rental Income (exclusive of the CID Income). The Twin Creeks Property was 98.7% leased based on the August 18, 2025 rent roll.
(6)	The management fee is underwritten to reflect 3.0% of Effective Gross Income and is subordinate to the Twin Creeks Mortgage Loan. The Twin Creeks Property is managed by a borrower sponsor affiliate.

The Market. The Twin Creeks Property is located along North Madison Avenue in Bedford, accessible via State Route 152 and US Highway 169 in Kansas City, Missouri, approximately 11.3 miles north of the Kanas City central business district

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Structural and Collateral Term Sheet	BMO 2025-C13
No. 11 – Twin Creeks

(“CBD”). Approximate driving times to the Kansas City CBD and the Kansas City International Airport are approximately 17 and 13 minutes, respectively. According to the appraisal, the area surrounding the Twin Creeks Property has many residential homes, schools, cafes, parks, hospitals and supermarkets, hosting some nearby national retailers like Walmart, Dollar Tree, ALDI, Starbucks and McDonald’s. The major employment sectors in the greater Kansas City MSA are health care, retail trade, professional and technical services, finance and insurance and information technology. Companies with headquarters in the city include Black & Veatch, Ash Grove Cement Company and Compass Minerals. Demand generators include several large employers such as The University of Kansas Health System, HCA Midwest Health, Saint Luke’s Health System, the Ford Kansas City Assembly Plant and Children’s Mercy Kansas City.

According to a third-party market research report, within a one-, three- and five-mile radius of the Twin Creeks Property, the 2024 average household income was approximately $82,247, $92,535 and $94,419, respectively; and within the same radii, the estimated population was 7,622, 66,576 and 155,074, respectively. According to a third-party market research report, the Twin Creeks Property is situated within the I-35 Corridor retail submarket of the Kansas City – MO retail market. As of August 28, 2025, the submarket reported total retail inventory of approximately 13.9 million square feet with a 2.8% vacancy rate and average asking rents of $17.65 per square foot. The submarket vacancy rate has decreased from 5.1% in 2019 and has averaged 3.1% from 2019-2024.

The following table presents certain information relating to the comparable anchor and junior anchor leases for the Twin Creeks Property:

Comparable Anchor Rental Summary(1)
Property Name/Location	Tenant	Suite Size (SF)	Rent PSF (NNN)	Lease Start Date	Lease Term (Years)
Twin Creeks Kansas City, MO (Subject)	Kohl’s(2) Furniture Deals(2) Ollie’s Bargain Outlet(2) Ross Dress for Less(2)	80,684(2) 48,731(2) 30,651(2) 24,884(2)	$6.83(2) $6.052) $9.00(2) $5.50(2)	Aug-1996(2) Sep-2020(2) Jul-2022(2) Oct-2018(2)	35.52) 10.1(2) 7.4(2) 10.3(2)
Independence Commons Independence, MO	Best Buy	50,640	$12.65	Apr-2023	5.0
Independence Commons Independence, MO	Ross Dress For Less	39,947	$8.00	Feb-2023	5.0
Tiffany Springs Market Center Kansas City, MO	Academy Sports	45,676	$14.75	Jan-2025	15.0
Shoppes at Shoal Creek Kansas City, MO	Best Buy	30,124	$14.50	Feb-2025	5.0
Adams Dairy Landing Blue Springs, MO	Crowley Furniture	33,858	$20.00	Mar-2022	10.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 18, 2025.

Comparable Junior Anchor Rental Summary(1)
Property Name/Location	Tenant	Suite Size (SF)	Rent PSF (NNN)	Lease Start Date	Lease Term (Years)
Twin Creeks Kansas City, MO (Subject)	Petco(2) Five Below(2) Ulta Beauty(2) Famous Footwear(2)	13,330(2) 10,551(2) 10,100(2) 10,000(2)	$12.65(2) $14.00(2) $17.00(2) $17.25(2)	May-2019(2) Jan-2021(2) Sep-2018(2) Oct-2001(2)	10.8(2) 10.0(2) 10.1(2) 25.1(2)
Tiffany Springs Market Center Kansas City, MO	Dollar Tree	16,386	$12.50	May-2024	10.3
Tiffany Springs Market Center Kansas City, MO	Boot Barn	13,576	$13.32	Feb-2023	10.3
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 18, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143

Structural and Collateral Term Sheet	BMO 2025-C13
No. 11 – Twin Creeks

The following table presents certain information relating to the comparable high visibility in-line retail leases for the Twin Creeks Property:

Comparable High Visibility Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
Twin Creeks 8640 North Madison Avenue Kansas City, MO	1999 / 2017-2022	257,550(2)	Various(2)	1,453 – 3,626(2)	$24.20 –$33.00(2)	Various(2)	Various(2)
Independence Commons 18800-19550 East 39th Street South Independence, MO	1995 / NAV	386,282	AAA Insurance	3,991	$21.00	Mar-2024	5.0
Independence Commons 18800-19550 East 39th Street South Independence, MO	1995 / NAV	386,282	GameStop	1,400	$30.00	Feb-2023	2.0
Barrywoods Crossing 8121 Northwest Roanridge Road Kansas City, MO	1997 / NAV	245,037	Made In KC	1,050	$19.00	Nov-2023	7.0
Barrywoods Crossing 8121 Northwest Roanridge Road Kansas City, MO	1997 / NAV	245,037	Nectar Juice	1,061	$21.00	Feb-2023	10.0
Shoppes at Shoal Creek 8500-8550 NE Flintlock Rd Kansas City, MO	2006 / NAV	197,085	TBD	2,468	$21.50	Jul-2025	5.0
Adams Dairy Landing 1010, 1050, 1110, 1202 and 1300 Northeast Coronado Drive Blue Springs, MO	2009	283,209	TBD	2,667	$29.50	Jul-2025	5.0
Summitwoods Crossing 1700 Northwest Chipman Road Lees Summit, MO	2001	545,204	Go Pho Noodle	2,204	$33.00	Dec-2024	3.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 18, 2025.

The table below presents certain information relating to comparable sales pertaining to the Twin Creeks Property identified by the appraisal:

Comparable Sales(1)
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price (PSF)
Payson Village & Rim	Payson, AZ	219,901	Apr-2025	$144
Best Buy & Lynn’s	Highland, IN	79,147	Feb-2025	$132
Pinnacle Nord du Lac	Covington, LA	219,519	Nov-2024	$123
Waterside Marketplace	Chesterfield, MI	276,244	Oct-2024	$143
Plaza Vista	Sierra Vista, AZ	227,110	Sep-2024	$80
First Colony Commons	Sugar Land, TX	379,829	Sep-2024	$176
Bandera Pointe	San Antonio, TX	439,132	Jul-2024	$133
Shops at Abilene	Abilene, TX	175,581	Jul-2024	$121
(1)	Source: Appraisal.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Twin Creeks Property:

Market Rent Summary(1)
	Anchor	Junior Anchor	Small In-Line	High Visibility Office	High Visibility Retail
Market Rent (PSF)	$7.00	$15.50	$26.00	$26.50	$27.00
Lease Term (Years)	10	10	5	7	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN
Tenant Improvements (New)	$10.00 per SF	$15.00 per SF	$15.00 per SF	$25.00 per SF	$20.00 per SF
Tenant Improvements (Renewal)	$2.00 per SF	$3.00 per SF	$3.00 per SF	$5.00 per SF	$4.00 per SF
(1)	Source: Appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Structural and Collateral Term Sheet	BMO 2025-C13
No. 12 – Hearthstone Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,500,000	Title:	Fee
Cut-off Date Principal Balance:	$19,500,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.4%	Net Rentable Area (Units):	144(1)
Loan Purpose:	Acquisition	Location:	Latham, NY
Borrower:	LSC-Latham NY, DST	Year Built / Renovated:	2005 / NAP
Borrower Sponsor:	Pietro V. Scola	Occupancy:	94.4%
Interest Rate:	6.17500%	Occupancy Date:	8/13/2025
Note Date:	8/15/2025	4th Most Recent NOI (As of):	$1,902,174 (12/31/2022)
Maturity Date:	9/6/2035	3rd Most Recent NOI (As of):	$2,080,472 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,959,248 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of)(2):	$1,671,823 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	94.5%
Amortization Type:	Interest Only	UW Revenues:	$3,662,026
Call Protection:	L(25),D(90),O(5)	UW Expenses:	$1,484,870
Lockbox / Cash Management:	Soft / Springing	UW NOI(2):	$2,177,155
Additional Debt:	No	UW NCF:	$2,177,155
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$31,200,000 / $216,667
Additional Debt Type:	N/A	Appraisal Date:	7/24/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$135,417
Taxes:	$0	Springing	N/A	Maturity Date Loan / Unit:	$135,417
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.5%
Replacement Reserves:	$468,000	$0	N/A	Maturity Date LTV:	62.5%
Deferred Maintenance:	$403,200	$0	N/A	UW NCF DSCR:	1.78x
				UW NOI Debt Yield:	11.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,500,000	55.4%	Purchase	$30,125,000	85.6%
Sponsor Equity	15,673,515	44.6%	Other Uses	2,725,243	7.7%
			Closing Costs(3)	1,452,072	4.1
			Reserves	871,200	2.5
Total Sources	$35,173,515	100.0%	Total Uses	$35,173,515	100.0%
(1)	One two-bed, one-bath unit serves as a guest suite and model unit.
(2)	The increase from Most Recent NOI to UW NOI is primarily due to an increase in occupancy and corresponding rental income.
(3)	Closing costs include approximately $301,250 of origination fees.

The Loan. The twelfth largest mortgage loan (the “Hearthstone Village Mortgage Loan”) is secured by the borrower’s fee simple interest in a 144-unit, multifamily property located in Latham, New York (the “Hearthstone Village Property”). The Hearthstone Village Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $19,500,000. The Hearthstone Village Mortgage Loan was originated on August 15, 2025 by Bank of Montreal (“BMO”) and accrues interest at a fixed rate of 6.17500% per annum. The Hearthstone Village Mortgage Loan has an initial term of ten years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Hearthstone Village Mortgage Loan is September 6, 2035.

The Property. The Hearthstone Village Property is a multifamily development built in 2005, located in Latham, New York. The Hearthstone Village Property operates as a 55+ active adult community and includes three, two-story multifamily buildings, one leasing office and five detached garages on an approximately 14.79-acre site. The Hearthstone Village Property contains 36 one-bedroom, one-bathroom, 72 two-bedroom, one-bathroom and 36 two-bedroom, two-bathroom

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Structural and Collateral Term Sheet	BMO 2025-C13
No. 12 – Hearthstone Village

residential units. Property amenities include a clubhouse with community room, fitness room, library, billiard room, movie room and salon. Each unit features central air conditioning, a patio or balcony, in unit washer and dryer, full appliance kitchen, large closets and wall-to-wall carpeting. The Hearthstone Village Property features 234 surface and 104 garage parking spaces resulting in a parking ratio of 1.99 spaces per unit. As of August 13, 2025, the Hearthstone Village Property was 94.4% occupied.

The following table presents certain information relating to the unit mix at the Hearthstone Village Property:

Hearthstone Village Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Unit
1BR/1BA	36	25.0%	33	91.7%	739	$1,875
2BR/1BA	72	50.0%	67	93.1%	948	$2,192
2BR/2BA	36	25.0%	36	100.0%	1,082	$2,392
Total/Wtd. Avg.	144	100.0%	136	94.4%	929	$2,168
(1)	Based on the underwritten rent roll dated August 13, 2025.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow of the Hearthstone Village Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten(2)	Per Unit	%(3)
Rents in Place	$3,118,868	$3,381,322	$3,625,705	$3,703,345	$3,744,528	$26,004	94.9%
Gross Potential Rent	$3,118,868	$3,381,322	$3,625,705	$3,703,345	$3,744,528	$26,004	94.9%
Other Income(4)	155,523	179,286	208,510	207,285	202,687	1,408	5.1
Net Rental Income	$3,274,391	$3,560,608	$3,834,215	$3,910,629	$3,947,215	$27,411	100.0%
(Vacancy/Credit Loss)	(88,186)	(143,096)	(510,403)	(692,044)	(285,189)	(1,980)	(7.2)
Effective Gross Income	$3,186,205	$3,417,512	$3,323,812	$3,218,585	$3,662,026	$25,431	92.8%
Total Expenses	1,284,031	1,337,040	1,364,563	1,546,762	1,484,870	10,312	40.5
Net Operating Income	$1,902,174	$2,080,472	$1,959,248	$1,671,823(5)	$2,177,155(5)	$15,119	59.5%
Replacement Reserves	0	0	0	0	0	0	0.0
Net Cash Flow	$1,902,174	$2,080,472	$1,959,248	$1,671,823	$2,177,155	$15,119	59.5%
(1)	TTM column reflects the trailing 12-months ending June 30, 2025.
(2)	Underwritten Rents in Place includes possible income from vacant units.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	Other Income includes net expense reimbursements, parking income, and miscellaneous.
(5)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily due to an increase in occupancy and corresponding rental income.

Appraisal. According to the appraisal, the Hearthstone Village Property had an “as-is” appraised value of $31,200,000 as of July 24, 2025.

Environmental. According to a Phase I environmental assessment dated July 10, 2025, there was no evidence of any recognized environmental conditions at the Hearthstone Village Property.

The Market. The Hearthstone Village Property is located in Latham, New York within the Albany-Schenectady-Troy, NY metropolitan statistical area (the “Albany MSA”). The immediate area surrounding Hearthstone Village Property consists primarily of residential and commercial developments and the Albany MSA features numerous nature preserves, municipal parks and protected green areas.

The Hearthstone Village Property is located in within the Outer Albany County submarket within the Albany MSA apartment market. As of the second quarter of 2025, the Albany MSA apartment market had total inventory of 102,087 units, a vacancy rate of 4.6% and effective rent of $1,557 per unit. As of the second quarter of 2025, the Outer Albany County submarket had total inventory of 18,009 units, a vacancy rate of 4.0% and effective rent of $1,658 per unit. According to the appraisal,

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Structural and Collateral Term Sheet	BMO 2025-C13
No. 12 – Hearthstone Village

the 2025 total population within a 1-mile radius of the Hearthstone Village Property was 7,750, and the 2025 median household income within the same radius was $97,930.

The following table presents certain information relating to comparable multifamily properties to the Hearthstone Village Property:

Multifamily Rent Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Hearthstone Village Latham, NY	2005 / NAP	94.4%(2)	36(2) 108(2)	One Bedroom Two Bedroom	739(2) 993(2)	$2.54(2) $2.28(2)	$1,875(2) $2,259(2)
Pinnacle Living at Forts Ferry – Senior Latham, NY	2019 / NAP	100.0%	62	One Bedroom Two Bedroom	952 995	$2.45 $3.11	$2,332 $3,091
Summit at Mill Hill – Senior Slingerlands, NY	2018 / NAP	100.0%	92	One Bedroom Two Bedroom	812 1,032	$3.13 $2.90	$2,540 $2,997
The Montclair – Senior Albany, NY	2022 / NAP	92.0%	114	One Bedroom Two Bedroom	832 1,226	$2.29 $1.99	$1,909 $2,437
Westmere Village – Senior Albany, NY	2019 / NAP	94.0%	36	One Bedroom Two Bedroom	928 1,100	$1.68 $1.68	$1,557 $1,843
Hamilton Parc 55+ Guilderland, NY	2023 / NAP	96.0%	250	One Bedroom Two Bedroom	781 1,008	$2.96 $2.98	$2,315 $3,001

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 13, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

Structural and Collateral Term Sheet	BMO 2025-C13
No. 13 – Securlock Storage Portfolio I
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$19,250,000	Title:	Fee
Cut-off Date Principal Balance:	$19,250,000	Property Type - Subtype:	Self Storage - Self Storage
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	237,749
Loan Purpose:	Refinance	Location(3):	Various, TX
Borrower:	Houghton Properties, LTD.	Year Built / Renovated(3):	Various / NAP
Borrower Sponsor(1):	Steven Houghton	Occupancy:	90.6%
Interest Rate:	6.20000%	Occupancy Date(4):	Various
Note Date:	9/12/2025	4th Most Recent NOI (As of):	$2,080,232 (12/31/2022)
Maturity Date:	10/6/2035	3rd Most Recent NOI (As of):	$2,013,703 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,882,203 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$1,874,563 (TTM 7/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	89.9%
Amortization Type:	Interest Only	UW Revenues:	$3,270,334
Call Protection:	L(3),YM1(110),O(7)	UW Expenses:	$1,397,870
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,872,463
Additional Debt:	No	UW NCF:	$1,830,698
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$29,670,000 / $125
Additional Debt Type:	N/A	Appraisal Date:	8/7/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$81
Taxes:	$330,046	$36,672	N/A	Maturity Date Loan / SF:	$81
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	64.9%
Replacement Reserve:	$0	$3,480	$125,297	Maturity Date LTV:	64.9%
				UW NCF DSCR:	1.51x
				UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,250,000	97.3%	Loan Payoff	$18,939,798	95.8%
Sponsor Equity	527,557	2.7	Closing Costs	507,714	2.6
			Upfront Reserves	330,046	1.7
Total Sources	$19,777,557	100.0%	Total Uses	$19,777,557	100.0%
(1)	Steven Houghton is also the borrower sponsor of the Securlock Storage Portfolio II mortgage loan which also is included in the BMO 2025-C13 securitization.
(2)	At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the Securlock Storage Portfolio I Properties (as defined below) does not constitute an approved blanket or umbrella policy pursuant to the Securlock Storage Portfolio I mortgage loan documents or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policy upon the expiration thereof.
(3)	See “Portfolio Summary” below.
(4)	Occupancy Dates are based on the underwritten rent rolls dated August 25, 2025 and August 28, 2025.

The Loan. The thirteenth largest mortgage loan (the “Securlock Storage Portfolio I Mortgage Loan”) is secured by the borrower’s fee interests in four self storage properties, totaling 1,886 units and 237,749 square feet, located across Texas (the “Securlock Storage Portfolio I Properties”). The Securlock Storage Portfolio I Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $19,250,000. The Securlock Storage Portfolio I Mortgage Loan was originated on September 12, 2025 by CREFI and accrues interest at a fixed rate of 6.20000% per annum on an Actual/360 basis. The Securlock Storage Portfolio I Mortgage Loan has a ten-year term and is interest-only for the full term. The scheduled maturity date of the Securlock Storage Portfolio I Mortgage Loan is the payment date that occurs on October 6, 2035.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

148

Structural and Collateral Term Sheet	BMO 2025-C13
No. 13 – Securlock Storage Portfolio I

The Properties. The Securlock Storage Portfolio I Properties consist of four self storage properties, totaling 1,886 units and 237,749 square feet located across Texas. The Securlock Storage Portfolio I Properties were built between 2003 and 2005 and have an average facility size of approximately 59,437 square feet. As of the underwritten rent rolls dated August 25, 2025 and August 28, 2025, the Securlock Storage Portfolio I Properties were 90.6% occupied with a revenue per available foot (“RevPAF”) of $13.76. The Securlock Storage Portfolio I Properties’ unit mix includes 943 climate-controlled units, 730 drive up units, 93 inside down units, 81 parking spaces, 35 office units (17,545 square feet), and 4 apartment units.

The following table presents certain information relating to the Securlock Storage Portfolio I Properties:

Portfolio Summary
Property Name	City, State(2)	Year Built / Renovated(2)	Allocated Mortgage Loan Amounts ($)	Total SF(1)	Total Occ. %(1)	As-Is Appraised Value(2)	UW NOI(1)
Securlock at Allen West	Allen, TX	2003, 2005 / NAP	$6,100,000	73,100	94.6%	$9,690,000	$612,879
Securlock at Fort Worth	Fort Worth, TX	2005 / NAP	$4,700,000	59,950	89.3%	$6,630,000	$444,442
Securlock at Plano	Plano, TX	2005 / NAP	$4,600,000	56,554	89.8%	$7,610,000	$439,262
Securlock at Coppell	Coppell, TX	2004 / NAP	$3,850,000	48,145	86.8%	$5,740,000	$375,881
Total			$19,250,000	237,749	90.6%	$29,670,000	$1,872,463
(1)	Based on the underwritten rent rolls dated August 25, 2025 and August 28, 2025. Total Occ. % presented above is based on total SF. Occupancy based on self-storage units is 89.3%.
(2)	Source: Appraisals.

The following table presents certain information relating to the unit mix at the Securlock Storage Portfolio I Properties:

Securlock Storage Portfolio I Properties Unit Mix(1)
Property Name	Available Units	% of Available Units	Available SF	% of Available SF	% of Climate Controlled Self Storage Units	% of Climate Controlled Self Storage SF	Current Occupancy(2)	UW RevPAF
Securlock at Allen West	555	29.4%	73,100	30.7%	41.3%	35.8%	94.6%	$13.47
Securlock at Fort Worth	430	22.8%	59,950	25.2%	45.8%	32.9%	89.3%	$13.49
Securlock at Plano	533	28.3%	56,554	23.8%	70.4%	63.9%	89.8%	$14.36
Securlock at Coppell	368	19.5%	48,145	20.3%	38.6%	34.1%	86.8%	$13.81
Total	1,886	100.0%	237,749	100.0%	50.0%	41.4%	90.6%	$13.76
(1)	Based on the underwritten rent rolls dated August 25, 2025 and August 28, 2025.
(2)	Current Occupancy presented above is based on total SF. Current Occupancy based on self-storage units is 89.3%.

The following table presents certain information relating to the historical and current occupancy of the Securlock Storage Portfolio I Properties:

Historical and Current Occupancy(1)
Property	2022	2023	2024	Current(2)
Securlock at Allen West	93.7%	92.3%	92.8%	94.6%
Securlock at Fort Worth	97.4%	94.1%	91.7%	89.3%
Securlock at Plano	97.9%	94.5%	90.6%	89.8%
Securlock at Coppell	94.9%	90.3%	86.2%	86.8%
Total / Wtd. Avg.	95.9%	92.9%	90.7%	90.6%
(1)	Historical occupancies represent the annual average occupancy of each respective year.
(2)	Current occupancy is based on the underwritten rent rolls dated August 25, 2025 and August 28, 2025.

Appraisals. According to the appraisals dated as of August 7, 2025, the Securlock Storage Portfolio I Properties had an aggregate individual “as-is” appraised value of $29,670,000.

Securlock Storage Portfolio I Appraised Value(1)
Property	As Is Value	Capitalization Rate
Securlock at Allen West	$9,690,000	6.00%
Securlock at Fort Worth	$6,630,000	6.00%
Securlock at Plano	$7,610,000	6.00%
Securlock at Coppell	$5,740,000	6.00%
Total / Wtd. Avg.	$29,670,000	6.00%
(1)	Source: Appraisals.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149

Structural and Collateral Term Sheet	BMO 2025-C13
No. 13 – Securlock Storage Portfolio I

Environmental. According to the Phase I environmental reports, dated August 20, 2025, there was no evidence of any recognized environmental conditions at the Securlock Storage Portfolio I Properties.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Securlock Storage Portfolio I Properties:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM July 2025	UW	Per Square Foot	%(2)
Storage Rental Income	$3,431,053	$3,354,959	$3,249,705	$3,212,990	$3,212,928	$13.51	89.8%
Potential Income from Vacant Units	0	0	0	0	365,238	1.54	10.2%
Gross Potential Income	$3,431,053	$3,354,959	$3,249,705	$3,212,990	$3,578,166	$15.05	100.0%
Economic Vacancy	0	0	0	0	(362,744)	(1.53)	(10.1%)
Gross Potential Before Other Income	$3,431,053	$3,354,959	$3,249,705	$3,212,990	$3,215,422	$13.52	89.9%
Other Income(3)	62,259	58,661	59,892	55,181	54,912	0.23	1.5%
Effective Gross Income	$3,493,312	$3,413,620	$3,309,597	$3,268,171	$3,270,334	$13.76	91.4%

Management Fee	139,732	136,545	132,384	130,727	130,813	0.55	4.0%
Personnel	257,116	273,241	253,239	251,675	251,675	1.06	7.7%
Advertising	68,645	67,245	64,965	65,851	65,851	0.28	2.0%
General & Administrative	136,579	135,590	134,344	152,225	152,225	0.64	4.7%
Utilities	93,653	99,016	104,850	97,521	97,521	0.41	3.0%
Repairs & Maintenance	164,196	156,119	199,252	193,311	193,311	0.81	5.9%
Real Estate Tax	457,727	414,366	423,158	426,009	426,009	1.79	13.0%
Insurance	95,431	117,796	115,201	76,290	80,466	0.34	2.5%
Total Expenses	$1,413,080	$1,399,917	$1,427,393	$1,393,608	$1,397,870	$5.88	42.7%

Net Operating Income	$2,080,232	$2,013,703	$1,882,203	$1,874,563	$1,872,463	$7.88	57.3%
Replacement Reserves	0	0	0	39,281	41,766	$0.18	1.3%
Net Cash Flow	$2,080,232	$2,013,703	$1,882,203	$1,835,282	$1,830,698	$7.70	56.0%
(1)	Based on the underwritten rent rolls dated August 25, 2025 and August 28, 2025.
(2)	% column reflects percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Other Income consists of miscellaneous fees, merchandise sales, SL truck rentals, ancillary, cost of merchandise and cost of promotional products.

The Market. The Securlock Storage Portfolio I Properties are located in the cities of Allen, Fort Worth, Plano, and Coppell, Texas, all of which are in the Dallas-Fort Worth-Arlington metropolitan statistical area (the “Dallas-Fort Worth MSA”). According to the appraisal, the Dallas-Fort Worth MSA had a 2024 population of 8,342,575 people with an average household income of $128,741. According to the appraisal, the average 2024 population with a one-, three-, and five-mile radius of the Securlock Storage Portfolio I Properties was 12,219, 101,128, and 281,361, respectively. The average 2024 household income in the same radii was $135,319, $147,928, and $141,800, respectively.

The following table includes information regarding the demographics of each immediate trade area for the individual Securlock Storage Portfolio I Properties:

Demographic Summary(1)
		2024 Population			2024 Average Household Income
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Securlock at Allen West	Allen, TX	17,094	137,805	355,962	$173,034	$175,904	$163,646
Securlock at Fort Worth	Fort Worth, TX	15,292	89,945	233,403	$107,537	$111,268	$111,471
Securlock at Plano	Plano, TX	9,146	107,425	294,551	$124,615	$127,034	$134,341
Securlock at Coppell	Coppell, TX	4,229	47,191	201,016	$119,183	$170,076	$150,759
Wtd. Avg. (based on UW NOI)(3)		12,219	101,128	281,361	$135,319	$147,928	$141,800
(1)	Source: Appraisals.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150

Structural and Collateral Term Sheet	BMO 2025-C13
No. 14 – West Hartford Office Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio(4):	Portfolio
Original Principal Balance:	$18,100,000	Title:	Fee
Cut-off Date Principal Balance:	$18,100,000	Property Type – Subtype:	Office – Various(4)
% of IPB:	2.2%	Net Rentable Area (SF):	112,754
Loan Purpose:	Refinance	Location:	West Hartford, CT
Borrower:	Lexham West Hartford Owner, LLC	Year Built / Renovated(4):	Various / NAP
Borrower Sponsor:	Marc K. Lewis	Occupancy:	93.4%
Interest Rate:	7.25000%	Occupancy Date:	7/30/2025
Note Date:	8/22/2025	4th Most Recent NOI (As of):	$1,776,209 (12/31/2022)
Maturity Date:	9/6/2035	3rd Most Recent NOI (As of):	$1,742,684 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,860,441 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of)(5):	$1,902,092 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	94.1%
Amortization Type:	Interest Only	UW Revenues:	$3,731,561
Call Protection:	L(25),D(89),O(6)	UW Expenses:	$1,453,871
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$2,277,691
Additional Debt:	No	UW NCF:	$2,249,433
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$29,000,000 / $257
Additional Debt Type:	N/A	Appraisal Date:	5/15/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$161
Taxes:	$231,014	$57,754	N/A	Maturity Date Loan / SF:	$161
Insurance:	$0	Springing(1)	N/A	Cut-off Date LTV:	62.4%
Deferred Maintenance:	$37,070	$0	N/A	Maturity Date LTV:	62.4%
Replacement Reserves:	$0	$2,355	N/A	UW NCF DSCR:	1.69x
TI / LC Reserve:	$300,000	Springing(2)	$300,000	UW NOI Debt Yield:	12.6%
Other Reserves(3):	$540,857	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,100,000	91.1%	Loan Payoff	$17,952,773	90.4%
Borrower Sponsor Equity	1,763,167	8.9	Upfront Reserves	1,108,941	5.6
			Closing Costs	801,454	4.0
Total Sources	$19,863,167	100.0%	Total Uses	$19,863,167	100.0%
(1)	If the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy the West Hartford Office Portfolio Mortgage Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration. At origination of the West Hartford Office Portfolio Mortgage Loan, an acceptable blanket policy was in effect.
(2)	At any time the balance in the rollover reserve is equal to or less than $200,000, the borrower is required to escrow, on a monthly basis, an amount equal to the gross leasable area of the West Hartford Office Portfolio Properties multiplied by $1.50 and divided by 12 for ongoing rollover reserves.
(3)	Other Reserves include an upfront outstanding TI/LC reserve deposit of $401,866, a free rent reserve of $119,726 and a gap rent reserve of $19,265.
(4)	See “Portfolio Summary” below.
(5)	The increase from Most Recent NOI to UW NOI is driven by increased occupancy, inclusion of rent steps, and a decrease in real estate taxes.

The Loan. The fourteenth largest mortgage loan (the “West Hartford Office Portfolio Mortgage Loan”) is secured by the borrower’s fee interest in four office properties (the “West Hartford Office Portfolio Properties”) located in West Hartford, Connecticut. The West Hartford Office Portfolio Mortgage Loan is evidenced by a single promissory note in the original principal amount of $18,100,000. The West Hartford Office Portfolio Mortgage Loan was originated on August 22, 2025 by Bank of Montreal. The West Hartford Office Portfolio Mortgage Loan has a ten-year interest only term and accrues interest at a rate of 7.25000% per annum on an Actual/360 basis. The scheduled maturity date of the West Hartford Office Portfolio Mortgage Loan is September 6, 2035.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151

Structural and Collateral Term Sheet	BMO 2025-C13
No. 14 – West Hartford Office Portfolio

The Properties. The West Hartford Office Portfolio Properties consist of four suburban and medical office properties with an aggregate of 112,754 square feet. The West Hartford Office Portfolio Properties include a property located at 53-65 LaSalle Road (the “53-65 LaSalle Road Property”), a property located at 41 North Main Street (the “41 North Main Street Property”), a property located at 61 South Main Street (the “61 South Main Street Property”), and a property located at 18 North Main Street (the “18 North Main Street Property”), each in West Hartford, Connecticut. As of July 30, 2025, the West Hartford Office Portfolio Properties are 93.4% occupied.

The following table presents certain information relating to the West Hartford Office Portfolio Properties:

	Portfolio Summary
Property Name	Property Type	Year Built / Renovated	Net Rentable Area (SF) (1)	Occupancy %(1)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value	UW Base Rent	% of UW Base Rent
53-65 LaSalle Road	Suburban	1978 / NAP	50,593	100.0%	$10,341,690	57.1%	$17,300,000	59.7%	$1,881,529	49.8%
61 South Main Street	Medical	1968 / NAP	20,827	86.3%	2,585,236	14.3	4,000,000	13.8	650,968	17.2
41 North Main Street	Suburban	1970 / NAP	20,983	95.8%	2,729,617	15.1	3,900,000	13.4	620,760	16.4
18 North Main Street	Suburban	1973 / NAP	20,351	82.0%	2,443,457	13.5	3,800,000	13.1	621,364	16.5
Total / Wtd. Avg.			112,754	93.4%	$18,100,000	100.0%	$29,000,000	100.0%	$3,774,620	100.0%
(1)	Based on the underwritten rent roll dated as of July 30, 2025.

53-65 LaSalle Road (44.9% of NRA; 49.8% of underwritten base rent). The 53-65 LaSalle Road Property is a 50,593 square foot suburban office property containing a single four-story building with two ground floor retail spaces located at 53-65 LaSalle Road in West Hartford, Connecticut. The 53-65 LaSalle Road Property is located on an approximately 0.41-acre site and was built in 1978. The 53-65 LaSalle Road Property has no parking spaces but is expected to benefit from development of an adjacent residential condominium complex with a three-story parking garage that will offer parking to the 53-65 LaSalle Road Property.

41 North Main Street (18.6% of NRA; 17.2% of underwritten base rent). The 41 North Main Street Property is a 20,983 square foot suburban office property containing a single three-story building located at 41 North Main Street in West Hartford, Connecticut. The 41 North Main Street Property is located on an approximately 1.05-acre site and was built in 1970. The 41 North Main Street Property has 91 parking spaces resulting in a parking ratio of approximately 4.34 parking spaces per 1,000 square feet of net rentable area.

61 South Main Street (18.5% of NRA; 16.4% of underwritten base rent). The 61 South Main Street Property is a 20,827 square foot medical office property containing a single three-story building located at 61 South Main Street in West Hartford, Connecticut. The 61 South Main Street Property is located on an approximately 0.88-acre site and was built in 1968. The 61 South Main Street Property has 70 parking spaces resulting in a parking ratio of approximately 3.36 parking spaces per 1,000 square feet of net rentable area.

18 North Main Street (18.0% of NRA; 16.5% of underwritten base rent). The 18 North Main Street Property is a 20,351 square foot suburban office property containing a single two-story building located at 18 North Main Street in West Hartford, Connecticut. The 18 North Main Street Property is located on an approximately 0.69-acre site and was built in 1973. The 18 North Main Street Property has 84 parking spaces resulting in a parking ratio of approximately 4.13 parking spaces per 1,000 square feet of net rentable area.

Major Tenants. The three largest tenants by underwritten base rent are Webster Bank, Massachusetts Mutual Life Insurance Company (“MassMutual”) and Accel Law Group (“Accel”).

Webster Bank (7,000 square feet; 6.2% NRA; 12.8% of underwritten base rent): With more than $70 billion in assets, Webster Bank offers digital and traditional financial solutions across three differentiated lines of business: commercial banking, consumer banking and healthcare financial services. Webster Bank is one of the United States’s largest providers of employee benefits and administration of medical insurance claim settlement solutions. Webster Bank has been a retail tenant at the 53-65 LaSalle Road Property since 2001, with a lease that expires on March 31, 2037 with two, five-year extension options and no termination options.

MassMutual (7,879 square feet; 7.0% NRA; 6.8% of underwritten base rent): MassMutual is one of the oldest mutual life insurance companies in the United States, which operates for the benefit of its policyholders, members and other customers. MassMutual offers a wide range of protection, accumulation, wealth management and retirement products and services.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

152

Structural and Collateral Term Sheet	BMO 2025-C13
No. 14 – West Hartford Office Portfolio

MassMutual has been an office tenant at the 53-65 LaSalle Road Property since 2013, with a lease that expires on April 30, 2029 with one, five-year extension option and no termination options.

Accel (6,568 square feet; 5.8% NRA; 6.0% of underwritten base rent): Accel is a law firm specializing in advising clients on complex mergers, acquisitions and regulatory matters involving insurance agents and brokers. Accel has been a tenant at the 53-65 LaSalle Road Property since 2019, with a lease that expires on March 31, 2030 with two, five-year extension options and a one-time termination option, effective as of the 7th anniversary of the rent commencement date, on March 31, 2027 provided that (i) Accel provides no less than 12 months’ written notice, (ii) Accel pays all unamortized tenant improvements and leasing commissions and (iii) Accel pays a termination fee equal to three months’ base rent in effect as of the early termination date.

Appraisals. According to the appraisals, the West Hartford Office Portfolio Properties have an aggregate “as-is” appraised value of $29,000,000 as of May 15, 2025. The table below shows the appraisals’ “as-is” conclusions.

Appraisal Valuation Summary(1)
Property Name	Appraisal Approach	Appraised Value	Capitalization Rate(2)
53-65 LaSalle Road	Direct Capitalization Approach	$17,300,000	7.00%
41 North Main Street	Direct Capitalization Approach	$3,900,000	7.50%
61 South Main Street	Direct Capitalization Approach	$4,000,000	7.50%
18 North Main Street	Direct Capitalization Approach	$3,800,000	7.50%
(1)	Source: Appraisals.
(2)	The capitalization rates shown above represent the overall capitalization rate.

Environmental. According to the Phase I environmental assessments dated June 25, 2025, there was no evidence of any recognized environmental conditions at the West Hartford Office Portfolio Properties.

The following table presents certain information relating to the historical and current occupancy of the West Hartford Office Portfolio Properties:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
87.0%	84.2%	91.6%	93.4%
(1)	Historical occupancies represent the average annual occupancy as of December 31 for each respective year.
(2)	Current occupancy is based on the underwritten rent rolls dated as of July 30, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

153

Structural and Collateral Term Sheet	BMO 2025-C13
No. 14 – West Hartford Office Portfolio

The following table presents certain information relating to tenants at the West Hartford Office Portfolio Properties:

Tenant Summary(1)
Tenant	Property	Tenant Type	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Webster Bank	65 LaSalle Road	Retail	NR/NR/NR	7,000	6.2%	$64.68	$452,760	12.8%	3/31/2037
Massachusetts Mutual Life Ins Co	65 LaSalle Road	Office	NR/NR/NR	7,879	7.0%	$30.47	$240,058	6.8%	4/30/2029
Accel Law Group	65 LaSalle Road	Office	NR/NR/NR	6,568	5.8%	$32.45	$213,132	6.0%	3/31/2030
Becker's Jewelry Corp	65 LaSalle Road	Retail	NR/NR/NR	3,700	3.3%	$49.98	$184,930	5.2%	3/31/2028
Bohler Engineering Expanded	65 LaSalle Road	Office	NR/NR/NR	5,135	4.6%	$32.50	$166,887	4.7%	10/31/2032
Hartford Financial Management, Inc. dba HFM Wealth Management	65 LaSalle Road	Office	NR/NR/NR	5,506	4.9%	$29.87	$164,464	4.6%	6/30/2030
Collins Med.	41 North Main Street	Office	NR/NR/NR	3,227	2.9%	$33.43	$107,889	3.0%	4/30/2029
Hiscox Inc.	41 North Main Street	Office	NR/NR/NR	3,011	2.7%	$28.84	$86,837	2.5%	10/30/2027
Sandi B. Girolamo and Pamela M. Magnano (Flaherty Group)	41 North Main Street	Office	NR/NR/NR	2,717	2.4%	$30.25	$82,179	2.3%	7/31/2028
Total Mortgage	65 LaSalle Road	Office	NR/NR/NR	2,415	2.1%	$30.90	$74,624	2.1%	8/30/2030
Top Ten Tenants				47,158	41.8%	$37.61	$1,773,761	50.1%
Non Top Ten Tenants				58,207	51.6%	$30.40	$1,769,642	49.9%
Occupied Collateral Total / Wtd. Avg.				105,365	93.4%	$33.63	$3,543,402	100.0%
Vacant Space				7,389	6.6%
Collateral Total				112,754	100.0%

(1)	Based on the underwritten rent rolls dated as of July 30, 2025.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

The following table presents certain information relating to the tenant lease expirations at the West Hartford Office Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	7,389	6.6%	NAP	NA	P	7,389	6.6%	NAP	NAP
2025 & MTM	2	2,527	2.2	$82,144	2.3%		9,916	8.8%	$82,144	2.3%
2026	11	10,189	9.0	327,167	9.2		20,105	17.8%	$409,311	11.6%
2027	10	14,501	12.9	432,314	12.2		34,606	30.7%	$841,625	23.8%
2028	11	19,791	17.6	675,087	19.1		54,397	48.2%	$1,516,712	42.8%
2029	7	16,534	14.7	516,570	14.6		70,931	62.9%	$2,033,282	57.4%
2030	11	23,052	20.4	713,260	20.1		93,983	83.4%	$2,746,542	77.5%
2031	0	0	0.0	0	0.0		93,983	83.4%	$2,746,542	77.5%
2032	1	5,135	4.6	166,887	4.7		99,118	87.9%	$2,913,430	82.2%
2033	1	1,986	1.8	60,764	1.7		101,104	89.7%	$2,974,194	83.9%
2034	1	1,650	1.5	48,138	1.4		102,754	91.1%	$3,022,332	85.3%
2035	1	3,000	2.7	68,310	1.9		105,754	93.8%	$3,090,642	87.2%
2036 & Beyond	1	7,000	6.2	452,760	12.8		112,754	100.0%	$3,543,402	100.0%
Total	57	112,754	100.00%	$3,543,402	100.00%
(1)	Based on the underwritten rent rolls dated as of July 30, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154

Structural and Collateral Term Sheet	BMO 2025-C13
No. 14 – West Hartford Office Portfolio

The following table presents certain information relating to the historical operating performance and underwritten net cash flow of the West Hartford Office Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM March 2025	Underwritten	Per Square Foot	%(1)
Gross Potential Rent(2)	$3,152,643	$3,061,770	$3,227,301	$3,243,308	$3,733,795(3)	$33.11	100.8%
Rent Steps(4)	0	0	0	0	76,551	0.68	2.1
Reimbursement Income	182,232	238,408	183,227	186,347	126,915	1.13	3.4
Gross Revenue	$3,334,875	$3,300,178	$3,410,527	$3,429,654	$3,937,261	$34.92	106.2%
(Vacancy)	0	0	0	0	(231,529)	(2.05)	(6.2)
Net Rental Income	$3,334,875	$3,300,178	$3,410,527	$3,429,654	$3,705,732	$32.87	100.0%
Other Income	4,374	11,677	20,871	25,830	25,830	0.23	0.7
Effective Gross Income	$3,339,249	$3,311,855	$3,431,398	$3,455,484	$3,731,561	$33.09	100.7%
Real Estate Taxes	579,331	579,943	597,378	597,378	486,202	4.31	13.0
Insurance	42,617	47,311	54,482	54,482	58,515	0.52	1.6
Management Fee	115,537	106,335	111,303	104,325	111,947	0.99	3.0
Other Expenses(5)	825,555	835,583	807,794	797,207	797,207	7.07	21.4
Total Expenses	$1,563,040	$1,569,172	$1,570,957	$1,553,392	$1,453,871	$12.89	39.0%
Net Operating Income	$1,776,209	$1,742,684	$1,860,441	$1,902,092(6)	$2,277,691(6)	$20.20	61.0%
Replacement Reserves	0	0	0	0	28,257	0.25	0.8
TI/LC	0	0	0	0	0	0.00	0.0
Net Cash Flow	$1,776,209	$1,742,684	$1,860,441	$1,902,092	$2,249,433	$19.95	60.3%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Gross Potential Rent is based on the underwritten rent rolls dated July 30, 2025.
(3)	Includes straight line rent for investment-grade tenants of $35,726.
(4)	Rent Steps are through June 31, 2026.
(5)	Other Expenses include utilities, repair and maintenance, cleaning and janitorial, security and general and administrative.
(6)	The increase from TTM March 2025 Net Operating Income to Underwritten Net Operating Income is driven by increased occupancy, inclusion of rent steps, and a decrease in real estate taxes.

The Market. According to the appraisals, the West Hartford Office Portfolio Properties are located in the Hartford County submarket of the State of Connecticut office market. As of the first quarter of 2025, The State of Connecticut office market contains 189,484,787 square feet of space, with a vacancy rate of 11.7% and an average base rent of $23.81 per square foot. The Hartford County submarket contains 64,570,758 square feet of space, with a vacancy rate of 12.0% and an average asking rent of $19.90 per square foot.

The following table presents certain demographic information with respect to the West Hartford Office Portfolio Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	2024 Population (1-mile Radius)(2)	2024 Population (3-mile Radius)(2)	2024 Population (5-mile Radius)(2)	2024 Average Household Income (1-mile Radius)(2)	2024 Average Household Income (3-mile Radius)(2)	2024 Average Household Income (5-mile Radius)(2)
53-65 LaSalle Road	50,593	16,321	112,721	240,449	$181,508	$131,546	$112,588
41 North Main Street	20,983	16,689	119,140	237,222	$192,554	$128,521	$111,998
61 South Main Street	20,827	16,357	115,126	242,562	$176,432	$129,601	$112,696
18 North Main Street	20,351	17,389	123,417	238,687	$186,916	$125,616	$112,129
Total/Wtd. Avg.	112,754
(1)	Based on the underwritten rent rolls dated July 30, 2025.
(2)	Source: Appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

155

Structural and Collateral Term Sheet	BMO 2025-C13
No. 15 – Staypineapple Hotel FIVE
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,850,000	Title:	Fee
Cut-off Date Principal Balance:	$17,850,000	Property Type – Subtype:	Hospitality – Limited Service
% of IPB:	2.2%	Net Rentable Area (Rooms):	116
Loan Purpose:	Acquisition	Location:	Seattle, WA
Borrower:	DVP 2200 5, LLC	Year Built / Renovated:	1978 / 2020-2023
Borrower Sponsor:	Melina Lin	Occupancy / ADR / RevPAR:	70.4% / $179.64 / $126.50
Interest Rate:	7.61000%	Occupancy / ADR / RevPAR Date:	4/30/2025
Note Date:	7/16/2025	4th Most Recent NOI (As of):	$2,875,082 (12/31/2022)
Maturity Date:	8/6/2035	3rd Most Recent NOI (As of):	$2,991,843 (12/31/2023)
Interest-only Period:	36 months	2nd Most Recent NOI (As of):	$2,745,737 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$2,639,706 (TTM 4/30/2025)
Original Amortization Term:	360 months	UW Occupancy / ADR / RevPAR:	70.4% / $179.64 / $126.50
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$6,383,895
Call Protection:	L(26),D(87),O(7)	UW Expenses:	$3,746,838
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,637,057
Additional Debt:	No	UW NCF:	$2,381,702
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$25,600,000 / $220,690
Additional Debt Type:	N/A	Appraisal Date:	5/23/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$153,879
Taxes:	$0	$21,825	N/A	Maturity Date Loan / Room:	$143,036
Insurance(1):	$135,207	Springing	N/A	Cut-off Date LTV:	69.7%
FF&E Reserves(2):	$0	$21,280	N/A	Maturity Date LTV:	64.8%
Seasonality Reserve(3):	$695,000	Springing	N/A	UW NCF DSCR:	1.57x
				UW NOI Debt Yield:	14.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,850,000	67.6%	Purchase Price	$25,200,000	95.4%
Sponsor Equity	8,558,545	32.4	Upfront Reserves	830,207	3.1
			Closing Costs	378,338	1.4
Total Sources	$26,408,545	100.0%	Total Uses	$26,408,545	100.0%

(1)	On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverages afforded by the policies upon the expiration in order to accumulate sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies; provided, however, the borrower is not required to make the monthly insurance reserve deposit so long as (i) the insurance coverage is provided through an approved blanket insurance policy, (ii) the manager’s insurance requirements are met, which means, (a) the management agreement is in full force and effect, (b) no default beyond any applicable notice and cure period has occurred and is continuing under the management agreement, (c) the manager remains fully liable for the obligations and liabilities to provide all insurance policies as required pursuant to the terms of the related mortgage loan documents pursuant to the management agreement, (d) the manager maintains the insurance required to be maintained by it under the management agreement and pursuant to the requirements of the related mortgage loan documents and (e) the borrower has provided to the lender, evidence satisfactory to the lender that manager maintains in full force and effect the insurance described in the related mortgage loan documents, (iii) the borrower causes to be maintained the insurance coverage required by the terms of the related mortgage loan documents in full force and effect and delivers to the lender, not less than 15 days prior to the expiration date of any such blanket insurance policy, certificates of insurance evidencing such policy accompanied by evidence satisfactory to the lender of the payment of the insurance premiums then due thereunder and (iv) the borrower maintains an amount equal to $135,207, in the insurance reserve account.
(2)	Monthly FF&E reserve deposits are required in an amount equal to the greater of (a) 1/12th of 4% of gross income from operations at the Staypineapple Hotel FIVE Property during the calendar year immediately preceding the calendar year in which such payment date occurs and (b) the aggregate amount, if any, required to be reserved under the management agreement or any franchise agreement.
(3)	On each payment date commencing in 2026, during the calendar months of May, June, July, August, September and October of each year during the term of the Staypineapple Hotel FIVE Mortgage Loan, the borrower is required to deposit an amount equal to the quotient obtained by dividing (a) the Seasonality Reserve Aggregate Shortfall Amount (as defined below) by (b) 6. The “Seasonality Reserve Aggregate Shortfall Amount” means, commencing in May 2026, the product of (a) the aggregate amount of all the seasonality reserve monthly shortfall amounts for the immediately preceding twelve calendar month period, as calculated by the lender in May of each year, multiplied by (b) 1.30.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

156

Structural and Collateral Term Sheet	BMO 2025-C13
No. 15 – Staypineapple Hotel FIVE

The Loan. The fifteenth largest loan (the “Staypineapple Hotel FIVE Mortgage Loan”) is secured by the borrower’s fee interest in a 116-room limited-service hospitality property located in Seattle, Washington (the “Staypineapple Hotel FIVE Property”). The Staypineapple Hotel FIVE Mortgage Loan was originated on July 16, 2025, by LMF Commercial, LLC (“LMF”), has an outstanding principal balance as of the Cut-off Date of $17,850,000 and accrues interest at a fixed rate of 7.61000% per annum on an Actual/360 basis. The Staypineapple Hotel FIVE Mortgage Loan has a 10-year term, following a 36-month interest only period, and amortizes on a 30-year schedule for the remaining term. The scheduled maturity date of the Staypineapple Hotel FIVE Mortgage Loan is the payment date that occurs on August 6, 2035.

The Property. The Staypineapple Hotel FIVE Property is a five-story, 116-room limited-service hospitality property located in Seattle, Washington, one block from Amazon’s Spheres building and its global headquarters. The Staypineapple Hotel FIVE Property features 64 queen rooms, 40 double queen rooms, eight king suites and four suites. Amenities at the Staypineapple Hotel FIVE Property consist of a fitness room, a market pantry, bike rentals, a water bar and 288 square feet of meeting space on the first floor. During 2020-2023, approximately $460,430 in capital improvements were completed that included flooring replacement, access control-replace locks, badge readers, replacement of elevator doors and hardware and FF&E. The Staypineapple Hotel FIVE Property features a cell tower lease with New Cingular Wireless PCS, LLC (AT&T Mobility Corporation), under a lease that expires on August 31, 2030, with two automatic 5-year renewal options remaining. The New Cingular Wireless PCS currently pays a rental rate of $31,900 per year, which will increase by 10% at the beginning of each renewal option. The New Cingular Wireless PCS lease has been renewed five times.

The following table presents certain information relating to the Staypineapple Hotel FIVE Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Staypineapple Hotel FIVE			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 4/30/2023	70.3%	$191.42	$134.51	76.8%	$173.40	$133.08	109.2%	90.6%	98.9%
TTM 4/30/2024	73.0%	$194.37	$141.85	72.4%	$180.93	$130.90	99.1%	93.1%	92.3%
TTM 4/30/2025	72.5%	$201.04	$145.83	70.3%	$180.04	$126.57	96.9%	89.6%	86.8%
(1)	Data provided by a third-party market research report.
(2)	The variances between the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Staypineapple Hotel FIVE Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Hotel Theodore (153 rooms), Kimpton Hotel Monaco Seattle Downtown (189 rooms), Crowne Plaza Seattle Downtown (418 rooms), Hotel Max (163 rooms), Warwick Hotel Seattle (231 rooms), Hilton Motif Seattle (319 rooms) and The Paramount Hotel Seattle (146 rooms).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

157

Structural and Collateral Term Sheet	BMO 2025-C13
No. 15 – Staypineapple Hotel FIVE

Appraisal. According to the appraisal, the “as-is” appraised value of the Staypineapple Hotel FIVE Property as of May 23, 2025 was $25,600,000.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Staypineapple Hotel FIVE	$25,600,000	9.40%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated June 4, 2025, there was no evidence of any recognized environmental conditions at the Staypineapple Hotel FIVE Property.

The Market. The Staypineapple Hotel FIVE Property is in the Belltown neighborhood in Downtown Seattle. The area is defined by Denny Way to the north, Westlake Avenue to the east, Olive Way to the south, and the Waterfront to the west. The neighborhood is characterized by high-rise apartment and office buildings, restaurants, hotels, and retail shopping centers. Businesses and entities in the area include Amazon, the Port of Seattle, and The Seattle School of Theology & Psychology, Serious Pie Downtown, Shaker + Spear, and Cinque Terre Ristorante. Growth in the neighborhood has been stimulated by the presence of Amazon's headquarters, which was relocated to the area in 2010. Amazon's investment has continued and since that time Amazon surpassed Boeing as Washington state's largest employer. Other demand generators located within one mile of the Staypineapple Hotel Five Property include Seattle Art Museum, Space Needle, Pike Place Market, Pier 66 and the Seattle Aquarium.

Access to the Staypineapple Hotel FIVE Property is provided by a variety of local and county roads, as well as state and interstate highways. The Staypineapple Hotel FIVE Property is served by the Seattle-Tacoma International Airport, which is located approximately 12 miles to the southeast of the Staypineapple Hotel FIVE Property. The Puget Sound area features a variety of transportation systems, including bus, light rail, commuter rail, monorail, streetcar, and water taxi. Metro Transit’s bus system offers over 200 routes, many of which connect with the Link light rail, Sounder trains, Seattle Streetcars, King County Water Taxis, and Washington State Ferries.

The following table presents certain information relating to the primary competition for the Staypineapple Hotel FIVE Property:

Competitive Property Summary(1)
Property Name	Year Built	# of Rooms	Comm.	Leisure	Meeting & Group	2024 Occupancy	2024 ADR	2024 RevPAR
Staypineapple Hotel FIVE	1978	116	25.0%	70.0%	5.0%	70.4%(2)	$179.64(2)	$126.50(2)
Coast Seattle Downtown Hotel by APA	1970	256	30.0%	50.0%	20.0%	70 – 75%	$190 – $200	$130 – $140
Crowne Plaza Seattle Downtown	1983	418	30.0%	40.0%	30.0%	70 – 75%	$180 – $190	$130 – $140
Hotel Max	1935	163	40.0%	50.0%	10.0%	70 – 75%	$190 – $200	$140 – $150
Paramount Hotel	1996	146	45.0%	45.0%	10.0%	75 – 80%	$200 – $210	$160 – $170
citizenM Seattle South Lake Union	2020	264	45.0%	45.0%	10.0%	75 – 80%	$170 – $180	$130 – $140
Hotel Vintage Seattle	1922	125	50.0%	40.0%	10.0%	60 – 65%	$200 – $210	$130 – $140
Total/Avg.		1,488	37.0%	46.0%	17.0%	74.1%	$188.32	$139.51
(1)	Source: Appraisal
(2)	The Staypineapple Hotel FIVE Property 2024 Occupancy, ADR and RevPAR are based on the trailing 12-month period ending April 30, 2025 financial information provided by the borrower sponsor.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

158

Structural and Collateral Term Sheet	BMO 2025-C13
No. 15 – Staypineapple Hotel FIVE

The following table presents certain information relating to the historical operating performance and underwritten net cash flow of the Staypineapple Hotel FIVE Property:

Operating History and Underwritten Net Cash Flow

	2022	2023	2024	TTM(1)	UW	Per Room(2)	% of Total Revenue(3)
Occupancy	73.3%	72.8%	69.8%	70.4%	70.4%
ADR	$172.97	$183.59	$182.58	$179.64	$179.64
RevPAR	$126.80	$133.69	$127.52	$126.50	$126.50

Room Revenue	$5,368,544	$5,660,532	$5,414,162	$5,355,993	$5,355,993	$46,172	83.9%
Food and Beverage	115,502	95,087	82,063	82,588	82,588	712	1.3
Other Departmental Revenue(4)	793,762	915,767	921,564	945,314	945,314	8,149	14.8
Total Revenue	$6,277,809	$6,671,386	$6,417,789	$6,383,895	$6,383,895	$55,034	100.0%

Room Expenses	$1,523,889	$1,560,297	$1,599,751	$1,604,136	$1,604,136	$13,829	30.0%
Food and Beverage Expenses	120,011	68,976	89,879	111,354	111,354	960	134.8
Other Departmental Expenses	7,175	6,947	6,390	7,273	7,273	63	0.8
Departmental Expenses	$1,651,075	$1,636,219	$1,696,020	$1,722,764	$1,722,764	$14,851	27.0%

Departmental Profit	$4,626,734	$5,035,167	$4,721,770	$4,661,132	$4,661,132	$40,182	73.0%

Operating Expenses	$1,410,993	$1,695,846	$1,576,868	$1,621,631	$1,626,966	$14,026	25.5%
Gross Operating Profit	$3,215,741	$3,339,321	$3,144,902	$3,039,500	$3,034,165	$26,157	47.5%

Total Other Expenses	$340,659	$347,478	$399,165	$399,795	$397,108	$3,423	6.2%
Total Expenses	$3,402,727	$3,679,543	$3,672,053	$3,744,190	$3,746,838	$32,300	58.7%

Net Operating Income	$2,875,082	$2,991,843	$2,745,737	$2,639,706	$2,637,057	$22,733	41.3%
FF&E Reserve	0	0	0	0	255,356	2,201	4.0
Net Cash Flow	$2,875,082	$2,991,843	$2,745,737	$2,639,706	$2,381,702	$20,532	37.3%

(1)	TTM column represents the trailing 12-month period ending April 30, 2025.
(2)	Per Room values are based on 116 rooms.
(3)	% of Total Revenue column represents percent of Total Revenue except for Room Expenses, Food and Beverage Expenses and Other Departmental Expenses, which are based on their corresponding revenue line items.
(4)	Other Departmental Revenue includes resort fees, parking revenue and cell tower revenue.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

159

Structural and Collateral Term Sheet	BMO 2025-C13
Contacts
BMO Capital Markets CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Paul Vanderslice	paul.vanderslice@bmo.com	(917) 996-4514
Managing Director

David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director

Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Director

BMO Capital Markets CMBS Trading & Structuring
Contact	E-Mail	Phone Number
Andrew Noonan	andrew.noonan@bmo.com	(347) 466-3147
Managing Director

Mary Kunka	mary.kunka@bmo.com	(347) 956-1226
Managing Director

Kiran Manda	kiran.manda@bmo.com	(347) 831-4776
Managing Director

Michael Chen	lei4.chen@bmo.com	(646) 265-0023
Director

BMO Capital Markets Securitized Products Syndicate
Contact	E-Mail	Phone Number
Alex Smith-Constantine	alex.smithconstantine@bmo.com	(212) 702-1866
Managing Director

Trinian Donohoe	trinian.donohoe@bmo.com	(212) 702-1866
Vice President

Citigroup CMBS Capital Markets and Securitization
Contact	Contact	Contact
Rick Simpson	richard.simpson@citi.com	(212) 816-5343
Managing Director

Jason Mercandetti	jason.mercandetti@citi.com	(212) 816-6384
Director

Citigroup Structuring, Trading & Syndicate
Contact	E-Mail	Phone Number
Raul Orozco	raul.d.orozco@citi.com	(212) 723-1295
Managing Director

Matt Perry	mattison.perry@citi.com	(212) 723-1295
Director

Deutsche Bank Securities Banking
Contact	Contact	Contact
Lainie Kaye	lainie.kaye@db.com	(212) 250-5270
Managing Director

Michael Miller	michael.miller@db.com	(212) 250-0099
Vice President

Sam Lockwood	sam.lockwood@db.com	(212) 250-4569
Vice President

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
160

Structural and Collateral Term Sheet	BMO 2025-C13
Contacts
Deutsche Bank Securities Trading & Structuring
Contact	Contact	Contact
Shaishav Agarwal	shaishav.agarwal@db.com	(212) 250-6290
Managing Director

Dan Penn	daniel.penn@db.com	(212) 250-5149
Managing Director

Matt Smith	matt-t.smith@db.com	(212) 250-6155
Director

Ryan Horvath	ryan.horvath@db.com	(212) 250-5149
Director

Goldman Sachs Real Estate Financing Group - Securitization
Contact	E-Mail	Phone Number
Scott Epperson	scott.epperson@gs.com	(212) 934-2882
Managing Director

Justin Peterson	justin.peterson@gs.com	(212) 902-4283
Vice President

Raymond Todd	raymond.todd@gs.com	(972) 501-3979
Vice President

Goldman Sachs Real Estate Financing Group - Capital Markets
Contact	E-Mail	Phone Number
Nitin Jagga	nitin.jagga@gs.com	(212) 855-9035
Vice President

Rebecca Bayard	rebecca.bayard@gs.com	(212) 934-0848
Vice President

Goldman Sachs Syndicate & Structuring
Contact	E-Mail	Phone Number
Scott Walter	scott.walter@gs.com	(212) 357-8910
Managing Director

Lisa Schexnayder	lisa.schexnayder@gs.com	(212) 902-2330
Vice President

Wenfei Liu	wenfei.liu@gs.com	(212) 357-0433
Vice President

KeyBank – CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Joe DeRoy	joe_a_deroy@keybank.com	(913) 317-4230
Senior Vice President

Jeff Watzke	jeffrey_d_watzke@keybank.com	(312) 730-2735
Senior Vice President

Kathy Messmer	kathy_messmer@keybank.com	(913) 317-4153
Vice President

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
161

Structural and Collateral Term Sheet	BMO 2025-C13
Contacts
KeyBank – Trading & Structuring
Contact	E-Mail	Phone Number
Warren Geiger	warren.geiger@key.com	(917) 368-2226
Managing Director

Tony Bulic	abulic@key.com	(216) 689-3842
Senior Vice President

J.P. Morgan CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Kunal Singh	kunal.k.singh@jpmorgan.com	(212) 834-5467
Managing Director

Harris Rendelstein	harris.rendelstein@jpmorgan.com	(212) 834-6737
Executive Director

Randy Goldstein	randy.goldstein@jpmchase.com	(212) 270-2188
Vice President

J.P. Morgan CMBS Trading and Syndicate
Contact	E-Mail	Phone Number
Avinash Sharma	avinash.sharma@jpmorgan.com	(212) 834-3111
Managing Director

Brian Carey	brian.carey@jpmorgan.com	(212) 834-3111
Executive Director

Derrick Fetzer	derrick.e.fetzer@jpmchase.com	(212) 834-3111
Executive Director

J.P. Morgan Securitized Products Syndicate
Contact	E-Mail	Phone Number
Jen Kornblau	jennifer.l.kornblau@jpmorgan.com	(212) 834-4154
Managing Director

Morgan Roach	morgan.c.roach@jpmchase.com	(212) 834-4154
Executive Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
162